As filed with the Securities and Exchange Commission on August 8, 1996

                                               Registration No. 33-___________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            AMERICAN SKIING COMPANY
                             AND OTHER REGISTRANTS
                    (SEE TABLE OF OTHER REGISTRANTS BELOW)
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MAINE                       7900                      01-0503382
(STATE OF INCORPORATION) (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
                          CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)


                           SUNDAY RIVER ACCESS ROAD
                              BETHEL, MAINE 04217
                                (207) 824-3000
                         (ADDRESS, INCLUDING ZIP CODE,
                             AND TELEPHONE NUMBER,
                            INCLUDING AREA CODE, OF
                            REGISTRANT'S PRINCIPAL
                              EXECUTIVE OFFICES)
                             THOMAS M. RICHARDSON
                            AMERICAN SKIING COMPANY
                           SUNDAY RIVER ACCESS ROAD
                              BETHEL, MAINE 04217
                                (207) 824-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENTS FOR SERVICE)
                                   COPY TO:
                          CHRISTOPHER E. HOWARD, ESQ.
                                 PIERCE ATWOOD
                              ONE MONUMENT SQUARE
                             PORTLAND, MAINE 04101
                                (207) 791-1100
                               ----------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX:

                               ----------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------- ------------- -------------- ----------------- -------------
                                                                         PROPOSED         PROPOSED
                                                            AMOUNT        MAXIMUM         MAXIMUM        AMOUNT OF
                TITLE OF EACH CLASS OF                      TO BE        OFFERING        AGGREGATE      REGISTRATION
              SECURITIES TO BE REGISTERED                 REGISTERED       PRICE       OFFERING PRICE       FEE
                                                                        PER UNIT(1)         (2)
- -------------------------------------------------------- ------------- -------------- ----------------- -------------
12% SERIES B SENIOR SUBORDINATED NOTES DUE 2006......    $120,000,000     97.165%       $116,598,000     $40,206.21
- -------------------------------------------------------- ------------- -------------- ----------------- -------------
GUARANTEES OF THE 12% SERIES B SENIOR SUBORDINATED
NOTES DUE 2006.......................................    $120,000,000    NONE (2)         NONE (2)        NONE (2)
- -------------------------------------------------------- ------------- -------------- ----------------- -------------
13 3/4% SERIES B SUBORDINATED DISCOUNT NOTES DUE 2007... $ 39,132,000      51.11%        $20,000,365      $6,896.68
- -------------------------------------------------------- ------------- -------------- ----------------- -------------
GUARANTEES OF THE 13 3/4% SERIES B SUBORDINATED DISCOUNT
NOTES DUE 2007.......................................    $ 39,132,000     NONE (2)         NONE (2)        NONE (2)
- --------------------------------------------------------               -------------- ----------------- -------------
         TOTALS......................................                                   $136,598,365     $47,102.89

(1) ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE PURSUANT TO RULE 457.
(2) PURSUANT TO RULE 457(N) UNDER THE SECURITIES ACT OF 1933, NO SEPARATE FEE IS PAYABLE FOR THE GUARANTEES.
                               ----------------
         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                       Primary Standard                              Address, Including Zip Code
                                                          Industrial                                and Telephone Number Including
                                       Jurisdiction of  Classification             IRS Employer        Area Code, of Principal
         Name of Corporation            Incorporation     Code Number        Identification Number        Executive Offices
         -------------------            --------------   -------------       ---------------------   ---------------------------
Sunday River Skiway Corporation            Maine              7900                01-0261489          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Sunday River Ltd.                          Maine              6599                01-0456264          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Perfect Turn, Inc.                         Maine              7900                01-0458495          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

LBO Holding, Inc.                          Maine              7900                01-0488967          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Sunday River Transportation, Inc.          Maine              4000                01-0261489          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Sugarbush Resort Holdings, Inc.           Vermont             7900                03-0344431          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Sugarbush Leasing Company                 Vermont             7900                03-0344432          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Sugarbush Restaurants, Inc.               Vermont             7900                03-0344820          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Cranmore, Inc.                             Maine              7900                02-0481418          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Mountain Wastewater Treatment, Inc.       Vermont             4990                03-0313610          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000








LBO Hotel Co.                              Maine              6550                01-0508236          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

S-K-I Limited                            Delaware             7900                03-0294233          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Killington Ltd.                           Vermont             7900                03-0195484          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Mount Snow Ltd.                           Vermont             7900                03-0265116          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Waterville Valley Ski Area, Ltd.       New Hampshire          7900                02-0475701          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Sugarloaf Mountain Corporation             Maine              7900                01-0232195          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Killington Restaurants, Inc.              Vermont             7900                03-0218459          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Dover Restaurants, Inc.                   Vermont             7900                03-0264550          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Resort Technologies, Inc.                 Vermont             5008                99-0046530          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Resort Software Services, Inc.            Vermont             5008                03-0320098          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Mountainside                               Maine              6500                01-0288053          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000








Sugartech                                  Maine              7900                01-0390763          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Deerfield Operating Company               Vermont             7900                03-0332575          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

Pico Ski Area Management Company          Vermont             8930                03-0322667          Sunday River Access Road
                                                                                                            P.O. Box 450
                                                                                                          Bethel, ME 04217
                                                                                                           (207) 824-3000

                            AMERICAN SKIING COMPANY

                             CROSS REFERENCE SHEET

           PURSUANT TO ITEM 501(b) OF REGULATION S-K AND RULE 404(a)
                       SHOWING LOCATION IN PROSPECTUS OF
                     INFORMATION REQUIRED BY ITEMS IN S-4

          REGISTRATION STATEMENT ITEM AND HEADING                              PROSPECTUS CAPTIONS

1.    FOREPART OF REGISTRATION STATEMENT AND OUTSIDE FRONT
      COVER PAGE OF PROSPECTUS............................   FOREPART OF THE REGISTRATION STATEMENT; OUTSIDE FRONT
                                                             COVER PAGE
2.    INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF
      PROSPECTUS..........................................   INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF
                                                             PROSPECTUS; AVAILABLE INFORMATION
3.    RISK FACTORS, RATIO OF EARNINGS TO FIXED CHARGES AND
      OTHER INFORMATION...................................   SUMMARY; RISK FACTORS; SELECTED HISTORICAL FINANCIAL
                                                             DATA; PRO FORMA FINANCIAL DATA; CERTAIN FEDERAL INCOME
                                                             TAX CONSEQUENCES OF THE EXCHANGE OFFERS
4.    TERMS OF THE TRANSACTION............................   SUMMARY;  THE EXCHANGE  OFFERS;  DESCRIPTION  OF SENIOR
                                                             SUBORDINATED NOTES;  DESCRIPTION OF SUBORDINATED NOTES;
                                                             DESCRIPTION    OF   THE   COMPANY'S    CAPITAL   STOCK;
                                                             DESCRIPTION  OF  OTHER  INDEBTEDNESS;  CERTAIN  FEDERAL
                                                             INCOME TAX CONSIDERATIONS; PLAN OF DISTRIBUTION
5.    PRO FORMA FINANCIAL INFORMATION.....................   PRO FORMA FINANCIAL DATA
6.    MATERIAL CONTACTS WITH COMPANY BEING ACQUIRED.......   NOT APPLICABLE
7.    ADDITIONAL INFORMATION REQUIRED FOR REOFFERING BY
      PERSONS AND PARTIES DEEMED TO BE UNDERWRITERS.......   NOT APPLICABLE
8.    INTERESTS OF NAMED EXPERTS AND COUNSEL..............   NOT APPLICABLE
9.    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
      FOR SECURITIES ACT LIABILITIES......................   INDEMNIFICATION
10.   INFORMATION WITH RESPECT TO S-3 REGISTRANTS.........   NOT APPLICABLE
11.   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...   NOT APPLICABLE
12.   INFORMATION WITH RESPECT TO S-2 OR S-3 REGISTRANTS..   NOT APPLICABLE
13.   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...   NOT APPLICABLE
14.   INFORMATION WITH RESPECT TO REGISTRANTS OTHER THAN
      S-2 OR S-3 REGISTRANTS..............................   SUMMARY;  RISK FACTORS;  SELECTED HISTORICAL  FINANCIAL
                                                             DATA;   PRO   FORMA   FINANCIAL   DATA;    MANAGEMENT'S
                                                             DISCUSSION  AND  ANALYSIS OF  FINANCIAL  CONDITION  AND
                                                             RESULTS OF  OPERATIONS;  INDUSTRY  OVERVIEW;  BUSINESS;
                                                             EXPERTS
15.   INFORMATION WITH RESPECT TO S-3 COMPANIES...........   NOT APPLICABLE










16.   INFORMATION WITH RESPECT TO S-2 OR S-3 COMPANIES....   NOT APPLICABLE
17.   INFORMATION WITH RESPECT TO COMPANIES OTHER THAN S-2
      OR S-3 COMPANIES....................................   NOT APPLICABLE
18.   INFORMATION IF PROXIES, CONSENTS OR AUTHORIZATIONS
      ARE TO BE SOLICITED.................................   NOT APPLICABLE
19.   INFORMATION IF PROXIES, CONSENTS OR AUTHORIZATIONS
      ARE NOT TO BE SOLICITED OR IN AN EXCHANGE OFFER.....   MANAGEMENT; THE EXCHANGE OFFERS

                 SUBJECT TO COMPLETION DATED AUGUST 8, 1996
PROSPECTUS
                  , 1996
                            AMERICAN SKIING COMPANY

                             OFFER TO EXCHANGE ITS
                12% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
             (GUARANTEED BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES)
                            FOR ANY AND ALL OF ITS
                12% SERIES A SENIOR SUBORDINATED NOTES DUE 2006
             (GUARANTEED BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES)

                             OFFER TO EXCHANGE ITS
             13 3/4% SERIES B SUBORDINATED DISCOUNT NOTES DUE 2007
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
             (GUARANTEED BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES)
                            FOR ANY AND ALL OF ITS
             13 3/4% SERIES A SUBORDINATED DISCOUNT NOTES DUE 2007
             (GUARANTEED BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES)

         Each Exchange Offer will expire at 12:00 midnight, New York Time, on __________, 1996, unless such Exchange Offer is extended.

         American Skiing Company, a Maine corporation (the "Company" or "ASC"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal relating to the Old Notes (as defined herein) (the "Notes Letter of Transmittal", which together constitute the "Notes Exchange Offer"), to exchange up to $120,000,000 aggregate principal amount of its 12% Series B Senior Subordinated Notes due 2006 (the "New Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its outstanding 12% Series A Senior Subordinated Notes due 2006 (the "Old Notes"), of which $120,000,000 aggregate principal amount are outstanding. The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) holders of New Notes will not be entitled to liquidated damages for the Company's failure to register the Old Notes or New Notes under the Registration Rights Agreement (as defined herein). The New Notes will be issued under the same Indenture (as defined herein) as the Old Notes, and the New Notes and the Old Notes will constitute a single series of debt securities under the Indenture. In the event that the Notes Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Notes Exchange Offer and the New Notes issued in the Notes Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes (as defined herein) have taken certain actions or exercised certain rights under the Indenture. The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes."

                            (continued on next page)

         THIS PROSPECTUS AND THE RELATED LETTERS OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES AND OLD SUBORDINATED NOTES (AS DEFINED HEREIN) ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTERS OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES OR OLD SUBORDINATED NOTES PURSUANT TO THE EXCHANGE OFFERS.
                               ----------------
         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFERS AND AN INVESTMENT IN THE NEW NOTES AND THE NEW SUBORDINATED NOTES (AS DEFINED HEREIN) OFFERED HEREBY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                               ----------------
         UNTIL ____________, 1996 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFERS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES AND THE NEW SUBORDINATED NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFERS, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         The Company also hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal relating to the Old Subordinated Notes (as defined herein) (the "Subordinated Notes Letter of Transmittal", which together constitute the "Subordinated Notes Exchange Offer"), to exchange up to $39,132,000 aggregate principal amount of its 13 3/4% Series B Subordinated Discount Notes due 2007 (the "New Subordinated Notes"), which will have been registered under the Securities Act, pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its outstanding 13 3/4% Series A Subordinated Discount Notes due 2007 (the "Old Subordinated Notes"), of which $39,132,000 aggregate principal amount are outstanding. The terms of the New Subordinated Notes are identical in all material respects to the terms of the Old Subordinated Notes except that (i) the New Subordinated Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) holders of New Subordinated Notes will not be entitled to liquidated damages for the Company's failure to register the Old Subordinated Notes or New Subordinated Notes under the Subordinated Note Registration Rights Agreement (as defined herein). The New Subordinated Notes will be issued under the same Subordinated Note Indenture (as defined herein) as the Old Subordinated Notes, and the New Subordinated Notes and the Old Subordinated Notes will constitute a single series of debt securities under the Subordinated Note Indenture. In the event that the Subordinated Notes Exchange Offer is consummated, any Old Subordinated Notes which remain outstanding after consummation of the Subordinated Notes Exchange Offer and the New Subordinated Notes issued in the Subordinated Notes Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Subordinated Notes (as defined herein) have taken certain actions or exercised certain rights under the Subordinated Note Indenture. The Old Subordinated Notes and the New Subordinated Notes are sometimes referred to herein collectively as the "Subordinated Notes." The Subordinated Notes Exchange Offer and the Notes Exchange Offer are sometimes referred to herein collectively as the "Exchange Offers." The New Notes (including the Subsidiary Guarantees (as defined)) and the New Subordinated Notes (including the Subordinated Note Subsidiary Guarantees (as defined)) are hereinafter collectively referred to as the "Securities."

         The Company will accept for exchange any and all Old Notes and any and all Old Subordinated Notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on _________, 1996, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes or Old Subordinated Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offers are subject to certain customary conditions. See "The Exchange Offers - Terms of the Exchange Offers."

         The New Notes and the New Subordinated Notes are being offered for exchange in the Exchange Offers in order to satisfy certain obligations of the Company under the Registration Rights Agreement (the "Registration Rights Agreement") and the Subordinated Note Registration Rights Agreement ("the "Subordinated Note Registration Rights Agreement"), each dated as of June 28, 1996 (collectively, the "Registration Rights Agreements") among the Company, the Guarantors (as defined) and the Initial Purchasers (as defined herein) of the Old Notes and Bear, Stearns & Co., Inc. ("Bear Stearns"), as initial purchaser of the Old Subordinated Notes, respectively. The Company is making the Exchange Offers in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offers, as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes and New Subordinated Notes issued pursuant to the Exchange Offers in exchange for Old Notes and Old Subordinated Notes may be offered for resale, resold and otherwise transferred by a holder thereof (holders of the Notes or Subordinated Notes are each individually hereinafter referred to as a "Holder" and collectively as the "Holders") (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes and New Subordinated Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes or New Subordinated Notes. However, any Holder of Old Notes or Old Subordinated Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offers for the purpose of distributing New Notes or the New Subordinated Notes, or any broker-dealer who purchased Old Notes or Old Subordinated Notes from the

Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes or Old Subordinated Notes in the Exchange Offers and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes or Old Subordinated Notes unless such sale is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Old Notes or Old Subordinated Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes or exchanges such Old Subordinated Notes for New Subordinated Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes or New Subordinated Notes. See "The Exchange Offers - Resales of New Notes and New Subordinated Notes."

         The New Notes will mature on July 15, 2006. Interest on the Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 1997.

         The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on and after July 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest to the applicable redemption date. In addition, on or prior to July 15, 1999, the Company may redeem up to 25% in aggregate principal amount of the New Notes at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Equity Offerings (as defined); provided that at least 75% in aggregate principal amount of the New Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase all or any part of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase. See "Description of Senior Subordinated Notes."

         The New Notes will be general unsecured obligations of the Company (with the sole exception of the security provided under the Pledge and Disbursement Agreement (as defined)), subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, including all borrowings of the Company under the Senior Credit Facility (as defined). The New Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") on an unsecured, senior subordinated basis by certain of the Company's subsidiaries and certain subsidiaries created after the issuance of the New Notes (the "Guarantors"). The Subsidiary Guarantees will be subordinated in right of payment to all Senior Debt of the Guarantors. As of April 28, 1996, after giving pro forma effect to the acquisition of S-K-I Ltd. (including the financings thereof, the "Acquisition"), the aggregate amount of outstanding Senior Debt of the Company would have been $51.0 million. The Indenture will permit the Company and the Guarantors to incur additional Senior Debt, subject to certain limitations. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Pro Forma Capitalization" and "Description of Senior Subordinated Notes."

         The New Subordinated Notes will mature on January 15, 2007. Interest on the New Subordinated Notes will not accrue prior to July 15, 2001. Thereafter, interest will accrue at the rate of 13 3/4 % per annum and will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, commencing on January 15, 2002.

         The New Subordinated Notes will be redeemable at the option of the Company, in whole or in part, at any time on and after July 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest to the applicable redemption date. In addition, on or prior to July 15, 1999, the Company may redeem the New Subordinated Notes, in whole or in part, at a redemption price of 113.75% of the Accreted Value (as defined) thereof, to the redemption date, with the net proceeds of one or more Equity Offerings. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part of each Holder's New Subordinated Notes at an offer price in cash equal to 101% of the Accreted Value thereof (if prior to July 15, 2001), or 101% of the principal amount thereof (if on or after July 15, 2001), to the date of repurchase. See "Description of Subordinated Notes."

         The New Subordinated Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Subordinated Note Senior Debt (as defined) of the Company, including all borrowings of the Company under the Senior Credit Facility and all obligations of the Company with respect to the New Notes and any Old Notes remaining outstanding. The New Subordinated Notes will be jointly and severally guaranteed (the "Subordinated Note Subsidiary Guarantees") on an unsecured, subordinated basis by the Guarantors. The Subordinated Note Subsidiary Guarantees will be subordinated in right of payment to all Subordinated Note Senior Debt of the Guarantors. As of April 28, 1996, after giving pro forma effect to the Acquisition, the aggregate amount of outstanding Subordinated Note Senior Debt of the Company would have been approximately $167.6 million. The Subordinated Note Indenture will permit the Company and the Guarantors to incur additional Subordinated Note Senior Debt, subject to certain limitations. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Pro Forma Capitalization" and "Description of Subordinated Notes."

         The Company does not intend to apply for listing of any of the Securities on any national securities exchange or for inclusion of any of the Securities in any automated quotation system.

         The Company will not receive any proceeds from the Exchange Offers. The Exchange Offers are not conditioned upon any minimum amount of Old Notes or Old Subordinated Notes being tendered for exchange. In the event the Company terminates an Exchange Offer and does not accept for exchange any Old Notes or Old Subordinated Notes, as the case may be, the Company will promptly return the Old Notes or the Old Subordinated Notes, as the case may be, to the Holders thereof. There has not previously been any public market for the Securities. Although Bear Stearns has informed the Company that it currently intends to make a market in the New Notes and the New Subordinated Notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Securities or that the Old Notes and the New Notes will trade as one class or that the Old Subordinated Notes and the New Subordinated Notes will trade as one class. The Company does not currently intend to apply for listing of the New Notes or the New Subordinated Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. See "Risk Factors - Absence of Public Market." The Company has agreed to pay the expenses of the Exchange Offers and to indemnify Participating Broker-Dealers (as defined herein) against certain liabilities, including liabilities under the Securities Act.

         Any Old Notes and Old Subordinated Notes not tendered and accepted in the Exchange Offers will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture and the Subordinated Note Indenture, respectively (except for those rights which terminate upon consummation of the Exchange Offers). Following consummation of the Exchange Offers, the Holders of Old Notes and Old Subordinated Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Holders (other than to certain Holders under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes and Old Subordinated Notes held by them. To the extent that Old Notes or Old Subordinated Notes are tendered and accepted in the Exchange Offers, a Holder's ability to sell untendered Old Notes or Old Subordinated Notes, as the case may be, could be adversely affected. See "Risk Factors - Consequences of Failure to Exchange" and "The Exchange Offers - Certain Consequences of a Failure to Exchange."

         This Prospectus, together with the Notes Letter of Transmittal or the Subordinated Notes Letter of Transmittal, as appropriate, is being sent to all registered Holders of Old Notes and Old Subordinated Notes as of __________, 1996.

                             AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement (which term shall include any amendments thereto) on Form S-4 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Each statement made in this Prospectus referring to a document filed as an exhibit or schedule to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to the exhibit or schedule for a complete statement of its terms and conditions. In addition, upon the effectiveness of the Registration Statement filed with the Commission, the Company will be subject to the informational requirements of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company will file periodic reports and other information with the Commission relating to its business, financial statements and other matters. Any interested parties may inspect and/or copy the Registration Statement, its schedules and exhibits, and the periodic reports and other information filed in connection therewith, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The obligations of the Company under the Exchange Act to file periodic reports and other information with the Commission may be suspended, under certain circumstances, if the New Notes and the New Subordinated Notes are each held of record by fewer than 300 holders at the beginning of any fiscal year and the New Notes and the New Subordinated Notes are not listed on a national securities exchange. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes or Subordinated Notes remain outstanding it will furnish to the holders of the Notes and the Subordinated Notes and file with the Commission (unless the Commission will not accept such a filing) the financial information and management's discussion and analysis of financial condition and results of operations that would be included in all annual, quarterly and current reports that the Company is or would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, for so long as any of the Old Notes or Old Subordinated Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Old Notes or Old Subordinated Notes or beneficial owner of the Old Notes or Old Subordinated Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                    SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, when used historically, the terms the "Company" or "ASC" refer to the combined businesses of the ski resorts and related properties owned by Leslie B. Otten, which were contributed to ASC simultaneously with the consummation of the Acquisition, and when used in the present tense or prospectively, also include the business of S-K-I Ltd. acquired in the Acquisition. The Company will divest the Waterville Valley and Mt. Cranmore resorts pursuant to a consent decree (the "Consent") into which the Company has entered with the United States Department of Justice ("DOJ"). See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." Unless otherwise specified, all data contained herein includes the Waterville Valley and Mt. Cranmore resorts. References herein to a fiscal year refer to the fiscal year ended or ending on the last Sunday in July of such year with respect to the Company, and on July 31 of such year with respect to S-K-I Ltd.

                                  THE COMPANY

         Giving effect to the Acquisition, ASC is the largest mountain resort operator in North America, owning and operating eight ski resorts in the northeastern United States. ASC's properties now include Killington, Mt. Snow/Haystack and Sugarbush ski resorts in Vermont; Waterville Valley, Attitash/Bear Peak and Mt. Cranmore ski resorts in New Hampshire; and Sunday River and Sugarloaf/USA ski resorts in Maine. These resorts recorded over 3.3 million skier visits during the 1995/96 ski season, representing approximately 24% of total skier visits in the northeastern United States and approximately 6% of total skier visits nationally. ASC's ski resort properties offer approximately 4,000 acres of skiable terrain (of which approximately 82% are covered by snowmaking capability), 777 trails and 121 lifts. For the twelve months ended April 28, 1996, after giving pro forma effect to the Acquisition, ASC generated approximately $184.9 million in total revenues, $2.5 million in net loss and $39.5 million in EBITDA (as defined herein), in each case including the Waterville Valley and Mt. Cranmore resorts, which are to be divested. Excluding Waterville Valley and Mt. Cranmore, ASC generated total revenues of $169.2 million, $3.5 million in net loss and $36.4 million in EBITDA over such period after giving pro forma effect to the Acquisition.

         The Consent requires divestiture of the Waterville Valley and Mt. Cranmore resorts. On a combined basis, these two resorts recorded approximately 382,000 skier visits during the 1995-96 ski season (11.4% of total 1995-96 skier visits for the Company, after giving pro forma effect to the Acquisition) and, during the twelve-month period ended April 28, 1996, generated approximately $15.7 million in total revenues, $1.0 million in net income and $3.1 million in EBITDA (8.5%, 40.0% and 7.8%, respectively, of the Company's revenues, net loss and EBITDA for such period after giving pro forma effect to the Acquisition). The net assets to be divested of these two resorts, as of April 28, 1996, aggregate approximately $15.2 million, or 5.7% of total assets of the Company as of such date, after giving pro forma effect to the Acquisition, and they represent on a combined basis approximately 445 acres of skiable terrain, 90 trails and 19 lifts. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data."

         The Company has experienced consistent growth since its inception in 1980 when it acquired the Sunday River ski resort. Skier visits at Sunday River have grown from less than 50,000 in the 1980/81 ski season to approximately 589,000 in the 1995/96 ski season. The Company acquired Attitash/Bear Peak in fiscal 1994, and Sugarbush and Mt. Cranmore in fiscal 1995. Since their acquisition by the Company, skier visits have increased by 24% at Attitash/Bear Peak, 13% at Sugarbush and 32% at Mt. Cranmore. The Company has successfully implemented its operating strategy at the acquired resorts, and has realized significant increases in earnings and EBITDA for each of these resorts following its acquisition.

         The operations of S-K-I Ltd. ("SKI"), which were acquired by the Company in the Acquisition on June 28, 1996, include Killington, a six mountain resort which is the largest ski area in the Northeast; Mt. Snow/Haystack, Waterville Valley and Sugarloaf/USA ski resorts, which benefit from their proximity to New York (in the case of Mt. Snow/Haystack) and Boston. These properties recorded a total of over 2.0 million skier visits during the

1995/96 ski season. Management of the Company believes that ASC will realize growth in skier visits and profitability from (i) the implementation of the Company's successful operating strategy at the SKI resorts and the continued pursuit of that strategy at the Company's recently acquired resorts; (ii) operational synergies and economies of scale available to the Company as a result of the Acquisition; and (iii) coordinated marketing and promotion of each of the Company's resorts in a single region. See "Business."

         Management also believes that the Company is well positioned to benefit from certain trends in the North American ski industry, including the emergence of the "echo boom" generation (the children of the "baby boom" generation), continued consolidation, growing interest in snowboarding, and demand among families for vacation property ownership. As the cost of infrastructure to maintain competitiveness in the ski industry has grown, the number of U.S. ski areas has declined. There are currently 516 ski areas in operation in the nation as compared to over 700 in 1986, while skier visits have remained relatively stable over the same period. Management believes that the Company, as the largest mountain resort operator in North America, will be well positioned to continue its growth both internally and through acquisitions. Management also believes that the ski industry is poised for growth through increased participation in the sport, especially among the echo boom generation who are reaching their teen years, the prime entry age for skiing and snowboarding, over the next decade. The Company and other emerging multiple resort operators are expected to focus more of their marketing efforts on attracting new participants to the sport.

                                   STRATEGY

         The Company intends to pursue a strategic plan that mirrors the formula successfully employed at Sunday River and its recently acquired resorts.

         o INVEST IN THE SKI EXPERIENCE. Management believes that the most efficient way to increase resort visitation is to provide the highest quality skiing available. The Company intends to improve the infrastructure at each property, emphasizing modernization and introducing at the SKI properties the snowmaking and trail grooming practices successfully developed at the Company's other ski areas. The largest portion of the capital budget is targeted for increasing lift capacity through the installation of high capacity lifts, including those with high speed drives and detachable chairs. The Company believes that modernizing lifts appeals to skiers because it allows a resort to transport larger numbers of skiers to the summit faster, reducing time spent in lift lines and on lifts. By improving snowmaking coverage, the Company will further reduce its reliance on natural snowfall and increase skiers' confidence that high quality conditions will be available notwithstanding the weather. Trail grooming further enhances the skiing experience by assuring a consistent surface under changing weather conditions. Management believes that the Company has developed a unique system for snowmaking and grooming that produces a higher quality, longer lasting trail surface than exists at most other ski areas.

         o EMPHASIZE MARKETING. The Company's marketing program is designed to attract both day skiers and vacationers. Approximately 35 million people live within the Company's day skiing market, which includes Boston and New York. With the acquisition of SKI, the Company's marketing program will become more focused on the population centers located in Massachusetts, Connecticut, New York and New Jersey. The Company's marketing program promotes each resort's unique attributes and highlights the improvements made through the capital program (e.g., new lifts, increased snowmaking). In an effort to attract both new and existing skiers, the Company intends to expand its "Perfect Turn" skier development program, a proprietary ski instruction methodology which guarantees that new skiers will learn to ski in one day, and its "Edge Card" frequent skier program, which rewards frequent skiers with free lift tickets. With multiple resorts extending from southern Vermont to northern Maine, ASC believes that its cross-marketing programs will become even more effective in the future. In order to develop future generations of visitors, younger skiers are targeted through an emphasis on the Company's innovative snowboarding facilities. Snowboarding represents one of the fastest growing segments of the ski resort business. To draw families to its resorts, the Company has highlighted the availability of intermediate skiing terrain, which appeals to families wishing to ski together.

        o CONTROL MULTIPLE REVENUE SOURCES. The Company's revenues are derived from a diverse group of operations. In addition to lift ticket sales, which represented approximately 42% of total revenues for the twelve months ended April 28, 1996, the Company generates revenues from equipment rentals, ski lessons, restaurant and retail sales, lodging services and real estate sales. Management believes that controlling multiple profit centers at its resorts enables the Company to maintain consistent quality standards for all elements of the guest experience while maximizing the revenues, net income and EBITDA generated by the Company's fixed asset base and marketing expenditures.

         o PURSUE COST SAVING OPPORTUNITIES. Management believes that a significant element of the success to date at Sunday River, as well as at the recently acquired properties, is management's focus on cost controls. The Company expects to realize significant cost savings as it integrates the SKI operations with those of the Company through the elimination of certain redundant positions in the corporate staff and in the accounting, marketing, and information systems areas and reduces insurance expenses and costs associated with shareholder services. The Company expects to generate significant additional operating efficiencies and cost savings in such areas as purchasing and marketing.

         o SELECTIVELY DEVELOP MOUNTAINSIDE REAL ESTATE. Mountainside real estate development permits the Company to generate increased revenues and profitability through real estate sales, while also increasing a resort's bed base and amenities to attract more vacationing skiers, which is the most profitable customer segment. Such development, which is only pursued following significant pre-construction marketing and sales, has proven to be highly profitable for the Company. At Sunday River, the Company has developed and sold over 700 condominiums and, most recently, developed a quartershare condominium hotel known as the "Summit Hotel." The Summit Hotel is a condominium in which the Company retains ownership of the restaurants, commercial space, conference facilities and infrastructure facilities. Quartershare interests (13 weeks evenly divided over the year) in the hotel suites are sold to individual owners as residential condominiums. The Company operates the hotel and provides optional management of the quartershare units for individual owners. The Summit Hotel concept will be the focus of the Company's real estate development activities, with additional hotels planned for selected resort locations over the next several years. The number and location of projects will be based on market conditions at the time, determined primarily by the results of pre-construction marketing and sales programs.

         o EXPAND OFF-SEASON ACTIVITIES. Each resort has developed off-season activities in order to improve utilization of facilities, retain quality employees and contribute to coverage of fixed operating costs. Sugarloaf, Killington, Mt. Snow and Sugarbush operate championship golf courses, and all the resorts offer a variety of summer outdoor recreational opportunities ranging from tennis and mountain biking to off-site activities such as whitewater rafting, canoeing, fishing and hiking in the surrounding mountains. Each resort has also begun to sponsor cultural programs during the summer that increase utilization of the existing bed base and conference and convention facilities.

                      THE ACQUISITION AND THE DIVESTITURE

         On February 13, 1996, the Company entered into an agreement (the "Acquisition Agreement") to acquire SKI by merger resulting in a total purchase price of approximately $104.6 million plus assumed debt of $32.8 million as of April 28, 1996 (consisting of long-term debt of $19.8 million, current portion of long-term debt of $1.6 million, and subordinated debentures of $11.4 million). The Acquisition was consummated on June 28, 1996, whereupon S-K-I became a wholly-owned subsidiary of the Company. Simultaneously with the closing of the Acquisition, Leslie B. Otten contributed all of the outstanding capital stock of the corporations comprising Sunday

River, Sugarbush, Attitash/Bear Peak and Mt. Cranmore to the Company. The net proceeds from the offerings of the Old Notes, the Old Subordinated Notes and the Common Stock (as defined) (the "Offerings"), together with borrowings under the Senior Credit Facility and available cash, were used to finance the Acquisition, repay certain indebtedness of the Company and SKI, fund the acquisition of the 49% interest in Sugarloaf not owned by SKI, fund a pledge account to secure the payment of the first two interest payments on the Notes (subject, in the case of the first such payment, to the subordination provisions of the Notes) and pay certain expenses relating to the Acquisition. See "The Acquisition; Antitrust Matters; Use of Proceeds."

         In connection with the consummation of the Acquisition, the Company and the Guarantors also entered into the following transactions:

          (1) A revolving credit facility in a principal amount of up to $65.0 million pursuant to the Senior Credit Facility. See "Description of Other Indebtedness - The Senior Credit Facility."

          (2) Issuance of Old Notes in the aggregate principal amount of $120.0 million. The Old Notes were initially purchased by Bear Stearns and SPP Hambro & Co., LLC (together with Bear Stearns, the "Initial Purchasers").

          (3) Issuance of units (the "Units") consisting of Old Subordinated Notes in the aggregate principal amount of $39,132,000 and 39,132 shares of common stock, par value $.01 per share, of the Company (the "Common Stock" or the "Unit Shares") for $20,000,365. The Units were initially purchased by Bear Stearns.

The principal executive offices of the Company are located at Sunday River Access Road, Bethel, Maine 04217, and its telephone number is (207) 824-3000.

                           THE NOTES EXCHANGE OFFER

REGISTRATION RIGHTS AGREEMENT ..........   On June 28, 1996, the Old Notes were sold by the Company to the Initial
                                           Purchasers, which subsequently resold the Old Notes to qualified institutional buyers and/or institutional accredited investors. In connection with the issuance of the Old Notes, the Company, the Guarantors and the Initial
                                           Purchasers entered into the Registration Rights Agreement which grants the
                                           Holders of the Old Notes certain exchange and registration rights. This Notes
                                           Exchange Offer is intended to satisfy the Company's obligations under the
                                           Registration Rights Agreement. See "The Exchange Offers - Purpose and Effect
                                           of the Exchange Offers."



THE NOTES EXCHANGE OFFER................   Up to  $120,000,000  aggregate  principal  amount  of New  Notes  are being offered in exchange  for a like  aggregate  principal  amount of Old Notes.
                                           Old Notes may be tendered  for  exchange in whole or in part in a principal amount of  $1,000  and  integral  multiples  thereof.  The terms of the New
                                           Notes  and the Old  Notes  are  identical  in all  material  respects.  The
                                           Company will issue the New Notes to Holders on the earliest  practical date following the  Expiration  Date.  See "The  Exchange  Offers - Terms of the
                                           Exchange Offers."

                                           The Company is making the Notes Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set
                                           forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation
                                           Finance of the Commission would make a similar determination with respect to the Notes Exchange Offer as it has in such

                                      4






                                           interpretive letters to third parties. Based on interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to the Notes Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a
                                           Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such
                                           Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution
                                           (within the meaning of the Securities Act) of such New Notes. However, any
                                           Holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Notes Exchange Offer for the purpose of distributing New
                                           Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities
                                           Act, (a) will not be able to rely on the interpretations of the staff of the
                                           Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Notes Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New
                                           Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New
                                           Notes. See "The Exchange Offers Resales of New Notes and New Subordinated
                                           Notes."



EXPIRATION DATE.........................   12:00 midnight, New York City time, on ____________, 1996, unless the Exchange
                                           Offers are extended by the Company in its sole discretion, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                           Offers are extended. See "The Exchange Offers - Terms of the Exchange Offers -
                                           Expiration Date; Extensions; Amendments."

CONDITIONS TO THE NOTES EXCHANGE
    OFFER...............................   The Notes Exchange Offer is subject to certain customary conditions,  which may be  waived  by the  Company.  See "The  Exchange  Offers - Terms of the
                                           Exchange Offers - Certain Conditions to the Exchange Offers."
PROCEDURES FOR TENDERING THE OLD
    NOTES...............................   For the Old Notes to be validly tendered pursuant to the Notes Exchange
                                           Offer, (i) the Notes Letter of Transmittal, or a facsimile thereof, properly completed, signed and dated in accordance with the instructions contained herein and therein, and mailed or otherwise delivered, together with any other required documentation, or an Agent's Message (as defined herein) in connection with a book-entry transfer of Old Notes must be received by, the Exchange Agent at the address set forth herein and either
                                           (a) the Old Notes to be tendered must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) the guaranteed delivery procedures

                                      5







                                           described  herein must be complied  with.  Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person  promptly if they wish to tender Old Notes  pursuant to the Notes Exchange Offer. See "The Exchange
                                           Offers - Terms of the Exchange Offers - Procedures for Tendering Old Notes
                                           and Old Subordinated Notes." Notes Letters of Transmittal and
                                           certificates representing Old Notes should not be sent to the Company.
                                           Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offers - Terms of the Exchange
                                           Offers - Exchange Agent."

                                           By executing the Notes Letter of Transmittal, each Holder will represent to the Company that, among other things, (i) it is not an "affiliate" of the
                                           Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the
                                           Securities Act) of such New Notes, and (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such new
                                           Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Notes Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New
                                           Notes. See "The Exchange Offers - Resales of New Notes and New Subordinated
                                           Notes."

GUARANTEED DELIVERY PROCEDURES..........   Holders  of Old Notes who wish to tender their Old Notes and whose Old
                                           Notes are not immediately available or who cannot deliver their Old Notes, the Notes Letter of Transmittal or any other documents required by the
                                           Notes Letter of Transmittal to the Exchange Agent prior to the Expiration
                                           Date or if the procedure for book-entry transfer cannot be completed before such date, must tender their Old Notes according to the guaranteed delivery procedures set forth under "The  Exchange  Offers - Terms of the
                                           Exchange Offers - Procedures for Tendering Old Notes and Old Subordinated
                                           Notes - Guaranteed Delivery."

WITHDRAWAL RIGHTS.......................   Tenders may be withdrawn at any time prior to the Expiration Date by delivering a written notice of withdrawal to the Exchange Agent in conformity with certain procedures set forth under "The Exchange Offers -
                                           Terms of the Exchange Offers - Withdrawal Rights."

ACCRUED INTEREST ON THE NEW NOTES
    AND OLD NOTES.......................   Each New Note will bear interest from its issuance date. Holders of Old
                                           Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but excluding, the issuance date of the New Notes.
                                           Such interest will be paid with the first interest payment on the New
                                           Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

ACCEPTANCE OF THE OLD NOTES AND
    DELIVERY OF THE NEW NOTES...........   The  Company will accept for exchange any and all Old Notes which are properly tendered in the Notes Exchange Offer prior to the Expiration
                                           Date. The New Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date.

                                      6







                                           Any Old Notes not accepted for exchange for any reason will be returned to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Notes Exchange Offer. See "The Exchange
                                           Offers - Terms of the Exchange Offers."
RESALES OF NEW NOTES BY
    PARTICIPATING BROKER-DEALERS........   Based on the position taken by the staff of the Division of Corporation
                                           Finance of the Commission in certain interpretive letters, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities
                                           ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to resales of New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes), by delivering the
                                           Prospectus prepared for the Exchange Offers, so long as it contains a description of the plan of distribution with respect to the resale of such
                                           New Notes. A Participating Broker-Dealer who intends to use the
                                           Prospectus in connection with the resale of the New Notes received in exchange for Old Notes pursuant to the Notes Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the
                                           Expiration Date, that it is a Participating Broker-Dealer.  See  "The
                                           Exchange Offers - Resales of New Notes and New Subordinated Notes."
CERTAIN FEDERAL INCOME TAX
    CONSIDERATIONS......................   The Company believes that the exchange pursuant to the Notes Exchange
                                           Offer will not be a taxable event for federal income tax purposes.  See
                                           "Certain Federal Income Tax Consequences of the Exchange Offers."

TRUSTEE; EXCHANGE AGENT.................   United States Trust Company of New York is serving as Trustee in connection  with the Notes and as exchange agent (the "Exchange Agent") in connection with the Notes Exchange Offer.

                              TERMS OF THE NOTES

     The Notes Exchange Offer applies to $120,000,000 aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Notes will not be entitled to liquidated damages for the Company's failure to register the Old Notes or New Notes under the Registration Rights Agreement. The New Notes will be issued under the same Indenture as the Old Notes, and the New Notes and the Old Notes will constitute a single series of debt securities under the Indenture. See "Description of Senior Subordinated Notes." The Old Notes and the New Notes are hereinafter collectively referred to as the "Notes."

MATURITY................................   July 15, 2006.

INTEREST RATE AND PAYMENT DATES.........   The  Notes bear interest at the rate of 12% per  annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1997.

SUBSIDIARY GUARANTEES...................   The New Notes will be, and the Old Notes remaining outstanding after the Notes  Exchange Offer will continue to be, jointly and severally guaranteed on an unsecured, senior subordinated basis by certain of the Company's subsidiaries and certain subsidiaries created after the issuance of the Notes.

RANKING.................................   The Notes are general  unsecured  obligations  of the Company (with the

                                      7







                                           sole exception of the security provided under the Pledge and
                                           Disbursement Agreement (as defined)), subordinated in right of payment to all existing and future Senior Debt of the Company, including all borrowings of the Company under the Senior Credit Facility. The
                                           Subsidiary Guarantees will be subordinated in right of payment to all
                                           Senior Debt of the Guarantors. As of April 28, 1996, after giving pro forma effect to the Acquisition, the aggregate amount of outstanding
                                           Senior Debt of the Company would have been $51.0 million. See "The
                                           Acquisition; Antitrust Matters; Use of Proceeds," "Pro Forma
                                           Capitalization" and "Description of Senior Subordinated Notes."

OPTIONAL REDEMPTION.....................   The Notes are  redeemable at the option of the Company, in whole or in part, at any time on and after July 15, 2001 at the redemption prices set forth herein,  plus accrued and unpaid  interest to the  applicable redemption date.

                                           In addition, on or prior to July 15, 1999, the Company may redeem up to
                                           25% in aggregate principal amount of the Notes at a redemption price of
                                           112% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more
                                           Equity Offerings; provided that at least 75% in aggregate principal amount of the Notes remains outstanding immediately after the occurrence of each such redemption.

CHANGE OF CONTROL OFFER.................   Upon the occurrence of a Change of Control, the Company will be required, within 30 days following the date of the Change of Control, to make an offer to repurchase all or any part of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. See "Description of Senior Subordinated Notes -- Repurchase
                                           at the Option of Holders -- Change of Control."

CERTAIN COVENANTS.......................   The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined) to incur additional indebtedness, pay dividends or make other distributions, repurchase Equity Interests (as defined) or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations.
USE OF PROCEEDS; INTEREST PAYMENT
    PLEDGE ACCOUNT......................   The net proceeds from the sale of Old Notes, together with the net proceeds from the sale of Units and borrowings under the Senior Credit
                                           Facility and available cash, were used to finance the  Acquisition, repay certain indebtedness of the Company and SKI, fund the acquisition of the 49% interest in Sugarloaf not owned by SKI and pay certain expenses relating to the Acquisition. See "The  Acquisition;
                                           Antitrust Matters; Use of Proceeds" and "Pro Forma Capitalization." In
                                           addition, approximately $15 million of the proceeds of the Offerings
                                           (the "Pledged Funds") were deposited into the Pledge Account (as defined). The Pledged Funds were invested in U.S. Treasury obligations maturing immediately prior to the January 15, 1997 and July 15, 1997 interest  payment dates applicable to the Notes. The Company will be permitted to obtain release of the Pledged Funds only

                                      8







                                           for the payment of interest on the Notes through July 15, 1997 (subject, in the case of interest payable on January 15, 1997, to the subordination provisions of the Notes). See "Description of Senior Subordinated Notes --
                                           Interest Payment Pledge Account."

                     THE SUBORDINATED NOTES EXCHANGE OFFER

SUBORDINATED NOTES REGISTRATION
    RIGHTS AGREEMENT....................   On June 28, 1996, the Old Subordinated Notes were sold by the Company to Bear Stearns, which subsequently resold the Old Subordinated Notes to qualified institutional buyers and/or institutional accredited investors. In connection with the issuance of the Old Subordinated
                                           Notes, the Company, the Guarantors and Bear Stearns entered into the
                                           Subordinated Note Registration Rights Agreement which grants the
                                           Holders of the Old Subordinated Notes certain exchange and registration rights. This Subordinated Notes Exchange Offer is intended to satisfy the Company's obligations under the Subordinated
                                           Note Registration Rights  Agreement.  See  "The Exchange Offers  -
                                           Purpose and Effect of the Exchange Offers."

THE SUBORDINATED NOTES EXCHANGE
    OFFER...............................   Up to $39,132,000  aggregate principal amount of New Subordinated Notes are being offered in exchange for a like aggregate principal amount of
                                           Old Subordinated Notes. Old Subordinated Notes may be tendered for exchange in whole or in part in a principal amount of $1,000 and integral multiplies thereof. The terms of the New Subordinated Notes and the Old Subordinated Notes are identical in all material respects. The Company will issue the New Subordinated Notes to
                                           Holders on the earliest practicable date following the Expiration
                                           Date. See "The Exchange Offers - Terms of the Exchange Offers."

                                           The Company is making the Subordinated Notes Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission
                                           as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of
                                           Corporation Finance of the Commission would make a similar determination with respect to the Subordinated Notes Exchange Offer as it has in such interpretive letters to third parties. Based on interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Subordinated Notes issued pursuant to the Subordinated Notes Exchange Offer in exchange for Old
                                           Subordinated Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Subordinated Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Subordinated Notes. However, any Holder of Old Subordinated Notes who
                                           is an "affiliate" of the Company or who intends to participate in the
                                           Subordinated Notes Exchange Offer for the purpose of distributing

                                      9








                                           New Subordinated Notes, or any broker-dealer who purchased Old Subordinated Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the
                                           Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Subordinated Notes in the
                                           Subordinated Notes Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Subordinated Notes unless such sale is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Old Subordinated Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old
                                           Subordinated Notes for New Subordinated Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Subordinated Notes. See "The Exchange
                                           Offers - Resales of New Notes and New Subordinated Notes."

EXPIRATION DATE.........................   12:00 midnight, New York City time,  on _________,  1996, unless the
                                           Exchange Offers are extended by the Company in its sole discretion, in which case the term "Expiration  Date"  means the latest date and time to which the Exchange Offers are extended. See "The Exchange Offers -
                                           Terms of the Exchange Offers - Expiration Date; Extensions;
                                           Amendments."
CONDITIONS TO THE SUBORDINATED NOTES
    EXCHANGE OFFER......................   The Subordinated Notes Exchange Offer is subject to certain  customary conditions, which may be waived by the Company. See "The  Exchange
                                           Offers - Terms of the Exchange Offers - Certain Conditions to the
                                           Exchange Offers."
PROCEDURES FOR TENDERING THE OLD
    SUBORDINATED NOTES..................   For Old Subordinated Notes to be validly tendered pursuant to the
                                           Subordinated Notes Exchange Offer, (i) the Subordinated Notes Letter
                                           of Transmittal, or a facsimile thereof, properly completed, signed and dated in accordance with the instructions contained herein and therein, and mailed or otherwise delivered, together with any other required documentation, or an Agent's Message (as defined herein) in connection with a book-entry transfer of Old Subordinated Notes must be received by the Exchange Agent, in each case prior to the
                                           Expiration Date or (ii) the guaranteed delivery procedures described herein must be complied with. Holders of Old Subordinated Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Subordinated Notes pursuant to the
                                           Subordinated Notes Exchange Offer. See "The Exchange Offers - Terms
                                           of the Exchange Offers - Procedures for Tendering Old Notes and Old
                                           Subordinated Notes." Subordinated Notes Letters of Transmittal and
                                           certificates representing Old Subordinated Notes should not be sent to the Company. Such documents should only be sent to the Exchange
                                           Agent. Questions regarding how to tender and requests for information should be directed to the Exchange  Agent. See "The Exchange Offers -
                                           Terms of the Exchange Offers - Exchange Agent."

                                      10






                                           By executing the Subordinated Notes Letter of Transmittal, each Holder will represent to the Company that, among other things, (i) it is not an
                                           "affiliate" of the Company, (ii) any New Subordinated Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution
                                           (within the meaning of the Securities Act) of such New Subordinated Notes, and
                                           (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
                                           Securities Act) of such New Subordinated Notes. Each broker-dealer that receives New Subordinated Notes for its own account pursuant to the
                                           Subordinated Notes Exchange Offer must acknowledge that it acquired the Old
                                           Subordinated Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Subordinated Notes. See "The Exchange Offers - Resales
                                           of New Notes and New Subordinated Notes."

GUARANTEED DELIVERY PROCEDURES..........   Holders of Old Subordinated Notes who wish to tender their Old
                                           Subordinated Notes and whose Old Subordinated Notes are not immediately available or who cannot deliver their Old Subordinated
                                           Notes, the Subordinated Notes Letter of Transmittal or any other documents required by the Subordinated Notes Letter of Transmittal to the Exchange Agent prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed before such date, must tender their Old Notes according to the guaranteed delivery procedures set forth under "The Exchange  Offers - Terms of the Exchange Offers -
                                           Procedures for Tendering Old Notes and Old Subordinated Notes -
                                           Guaranteed Delivery."

WITHDRAWAL RIGHTS.......................   Tenders may be withdrawn at any time prior to the Expiration Date by delivering a written notice of withdrawal to the Exchange Agent in conformity with certain procedures set forth under "The Exchange
                                           Offers - Terms of the Exchange Offers - Withdrawal Rights."

ACCRUED INTEREST ON THE NEW
    SUBORDINATED NOTES AND OLD
    SUBORDINATED NOTES..................   Each New Subordinated Note will bear interest from its issuance date.
                                           Holders of Old Subordinated Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but excluding, the issuance date of the New Subordinated Notes. Such interest will be paid with the first interest payment on the New Subordinated Notes.
                                           Interest on the Old Subordinated Notes accepted for exchange will cease to accrue upon issuance of the New Subordinated Notes.

ACCEPTANCE OF THE OLD SUBORDINATED
    NOTES AND DELIVERY OF THE NEW
    SUBORDINATED NOTES..................   The Company will accept for exchange any and all Old Subordinated
                                           Notes which are properly tendered in the Subordinated Notes Exchange
                                           Offer prior to the Expiration Date. The New Subordinated Notes issued pursuant to the Subordinated Notes Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. Any Old
                                           Subordinated Notes not accepted for exchange for any reason will be returned to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Subordinated

                                      11







                                           Notes Exchange Offer. See "The Exchange Offers - Terms of the Exchange
                                           Offers."

RESALES OF NEW SUBORDINATED NOTES
    BY PARTICIPATING BROKER-DEALERS.....   Based on the position  taken by the staff of the Division of
                                           Corporation Finance of the Commission in certain interpretive letters, the Company believes that broker-dealers who acquired Old Subordinated
                                           Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to resales of New Subordinated Notes received upon exchange of such Old
                                           Subordinated Notes (other than Old Subordinated Notes which represent an unsold allotment from the original sale of the Old Subordinated
                                           Notes), by delivering the Prospectus prepared for the Exchange Offers, so long as it contains a description of the plan of distribution with respect to the resale of such New Subordinated Notes. A Participating
                                           Broker-Dealer who intends to use the Prospectus in connection with the resale of the New Subordinated Notes received in exchange for Old
                                           Subordinated Notes pursuant to the Subordinated Notes Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating
                                           Broker-Dealer. See "The Exchange Offers - Resales of New Notes and
                                           New Subordinated Notes.
CERTAIN FEDERAL INCOME TAX
    CONSIDERATIONS......................   The Company  believes  that the exchange  pursuant to the  Subordinated
                                           Notes  Exchange  Offer will not be a taxable  event for federal  income tax  purposes.  See "Certain  Federal  Income Tax  Consequences  of the
                                           Exchange Offers."

TRUSTEE; EXCHANGE AGENT.................   United States Trust Company of New York is serving as Trustee in connection with the Subordinated Notes and as exchange agent (the
                                           "Exchange Agent") in connection with the Subordinated Notes Exchange
                                           Offer.

                        TERMS OF THE SUBORDINATED NOTES

         The Subordinated Notes Exchange Offer applies to $39,132,000 aggregate principal amount of Old Subordinated Notes. The terms of the New Subordinated Notes are identical in all material respects to the terms of the Old Subordinated Notes except that (i) the New Subordinated Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Subordinated Notes will not be entitled to liquidated damages for the Company's failure to register the Old Subordinated Notes or New Subordinated Notes under the Subordinated Note Registration Rights Agreement. The New Subordinated Notes will be issued under the same Subordinated Note Indenture as the Old Subordinated Notes, and the New Subordinated Notes and the Old Subordinated Notes will constitute a single series of debt securities under the Subordinated Note Indenture. See "Description of Subordinated Notes." The Old Subordinated Notes and the New Subordinated Notes are hereinafter collectively referred to as the "Subordinated Notes."

MATURITY................................   January 15, 2007

INTEREST RATE AND PAYMENT DATES.........   Interest on the Subordinated Notes will not accrue prior to July 15,
                                           2001. Thereafter, interest will accrue at the rate of 13 3/4 % per annum and will be payable semi-annually in arrears in cash on January
                                           15 and July 15 of each year, commencing on January 15, 2002.

                                      12






SUBSIDIARY GUARANTEES...................   The New Subordinated Notes will be, and the Old Subordinated Notes remaining outstanding after the Subordinated Notes Exchange Offer will continue to be, jointly and severally guaranteed on an unsecured, subordinated basis by certain of the  Company's subsidiaries (after giving effect to the search Contribution (as defined herein)) and certain subsidiaries created after the issuance of the Subordinated
                                           Notes.

RANKING.................................   The Subordinated Notes are general unsecured obligations of the
                                           Company, subordinated in right of payment to all existing and future
                                           Subordinated Note Senior Debt of the Company, including all borrowings of the Company under the Senior Credit Facility and all obligations of the Company with respect to the Notes. The Subordinated Note
                                           Subsidiary Guarantees are subordinated in right of payment to all
                                           Subordinated Note Senior Debt of the Guarantors, including the
                                           Guarantors' guarantees of the Notes. As of April 28, 1996, after giving pro forma effect to the Acquisition, the aggregate amount of
                                           Subordinated Note Senior Debt of the Company would have been $167.6 million. See "The Acquisition; Antitrust  Matters; Use of Proceeds,"
                                           "Pro Forma Capitalization" and "Description of Subordinated Notes."

OPTIONAL REDEMPTION.....................   The Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on and after July 15, 2001 at the redemption  prices set forth herein, plus accrued and unpaid interest to the applicable redemption date.

                                           In addition, on or prior to July 15, 1999, the Company may redeem the
                                           Subordinated Notes, in whole or in part, at a redemption price of 113.75% of the Accreted Value thereof, with the net proceeds of one or more Equity
                                           Offerings.

CHANGE OF CONTROL OFFER.................   Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part of each Holder's
                                           Subordinated Notes at an offer price in cash equal to 101% of the
                                           Accreted Value thereof (if prior to July 15, 2001), or 101% of the principal amount thereof, plus accrued and unpaid interest thereon (if on or after July 15, 2001), to the date of repurchase.  See
                                           "Description of Subordinated  Notes --  Repurchase at the Option of
                                           Holders -- Change of Control."

CERTAIN COVENANTS.......................   The Subordinated Note Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted
                                           Subsidiaries to incur additional indebtedness, pay dividends or make other distributions, repurchase Equity Interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations.

USE OF PROCEEDS.........................   The net proceeds from the sale of Subordinated Notes, together with the net proceeds from the sale of Notes and borrowings under the
                                           Senior Credit Facility and available cash, were used to finance the
                                           Acquisition, repay certain  indebtedness of the Company and SKI, fund the  acquisition of the 49% interest in Sugarloaf not owned by SKI and pay certain expenses relating to the Acquisition. See "The
                                           Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma
                                           Capitalization."

                                 RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that investors should consider before exchanging Old Notes for New Notes or Old Subordinated Notes for New Subordinated Notes in the Exchange Offers.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited summary pro forma combined financial data as of April 28, 1996, for the year ended July 30, 1995 and for the nine and twelve months ended April 28, 1996 (except Other Financial and Operating Data) are derived from the historical financial data of the Company and SKI included elsewhere in this Prospectus and give pro forma effect to the Acquisition and the Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent as if they had occurred on April 28, 1996 with respect to the balance sheet data, and as of August 1, 1994 with respect to the statement of income data. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The Pro Forma Financial Data is not intended to be indicative of either future results of operations or results that might have been achieved had such Acquisition and the Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts pursuant to the Consent actually occurred on the dates specified. See "Pro Forma Financial Data." Management believes that the following presentation will assist potential investors in evaluating the ability of the Company to meet debt service requirements. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma combined financial data have been made based upon the terms and structure of the Acquisition and the Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts pursuant to the Consent. The fourth fiscal quarters for the Company and SKI ordinarily reflect a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. The unaudited summary pro forma combined financial data should be read together with the Selected Historical Financial Data and the financial statements and notes thereto included elsewhere in this Prospectus. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Selected Historical Financial Data," "Pro Forma Financial Data" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                              Nine Months Ended       Year Ended     Twelve Months Ended
                                                                April 28, 1996       July 30, 1995      April 28, 1996
                                                      (in thousands, except per share data, per skier visit data and ratios)
PRO FORMA COMBINED STATEMENT OF INCOME DATA:
Revenues:
   Ski and lodging                                                  $148,788            $141,070           $158,424
   Real estate                                                         9,482               7,961             10,812
                                                            ----------------      --------------     --------------
                                                                     158,270             149,031            169,236
                                                            ----------------      --------------     --------------
Operating Expenses:
   Cost of operations                                                 68,021              68,523             76,730
   Real estate and payroll taxes                                       8,488               8,982              9,692
   Utilities                                                          10,998              11,205             11,715
   Insurance                                                           6,315               6,570              6,343
   Selling, general and administrative                                24,818              25,768             28,335
   Depreciation and amortization                                      17,875              18,810             19,821
                                                            ----------------      --------------     --------------
                                                                     136,515             139,858            152,636
                                                            ----------------      --------------     --------------
Operating income                                                      21,755               9,173             16,600
Interest expense                                                      16,735              21,250             21,736
                                                            ----------------      --------------     --------------
Pretax income (loss) from operations                                   5,020            (12,077)            (5,136)
Income taxes                                                           2,329             (3,944)            (1,619)
                                                            ----------------      --------------     --------------
Net income (loss)                                                     $2,691            $(8,133)           $(3,517)
                                                            ================      ==============     ==============
Net income (loss) per share(1)                                         $2.75             $(8.31)            $(3.60)
OTHER FINANCIAL AND OPERATING DATA:
EBITDA(2)                                                            $39,630             $27,983            $36,421
EBITDA to interest expense                                              2.4x                1.3x               1.7x
EBITDA to cash interest expense(3)                                      2.8x                1.5x               2.0x
Ratio of earnings to fixed charges(4)                                   1.1x                  --
Skier visits (5)                                                       2,957               2,648              2,966
Average revenue per skier visit                                       $50.32              $53.27             $53.41
PRO FORMA COMBINED BALANCE SHEET DATA:                                                                      AS OF
                                                                                                        APRIL 28, 1996
Property and equipment, net                                                                                $228,742
Total assets                                                                                                286,979
Total debt                                                                                                  201,262
Stockholders' equity                                                                                         29,897
- ---------------------------------

(1) Pro forma net income (loss) per share was computed giving consideration to the 978,300 common shares of the Company which were issued and outstanding on the Closing Date.

(2) EBITDA represents earnings before interest expense, income tax expense (benefit), depreciation and amortization expense. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

(3) Cash interest expense excludes interest on the Subordinated Notes which would not have been payable in cash during the periods presented.

(4) The ratio of combined earnings to combined fixed charges represents the number of times combined fixed charges were covered by combined pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor. Pro forma earnings were insufficient to cover pro forma fixed charges by $8.4 million for the year ended July 30, 1995.

(5) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.
                                      16

                       SUMMARY HISTORICAL FINANCIAL DATA

THE COMPANY

         The following summary historical financial data of the Company (except Other Financial and Operating Data) (i) as of and for the fiscal year ended July 30, 1995 have been derived from the financial statements of the Company audited by Price Waterhouse LLP, independent accountants, (ii) as of and for each of the four fiscal years ended July 31, 1994 have been derived from the financial statements of the Company audited by Berry, Dunn, McNeil & Parker, independent accountants, and (iii) as of and for the nine months ended April 30, 1995 and April 28, 1996 have been derived from unaudited interim financial statements of the Company which, in the opinion of management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. The Company's fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. The following information includes Mt. Cranmore, which the Company acquired in June 1995 and will be divested. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                               Year Ended(1)                       Nine Months Ended
                                            ----------------------------------------------------  -------------------
                                            July 28,   July 26,   July 25,   July 30,   July 30,  April 30, April 28,
                                               1991      1992        1993       1994      1995      1995      1996
                                           ---------- ---------  ---------- ---------  -------    --------  ---------
                                                    (in thousands, except per skier visit data and ratios)
STATEMENT OF INCOME DATA:
Revenues:
   Skiing and lodging....................     $17,295   $20,312     $23,645   $26,544  $46,794     $43,777 $57,283
   Real estate sales.....................         632       304       6,103     6,682    7,953       6,623   9,482
                                           ---------- ---------  ---------- ---------  -------     ------- -------
     Total revenues......................      17,927    20,616      29,748    33,226   54,747      50,400  66,765
                                           ---------- ---------  ---------- ---------  -------     ------- -------
Operating expenses:
   Cost of operations including wages,
     maintenance and supplies............
                                                6,542     7,936      10,045    11,505   21,730      18,419  24,047
   Cost of real estate sold..............         521       101       3,245     3,179    3,994       3,611   4,806
   Real estate and payroll taxes.........         645       758         993     1,265    1,736       1,364   1,773
   Utilities.............................       1,602     2,046       2,097     1,854    4,132       3,725   5,083
   Insurance.............................         963     1,162       1,570     1,163    2,127       1,830   1,758
   Selling, general and
     administrative......................
                                                2,419     3,010       4,718     5,940    9,394       8,509  10,383
   Depreciation and amortization.........       1,459     1,790       1,984     2,421    3,910       3,640   5,615
                                           ---------- ---------  ---------- ---------  -------     ------- -------
                                               14,151    16,803      24,652    27,327   47,023      41,098  53,465
                                           ---------- ---------  ---------- ---------  -------     ------- -------
Operating income.........................       3,776     3,813       5,096     5,899    7,724       9,302  13,300
Interest expense.........................         969       776         849     1,026    2,205       1,412   2,307
                                           ---------- ---------  ---------- ---------  -------     ------- -------
Income before income taxes...............       2,807     3,037       4,247     4,873    5,519       7,890  10,993
Provision for income taxes...............          --        --          --        --      400         938   1,004
                                           ---------- ---------  ---------- ---------  -------     ------- -------
Income before extraordinary gain from
   insurance claim.......................       2,807     3,037       4,247     4,873    5,119       6,952   9,989
Extraordinary gain from insurance claim..          --        --       1,592        --       --          --      --
                                           ---------- ---------  ---------- ---------  -------     ------- -------
Net income...............................      $2,807    $3,037      $5,839    $4,873   $5,119      $6,952  $9,989
                                           ========== =========  ========== =========  =======     ======= =======
BALANCE SHEET DATA:
   Property and equipment, net...........     $24,640   $27,580     $30,363   $41,871  $62,213     $46,526 $80,005
   Total assets..........................      27,096    32,256      40,550    51,784   72,434      55,656  95,111
   Total long term debt, excluding current
     portion.............................
                                                9,678    10,317      14,150    19,103   27,169      16,323  46,286
   Stockholder's equity..................      15,924    18,367      23,167    26,212   30,502      32,634  38,975
STATEMENT OF CASH FLOWS DATA:
   Cash flows from operating activities..      $4,634    $3,864      $2,667    $5,438  $ 12,593    $13,411  $9,551
   Cash flows from investing activities..     (3,095)   (5,031)     (4,432)   (9,041)  (13,843)    (7,151) (22,232)
   Cash flows from financing activities..     (1,543)     1,372       1,559     3,764    2,399     (5,874)  11,888
OTHER FINANCIAL AND OPERATING DATA:
   EBITDA(2).............................      $5,235    $5,603      $7,080    $8,320  $11,634     $12,942 $18,915
   Capital expenditures..................       3,107     5,037       5,182     7,798   12,024       7,151  22,232
   EBITDA to interest expense............        5.4x      7.2x        8.3x      8.1x     5.3x        9.2x    8.2x
   Ratio of earnings to fixed charges(3).        3.4x      4.0x        4.4x      4.2x     2.9x        4.9x    4.4x
   Skier visits(4).......................         460       497         515       515    1,048       1,045   1,284
   Average revenue per skier visit.......      $37.60    $40.87      $45.91    $51.54   $44.65      $41.89  $44.61

- -----------------------------
(1) The historical results of the Company reflect the acquisition of the Attitash/Bear Peak ski resort in July 1994, the lease of the Sugarbush ski resort beginning in October 1994, the acquisition of Sugarbush in May 1995 and the acquisition of the Mt. Cranmore ski resort in June 1995.

(2) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense and extraordinary gain. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

(3) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.

(4) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.
                                      18

SKI

         The following summary historical financial data of SKI (except other financial and operating data) (i) as of and for each of the five fiscal years ended July 31, 1995 have been derived from the financial statements of SKI audited by Price Waterhouse LLP, independent accountants and (ii) as of and for the nine months ended April 30, 1995 and April 28, 1996 have been derived from unaudited interim financial statements of SKI which, in the opinion of SKI management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of SKI's financial position and results of operations. SKI's fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. The following information includes Waterville Valley, which SKI acquired in October 1994 and will be divested. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of SKI and related notes thereto included elsewhere in this Prospectus.

                                                             Year Ended July 31, (1)              Nine Months Ended
                                                   --------------------------------------------- --------------------
                                                                                                 April 30,April 28,
                                                     1991     1992     1993     1994     1995      1995      1996
                                                    (in thousands, except per share data, per skier visit data and ratios)
STATEMENT OF INCOME DATA:
Revenues..........................................  $83,007  $89,014  $96,708  $98,907 $113,960  $106,682  $106,752
                                                   -------- -------- -------- -------- --------  -------- ---------
Operating expenses:
   Cost of operations including wages,
     maintenance and supplies.....................
                                                     34,480   36,956   39,903   42,560   51,557    45,310    47,885
   Other taxes....................................    5,989    7,002    7,632    8,016    8,600     7,544     7,541
   Utilities......................................    5,580    6,172    6,655    6,045    8,071     7,624     7,465
   Insurance......................................    4,325    5,041    5,115    5,518    6,635     6,220     5,692
   Selling, general and administrative  expense...   13,666   14,048   16,872   15,298   19,495    16,377    17,061
   Depreciation and amortization..................   10,290   10,822   10,942   11,440   14,056    13,843    10,146
   Loss on sale of Bear Mountain..................       --       --       --       --       --        --     4,737
                                                   -------- -------- -------- -------- --------  -------- ---------
                                                     74,330   80,041   87,119   88,877  108,414    96,918   100,527
                                                   -------- -------- -------- -------- --------  -------- ---------
Operating income..................................    8,677    8,973    9,589   10,030    5,546     9,764     6,225
Interest expense..................................    2,940    2,471    2,228    2,214    3,819     3,018     2,561
                                                   -------- -------- -------- -------- --------  -------- ---------
Income before income taxes and minority interest..    5,737    6,502    7,361    7,816    1,727     6,746     3,664
Income taxes......................................    2,324    2,776    2,952    3,170      997     2,725     1,429
                                                   -------- -------- -------- -------- --------  -------- ---------
Income before minority interest...................    3,413    3,726    4,409    4,646      730     4,021     2,235
Minority interest in loss (income) of subsidiary..       --       --       --       --      299     (193)     (527)
                                                   -------- -------- -------- -------- --------  -------- ---------
Net income........................................   $3,413   $3,726   $4,409   $4,646   $1,029    $3,828    $1,708
                                                   ======== ======== ======== ======== ========  ======== =========
BALANCE SHEET DATA:
   Property and equipment, net....................  $83,154  $81,963  $82,288  $94,771 $121,775  $124,110   $93,728
   Total assets...................................   90,288   93,531   99,182  106,790  136,721   138,730   118,454
   Total long term debt, excluding current portion   27,315   26,677   28,119   29,167   50,190    46,677    31,222
   Stockholders' equity...........................   45,972   49,190   53,047   57,186   57,562    60,337    58,563
STATEMENT OF CASH FLOWS DATA:
   Cash flows from operating activities...........  $14,061  $15,903  $13,474  $17,464  $14,948   $19,941   $19,089
   Cash flows from investing activities........... (11,408)  (9,287) (12,181) (23,108) (30,925)  (33,502)    12,115
   Cash flows from financing activities...........  (2,754)  (1,787)      968      848   16,063    12,183  (21,967)
OTHER FINANCIAL AND OPERATING DATA:
   Net income per common and common equivalent         $.60     $.65     $.77     $.81     $.18      $.66      $.30
     share(2)
   EBITDA(3)......................................  $18,967  $19,795  $20,531  $21,470  $19,602   $23,607   $16,371 (6)
   Capital expenditures...........................   12,279    9,566   12,307   22,683   19,480    18,982     6,020
   Ratio of earnings to fixed charges(4)..........     2.6x     3.0x     3.5x     3.6x     1.3x      2.6x      1.9x
   Skier visits(5)................................    1,679    1,783    1,863    1,854    2,113     2,104     2,055
   Average revenue per skier visit................   $49.44   $49.92   $51.91   $53.35   $53.93    $50.70    $51.95

- ----------------------------
(1) The historical results of SKI reflect the acquisitions of the Sugarloaf (51% interest) and Waterville Valley ski resorts in August 1994 and October 1994, respectively, and the divestiture of the majority of the ski resort and golf course assets of Bear Mountain in October 1995.

(2) The computation of net income per common and common equivalent share amounts are based on the weighted average of shares outstanding during the year. Shares issuable upon the exercise of stock option grants have not been included in the per share computation because they would not have a material effect on earnings per share. The weighted average shares outstanding at the respective balance sheet dates used in the computation of net income per common and common equivalent share were 5,783,480 in 1995; 5,764,663 in 1994; 5,728,908 in 1993; 5,723,318 in 1992; 5,720,394 in
         1991; 5,782,745 year to date April 30, 1995; and 5,788,592 year to date April 28, 1996.

(3) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of SKI's profitability or liquidity.

(4) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.

(5) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.

(6)      Includes loss of $4,737 realized in connection with the sale of Bear
         Mountain.
                                      20

              THE ACQUISITION; ANTITRUST MATTERS; USE OF PROCEEDS

         The Acquisition. On February 13, 1996, LBO Resort Enterprises (the predecessor of the Company), LBO Acquisition Co. ("Newco"), its wholly owned subsidiary, and SKI entered into the Acquisition Agreement pursuant to which the Company agreed to acquire SKI through the merger of Newco with and into SKI, subject to the satisfaction or waiver of certain covenants and conditions. The Acquisition was consummated on June 28, 1996. Concurrently with the consummation of the Acquisition, Leslie B. Otten contributed to the Company all of the outstanding stock of the corporations comprising Sunday River, Sugarbush, Attitash/Bear Peak and Mt. Cranmore (the "Contribution").

         In the merger of Newco with and into SKI, each of the issued and outstanding shares of common stock, par value $.10 per share, of SKI ("SKI Common Stock"), excluding any shares held in SKI's treasury or owned by the Company or any of its affiliates, were converted into the right to receive an amount in cash equal to $18.00 (the "Purchase Price Per Share"). Pursuant to the Acquisition Agreement, all outstanding stock options ("SKI Options") granted by SKI prior to the date of the Acquisition Agreement automatically became fully vested and the holders thereof became entitled to receive the Purchase Price Per Share less the exercise price of such SKI Option and any amount required by law to be withheld for taxes. The total cash purchase price payable in the Acquisition for the SKI Common Stock and the SKI Options was approximately $104.6 million ($109.3 million including certain transaction expenses). In connection with the Acquisition, the Company assumed or refinanced $32.8 million of debt as of April 28, 1996 (consisting of long-term debt of $19.8 million, current portion of long-term debt of $1.6 million, and subordinated debentures of $11.4 million).

         In connection with the Acquisition, the Company repaid certain indebtedness of the Company and SKI. The repaid indebtedness includes (i) all outstanding indebtedness under SKI's credit agreement with the First National Bank of Boston (the "SKI Credit Agreement"); (ii) all outstanding indebtedness under SKI's existing credit agreement with Teachers' Insurance and Annuity Association (the "TIAA Credit Agreement"); and (iii) all outstanding indebtedness under the Company's existing credit agreement with the First National Bank of Boston (the "ASC Credit Agreement"). On or before August 27, 1996, the Company will repay all outstanding indebtedness under Sugarloaf's existing credit agreement with the First National Bank of Boston (the "SMC Credit Agreement") and under Sugarloaf's existing term loan indebtedness to the Town of Carrabassett Valley, Maine (the "Town Debt"), contemporaneously with the consummation of the acquisition of the 49% minority interest in Sugarloaf.

         Prior to the Acquisition, Sunday River delivered to Mr. Otten a demand note (the "Demand Note") in a principal amount equal to the total amounts expected to become payable by Mr. Otten in 1996 and 1997 as income taxes with respect to Sunday River's pre-Acquisition income as a Subchapter S Corporation, estimated at $5.2 million as of April 28, 1996. This note is unsecured and bears interest at 5.4% per annum, the applicable federal rate in effect at the time of issuance.

Antitrust Matters

         Federal. The Company has resolved antitrust concerns of the DOJ raised by the Acquisition by entering into a consent decree. Specifically, the Company has agreed to divest the assets constituting the Waterville Valley and Mt. Cranmore resorts not later than December 1, 1996. The Consent (i) requires the Company to use its best efforts to complete the divestitures as expeditiously as possible, (ii) gives DOJ the ability, in its sole discretion, to extend the time period for completing the divestitures by an additional ninety days, and (iii) requires the Company to consent to the appointment of a trustee to accomplish the divestitures at the best price then obtainable upon a reasonable effort by the trustee in the event the divestitures have not been completed within the allotted period. Until the divestitures are accomplished, the consent decree requires the Company to take all steps necessary to assure that the resorts will be maintained and operated as on-going, economically viable resorts, including maintaining their usual and ordinary levels of marketing personnel and marketing activity, and maintaining the resorts' assets in operable condition based on normal maintenance, and prohibits the Company from taking any action that would jeopardize the divestiture of the resorts.

         No assurance can be given (i) that DOJ would extend the time limit for completion of the divestitures if requested to do so or (ii) as to the price or terms at which the divestitures will occur.

         State. The Company has resolved antitrust concerns of the Maine Attorney General raised by the Acquisition by entering into a consent decree. The consent decree requires that: (i) the Company maintain the same level of day lift ticket pricing discounts to Maine skiers as was in place during the 1995-96 season at the Sunday River and Sugarloaf resorts, which is expected to be accomplished by determining the blended average yield for both resorts on day tickets sold to Maine residents and to out-of-state residents, and maintaining a ratio of Maine resident day ticket yield to nonresident ticket yield at or below the ratio determined for the 1995-96 season, (ii) the gross amount of discounts on junior and teen season passes sold to Maine residents will not be reduced below the 1995-96 season level for a period of three years, (iii) the Company establish procedures acceptable to the Maine Attorney General adequate to track the ratios and gross youth season pass discounts for each ski season and report those results to the Maine Attorney General at the conclusion of each fiscal year, and (iv) should the Company fail to achieve the required ratios in any season, it will take action necessary during the following season so that the required ratio will have been achieved when the two seasons are averaged. The Maine Attorney General has retained the right to audit the Company's results and to retain independent accountants or other experts in connection therewith at the Company's cost. The consent decree does not limit the Company's ability to establish prices, pricing discounts, or pricing or discount programs so long as the required ratios are satisfied. The consent decree will be reviewed every three years to determine if any modifications are necessary in light of then prevailing market conditions. The pricing controls imposed under the consent decree are consistent with the Company's current operations, and management believes that such controls will not have an adverse impact upon the Company's operations or financial condition.

         Use of Proceeds. The Company will not receive any cash proceeds from the Exchange Offers. In consideration for issuing the New Notes and the New Subordinated Notes in exchange for Old Notes and Old Subordinated Notes, respectively, as described in this Prospectus, the Company will receive Old Notes and Old Subordinated Notes in like principal amount. The Old Notes and Old Subordinated Notes surrendered in exchange for the New Notes and the New Subordinated Notes will be retired and canceled. Accordingly, the issuance of the New Notes and the New Subordinated Notes will not result in any change in the indebtedness of the Company.

         The Company applied the net proceeds of the Offerings, together with borrowings under the Senior Credit Facility and available cash, which assuming the Acquisition occurred at April 28, 1996 would approximate $31.4 million and $17.1 million, respectively, to (i) fund the $104.6 million payable pursuant to the Acquisition, (ii) repay existing indebtedness (including accrued interest thereon) of the Company and of SKI, which assuming the Acquisition occurred at April 28, 1996 would approximate $36.6 million and $17.2 million (which includes long-term debt, including the current portion thereof, and related accrued interest, associated with the TIAA Credit Agreement ($12.3 million), provide funding for the repayment of existing indebtedness of Sugarloaf under the SMC Credit Agreement ($1.3 million) and Town Debt ($3.6 million)), respectively, (iii) and for the acquisition of the minority interest in Sugarloaf not already owned by SKI (excluding certain outstanding warrants to acquire Sugarloaf common stock), at a price equal to $2.0 million in cash and earnings-based contingent purchase price of up to an additional $1 million, (iv) fund the Pledge Account with approximately $15 million to secure the first two interest payments on the Notes, and (v) pay fees and expenses associated with the Acquisition, the Offerings and the Senior Credit Facility in the amount of $9.6 million. See "Pro Forma Capitalization." The following table reflects the estimated sources and uses of funds in connection with the Acquisition at April 28, 1996:

                                                             (IN MILLIONS)
Sources:
     Senior Subordinated Notes...............................       $116.6
     Units...................................................         20.0
     Senior Credit Facility (1)..............................         31.4
     Cash (2)................................................         17.1
                                                                  --------
       Total.................................................       $185.1
                                                                    ======
Uses:
     SKI acquisition, outstanding shares and options.........       $104.6
     Acquisition of Sugarloaf minority interest
     (cash portion)(3).......................................          2.0
     Pledge Account..........................................         15.1
     Repayment of existing indebtedness, including
     accrued interest (4):
       TIAA Credit Agreement.................................         12.3
       ASC Credit Agreement..................................         36.6
       SMC Credit Agreement..................................          1.3
       Town Debt.............................................          3.6
     Transaction and financing costs (5).....................          9.6
                                                                 ---------
       Total.................................................       $185.1
                                                                    ======
- ------------------------
(1) Under the Senior Credit Facility, a total of $65.0 million is available for borrowing by the Company, subject to compliance with the terms thereof. See "Description of Other Indebtedness -- The Senior Credit Facility."

(2) Includes a $5.1 million deposit paid to SKI under the Acquisition Agreement in February 1996 (including accrued interest).

(3) Certain former stockholders of Sugarloaf hold warrants to acquire approximately 15% of its outstanding Common Stock, on a fully diluted basis, at a price of $.66 per share, or an aggregate exercise price of approximately $737,000, at any time on or prior to June 30, 2002.

(4) The TIAA Credit Agreement matures in 2003 and bears interest at 8.12% per annum. The ASC Credit Agreement matures in 2002 and bears interest at a rate equal to LIBOR plus 2.50% per annum, with a weighted average interest rate of 7.3% at April 28, 1996. The SMC Credit Agreement consists of two facilities, one of which matures on June 30, 1996 and bears interest at prime plus 2% per annum, and the other of which matures in 1998 and bears interest at prime plus .5% per annum. The Town Debt matures in 2013 and bears interest at a rate of 7.96% per annum as of April 28, 1996.

(5) Represents the estimated fees and expenses related to the Acquisition, the Offerings and the Senior Credit Facility.

                                 RISK FACTORS

         In addition to the other matters described in this Prospectus, the following factors should be carefully considered by each Holder before accepting the Notes Exchange Offer or the Subordinated Notes Exchange Offer, although certain of the factors described below are equally applicable to the Old Notes and the Old Subordinated Notes.

LEVERAGE AND DEBT SERVICE

         The Company is highly leveraged. At April 28, 1996, after giving pro forma effect to the Acquisition and the divestiture of the Waterville Valley and Mt. Cranmore resorts, the Company's total indebtedness (including current maturities) and stockholders' equity would have been $201.3 million and $29.9 million, respectively, and the Company would have had an additional $33.6 million available to be borrowed under the Senior Credit Facility. The Company expects to borrow under the Senior Credit Facility in order to fund operating losses incurred in the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997 (see "-- Dependence on Weather Conditions; Seasonality"); accordingly, borrowings under the Senior Credit Facility will increase from the date of consummation of the Acquisition. For the nine months ended April 28, 1996, after giving pro forma effect to the Acquisition, the Company's ratio of earnings to fixed charges would have been 1.1 to 1. As a result of the loss incurred on a pro forma basis for the fiscal year ended July 30, 1995, earnings would have been insufficient to cover the indicated fixed charges. Earnings would not have covered fixed charges by $8.4 million for such period. However, such results for the two periods include non-cash charges such as depreciation and amortization of $17.9 million and $18.8 million, respectively. The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the Notes and the Subordinated Notes) depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control.

         The Company believes that its cash flow from operations following the Acquisition, together with borrowings under the Senior Credit Facility, will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, or if its future earnings are insufficient to make all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained on terms acceptable to the Company or at all, particularly in view of the Company's high level of debt following the Acquisition and the fact that substantially all of its assets (and those of certain of its Subsidiaries) will be pledged to secure the borrowings under the Senior Credit Facility and other secured obligations. See "Description of Other Indebtedness -- The Senior Credit Facility."

         The Company's high level of debt will have several important effects on its future operations, including the following: (a) the Company will have significant cash requirements to service debt, reducing funds available for operations, expansions and improvements and increasing the Company's vulnerability to adverse general economic and industry conditions; (b) the financial covenants and other restrictions contained in the Senior Credit Facility, the Indenture and other agreements relating to the Company's indebtedness require the Company to meet certain financial tests and restrict its ability to borrow additional funds and to dispose of assets; and (c) because of the Company's debt service requirements, funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited. The Company's leveraged position may increase its vulnerability to competitive pressures and the cyclicality of the skiing and recreational industries. In addition, although management believes that capital expenditures above maintenance levels can be deferred to address cash flow or other constraints, such initiatives cannot be deferred for extended periods without adverse effects on skier visits, revenues and profitability. The Company's continued growth depends, in part, on its ability to maintain and expand its facilities and to engage in successful real estate development initiatives, and, therefore, to the extent it is unable to do so with internally generated cash, its inability to finance capital expenditures through borrowed funds could have a material adverse effect on the Company's future operations.

RESTRICTIONS UNDER DEBT AGREEMENTS

         The Indenture and the Subordinated Note Indenture contain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, sell assets, or enter into certain mergers and consolidations. In addition, the Senior Credit Facility contains restrictive covenants which, generally, are more restrictive than those contained in the Indenture and the Subordinated Note Indenture, and prohibits the Company from prepaying its subordinated indebtedness (including the Notes and the Subordinated Notes). The Senior Credit Facility also requires the Company to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. The Company's ability to meet those financial ratios and financial tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests. A breach of any of the covenants under the Senior Credit Facility, the Indenture or the Subordinated Note Indenture could result in a default under the Senior Credit Facility, the Indenture and/or the Subordinated Note Indenture. If an event of default occurs under the Senior Credit Facility, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If the Company is unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. Substantially all the assets of the Company and certain of its Subsidiaries have been pledged as security under the Senior Credit Facility. See "Description of Senior Subordinated Notes," "Description of Subordinated Notes" and "Description of Other Indebtedness -- The Senior Credit Facility."

SUBORDINATION OF THE NOTES AND THE SUBORDINATED NOTES

         The payment of principal of, premium and interest on, and any other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Debt of the Company, including indebtedness under the Senior Credit Facility, and each Subsidiary Guarantee is subordinated in right of payment to Senior Debt of the Guarantors. The payment of principal of, premium and interest on, and any other amounts owing in respect of, the Subordinated Notes is subordinated to the prior payment in full of all existing and future Subordinated Note Senior Debt of the Company, including indebtedness under the Senior Credit Facility and with respect to the Notes, and each Subordinated Note Subsidiary Guarantee is subordinated in right of payment to Subordinated Note Senior Debt of the Guarantors. As of April 28, 1996, after giving pro forma effect to the Acquisition, the aggregate outstanding amount of Senior Debt of the Company would have been approximately $51.0 million and the aggregate outstanding amount of Subordinated Note Senior Debt of the Company would have been approximately $167.6 million. In addition, the Company would have had $33.6 million available for borrowing under the Senior Credit Facility. The Indenture and the Subordinated Note Indenture limit, but do not prohibit, the incurrence by the Company and the Guarantors of additional indebtedness which is Senior Debt or Subordinated Note Senior Debt, as the case may be. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Debt has been paid in full in cash, and the assets of the Company will be available to pay obligations on the Subordinated Notes only after all Subordinated Note Senior Debt has been paid in full in cash, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes or he Subordinated Notes. In addition, under certain circumstances, the Company may not pay principal of, premium or interest on, or any other amounts owing in respect of, the Notes or the Subordinated Notes, or purchase, redeem or otherwise retire the Notes or the Subordinated Notes, if a payment default or a non-payment default exists with respect to certain Senior Debt or Subordinated Note Senior Debt, as the case may be, and, in the case of a non-payment default, a payment blockage notice has been received by the Trustee (as defined) or the Subordinated Note Trustee (as defined), as the case may be. See "Description of Senior Subordinated Notes -- Subordination" and "Description of Subordinated Notes --Subordination."

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCES

         Virtually all of the Company's operating income will be generated by its subsidiaries. As a result, the Company is dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes and the Subordinated Notes. There can be no assurance that such subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to the Company. Should the Company fail to satisfy any payment obligation under the Notes or the Subordinated Notes, the holders thereof would have a direct claim therefor against the Guarantors pursuant to their Subsidiary Guarantees or their Subordinated Note Subsidiary Guarantees, as applicable. However, substantially all of the assets of the Guarantors have been pledged to secure the obligations of the Company and such subsidiaries under the Senior Credit Facility and other secured obligations. The Indenture and the Subordinated
Note Indenture limit, but do not prohibit, the ability of the Company and its Restricted Subsidiaries to incur additional secured indebtedness. In the event of a default under the Senior Credit Facility (or any other secured indebtedness), the lenders thereunder would be entitled to a claim on the assets securing such indebtedness which is prior to any claim of the holders of the Notes (except to the extent provided under the Pledge and Disbursement Agreement) or the Subordinated Notes. Accordingly, there may be insufficient assets remaining after payment of prior secured claims (including claims of lenders under the Senior Credit Facility) to pay amounts due on the Notes or the Subordinated Notes. See "-- Leverage and Debt Service" and "--Subordination of the Notes and the Subordinated Notes."

RISKS OF EXPANSION

         An element of the Company's business strategy is the development of new skiable terrain and the development, construction, operation and sale of interval ownership and condominium real estate units, and other related facilities at or near its ski resorts. See "Business -- Real Estate Development." Such efforts will be dependent upon, among other things, receipt of adequate financing on suitable terms and obtaining and maintaining the requisite permits and licenses. There can be no assurance as to whether, when or on what terms such financing, permits and licenses may be obtained. In addition, such efforts entail risks associated with development and construction activities, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, and acts of God, any of which could delay construction and result in a substantial increase in cost to the Company. Because the real estate projects may be developed subject, in whole or in part, to later sales of units or other interests, the Company may face additional risks associated with marketing such units or interests after incurring substantial out-of-pocket costs or indebtedness. See "Business -- Real Estate Development" and "Business -- Environmental Matters." The Company may also grow through acquisitions; however, there can be no assurance that attractive acquisition candidates will be identified, or that any such acquisitions will be completed on terms acceptable to the Company, that necessary financing will be available on suitable terms, if at all, or that such acquisitions will be permitted under applicable antitrust laws. See "-- Leverage and Debt Service."

ABILITY TO ACHIEVE ANTICIPATED COST SAVINGS; INTEGRATION OF SKI

         The Company faces risks associated with implementing its post-Acquisition strategy and integrating the operations of SKI into the operations of the Company. See "Business -- The Company -- Strategy." Management of the Company has estimated that substantial cost savings can be achieved as a result of integrating the operations of the Company and SKI. See "Pro Forma Financial Data" and "Business -- The Company -- Strategy." The cost savings estimates have been prepared solely by members of the management of the Company based on information about SKI available to them, and have not been independently reviewed. The estimates necessarily make numerous assumptions as to future revenue levels and other operating results, the availability of funds for capital expenditures and general industry and business conditions and other matters, many of which are beyond the control of the Company. Investors are cautioned that the actual cost savings realized by the Company may vary considerably from the estimates contained herein and that undue reliance should not be placed upon such estimates. There also can be no assurance that unforeseen costs and expenses or other factors will not offset the anticipated cost savings in whole or in part.

REGIONAL AND NATIONAL ECONOMIC CONDITIONS

         The skiing industry is cyclical in nature, and is particularly vulnerable to shifts in regional and national economic conditions. A significant portion of the Company's customers reside in the New England states.

The economy in New England has been affected by substantial job losses in the manufacturing sector and in the defense industry, and has experienced other adverse economic trends. Although data indicate a stabilization of the New England economy, there can be no assurance that improvement will occur or that stagnation or declines in skier visits or real estate-related sales will not occur. Skiing is a discretionary recreational activity entailing relatively high costs of participation, and a worsening in the regional economy, or deteriorating national economic conditions, could adversely impact skier visits, and the Company's real estate and other revenues. Accordingly, the Company's financial condition, particularly in light of its highly leveraged condition, could be adversely affected by such a worsening in the regional or national economy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON WEATHER CONDITIONS; SEASONALITY

         Although the Company's facilities include high quality snowmaking equipment, its revenues and operating expenses continue to be heavily influenced by weather conditions. Adverse weather conditions lead to increased power and other operating costs associated with snowmaking, and can render snowmaking wholly or partially ineffective in maintaining quality skiing conditions. Moreover, it has been management's experience that, despite the presence of high quality snow on the mountains, unfavorable weather conditions in more highly populated areas can result in decreased skier visits. Prolonged adverse weather conditions, or the occurrence of such conditions during key periods of the ski season, can dramatically and adversely affect operating results. In addition, the Company's revenues are highly seasonal in nature, with the vast majority of its revenues historically being generated in the second and third fiscal quarters, of which a significant portion (as well as approximately 20% of annual skier days) is produced in two key weeks -- the Christmas and Presidents' Day vacation weeks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." This high degree of seasonality of revenues exacerbates the potential effect on operating results of adverse weather and other developments of even moderate or limited duration.

COMPETITION

         The skiing industry is highly competitive and is characterized by high fixed operating expenses and heavy dependence upon marginal revenues and maintenance or improvement of skier visit levels. The Company's competitors include other major ski resorts in the northeastern United States, as well as in the western states, for its vacation business, and other ski areas in Maine, New Hampshire, Vermont, Massachusetts and upstate New York for weekend and day-skier traffic. The Company also competes with other non-ski-oriented major resorts. See "Business --Competition." The Company believes that competition for skiers focuses on snow conditions, size, quality and variety of terrain, extent and quality of other facilities, quality of service, location and accessibility, and price. While the Company regularly monitors the activities of its principal competitors and modifies its marketing and operational strategies and techniques as necessary, there can be no assurance that its competitors will not be successful in capturing a material portion of the Company's present or potential customer base. Some of the Company's competitors have greater financial resources than the Company and could use these resources to take steps which could adversely affect the Company's competitive position. Such competitors may also be better positioned than the Company to withstand downturns in the skiing industry, adverse weather conditions, price and other forms of competition, and other negative developments. In addition, many of the Company's competitors in the western states have facilities offering more and longer trails with a greater variety of terrain and, as perceived by some, superior natural snow conditions. See "Business -- Competition."

RISK ASSOCIATED WITH LEASED PROPERTY AND PROPERTY USED PURSUANT TO PERMITS

         Portions of the land underlying certain of the Company's ski resorts are leased by the Company or used pursuant to permits or licenses from governmental and private entities. If any such lease were to be terminated as a result of a default by the lessee or holder thereunder, or if any such permit or license were to be terminated as a result of a default by the user thereunder or not renewed upon expiration or otherwise revoked prior to expiration, the Company would lose possession of the land subject thereto and any improvements thereon, perhaps making it impossible for the Company to operate the affected resort. Certain leases under which the Company is the tenant provide for renewal, but upon terms to be negotiated in the future. Therefore, the obligations of the Company may increase upon any such renewal. Special use permits granted by the United States Forest Service (the "USFS") are subject to termination if the federal government determines that the land is needed for a "higher public purpose." Such permits are granted subject to third party claims to the permitted land, if any, and the USFS reserves the right to use and permit others to use the permitted land so long as such use does not materially interfere with the rights and privileges authorized by the permits. Additionally, the USFS may impose additional conditions on the Company in connection with the Acquisition. For a description of such leases, permits and licenses, see "Business -- Properties." In addition, future expansion could subject the leases, permits or licenses to additional review under the federal National Environmental Policy Act ("NEPA") or other federal or state environmental laws.

ENVIRONMENTAL AND LAND USE MATTERS

         The Company is subject to a wide variety of federal, state, and local laws, regulations and policies relating to land use and development and to the use, storage, discharge, emission and disposal of hazardous materials. Failure to comply with such laws could result in the imposition of severe penalties or restrictions on operations including, without limitation, revocation of government issued special use permits, where applicable, that could adversely affect present and future operations, including both skiing and real estate development. The Company and SKI have recently completed Phase I environmental assessments at the properties owned or used by their respective subsidiaries. The reports included suggestions relative to certain conditions and areas of potential environmental concern. The reports did not, however, identify any environmental conditions or noncompliance, the remediation or correction of which management believes would have a material adverse impact on the business or financial condition, results of operations and cash flows of the Company at any of its resort areas. In addition, such laws, regulations and policies could change in a manner that materially and adversely affects the Company's ability to conduct its business as at present or to implement desired expansions and improvements to its facilities. See "Business -- Environmental Matters."

ADEQUACY OF WATER SUPPLY

         The Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses, or contractual arrangements, including leases, reservations in deeds, easements and rights-of-way, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, including, in certain cases, the condominium developments at the properties and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have an adverse effect on the Company, or that important permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Additionally, the rights of the Company to use various water sources on or about its properties may be also subject to the rights of other riparian users and the public generally. See "Business -- Environmental Matters" and "Business --Properties."

ANTITRUST

         The Company has resolved antitrust concerns of DOJ raised by the Acquisition by entering into a consent decree. Specifically, the Company has agreed to divest the assets constituting the Waterville Valley and Mt. Cranmore resorts not later than December 1, 1996. The Consent (i) requires the Company to use its best efforts to complete the divestitures as expeditiously as possible, (ii) gives DOJ the ability, in its sole discretion, to extend the time period for completing the divestitures by an additional ninety days, and
(iii) requires the Company to consent to the appointment of a trustee to accomplish the divestitures at the best price then obtainable upon a reasonable effort by the trustee in event the divestitures have not been completed within the allotted period. No assurance can be given regarding the results of the sales, including the price to be received or the terms and conditions of the sales. No assurance can be given that the Company will complete the divestitures within the allotted time period or that the resorts will not be subject to sale by a trustee.

CONTROL OF THE COMPANY

         Ninety-six percent (96%) of the Company's outstanding common stock is held by Leslie B. Otten; therefore, Mr. Otten has the ability unilaterally to control the affairs of the Company, subject only to such limitations as may be imposed under the Senior Credit Facility, the Indenture, the Subordinated Note Indenture or other existing or future contractual provisions.

DEPENDENCE ON KEY PERSONNEL

         The Company's success depends to a significant extent upon the performance and continued service of Mr. Otten, as well as several other key management and operational personnel. The loss of the services of Mr. Otten or of such other personnel could have a material adverse effect on the business and operations of the Company. Neither Mr. Otten nor any other executive officer is subject to an employment agreement with the Company or any of its subsidiaries. See "Management."

CHANGE OF CONTROL

         Upon a Change of Control, the Company will be required to offer to repurchase (i) all of the outstanding Notes at 101% of the principal amount thereof, plus accrued interest to the date of repurchase, and (ii) all of the Subordinated Notes at 101% of the Accreted Value or principal amount, as applicable, thereof, plus accrued interest to the date of repurchase. There can be no assurance that the Company will have sufficient funds available or will be permitted by its other debt agreements to repurchase the Notes and the Subordinated Notes upon the occurrence of a Change of Control. In addition, a Change of Control may cause a default under the Senior Credit Facility and other Senior Debt or Subordinated Note Senior Debt of the Company, in which case the subordination provisions of the Notes or the Subordinated Notes, as the case may be, would require payment in full of all such Senior Debt or Subordinated Note Senior Debt of the Company before repurchase of the Notes or the Subordinated Notes, as the case may be. See "Description of Senior Subordinated Notes -- Subordination," "Description of Senior Subordinated Notes -- Repurchase at the Option of Holders -- Change of Control," "Description of Subordinated Notes --Subordination" and "Description of Subordinated Notes -- Repurchase at the Option of Holders -- Change of Control." The inability to repay Senior Debt or Subordinated Note Senior Debt of the Company, if accelerated, and to repurchase all of the tendered Notes or Subordinated Notes, would constitute an event of default under the Indenture or the Subordinated Note Indenture, as the case may be.

FRAUDULENT CONVEYANCE RISKS

         Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes, any Subsidiary Guarantee, the Subordinated Notes or any Subordinated Note Subsidiary Guarantee in favor of other existing or future creditors of the Company or a Guarantor.

         If a court in a lawsuit on behalf of any unpaid creditor of the Company or a representative of the Company's creditors were to find that, at the time the Company issued the Notes or the Subordinated Notes, the Company
(x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration or reasonably equivalent value for issuing such Notes or such Subordinated Notes, as applicable, and the Company (i) was insolvent, (ii) was rendered insolvent by reason of such distribution, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void such Notes or such Subordinated Notes, as applicable, and void such transactions. Alternatively, in such event, claims of the holders of such Notes or such Subordinated Notes, as applicable, could be subordinated to claims of the other creditors of the Company.

         The Company's obligations under the Notes and the Subordinated Notes have been guaranteed by the Guarantors. To the extent that a court were to find that (x) a Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the

Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate such Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee in favor of the Guarantor's creditors. A legal challenge of a Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee on fraudulent conveyance grounds may, among other things, focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the applicable Notes or Subordinated Notes.

         To the extent any Subsidiary Guarantees or Subordinated Note Subsidiary Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes or the Subordinated Notes, as the case may be, would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the applicable Notes or Subordinated Notes against the issuer of an invalid Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the applicable Notes relating to any voided portions of any of the Subsidiary Guarantees or Subordinated Note Subsidiary Guarantees.

         Based upon financial and other information currently available to it, management of the Company believes that the Notes, the Subsidiary Guarantees, the Subordinated Notes and the Subordinated Note Subsidiary Guarantees have been incurred for proper purposes and in good faith and that the Company and each Guarantor (i) is solvent and will continue to be solvent after issuing the Notes, the Subordinated Notes, its Subsidiary Guarantee or its Subordinated Note Subsidiary Guarantee, as the case may be, (ii) has sufficient capital for carrying on its business after such issuance, and (iii) will be able to pay its debts as they mature. See "Management's Discussions and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

TAX CONSIDERATIONS

         The Old Subordinated Notes were issued with significant original issue discount, and the Old Notes were issued with original issue discount, for federal income tax purposes, and the New Notes and the New Subordinated Notes will have similar original issue discount upon consummation of the Exchange Offers. Although interest will not accrue on the Subordinated Notes prior to July 15, 2001, and there will be no periodic payments of cash interest on the Subordinated Notes prior to January 15, 2002, original issue discount (i.e., the difference between the stated redemption price at maturity and the issue price of the Subordinated Notes) will accrue from the issue date of the Subordinated Notes. Original issue discount equal to such difference in the case of the Notes will accrue from the issue date of the Notes. Holders of the Subordinated Notes or the Notes will be required to include such original issue discount in gross income for federal income tax purposes over the term of such obligations in advance of the receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences."

         In addition, the Subordinated Notes constitute "applicable high yield discount obligations" for federal income tax purposes. As a result, the Company's deduction of original issue discount on the Subordinated Notes will be limited as follows: First, the "disqualified portion" of original issue discount on the Subordinated Notes will not be deductible by the Company. In general, the "disqualified portion" of original issue discount on the Subordinated Notes equals the percentage of such original issue discount obtained by dividing (a) the excess of the yield to maturity of the Subordinated Notes over the sum of the applicable federal rate for the month in which the Subordinated Notes are issued (6.92% for debt instruments issued in June 1996) plus six percentage points by (b) the yield to maturity of the Subordinated Notes. For purposes of the foregoing rules, the yield to maturity of the Subordinated Notes will be determined based on the "issue price" of the Subordinated Notes as determined for federal income tax purposes, which in general is the portion of the issue price of the Units allocated to the

Subordinated Notes. See "Certain Federal Income Tax Consequences -- Original Issue Discount." Second, the remainder of the original issue discount on the Subordinated Notes will not be deductible by the Company until paid.

         If a bankruptcy case is commenced by or against the Company under the U.S. Bankruptcy Code after the issuance of the Subordinated Notes and the Notes, the claim of a holder of Subordinated Notes or Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of
(i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of such bankruptcy filing would constitute "unmatured interest."

         See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the holders regarding the purchase, ownership and disposition of the Subordinated Notes and the Notes.

ABSENCE OF PUBLIC MARKET

         The New Notes and the New Subordinated Notes are being offered exclusively to holders of the Old Notes and the Old Subordinated Notes, respectively. The Old Notes and the Old Subordinated Notes were issued to a limited number of institutional investors on June 28, 1996. There is no existing trading market for the Notes or the Subordinated Notes, and although the Company has been advised that Bear Stearns currently intends to make a market in the Notes and the Subordinated Notes, Bear Stearns is not obligated to do so and may discontinue any such market making at any time without notice. In addition, any market making activities in the Old Notes and the Old Subordinated Notes may be limited during the pendency of the Exchange Offers. There can be no assurance that an active trading market for the Notes or the Subordinated Notes will develop, or, if it develops, that it will continue. The Company does not intend to list the Notes or the Subordinated Notes on any securities exchange or to seek approval for quotation of the Notes or the Subordinated Notes through any automated quotation system. Future trading prices for the Notes and the Subordinated Notes will depend on many factors, including, among others, the Company's operating results, the market for similar securities and changes in prevailing interest rates.

CONSEQUENCES OF FAILURE TO EXCHANGE

         Holders of Old Notes or Old Subordinated Notes who do not exchange for New Notes or New Subordinated Notes pursuant to the Exchange Offers will continue to be subject to the restrictions on transfer of such Old Notes or Old Subordinated Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes or the Old Subordinated Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes and the Old Subordinated Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes or the Old Subordinated Notes under the Securities Act. New Notes and New Subordinated Notes issued pursuant to the Exchange Offers may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such holder which is an "affiliate" of the Company or any Guarantor within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes or New Subordinated Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such notes. Each broker-dealer that receives New Notes or New Subordinated Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes or New Subordinated Notes. The Letter of Transmittal states that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes or New Subordinated Notes received in exchange for Old Notes or Old Subordinated Notes where such Old Notes or Old Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes and New Subordinated Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes or Old Subordinated Notes are tendered and accepted in the Exchange Offers, the trading market for untendered and tendered but unaccepted Old Notes and Old Subordinated Notes will be adversely affected.

                              THE EXCHANGE OFFERS

PURPOSE AND EFFECT OF THE EXCHANGE OFFERS

         On June 28, 1996 (the "Closing Date"), the Old Notes were sold by the Company to the Initial Purchasers and the Old Subordinated Notes were sold by the Company to Bear Stearns. The Initial Purchasers and Bear Stearns subsequently resold the Old Notes and the Old Subordinated Notes, respectively, to qualified institutional buyers and/or institutional accredited investors. In connection with the issuance of the Old Notes and the Old Subordinated Notes, the Company and the Guarantors entered into the Registration Rights Agreements with the Initial Purchasers and Bear Stearns, respectively. Pursuant to the Registration Rights Agreements, the Company agreed (i) to file with the Commission a registration statement under the Securities Act with respect to the Exchange Offers no later than 45 days following the Closing Date, (ii) to use its best efforts to cause such registration statement to become effective under the Securities Act at the earliest practicable time, but in no event later than 150 days after the Closing Date, and (iii) upon effectiveness of the Registration Statement, to consummate the Exchange Offers within 30 business days. Copies of the Registration Rights Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy the Company's obligations under the Registration Rights Agreements.

         As a result of the filing and the effectiveness of the Registration Statement of which this Prospectus is a part, payment of certain liquidated damages provided for in the Registration Rights Agreements will not occur. Following the consummation of the Exchange Offers, Holders of Old Notes or Old Subordinated Notes will not, in general, have any further registration rights and the Old Notes or Old Subordinated Notes will continue to be subject to certain restrictions on transfer except that certain Holders may have certain registration rights in certain limited circumstances. See "- Certain Consequences of a Failure to Exchange." Accordingly, the liquidity of the market for the Old Notes or Old Subordinated Notes could be adversely affected.

RESALES OF NEW NOTES AND NEW SUBORDINATED NOTES

         The Company is making the Exchange Offers in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offers as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to the Notes Exchange Offer in exchange for Old Notes and New Subordinated Notes issued pursuant to the Subordinated Notes Exchange Offer in exchange for Old Subordinated Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes and New Subordinated Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes or New Subordinated Notes. However, any Holder of Old Notes or Old Subordinated Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offers for the purpose of distributing New Notes or the New Subordinated Notes, or any broker-dealer who purchased Old Notes or Old Subordinated Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes or Old Subordinated Notes in the Exchange Offers, and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes or Old

Subordinated Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes or Old Subordinated Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes or exchanges such Old Subordinated Notes for New Subordinated Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes or New Subordinated Notes.

         Each Holder of Old Notes who wishes to exchange Old Notes for New Notes in the Notes Exchange Offer and each Holder of Old Subordinated Notes who wishes to exchange Old Subordinated Notes for New Subordinated Notes in the Subordinated Notes Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes or New Subordinated Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Notes or New Subordinated Notes, and (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes or New Subordinated Notes. Each broker-dealer that receives New Notes or New Subordinated Notes for its own account pursuant to the Exchange Offers must acknowledge that it acquired the Old Notes or Old Subordinated Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes or New Subordinated Notes. The Notes Letter of Transmittal and the Subordinated Notes Letter of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes or Old Subordinated Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to New Notes or New Subordinated Notes received upon exchange of such Old Notes or Old Subordinated Notes, as the case may be (other than Old Notes or Old Subordinated Notes which represent an unsold allotment from the original sale of the Old Notes or Old Subordinated Notes, as the case may be), with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes or New Subordinated Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes or New Subordinated Notes received in exchange for Old Notes or Old Subordinated Notes, as the case may be, where such Old Notes or Old Subordinated Notes, as the case may be, were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreements, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes or New Subordinated Notes for the lesser of (i) a period of 180 days from the date on which the Registration Statement of which this Prospectus is a part is declared effective or (ii) such period of time as such Participating Broker-Dealer must comply with the prospectus delivery requirements of the Act in order to resell such New Notes or New Subordinated Notes (subject to extension under certain limited circumstances below). See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Old Notes or Old Subordinated Notes pursuant to the Exchange Offers will be deemed to have agreed, by execution of the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as the case may be, that, upon receipt of advice from the Company of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, this Prospectus, or any supplement or amendment thereto, untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements herein or therein not misleading or of the occurrence of certain other events specified in the Registration

Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Notes or New Subordinated Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such untrue statement or make the statements herein or therein not misleading and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has advised such Participating Broker-Dealer in writing that the sale of the New Notes or New Subordinated Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of New Notes or New Subordinated Notes, or if the Company delays or suspends the effectiveness of the Registration Statement of which this Prospectus is a part, under certain circumstances it shall extend the period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes or New Subordinated Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or New Subordinated Notes or to and including the date on which the Company has given the advice that the sale of New Notes or New Subordinated Notes may be resume, as the case may be.

         A Participating Broker-Dealer who intends to use the Prospectus in connection with the resale of the New Notes or New Subordinated Notes pursuant to the Exchange Offers must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letters of Transmittal or may be delivered to the Exchange Agent at the address set forth in the sections of this Prospectus entitled "- Terms of the Exchange Offers -- Exchange Agent" and "Exchange Agent."

CERTAIN CONSEQUENCES OF A FAILURE TO EXCHANGE

         The Old Notes or Old Subordinated Notes have not been registered under the Securities Act or any state securities law and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's rights in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes or Old Subordinated Notes which remain outstanding after consummation of the Exchange Offers will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offers, Holders of the Old Notes or Old Subordinated Notes which remain outstanding will not be entitled to any rights to have such Old Notes or Old Subordinated Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreements (subject to certain limited exceptions, if applicable, which would entitle certain holders in limited circumstances to shelf registration rights with respect to the Old Notes or Old Subordinated Notes). The Company currently does not intend to register under the Securities Act any Old Notes or Old Subordinated Notes which remain outstanding after consummation of the Exchange Offers (subject to such limited exceptions, if applicable).

         To the extent that Old Notes or Old Subordinated Notes are tendered and accepted in the Exchange Offers, a Holder's ability to sell untendered Old Notes or untendered Old Subordinated Notes could be adversely affected. In addition, to the extent that Old Notes or Old Subordinated Notes are tendered and accepted in connection with the Exchange Offers, any trading market for Old Notes or Old Subordinated Notes, as the case may be, which remain outstanding after the Exchange Offers could be adversely affected.

         The New Notes and any Old Notes which remain outstanding after consummation of the Notes Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of Senior Subordinated Notes."

         The New Subordinated Notes and any Old Subordinated Notes which remain outstanding after the consummation of the Subordinated Notes Exchange Offer will constitute a single series of debt securities under the Subordinated Note Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Subordinated Note Indenture. See "Description of Subordinated Notes."

         The Registration Rights Agreements provide for liquidated damages in the event that certain events relating to the registration of the New Notes or New Subordinated Notes offered in the Exchange Offers does not occur within specified time parameters. See "-- Purpose and Effect of the Exchange Offers." Following consummation of the Exchange Offers, the Old Notes and the Old Subordinated Notes will not be entitled to any liquidated damages thereon, except in certain limited circumstances, if applicable. The New Notes and the New Subordinated Notes will not be entitled to any such liquidated damages thereon.

TERMS OF THE EXCHANGE OFFERS

         General

         The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, to exchange up to $120,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes and up to $39,132,000 aggregate principal amount of New Subordinated Notes for a like aggregate principal amount of Old Subordinated Notes properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $120,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Notes Exchange offer and an aggregate principal amount of up to $39,132,000 of New Subordinated Notes in exchange for a like principal amount of outstanding Old Subordinated Notes tendered and accepted in connection with the Subordinated Notes Exchange Offer. Holders may tender their Old Notes and Old Subordinated Notes in whole or in part in a principal amount of $1,000 and integral multiples thereof.

         The Exchange Offers are not conditioned upon any minimum principal amount of Old Notes or Old Subordinated Notes being tendered. As of the date of this Prospectus, $120,000,000 aggregate principal amount of the Old Notes is outstanding and $39,132,000 aggregate principal amount of the Old Subordinated Notes is outstanding. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on the date of this Prospectus as the record date for the Exchange Offers for purposes of determining the persons to whom this Prospectus and the Notes Letter of Transmittal or the Subordinated Notes Letter of Transmittal will be mailed initially. Only a registered Holder of the Old Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of the registrar for the Notes may participate in the Notes Exchange Offer, and only a registered Holder of the Old Subordinated Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of the registrar for the Subordinated Notes may participate in the Subordinated Notes Exchange Offer. There will be no fixed record date for determining registered Holders of the Old Notes or Old Subordinated Notes entitled to participate in the Exchange Offers.

         Holders of Old Notes or Old Subordinated Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offers. Old Notes and Old Subordinated Notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the Indenture and the Subordinated Note Indenture, respectively, but will not, in general, be entitled to any further registration rights under the Registration Rights Agreements.

         If any tendered Old Notes or Old Subordinated Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes or Old Subordinated Notes will be returned, without expense, to the tendering Holder thereof promptly after the Expiration Date.

         Holders who tender Old Notes or Old Subordinated Notes in connection with the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the Notes Letter of Transmittal and the Subordinated Notes Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes or Old

Subordinated Notes in connection with the Exchange Offers. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See "-- Fees and Expenses."

         NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES OR OLD SUBORDINATED NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES OR OLD SUBORDINATED NOTES PURSUANT TO THE EXCHANGE OFFERS. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES OR OLD SUBORDINATED NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE NOTES EXCHANGE OFFERS AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES OR OLD SUBORDINATED NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE NOTES LETTER OF TRANSMITTAL OR THE SUBORDINATED NOTES LETTER OF TRANSMITTAL, AS APPLICABLE, AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

         Expiration Date; Extensions; Amendments

         The term "Expiration Date" means 5:00 p.m., New York City time, on ____________, 1996, unless the Exchange Offers are extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offers are extended).

         The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes or Old Subordinated Notes for exchange, (ii) to terminate the Exchange Offers (whether or not any Old Notes or Old Subordinated Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Certain Conditions of the Exchange Offers" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offers and retain all Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers, subject, however, to the right of Holders of Old Notes or Old Subordinated Notes to withdraw their tendered Old Notes or Old Subordinated Notes as described under "Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offers in any respect. If either Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of either Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes or Old Subordinated Notes, as applicable, and the Company will extend such Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination, or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

         Acceptance for Exchange and Issuance of New Notes or New Subordinated Notes

         Upon the terms and subject to the conditions of the Exchange Offers, the Company will exchange and will issue to the Exchange Agent, New Notes for Old Notes, and New Subordinated Notes for Old Subordinated Notes, in each case validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

         In all cases, delivery of New Notes in exchange for Old Notes or of New Subordinated Notes in exchange for Old Subordinated Notes, tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) Old Notes or Old Subordinated Notes or a book-entry confirmation of a book-entry transfer of Old Notes or Old Subordinated Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes or Old Subordinated Notes into the Exchange Agent's account at DTC.

         Subject to the terms and conditions of the Exchange Offers, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes or Old Subordinated Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes or Old Subordinated Notes for exchange pursuant to the Exchange Offers. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes or Old Subordinated Notes, Notes Letters of Transmittal, Subordinated Notes Letters of Transmittal and related documents, and as agent for tendering Holders for the purpose of receiving Old Notes or Old Subordinated Notes, Notes Letters of Transmittal, Subordinated Notes Letters of Transmittal and related documents, and transmitting New Notes or New Subordinated Notes to validly tendering Holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers is delayed (whether before or after the Company's acceptance for exchange of Old Notes or Old Subordinated Notes) or the Company extends the Exchange Offers or is unable to accept for exchange or exchange Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes or Old Subordinated Notes and such Old Notes or Old Subordinated Notes, as the case may be, may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described under "- Withdrawal Rights."

         Pursuant to the Notes Letters of Transmittal and the Subordinated Notes Letters of Transmittal, a Holder of Old Notes or Old Subordinated Notes, respectively, will warrant and agree that it has full power and authority to tender, exchange, sell, assign, and transfer Old Notes or Old Subordinated Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes or Old Subordinated Notes, free and clear of all liens, restrictions, charges, and encumbrances, and the Old Notes or Old Subordinated Notes tendered for exchange are not subject to any adverse claims or proxies. The Holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers.

         Procedures for Tendering Old Notes or Old Subordinated Notes

         Valid Tender. Except as set forth below, in order for Old Notes or Old Subordinated Notes to be validly tendered pursuant to the Exchange Offers,
(i) a properly completed and duly executed Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal (or facsimile thereof), as applicable, with any required signature guarantees, or an Agent's Message (as defined herein) in connection with a book-entry transfer of Old Notes or Old Subordinated Notes, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "- Exchange Agent," and either (a) tendered Old Notes or Old Subordinated Notes must be received by the Exchange Agent, or (b) such Old Notes or Old Subordinated Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Notes or Old Subordinated Notes are tendered, a tendering Holder should fill in the amount of the Old Notes or Old Subordinated Notes being tendered in the appropriate box on the Notes Letter of

Transmittal or Subordinated Notes Letter of Transmittal. The entire amount of Old Notes or Old Subordinated Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE NOTES LETTER OF TRANSMITTAL OR SUBORDINATED NOTES LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO NOTES LETTER OF TRANSMITTAL OR SUBORDINATED NOTES LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

         Book-Entry Transfer. The Exchange Agent will establish accounts with respect to the Old Notes and Old Subordinated Notes at DTC for purposes of the Exchange Offers promptly after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes or Old Subordinated Notes by causing DTC to transfer such Old Notes or Old Subordinated Notes into the Exchange Agent's applicable account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes or Old Subordinated Notes may be effected through book-entry transfer into the Exchange Agent's applicable account at DTC pursuant to the DTC's Automated Tender Offer Program ("ATOP") procedures, the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal (or facsimile thereof), as applicable, properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes or Old Subordinated Notes which are the subject of such book-entry confirmation, that such participation has received and agrees to be bound by the terms of the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, and that the Company may enforce such agreement against such participant.

         Signature Guarantees. Certificates for Old Notes or Old Subordinated Notes need not be endorsed and signature guarantees on the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal are unnecessary unless
(a) a certificate for the Old Notes or Old Subordinated Notes, as applicable, is registered in a name other than that of the person surrendering the certificate or (b) such registered Holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes or Old Subordinated Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution.

         Guaranteed Delivery. If a Holder desires to tender Old Notes or Old Subordinated Notes pursuant to the Exchange Offers and the certificates for Old Notes or Old Subordinated Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes or Old Subordinated

Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

               (i) such tenders are made by or through an Eligible Institution;

               (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date;

               (iii) the certificates (or a book-entry confirmation) representing all tendered Old Notes or Old Subordinated Notes, in proper form for transfer, together with a properly completed and duly executed Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal (or facsimile thereof) as applicable, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Old Notes or Old Subordinated Notes, and any other documents required by the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, are received by the Exchange Agent within three business days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes, or of New Subordinated Notes in exchange for Old Subordinated Notes, tendered and accepted for exchange pursuant to the Exchange Offers will in all cases be made only after timely receipt by the Exchange Agent of Old Notes or Old Subordinated Notes or of a book-entry confirmation with respect to such Old Notes or Old Subordinated Notes and a properly completed and duly executed Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable. Accordingly, the delivery of New Notes or New Subordinated Notes might not be made to all tendering Holders at the same time, and will depend upon when Old Notes or Old Subordinated Notes, as applicable, book-entry confirmations with respect to Old Notes or Old Subordinated Notes, as applicable, and other required documents are received by the Exchange Agent.

         The Company's acceptance for exchange of Old Notes or Old Subordinated Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Exchange Offers.

         Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes or Old Subordinated Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offers as set forth under "-- Certain Conditions to the Exchange Offers" or any condition or irregularity in any tender of Old Notes or Old Subordinated Notes of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders.

         The Company's interpretation of the terms and conditions of the Exchange Offers (including the Notes Letter of Transmittal, the Subordinated Notes Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes or Old Subordinated Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Notes Letter of Transmittal, Subordinated Notes Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Old Notes or Old Subordinated Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial Holder wishes to participate in the applicable Exchange Offer.

         Withdrawal Rights

         Except as otherwise provided herein, tenders of Old Notes or Old Subordinated Notes may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes or Old Subordinated Notes to be withdrawn, the aggregate principal amount of the Old Notes or Old Subordinated Notes to be withdrawn, and (if certificates for such Old Notes or Old Subordinated Notes have been tendered) the name of the registered Holder of the Old Notes or Old Subordinated Notes as set forth on the Old Notes or Old Subordinated Notes, if different from that of the person who tendered such Old Notes or Old Subordinated Notes. If Old Notes or Old Subordinated Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes or Old Subordinated Notes, the tendering Holder must submit the serial numbers shown on the particular Old Notes or Old Subordinated Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes or Old Subordinated Notes tendered for the account of an Eligible Institution. If Old Notes or Old Subordinated Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Notes or Old Subordinated Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes or Old Subordinated Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes or Old Subordinated Notes may not be rescinded. Old Notes or Old Subordinated Notes properly withdrawn will not be deemed validly tendered for purposes of the applicable Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Notes or Old Subordinated Notes."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes or Old Subordinated Notes which have been tendered but which are withdrawn will be returned to the Holder thereof promptly after withdrawal.

         Interest on the New Notes, Old Notes, New Subordinated Notes, and Old Subordinated Notes.

         Each New Note and each New Subordinated Note will bear interest from its issuance date. Holders of Old Notes or Old Subordinated Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but excluding, the issuance date of the New Notes or New Subordinated Notes, as applicable. Such interest will be paid with the first interest payment on the New Notes or New Subordinated Notes, as applicable, Interest on the Old Notes or Old Subordinated Notes accepted for exchange will cease to accrue upon issuance of the New Notes or New Subordinated Notes, as applicable.

         Certain Conditions to the Exchange Offers

         Notwithstanding any other provision of the Exchange Offers or any extension of the Exchange Offers, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes or any Old Subordinated Notes for any New Subordinated Notes and, as described below, may terminate the Exchange Offers (whether or not any Old Notes or Old Subordinated Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offers, if any of the following conditions have occurred or exists or have not been satisfied.

                  (a) either of the Exchange Offers or the making of any exchange by a Holder violates any applicable law or any applicable interpretation of the staff of the Commission;

                  (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to either of the Exchange Offers which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with either of the Exchange Offers;

                  (c) any law, statute, rule, or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with either of the Exchange Offers;

                  (d) a banking moratorium shall have been declared by United States federal or Maine or New York state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with either of the Exchange Offers;

                  (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offers; or

                  (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose.

         If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offers (whether or not any Old Notes or Old Subordinated Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offers in any respect. If such waiver or amendment constitutes a material change to the Exchange Offers, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes or Old Subordinated Notes and the Company will extend the Exchange Offers to the extent required by Rule 14e-1 under the Exchange Act.

         Exchange Agent

         United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offers. Delivery of the Notes Letter of Transmittal, Subordinated Notes Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal should be directed to the Exchange Agent as follows:

               BY MAIL:
 (insured or registered recommended)             BY OVERNIGHT EXPRESS:
United States Trust Company of New York  United States Trust Company of New York
           P.O. Box 843                          770 Broadway, 13th Floor
        Peter Cooper Station                   New York, New York 10003
      New York, New York 10276        Attention: Corporate Trust Services Window
    Attention: Corporate Trust

                                    BY HAND:
                     United States Trust Company of New York
                            111 Broadway/Lower Level
                            New York, New York 10005
                           Attention: Corporate Trust

                   TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (800) 548-6565

                             FACSIMILE TRANSMISSION:
                        (for eligible institutions only)
                                 (212) 420-6152

         Delivery to other than one of the above addresses or facsimile numbers will not constitute a valid delivery.

         Fees and Expenses

         The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes or Old Subordinated Notes, and in handling or tendering for their customers.

         Holders who tender their Old Notes or Old Subordinated Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes or New Subordinated Notes are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes or Old Subordinated Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes or Old Subordinated Notes in connection with the Exchange Offers, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

         The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers.

                           PRO FORMA CAPITALIZATION

         The following table sets forth the capitalization of the Company as of April 28, 1996, on an actual historical basis and as adjusted to give effect to the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent. The following capitalization table should be read in conjunction with the unaudited "Pro Forma Financial Data" and "Selected Historical Financial Data" included elsewhere in this Prospectus.

                                                   APRIL 28, 1996
                                         ------------------------------------
                                                               COMBINED
                                              ACTUAL          PRO FORMA
                                              ------          ----------
                                                   (IN THOUSANDS)
Total Debt:
    Senior Credit Facility (1)........   $          --    $       31,426
    Other senior indebtedness.........          47,670            19,574
    Senior Subordinated Notes.........              --           116,600
    Subordinated Discount Notes.......              --            19,000
    Other subordinated indebtedness...           2,151            14,662
                                         -------------    --------------
        Total debt....................          49,821           201,262
                                         -------------    --------------

Stockholders' equity..................   $      38,975    $       29,897
                                         -------------    --------------
        Total capitalization..........   $      88,796    $      231,159
                                         =============    ==============
- ------------------------

(1) Under the Senior Credit Facility, a total of $65.0 million is available for borrowing by the Company, subject to compliance with the terms thereof. See "Description of Other Indebtedness -- The Senior Credit Facility" for a description of the terms of the Senior Credit Facility.

                           PRO FORMA FINANCIAL DATA

         The following unaudited pro forma financial data (the "Pro Forma Financial Data") is derived from the historical financial statements of the Company and SKI, in each case included elsewhere in this Prospectus, and have been prepared on a pro forma basis giving effect to the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto included elsewhere in this Prospectus.

         The unaudited pro forma statement of income data for the year ended July 30, 1995 and the nine and twelve month periods ended April 28, 1996 give effect to the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent as if they had occurred on August 1, 1994. The unaudited pro forma balance sheet data as of April 28, 1996 gives effect to the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent as if they had occurred on such date. The Pro Forma Financial Data is not intended to be indicative of either future results of operations or results that might have been achieved had the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent actually occurred on the dates specified. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma combined financial data have been made based upon the terms and structure of the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent. The fourth fiscal quarter for the Company and SKI ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Risk Factors--Antitrust." Summary combined financial data with respect to these two resorts are presented in Note (a) to "Pro Forma Financial Data."

In addition to the cost reductions included in the pro forma data, management expects to realize further annual cost reductions following the Acquisition. These reductions will result largely from decreases in discretionary costs yet to be incurred and, therefore, have not been reflected in the pro forma adjustments.

                            AMERICAN SKIING COMPANY

                UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA
                             AS OF APRIL 28, 1996
                                (IN THOUSANDS)

                                                                 HISTORICAL
                                                          ----------------------
                                                         THE COMPANY       SKI
                                                         -----------       ---
Cash and short-term investments ......................  $     569     $  12,028
Restricted cash and short-term investments ...........        522          --
Accounts receivable, net .............................      1,651         2,068
Inventory ............................................      1,600         3,282
Prepaid expenses and notes receivable ................        679         1,377
Property developed for resale ........................      1,250          --
Deferred tax assets ..................................        125          --
Net assets held for sale .............................       --            --
                                                        ---------     ---------
    Total current assets .............................      6,396        18,755
Property and equipment, net ..........................     80,005        93,728
Note receivable, affiliate ...........................        402          --
Long-term investment .................................       --           3,589
Other assets .........................................      8,044         2,382
Deferred tax assets ..................................        264          --
                                                        ---------     ---------
    Total assets .....................................  $  95,111     $ 118,454
                                                        =========     =========
Line of credit and current portion of long-term debt .  $   3,359     $   1,567
Accounts payable & accrued expenses ..................      4,071        10,052
Accrued leasehold ....................................        529          --
Due to stockholder ...................................        176          --
Demand note, Stockholder .............................       --            --
Deposits and other unearned revenue ..................      1,063         1,045
Income taxes payable .................................        652         1,257
                                                        ---------     ---------
    Total current liabilities ........................      9,850        13,921
Deferred income taxes ................................       --           7,238
Long-term debt, excluding current portion ............     46,286        19,822
Subordinated notes and debentures ....................       --          11,400
Other long-term liabilities ..........................       --           5,107
Minority interest ....................................       --           2,403
                                                        ---------     ---------
    Total liabilities ................................     56,136        59,891
Stockholders' equity .................................     38,975        58,563
                                                        ---------     ---------
 Total liabilities and stockholders' equity ..........  $  95,111     $ 118,454
                                                        =========     =========






              (THE FOLLOWING TABLE HAS BEEN RESTUBBED FROM ABOVE)


                                                                              PRO FORMA
                                                     ----------------------------------------------------------------
                                                        CRANMORE       WATERVILLE        PRO FORMA          COMBINED
                                                     DIVESTITURE(A)   DIVESTITURE(A)    ADJUSTMENTS         PRO FORMA
                                                     --------------   --------------    -----------         ---------
Cash and short-term investments ......................       --            --         $ (12,028) c,d,e,f   $     569
Restricted cash and short-term investments ...........       --            --            15,080  e            15,602
Accounts receivable, net .............................       --            --              --                  3,719
Inventory ............................................       --            --              --                  4,882
Prepaid expenses and notes receivable ................       --            --              --                  2,056
Property developed for resale ........................       --            --              --                  1,250
Deferred tax assets ..................................        (27)         --               207  b               305
Net assets held for sale .............................      4,455        10,746            --                 15,201
                                                        ---------     ---------       ---------            ----------
    Total current assets .............................      4,428        10,746           3,259               43,584

Property and equipment, net ..........................     (4,582)      (11,093)         70,684  c,i         228,742
Note receivable, affiliate ...........................       --            --              --                    402
Long-term investment .................................       --            --              --                  3,589
Other assets .........................................       --            --               (28) c,d,g        10,398
Deferred tax assets ..................................       --            --              --                    264
                                                        ---------     ---------       ---------            ----------
    Total assets .....................................  $    (154)    $    (347)      $  73,915            $ 286,979
                                                        =========     =========       =========            ==========

Line of credit and current portion of long-term debt .  $     (38)    $     (23)      $   4,081  e,g,i     $   8,946
Accounts payable & accrued expenses ..................       --            --              (562) e            13,561
Accrued leasehold ....................................       --            --              --                    529
Due to stockholder ...................................       --            --              --                    176
Demand note, Stockholder .............................       --            --             5,200  b             5,200
Deposits and other unearned revenue ..................       --            --              --                  2,108
Income taxes payable .................................       --            --              --                  1,909
                                                        ---------     ---------       ---------            ----------
    Total current liabilities ........................        (38)          (23)          8,719               32,429

Deferred income taxes ................................       --            (163)         25,531  b,c          32,606
Long-term debt, excluding current portion ............       (116)         (161)        (25,891) e,i          39,940
Subordinated notes and debentures ....................       --            --           135,600  f           147,000
Other long-term liabilities ..........................       --            --              --                  5,107
Minority interest ....................................       --            --            (2,403) i              --
                                                        ---------     ---------       ---------            ----------
    Total liabilities ................................       (154)         (347)        141,556              257,082

Stockholders' equity .................................       --            --           (67,641)              29,897
                                                        ---------     ---------       ---------            ----------
 Total liabilities and stockholders' equity ..........  $    (154)    $    (347)      $  73,915            $ 286,979
                                                        =========     =========       =========            ==========

    The accompanying notes are an integral part of the unaudited pro forma combined financial data.

                            AMERICAN SKIING COMPANY
                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
          SUMMARY OF ASC PRO FORMA ADJUSTMENTS -- BALANCE SHEET DATA

BALANCE SHEET ACCOUNT                            NOTE     ADJUSTMENT                                       APRIL 28, 1996
                                                                                                           (in thousands)
Cash and short term investments                  f        Proceeds from Notes                               $116,600
                                                 f        Proceeds from Subordinated Notes and Common
                                                           Stock                                              20,000
                                                 c,d      Acquisition purchase price to be paid             (108,239)
                                                 d        Financing costs to be paid                          (6,000)
                                                 e        TIAA Credit Agreement and interest                 (12,325)
                                                 e        Portion of proceeds transferred to Pledge
                                                           Account                                           (15,080)
                                                 e        Application of SKI cash and net proceeds of the
                                                           Offering against Senior Credit Facility            (6,984)
                                                                                                        ------------
                                                                                                             (12,028)
                                                                                                        ------------
Restricted cash and short term investments       e        Pledge Account                                      15,080
                                                                                                        ------------
Deferred tax assets                              b        Conversion from S-Corp to C-Corp                       207
                                                                                                        ------------
Property and equipment, net                      c        Allocation of purchase price                        71,087
                                                 i        Purchase of Sugarloaf minority interest               (403)
                                                                                                        ------------
                                                                                                              70,684
                                                                                                        ------------
Other assets                                     c        Previously acquired SKI stock                         (828)
                                                 g        Return of SKI deposit                               (5,000)
                                                 d        Deferred financing costs                             8,000
                                                 c,d      Previously accrued financing and transaction
                                                           costs                                              (2,200)
                                                                                                        ------------
                                                                                                                 (28)
                                                                                                        ------------
    Effect on total assets                                                                                   $73,915
                                                                                                        ------------

Line of credit and current portion of long term  e        Retire existing Company line of credit             $(2,345)
 debt
                                                 e        Proceeds from Senior Credit Facility                11,431
                                                 i        Purchase Sugarloaf minority interest                 2,000
                                                 g        Return of SKI deposit and accrued interest          (5,063)
                                                 e        Application of SKI cash and net proceeds of the
                                                          Offering against Senior Credit Facility             (6,984)
                                                 i        Sugarloaf paydown of SMC Credit Agreement and
                                                          Town Debt                                            5,042
                                                                                                        ------------
                                                                                                               4,081
                                                                                                        ------------
Accounts payable and accrued interest            e        Retire accrued interest associated with
                                                           existing facility                                    (157)
                                                 e        Retire accrued interest associated with TIAA
                                                           Credit Agreement                                     (325)
                                                 e        Retire accrued interest associated with SMC
                                                           Credit Agreement                                      (34)
                                                 e        Retire accrued interest associated with
                                                           existing Town Debt                                    (46)
                                                                                                        ------------
                                                                                                                (562)
                                                                                                        ------------
Demand note, Stockholder                         b        Demand Note to Mr. Otten                             5,200
                                                                                                        ------------
Deferred income taxes--long term                 b        Conversion from S-Corp to C-Corp                     5,148
                                                 c        Deferred tax liability (purchase allocation)        20,383
                                                                                                        ------------
                                                                                                              25,531
                                                                                                        ------------
Long-term debt, excluding current portion        e        TIAA Credit Agreement                              (12,000)
                                                 e        Retire existing ASC Revolving Note                 (34,086)
                                                 e        Proceeds from Senior Credit Facility                25,000
                                                 i        Sugarloaf paydown of SMC Credit Agreement and
                                                          Town Debt                                           (4,805)
                                                                                                          ------------
                                                                                                             (25,891)
                                                                                                          ------------






Subordinated notes and debentures                f        Notes                                              116,600
                                                 f        Subordinated Notes                                  19,000
                                                                                                        ------------
                                                                                                             135,600
                                                                                                        ------------
Minority interest                                i        Purchase of Sugarloaf minority interest             (2,403)
                                                                                                        ------------
    Effect on total liabilities                                                                             $141,556
                                                                                                        ------------
Stockholders' equity                             b        Issuance of Demand Note to Mr. Otten               $(5,200)
                                                 f        Common Stock                                         1,000
                                                 g        Interest on SKI deposit                                 63
                                                 b        Conversion of S-Corp to C-Corp                      (4,941)
                                                 c        Elimination of SKI stockholders' equity            (58,563)
                                                                                                        ------------
    Effect on stockholders' equity                                                                          $(67,641)
                                                                                                         ------------
                                                                                                                  $0
                                                                                                        ============

                            AMERICAN SKIING COMPANY
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME DATA
                FOR THE NINE-MONTH PERIOD ENDED APRIL 28, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       HISTORICAL                              PRO FORMA
                                           ------------------------------------     ---------------------------------
                                                                                      BEAR MOUNTAIN       CRANMORE
                                              THE COMPANY          SKI               DIVESTITURE(M)    DIVESTITURE(A)
                                           ------------------------------------     ---------------------------------
Revenues:
    Ski and lodging......................       $57,283          $106,752                $(292)            $(3,987)
    Real estate..........................         9,482                --                    --                  --
                                           ------------     -------------           -----------      --------------
                                                 66,765           106,752                 (292)             (3,987)
                                           ------------     -------------           -----------      --------------
Operating Expenses:
    Cost of operations...................        28,853            47,885                 (509)             (1,549)
    Real estate and payroll taxes........         1,773             7,541                 (247)               (150)
    Utilities............................         5,083             7,465                  (82)               (511)
    Insurance............................         1,758             5,692                 (205)               (142)
    Selling, general and administrative..        10,383            17,061                 (404)               (701)
    Depreciation and amortization........         5,615            10,146                  (34)               (223)
    Loss on sale of Bear Mountain........            --             4,737                    --                  --
                                           ------------     -------------           -----------      --------------
                                                 53,465           100,527               (1,481)             (3,276)
                                           ------------     -------------           -----------      --------------
Operating income (loss)..................        13,300             6,225                1,189                (711)
Interest expense.........................         2,307             2,561                    --               (104)
                                           ------------     -------------           -----------      --------------

Pretax income (loss) from operations,
 before minority interest................
                                                 10,993             3,664                1,189                (607)
Income taxes.............................         1,004             1,429                  475                (243)
                                           ------------     -------------           -----------      --------------
Income (loss) before minority interest...         9,989             2,235                  714                (364)
Minority interest in income of subsidiary            --              (527)                   --                  --
                                           ------------     -------------           -----------      --------------
Net income (loss)........................        $9,989            $1,708                 $714               $(364)
                                           ============     =============           ===========      ==============
Net income per share (o).................            --                --                --                      --






              (THE FOLLOWING TABLE HAS BEEN RESTUBBED FROM ABOVE)




                                                                 PRO FORMA
                                           -----------------------------------------------------
                                                 WATERVILLE           ASC              OTHER           COMBINED
                                               DIVESTITURE(A)     ADJUSTMENTS     ADJUSTMENTS(N)      PRO FORMA
                                           -----------------------------------------------------------------------
Revenues:
    Ski and lodging......................       $(10,968)    $        --          $        --            $148,788
    Real estate..........................              --             --                   --               9,482
                                            -------------    -----------          -----------      --------------
                                                 (10,968)             --                   --             158,270
                                            -------------    -----------          -----------      --------------
Operating Expenses:
    Cost of operations...................         (5,074)         (1,590) h                 5              68,021
    Real estate and payroll taxes........           (434)             --                    5               8,488
    Utilities............................           (957)             --                   --              10,998
    Insurance............................           (418)           (376) h                 6               6,315
    Selling, general and administrative..         (1,521)             --                   --              24,818
    Depreciation and amortization........         (1,139)          3,510  c,d              --              17,875
    Loss on sale of Bear Mountain........              --             --               (4,737)                 --
                                            -------------    -----------          -----------      --------------
                                                  (9,543)          1,544               (4,721)            136,515
                                            -------------    -----------          -----------      --------------
Operating income (loss)..................         (1,425)         (1,544)               4,721              21,755
Interest expense.........................            (10)         12,283  b,e,f          (302)             16,735
                                            -------------    -----------          -----------      --------------
Pretax income (loss) from operations,
before minority interest.................
                                                  (1,415)        (13,827)               5,023               5,020
Income taxes.............................           (552)         (1,793) b,j           2,009               2,329
                                            -------------    -----------          -----------      --------------
Income (loss) before minority interest...           (863)        (12,034)               3,014               2,691
Minority interest in income of subsidiary              --            527  i                --                  --
                                            -------------    -----------          -----------      --------------
Net income (loss)........................          $(863)       $(11,507)              $3,014              $2,691
                                            =============    ===========          ===========      ==============
Net income per share (o).................              --             --                   --               $2.75

                    The accompanying notes are an integral
           part of the unaudited pro forma combined financial data.

                            AMERICAN SKIING COMPANY
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME DATA
                       FOR THE YEAR ENDED JULY 30, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          HISTORICAL                         PRO FORMA
                                  --------------------------- ---------------------------------------
                                                                SUGARBUSH    SUGARLOAF      BEAR
                                   THE COMPANY      SKI        ACQUISITION  ACQUISITION   MOUNTAIN
                                                                   (K)          (L)      DIVESTITURE
                                                                                             (M)
                                  --------------------------- ---------------------------------------
Revenues:
    Ski and lodging.............    $46,794     $113,952         $1,229         $640    $(12,864)
    Real estate.................      7,953            8             --           --           --
                                  ---------    ---------      ---------    ---------    ---------
                                     54,747      113,960          1,229          640     (12,864)
                                  ---------    ---------      ---------    ---------    ---------
    Cost of operations..........     25,724       51,557          1,357          712      (5,016)
    Real estate and payroll taxes     1,736        8,600             73           98      (1,096)
    Utilities...................      4,132        8,071            152           42        (588)
    Insurance...................      2,127        6,635            134           35      (1,455)
    Selling, general and
     administrative.............      9,394       19,495            447           67      (2,182)
    Depreciation and amortization     3,910       14,056             --          125      (2,779)
                                  ---------    ---------      ---------    ---------    ---------
                                     47,023      108,414          2,163        1,079     (13,116)
                                  ---------    ---------      ---------    ---------    ---------
Operating Income (loss).........      7,724        5,546           (934)        (439)        252
Interest expense................      2,205        3,819             77           49          --
                                  ---------    ---------      ---------    ---------    ---------

Pretax income (loss) from
 operations, before minority
 interest.......................      5,519        1,727         (1,011)        (488)         252
Income taxes....................        400          997            (32)          --         103
                                  ---------    ---------      ---------    ---------    ---------
Income (loss) before minority
 interest.......................      5,119          730           (979)        (488)         149
Minority interest in loss of
subsidiary......................         --          299             --          239           --
                                  ---------    ---------      ---------    ---------    ---------
Net income (loss)...............     $5,119       $1,029          $(979)       $(249)        $149
                                  =========    =========      =========    =========    =========
Net income (loss) per share (o).         --            --            --           --           --








              (THE FOLLOWING TABLE HAS BEEN RESTUBBED FROM ABOVE)



                                                             PRO FORMA
                                  --------------------------------------------------------------
                                                                                         OTHER
                                    CRANMORE         WATERVILLE           ASC         ADJUSTMENTS      COMBINED
                                  DIVESTITURE(A)   DIVESTITURE(A)    ADJUSTMENTS         (N)          PRO FORMA
                                 ---------------   --------------    ----------- --  -----------   -------------
Revenues:
    Ski and lodging.............       $(36)        $(8,660)       $       --               $15         $141,070
    Real estate.................          --              --               --                --            7,961
                                    --------        --------       ----------         ---------      -----------
                                        (36)         (8,660)               --                15          149,031
                                    --------        --------       ----------         ---------      -----------
    Cost of operations..........          --         (4,049)          (1,782) h              20           68,523
    Real estate and payroll taxes         --           (429)               --                --            8,982
    Utilities...................          --           (628)               --                24           11,205
    Insurance...................          --           (424)            (500) h              18            6,570
    Selling, general and
     administrative.............        (68)         (1,385)               --                --           25,768
    Depreciation and amortization        (2)           (772)           3,900  c,d           372           18,810
                                    --------        --------       ----------         ---------      -----------
                                        (70)         (7,687)           1,618                434          139,858
                                    --------        --------       ----------         ---------      -----------
Operating Income (loss).........         34            (973)          (1,618)              (419)           9,173
Interest expense................         --              (7)          15,986  b,e,f        (879)          21,250
                                    --------        --------       ----------         ---------      -----------
Pretax income (loss) from
 operations, before minority
 interest.......................          34           (966)         (17,604)               460          (12,077)
Income taxes....................          14           (398)          (5,213) b,j           185           (3,944)
                                    --------        --------       ----------         ---------      -----------
Income (loss) before minority             20           (568)         (12,391)               275           (8,133)
interest........................
Minority interest in loss of
subsidiary......................          --              --            (538) i              --              --
                                    --------        --------       ----------         ---------      -----------
Net income (loss)...............         $20          $(568)       $ (12,929)              $275          $(8,133)
                                    ========        ========       ==========         =========      ===========
Net income (loss) per share (o).          --              --              --                --            $(8.31)

                    The accompanying notes are an integral
           part of the unaudited pro forma combined financial data.

                            AMERICAN SKIING COMPANY
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME DATA
               FOR THE TWELVE MONTH PERIOD ENDED APRIL 28, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       HISTORICAL                           PRO FORMA
                                           ---------------------------------    ---------------------------------
                                                                                  BEAR MOUNTAIN       CRANMORE
                                              THE COMPANY          SKI           DIVESTITURE(M)    DIVESTITURE(A)
                                           ---------------------------------    ---------------------------------
Revenues:
    Ski and lodging......................       $60,300          $114,030              $(301)         $(4,023)
    Real estate..........................        10,812                --                  --               --
                                           ------------     -------------       -------------    -------------
                                                 71,112           114,030               (301)          (4,023)
                                           ------------     -------------       -------------    -------------
    Cost of operations...................        32,547            54,132               (824)          (1,549)
    Real estate and payroll taxes........         2,145             8,597               (410)            (150)
    Utilities............................         5,490             7,912               (136)            (511)
    Insurance............................         2,055             6,107               (749)            (142)
    Selling, general and administrative..        11,268            20,179               (611)            (769)
    Depreciation and amortization........         5,885            10,359                (28)            (225)
    Loss on sale of Bear Mountain........            --             4,737                  --               --
                                           ------------     -------------       -------------    -------------
                                                 59,390           112,023             (2,758)          (3,346)
                                           ------------     -------------       -------------    -------------
Operating income (loss)..................        11,722             2,007              2,457             (677)
Interest expense.........................         3,100             3,362                 --             (104)
                                           ------------     -------------       -------------    -------------
Pretax income (loss) from operations,
 before minority interest................         8,622            (1,355)             2,457             (573)
Income taxes.............................           466              (298)               995             (230)
                                           ------------     -------------       -------------    -------------
Income (loss) before minority interest...         8,156            (1,057)             1,462             (343)
Minority interest in income of subsidiary            --               (35)                --                --
                                           ------------     -------------       -------------    -------------
Net income (loss)........................        $8,156           $(1,092)            $1,462            $(343)
                                           ============     =============       =============    =============
Net loss per share (o)...................            --                --                  --               --







              (THE FOLLOWING TABLE HAS BEEN RESTUBBED FROM ABOVE)



                                                                    PRO FORMA
                                           ---------------------------------------------------
                                               WATERVILLE           ASC              OTHER           COMBINED
                                             DIVESTITURE(A)     ADJUSTMENTS     ADJUSTMENTS(N)      PRO FORMA
                                           -------------------------------------------------------------------
Revenues:
    Ski and lodging......................                    $        --       $          --         $158,424
    Real estate..........................              --             --                  --           10,812
                                            -------------    -----------       -------------    -------------
                                                 (11,582)             --                  --          169,236
                                            -------------    -----------       -------------    -------------
    Cost of operations...................         (5,601)         (1,982) h                7           76,730
    Real estate and payroll taxes........           (495)             --                   5            9,692
    Utilities............................         (1,040)             --                  --           11,715
    Insurance............................           (436)           (500) h                8            6,343
    Selling, general and administrative..         (1,732)             --                  --           28,335
    Depreciation and amortization........         (1,140)          4,970  c,d             --           19,821
    Loss on sale of Bear Mountain........              --             --              (4,737)              --
                                            -------------    -----------       -------------    -------------
                                                 (10,444)          2,488              (4,717)         152,636
                                            -------------    -----------       -------------    -------------
Operating income (loss)..................         (1,138)         (2,488)              4,717           16,600
Interest expense.........................            (13)         16,191  b,e,f         (800)          21,736
                                            -------------    -----------       -------------    -------------
Pretax income (loss) from operations,
 before minority interest................         (1,125)       (18,679)               5,517           (5,136)
Income taxes.............................           (435)        (4,324)  b,j          2,207           (1,619)
                                            -------------    -----------       -------------    -------------
Income (loss) before minority interest...           (690)       (14,355)               3,310           (3,517)
Minority interest in income of subsidiary              --             35  i               --              --
                                            -------------    -----------       -------------    -------------
Net income (loss)........................          $(690)      $(14,320)              $3,310          $(3,517)
                                            =============    ===========       =============    =============
Net loss per share (o)...................              --             --                  --           $(3.60)

                    The accompanying notes are an integral
           part of the unaudited pro forma combined financial data.

                            AMERICAN SKIING COMPANY
                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
       SUMMARY OF ASC PRO FORMA ADJUSTMENTS -- STATEMENTS OF INCOME DATA

                                                                                       NINE MONTHS                     TWELVE
                                                                                          ENDED       YEAR ENDED    MONTHS ENDED
                                                                                        APRIL 28,      JULY 30        APRIL 28,
INCOME STATEMENT ITEM               NOTE    ADJUSTMENT                                    1996           1995           1996
- ---------------------               ----    ----------                                 ----------    -------------   ---------
                                                                                                    (in thousands)
Cost of operations                  h       Staff reductions and elimination of
                                            shareholder services                        $(1,590)      $(1,782)         $(1,982)
                                                                                      ----------     ---------      -----------
Insurance                           h       Insurance reductions                           (376)         (500)            (500)
                                                                                      ----------     ---------      -----------
Depreciation and amortization       c       Depreciation on property and equipment         2,760         2,900            3,970
                                    d       Amortization of deferred financing costs         750         1,000            1,000
                                                                                      ----------     ---------      -----------
                                                                                           3,510         3,900            4,970
                                                                                      ----------     ---------      -----------
Interest expense                    b       Interest on Mr. Otten Demand Note                211           281              281
                                    f       Notes and Subordinated Notes                  13,414        17,492           17,812
                                    e       Other interest adjustments                   (1,342)       (1,787)          (1,902)
                                                                                      ----------     ---------      -----------
                                                                                          12,283        15,986           16,191
                                                                                      ----------     ---------      -----------
Income taxes                        b,j     Tax effect of pro forma adjustments          (5,249)       (7,178)          (7,367)
                                    b,j     Tax effect of S corporation income             3,456         1,965            3,043
                                                                                      ----------     ---------      -----------
                                                                                         (1,793)       (5,213)          (4,324)
                                                                                      ----------     ---------      -----------
Minority interest                   i       Sugarloaf minority interest                    (527)           538             (35)
                                                                                      ----------     ---------      -----------
    Effect on net income (loss)                                                        $(11,507)     $(12,929)        $(14,320)
                                                                                      ==========     =========      ===========


                            AMERICAN SKIING COMPANY
         NOTES TO THE PRO FORMA COMBINED FINANCIAL DATA -- UNAUDITED


(a) The pro forma financial data above reflects the divestiture of the Mt. Cranmore and Waterville Valley resorts, pursuant to the Consent. As no actual sales have been consummated, the pro forma data gives no effect to any related proceeds.

(b) Certain of the Company's operations were within corporations (the "S Corporations") for which Mr. Otten was personally liable for income taxes. The Company makes distributions to Mr. Otten to pay the income taxes associated with these operations.

         The Demand Note was issued by the S Corporations, bearing interest at the applicable federal rate in effect at the time of issuance.

         The S Corporations have been converted to C Corporations pursuant to the Internal Revenue Code. As a result of this conversion, certain tax attributes of the S Corporations attributable directly to Mr. Otten have been transferred to the respective C Corporations. A pro forma adjustment gives effect to such a conversion as of April 28, 1996.

(c) The Acquisition of SKI by ASC resulted in the assets of SKI being written up to reflect the purchase price of the transaction. The purchase price of SKI will be calculated as the sum of (i) cash paid to the current SKI shareholders, (ii) the fair value of any liabilities of SKI assumed, and (iii) the transaction costs incurred by ASC. Under the purchase accounting method, the acquisition cost is allocated to the assets and liabilities acquired based on their relative fair values. Preliminary analyses have been performed in order to identify and allocate the excess purchase price over book value.

         Pro forma adjustments have been made to depreciate these assets over their estimated useful lives, based on a preliminary estimate of the remaining useful lives of the underlying assets referred to above. The actual depreciation charge recorded subsequent to the Acquisition may differ when the final purchase price is computed as of the closing date and an actual allocation of the purchase price to the underlying assets acquired is completed. Only after the final purchase price has been allocated and the estimated remaining useful lives are determined by management will the actual depreciation charge associated with the acquired assets of SKI become available. The Company has not yet received the results of appraisals and other valuation studies which are in process, nor has it made a final determination of the useful lives of the assets acquired. Accordingly, some portion of the excess of purchase cost over the historical basis of the net assets acquired may ultimately be allocated to specific tangible and intangible assets. The actual allocation of purchase cost and the resulting effect on operating income may differ significantly from the pro forma amounts included herein.

         The following table summarizes the resulting computation:

         Shares outstanding at April 28, 1996*............         5,736,882
         Purchase price...................................            $18.00
                                                            ----------------
                                                                 103,264,000
         Cost of options**................................         1,375,000
         SKI shares previously acquired...................           828,000
         Transaction costs................................         3,800,000
                                                            ----------------
         Full fair value of SKI...........................      $109,267,000
                                                            ================
         Purchase price allocation:
         Historical cost basis of acquired net assets.....       $58,563,000
         Identified value of property and equipment
                     in excess of historic cost basis.....        71,087,000
         Deferred income taxes............................       (20,383,000)
                                                            ----------------
                                                                $109,267,000
                                                            ================
                                      51

                            AMERICAN SKIING COMPANY
         NOTES TO THE PRO FORMA COMBINED FINANCIAL DATA -- UNAUDITED


         The purchase price allocation results in certain property and equipment being stepped up from SKI's historical basis of $93,728,000 for book accounting purposes. These assets will not be stepped up to fair value for tax purposes. A deferred tax liability of $(20,383,000) has been established for the book/tax basis difference of the fixed assets using the expected statutory rate. The majority of the purchase price will be allocated to property and equipment with estimated useful lives ranging from 8 to 24 years.

         * Total shares outstanding at April 28, 1996, net of 54,000 shares owned by the Company.
         ** Options on 183,925 shares, at $18.00 less respective strike prices of options.

(d) The Company will incur various direct costs and professional fees in connection with the issuance of Notes and the establishment of the Senior Credit Facility which will be capitalized and amortized over their lives. The accompanying pro forma income statement data includes adjustments reflecting a preliminary estimate of the amortization associated with these costs.

(e) The existing seasonal Line of Credit and the Revolving Note was retired with the initial proceeds of the Senior Credit Facility. Certain obligations of Sugarloaf (see item i below) will also be refinanced. A 1/8th% fluctuation in interest rates would have an approximate $39,250 annual impact on interest expense and an approximate $23,470 impact on net income.

         As a minimum of $25 million of the Senior Credit Facility will not be due within one year, that amount has been classified as long-term in the accompanying pro forma balance sheet data.

         In addition to acquiring the shares and options of SKI pursuant to the Acquisition Agreement, a portion of the proceeds was used to retire SKI's TIAA Credit Agreement, along with any accrued interest. It is further assumed that after the payment of any outstanding transaction and financing fees the proceeds along with any cash acquired from SKI will be used to reduce the Senior Credit Facility.

         As explained in the "Description of Senior Subordinated Notes," an investment was made on the Closing Date in the segregated Pledge Account to secure the payment of the first year's interest on the Notes which will approximate $15 million. Due to the nature of these borrowings, the accompanying pro forma financial data does not include either interest income on the Pledge Account or interest expense on this incremental indebtedness.

(f) Gives effect to the issuance of the Notes and the Subordinated Notes, at their issue prices, as well as related interest expense.

         The Subordinated Notes were issued along with 39,132 shares of Common Stock. The proceeds of $20 million will therefore be allocated to each issue based on their relative fair values. Preliminary analyses have been prepared to allocate the value between these securities.

         Both the Notes and the Subordinated Notes will be issued with original issue discount, therefore the effective interest exceeds the stated interest rates.

         Pro forma interest expense includes interest expense with respect to the Subordinated Notes of $2,426,000, $2,863,000 and $3,166,000 for
         the nine month period ended April 28, 1996, the year ended July 30, 1995 and the twelve month period ended April 28, 1996, respectively. Interest expense relating to the Subordinated Notes would not have been payable in cash during these periods.

                            AMERICAN SKIING COMPANY
         NOTES TO THE PRO FORMA COMBINED FINANCIAL DATA -- UNAUDITED

(g) Pursuant to the Acquisition Agreement, the Company paid a $5 million deposit to SKI which was refunded upon closing. A pro forma adjustment has been made to reflect the return of these funds, along with accrued interest thereon, and a corresponding reduction in the Company's line of credit balance.

(h) Management has specifically identified certain costs which have been eliminated in connection with the Acquisition. These costs are primarily related to the salaries, fringe benefits, and associated costs of the SKI corporate staff not retained after the Acquisition. In addition, the costs associated with SKI's shareholder reporting, exchange listing, corporate governance and shareholder relations have been eliminated. The Company also realized insurance savings through the termination of a SKI executive's key man life policy and the restructuring of other policies.

(i) ASC will acquire the remaining 49% minority interest in Sugarloaf for a $2 million cash payment following the Acquisition. Up to $1 million additional purchase price may be paid pursuant to an earnings-based formula over the period ending November 30, 2002. In connection with this acquisition of the minority interest, ASC will pay off the SMC Credit Agreement and the Town Debt.

(j) All adjustments to the unaudited Pro Forma Combined Statement of Income Data have been tax-effected using the expected statutory rate. As discussed in "Certain Federal Income Tax Considerations," a portion of the interest on the Subordinated Notes is expected to be permanently disqualified for purposes of income tax deductions. It is expected that approximately 90% of the total interest will eventually be deductible, but none until actually paid. Consideration of the permanently disqualified portion has been given in the accompanying pro forma data. In addition, an adjustment has been made to tax-effect the earnings of the S-Corporations (see note (b) above).

(k) Reflects the results of operations of Sugarbush prior to its acquisition by the Company in May 1995.

(l) Reflects the results of operations of Sugarloaf prior to its acquisition by SKI in August 1994.

(m) Reflects the elimination of the results of operations of Bear Mountain, a majority of the assets of which were sold by SKI in October 1995.

(n) Other pro forma adjustments give effect to the acquisitions discussed above in notes (k) and (l), as well as the SKI divestiture of Bear Mountain discussed in note (m). The most significant adjustment relates to the realized loss on the sale of Bear Mountain by SKI. The effect of the cash outflows for the acquisitions and the proceeds of the sale were considered in the pro forma interest adjustments. All of the adjustments were tax effected at the applicable statutory rate.

(o) Pro forma net income (loss) per share was computed giving consideration to the 978,300 common shares of the Company issued and outstanding on the Closing Date.

                      SELECTED HISTORICAL FINANCIAL DATA
THE COMPANY

         The following selected historical financial data of the Company (except Other Financial and Operating Data) (i) as of and for the fiscal year ended July 30, 1995 have been derived from the financial statements of the Company audited by Price Waterhouse LLP, independent accountants, (ii) as of and for each of the four fiscal years ended July 31, 1994 have been derived from the financial statements of the Company audited by Berry, Dunn, McNeil & Parker, independent accountants, and (iii) as of and for the nine months ended April 30, 1995 and April 28, 1996 have been derived from unaudited interim financial statements of the Company which, in the opinion of management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. The Company's fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. The following information includes Mt. Cranmore, which the Company acquired in June 1995 and must sell pursuant to the Consent. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                  YEAR ENDED (1)                            NINE MONTHS ENDED
                           --------------------------------------------------------------   -----------------
                            JULY 28,    JULY 26,   JULY 25,        JULY 31,    JULY 30,    APRIL 30,  APRIL 28,
                               1991        1992      1993            1994        1995        1995        1996
                            --------    --------   --------        --------    --------    --------   --------
                                     (IN THOUSANDS, EXCEPT SKIER VISIT DATA AND RATIOS)
STATEMENT OF INCOME DATA
Revenues:
  Skiing and lodging.....    $17,295     $20,312     $23,645       $26,544     $46,794    $43,777      $57,283
  Real estate sales......        632         304       6,103         6,682       7,953      6,623        9,482
                           ---------   ---------   ---------    ----------  ----------  ---------    ---------
    Total revenues.......     17,927      20,616      29,748        33,226      54,747     50,400       66,765
                           ---------   ---------   ---------    ----------  ----------  ---------    ---------
Operating expenses:
  Cost of operations
   including wages,
   maintenance and supplies    6,542       7,936      10,045        11,505      21,730     18,419       24,047
  Cost of real estate sold       521         101       3,245         3,179       3,994      3,611        4,806
  Real estate and payroll
   taxes.................        645         758         993         1,265       1,736      1,364        1,773
  Utilities..............      1,602       2,046       2,097         1,854       4,132      3,725        5,083
  Insurance..............        963       1,162       1,570         1,163       2,127      1,830        1,758
  Selling, general and
   administrative........      2,419       3,010       4,718         5,940       9,394      8,509       10,383
  Depreciation and
   amortization..........      1,459       1,790       1,984         2,421       3,910      3,640        5,615
                           ---------   ---------   ---------    ----------  ----------  ---------    ---------
                              14,151      16,803      24,652        27,327      47,023     41,098       53,465
                           ---------   ---------   ---------    ----------  ----------  ---------    ---------
Operating income.........      3,776       3,813       5,096         5,899       7,724      9,302       13,300
Interest expense.........        969         776         849         1,026       2,205      1,412        2,307
                           ---------   ---------   ---------    ----------  ----------  ---------    ---------
Income before income taxes     2,807       3,037       4,247         4,873       5,519      7,890       10,993
Provision for income taxes        --          --          --            --         400        938        1,004
                           ---------   ---------   ---------    ----------  ----------  ---------    ---------
Income before
 extraordinary gain from
 insurance claim.........      2,807       3,037       4,247         4,873       5,119      6,952        9,989
Extraordinary gain from
 insurance claim.........         --          --       1,592            --          --         --           --
                           ---------   ---------   ---------    ----------  ----------  ---------    ---------
Net income...............     $2,807      $3,037      $5,839        $4,873      $5,119     $6,952       $9,989
                           =========   =========   =========    ==========  ==========  =========    =========
BALANCE SHEET DATA:
  Property and equipment,
   net...................    $24,640     $27,580     $30,363       $41,871     $62,213    $46,526      $80,005
  Total assets...........     27,096      32,256      40,550        51,784      72,434     55,656       95,111
  Total long term debt,
   excluding current
   portion...............      9,678      10,317      14,150        19,103      27,169     16,323       46,286
  Stockholder's equity...     15,924      18,367      23,167        26,212      30,502     32,634       38,975
STATEMENT OF CASH FLOWS
 DATA:
  Cash flows from operating
   activities............     $4,634      $3,864      $2,667        $5,438     $12,593    $13,411       $9,551
  Cash flows from investing
   activities............     (3,095)     (5,031)     (4,432)       (9,041)    (13,843)    (7,151)     (22,232)

                                      54






  Cash flows from financing
   activities............     (1,543)      1,372       1,559         3,764       2,399    (5,874)      11,888
OTHER FINANCIAL AND
 OPERATING DATA:
  EBITDA(2)..............     $5,235      $5,603      $7,080        $8,320     $11,634    $12,942      $18,915
  Capital expenditures...      3,107       5,037       5,182         7,798      12,024      7,151       22,232
  EBITDA to interest
   expense...............       5.4x        7.2x        8.3x          8.1x        5.3x       9.2x         8.2x
  Ratio of earnings to
   fixed charges(3)......       3.4x        4.0x        4.4x          4.2x        2.9x       4.9x         4.4x
  Skier visits(4)........        460         497         515           515       1,048      1,045        1,284
  Average revenue per
   skier visit...........     $37.60      $40.87      $45.91        $51.54      $44.65     $41.89       $44.61

(1) The historical results of the Company reflect the acquisition of the Attitash/Bear Peak ski resort in July 1994, the lease of the Sugarbush ski resort beginning in October 1994 and the acquisition of Sugarbush in May 1995 and the acquisition of the Mt. Cranmore ski resort in June 1995.

(2) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense and extraordinary gain. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

(3) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.

(4) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.

SKI

         The following selected historical financial data of SKI (except Other Financial and Operating Data) (i) as of and for each of the five fiscal years ended July 31, 1995 have been derived from the financial statements of SKI audited by Price Waterhouse LLP, independent accountants and (ii) as of and for the nine months ended April 30, 1995 and April 28, 1996 have been derived from unaudited interim financial statements of SKI which, in the opinion of SKI management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of SKI's financial position and results of operations. SKI's fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. The following information includes Waterville Valley, which SKI acquired in October 1994 and the Company must sell pursuant to the Consent. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of SKI and related notes thereto included elsewhere in this Prospectus.

                                                                                               Nine Months Ended
                                                Year Ended July 31,(1)                       -------------------
                             ------------------------------------------------------------   April 30    April 28
                                 1991        1992        1993        1994         1995         1995        1996
                                 ----        ----        ----        ----         ----         ----        ----
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA, PER SKIER VISIT DATA AND RATIOS)
STATEMENT OF INCOME DATA:
Revenues....................   $83,007     $89,014     $96,708      $98,907     $113,960    $106,682    $106,752
                             ---------   ---------   ---------   ----------   ----------   ---------   ---------
Operating expenses:
  Cost of operations
   including wages,
   maintenance and supplies.    34,480      36,956      39,903       42,560       51,557      45,310      47,885
  Other taxes...............     5,989       7,002       7,632        8,016        8,600       7,544       7,541
  Utilities.................     5,580       6,172       6,655        6,045        8,071       7,624       7,465
  Insurance.................     4,325       5,041       5,115        5,518        6,635       6,220       5,692
  Selling, general and
   administrative  expense..    13,666      14,048      16,872       15,298       19,495      16,377      17,061
  Depreciation and
   amortization.............    10,290      10,822      10,942       11,440       14,056      13,843      10,146
  Loss on sale of Bear
   Mountain.................        --          --          --           --           --          --       4,737
                             ---------   ---------   ---------   ----------   ----------   ---------   ---------
                                74,330      80,041      87,119       88,877      108,414      96,918     100,527
                             ---------   ---------   ---------   ----------   ----------   ---------   ---------
Operating income............     8,677       8,973       9,589       10,030        5,546       9,764       6,225
Interest expense............     2,940       2,471       2,228        2,214        3,819       3,018       2,561
                             ---------   ---------   ---------   ----------   ----------   ---------   ---------
Income before income taxes
 and minority interest......     5,737       6,502       7,361        7,816        1,727       6,746       3,664
Income taxes................     2,324       2,776       2,952        3,170          997       2,725       1,429
                             ---------   ---------   ---------   ----------   ----------   ---------   ---------
Income before minority
 interest...................     3,413       3,726       4,409        4,646          730       4,021       2,235
Minority interest in income
 (loss) on subsidiary.......        --          --          --           --          299       (193)       (527)
                             ---------   ---------   ---------   ----------   ----------   ---------   ---------
Net income..................    $3,413      $3,726      $4,409       $4,646       $1,029      $3,828      $1,708
                             =========   =========   =========   ==========   ==========   =========   =========
BALANCE SHEET DATA:
  Property and equipment, net  $83,154     $81,963     $82,288      $94,771     $121,775    $124,110     $93,728
  Total assets..............    90,288      93,531      99,182      106,790      136,721     138,730     118,454
  Total long term debt,
   excluding current portion    27,315      26,677      28,119       29,167       50,190      46,677      31,222
  Stockholders' equity......    45,972      49,190      53,047       57,186       57,562      60,337      58,563
STATEMENT OF CASH FLOWS DATA:
  Cash flows from operations   $14,061     $15,903     $13,474      $17,464      $14,948     $19,941     $19,089
  Cash flows from investing
   activities...............   (11,408)     (9,287)    (12,181)     (23,108)     (30,925)    (33,502)     12,115
  Cash flows from financing
   activities...............    (2,754)     (1,787)        968          848       16,063      12,183     (21,967)
OTHER FINANCIAL AND
OPERATING DATA:
  Net income per common and
   common equivalent
   share(2).................      $.60        $.65        $.77         $.81         $.18        $.66        $.30
  EBITDA(3).................   $18,967     $19,795     $20,531      $21,470      $19,602     $23,607     $16,371 (6)
  Capital expenditures......    12,279       9,566      12,307       22,683       19,480      18,982       6,020
  Ratio of earnings to fixed
   charges (4)..............       2.6x        3.0x        3.5x         3.6x         1.3x        2.6x        1.9x
  Skier visits (5)..........     1,679       1,783       1,863        1,854        2,113       2,104       2,055
  Average revenue per skier
   visit...................     $49.44      $49.92      $51.91       $53.35       $53.93      $50.70      $51.95





(1) The historical results of SKI reflect the acquisitions of the Sugarloaf and Waterville Valley ski resorts in August 1994 and October 1994, respectively, and the divestiture of the majority of the ski resort and golf course assets of Bear Mountain in October 1995.

(2) The computation of net income per common and common equivalent share amounts are based on the weighted average of shares outstanding during the year. Shares issuable upon the exercise of stock option grants have not been included in the per share computation because they would not have a material effect on earnings per share. The weighted average shares outstanding at the respective balance sheet dates used in the computation of net income per common and common equivalent share were 5,783,480 in 1995; 5,764,663 in 1994; 5,728,908 in 1993; 5,723,318 in 1992; 5,720,394 in 1991; 5,782,745 year to date
         April 30, 1995; and 5,788,592 year to date April 28, 1996.

(3) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of SKI's profitability or liquidity.

(4) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.

(5) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.

(6)      Includes loss of $4,737 realized in connection with the sale of Bear
         Mountain.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The discussion and analysis below relates to (i) the historical financial statements and results of operations of the Company, (ii) the historical financial statements and results of operations of SKI, and (iii) the liquidity and capital resources of the Company after giving effect to the consummation of the Acquisition. The following discussion should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Prospectus.

         The Company has, over the past several years, undertaken the implementation of a strategy to differentiate its resorts from its competition by enhancing the quality and scope of on-mountain facilities and services, including improved lifts, trail design, snowmaking, grooming and base facilities, and to market these facilities and services aggressively, while maintaining ownership of all revenue sources connected with the resorts, including retail sales, food and beverage concessions, lodging and real estate development. This strategy has been coupled, in the last two years, with growth through acquisitions, reflected in the acquisitions of Attitash/Bear Peak resort in July 1994, Sugarbush resort in May 1995 and Mt. Cranmore resort in June 1995 and subsequent capital expenditures at those three resorts. See "Business -- The Company." These efforts have resulted in growth both in revenues and profitability. See "Selected Historical Financial Data -- The Company."

         Over the past five years, SKI has experienced relatively stable revenues from its core historical operations (Killington and Mt. Snow), and has augmented its revenues through the acquisitions in 1994 of Waterville Valley and Haystack resorts and a majority interest in Sugarloaf. Management believes it can more aggressively manage the SKI properties, including implementing the capital expansions and improvements that management believes are essential to revenue and profit growth. See "Business -- SKI Limited" and "Business -- The Company -- Strategy." Based on the historical success of the Company's strategic plan, management believes that the application of that strategy to SKI, and the continuation of the strategy with its existing resorts, will result in improvement in revenues and profitability on a combined basis.

         Management believes that approximately $2.5 million of annual cost savings are achievable following the Acquisition, resulting from management consolidations, reduction in insurance expense, elimination of redundant marketing expenses and elimination of shareholder service costs and related expenses. See "Pro Forma Financial Data." Further savings may be attainable, in management's opinion, from centralized purchasing of other key inputs, including electricity, fuel, food and retail inventory, and from consolidation of marketing functions and the combined entity's enhanced buying power and desirability as a strategic marketing partner. See "Business -- The Company
- --Strategy" and "Business -- Marketing." However, such estimates and expectations are inherently uncertain and are based on numerous assumptions which may not materialize, and there can be no assurance that such improvements in operating results and cost savings will in fact be realized. See "Risk Factors -- Ability to Achieve Anticipated Cost Savings; Integration of SKI."

         Historically, both the Company and SKI have generated the vast majority of their revenues in the second and third quarters of their respective fiscal years, of which a significant portion is produced in two key weeks -- the Christmas and Presidents' Day vacation weeks (during which approximately 20% of annual skier visits are generated). The fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced levels of net income and EBITDA for the full fiscal year as compared to the first nine month period. During the fourth and first fiscal quarters, the Company and SKI experience substantial reductions in utility expense, due to the absence of snowmaking and lift operation, while making significant expenditures for off-season maintenance, expansion and capital improvement activities in preparation for the ensuing ski season.

         Both the Company and SKI have consummated several significant acquisitions and SKI recently concluded the sale of one of its resorts. See "Selected Historical Financial Data," "Business -- Existing Operations" and "Business -- SKI Limited." In several instances, the operating results of the two entities reflect the impact of these transactions, and are therefore less meaningfully comparable to operating results for the prior or subsequent periods. In addition, operating results for the Company reflect no income tax expense for Sunday River as a consequence of its status as a Subchapter S corporation. Such expense will be incurred and reflected in future periods due to the conversion of Sunday River to a Subchapter C corporation in connection with the Acquisition. See "The Acquisition; Antitrust Matters; Use of Proceeds" and Notes to Financial Statements of the Company.

RESULTS OF OPERATIONS OF THE COMPANY

         The following table sets forth, for the periods indicated, certain operating data of the Company as a percentage of revenues.

                                                    YEAR ENDED                            NINE MONTHS ENDED
                                  ------------------------------------------------  ------------------------------
                                   JULY 25, 1993   JULY 31, 1994  JULY 30, 1995     APRIL 30, 1995  APRIL 28, 1996
                                   -------------   -------------  -------------     --------------  --------------
Revenues
    Ski and lodging...............      79.5 %         79.9  %        85.5 %             86.9 %          85.8 %
    Real estate...................      20.5           20.1           14.5               13.1            14.2
                                  ----------      ---------      ---------         ----------      ----------
                                       100.0          100.0          100.0              100.0           100.0
                                  ----------      ---------      ---------         ----------      ----------

Expenses
    Cost of operations including
      wages, maintenance  and
      supplies....................      33.8           34.6           39.7               36.5            36.0
    Cost of real estate sold......      10.9            9.6            7.3                7.2             7.2
    Real estate and payroll taxes.       3.3            3.8            3.2                2.7             2.7
    Utilities.....................       7.0            5.5            7.5                7.4             7.6
    Insurance.....................       5.3            3.5            3.9                3.6             2.6
    Selling, general, and
      administrative..............      15.9           17.9           17.2               16.9            15.6
    Depreciation and amortization.       6.7            7.3            7.1                7.2             8.4
                                  ----------      ---------      ---------         ----------      ----------
                                        82.9           82.2           85.9               81.5            80.1
                                  ----------      ---------      ---------         ----------      ----------
    Operating income..............      17.1           17.8           14.1               18.5            19.9
    Interest expense..............       2.8            3.1            4.0                2.8             3.5
                                  ----------      ---------      ---------         ----------      ----------
    Income before income taxes....      14.3           14.7           10.1               15.7            16.4
    Provision for income taxes....       0.0            0.0            0.7                1.9             1.5
                                  ----------      ---------      ---------         ----------      ----------
    Income before extraordinary
      gain from insurance claim...      14.3           14.7            9.4               13.8            14.9
    Extraordinary gain from
      insurance claim.............       5.3            0.0            0.0                0.0             0.0
                                  ----------      ---------      ---------         ----------      ----------
    Net income....................       9.6 %         14.7  %         9.4 %             13.8 %          14.9 %
                                  ==========-     =========--    =========-        ==========      ==========-

THE NINE MONTHS ENDED APRIL 28, 1996 COMPARED TO THE NINE MONTHS ENDED APRIL 30, 1995.

         Ski and lodging revenues increased by $13.5 million, or 31%, in the nine months ended April 28, 1996 (the "1996 Nine Months") compared to the nine months ended April 30, 1995 (the "1995 Nine Months"). This increase was due to
(i) $4.0 million attributable to the acquisition of Mt. Cranmore in June 1995,
(ii) an increase of approximately 19,000 skier visits, or approximately 10%, at Attitash/Bear Peak, (iii) an increase of approximately 42,000 skier visits, or approximately 13%, at Sugarbush, (iv) an increase in lift ticket prices, resulting in an increase in revenues per skier visit from $41.89 in the 1995 Nine Months to $44.61 in the 1996 Nine Months, and (vi) an approximate 10% increase in season pass revenues, primarily due to the addition of a multi-resort season pass.

         Real estate revenues increased by $2.9 million, or 43%, in the 1996 Nine Months compared to the 1995 Nine Months. This increase was due to increased sales of quartershare units at the Summit Hotel at Sunday River and the sale of 16 additional townhouse units at Sunday River in the 1996 Nine Months compared to the 1995 Nine Months, as well as higher average sales prices.

         Cost of operations increased by $5.6 million, or 31%, in the 1996 Nine Months compared to the 1995 Nine Months. This increase was due to (i) $1.5 million attributable to the acquisition of Mt. Cranmore, (ii) incremental costs resulting from the increased skier visits and (iii) operating costs resulting from the increased snowmaking and lift capacity and skiable terrain that resulted from the $22.2 million of capital expenditures during the 1996 Nine Months.

         Cost of real estate sold increased by $1.2 million, or 33%, in the 1996 Nine Months compared to the 1996 Nine Months due to the increased real estate sales volume.

         Real estate and payroll taxes increased by $0.4 million, or 30%, in the 1996 Nine Months compared to the 1995 Nine Months primarily due to real estate and personal property taxes relating to the acquisition of Mt. Cranmore and Sugarbush.

         Utility expense increased by $1.4 million, or 36%, in the 1996 Nine Months compared to the 1995 Nine Months as a result of the acquisition of Mt. Cranmore and increased snowmaking capacity at the Company's resorts, including a 300% increase in snowmaking capacity at Sugarbush.

         Insurance expense decreased by $72,000, or 4%, in the 1996 Nine Months compared to the 1995 Nine Months due to the consolidation of the Company's resorts under a single insurance policy.

         Selling, general and administrative expense increased by $1.9 million, or 22%, in the 1996 Nine Months compared to the 1995 Nine Months due to (i) approximately $0.7 million attributable to the acquisition of Mt. Cranmore, (ii) an extensive marketing campaign following the significant improvements made at Sugarbush and (iii) expenses resulting from the acquisition of Mt. Cranmore and Sugarbush.

         Interest expense increased by $0.9 million, or 63%, in the 1996 Nine Months compared to the 1995 Nine Months due to increased borrowings to support the Company's capital program and the acquisitions of Mt. Cranmore and Sugarbush.

         Depreciation and amortization increased by $2.0 million, or 54%, due to depreciation resulting from the $24 million capital program completed prior to the 1995/96 ski season and the acquisitions of Mt. Cranmore and Sugarbush.

         Income tax expense increased $66,000, or 7%, in the 1996 Nine Months compared to the 1995 Nine Months. The majority of the increase in the Company's income before provision for income taxes was attributable to Sunday River, which is a Subchapter S corporation and therefore not subject to income taxes.

FISCAL 1995 COMPARED TO FISCAL 1994.

         Ski and lodging revenues increased by $20.3 million, or 76%, in fiscal 1995 compared to fiscal 1994 primarily due to the acquisitions of Attitash/Bear Peak and Sugarbush. An increase in skier visits at Sunday River of approximately 20,000, or 4%, as well as an increase in realized revenue per skier visit, also contributed to this increase.

         Real estate revenues increased by $1.3 million, or 19%, in fiscal 1995 compared to fiscal 1994 due to the construction and sale of townhouse units at Sunday River and continued sales of quartershare units at the Summit Hotel at Sunday River.

         Cost of operations increased by $10.2 million, or 89%, in fiscal 1995 compared to fiscal 1994 due to the acquisitions of Attitash/Bear Peak and Sugarbush.

         Cost of real estate sold increased by $0.8 million, or 26%, in fiscal 1995 compared to fiscal 1994 due to the increased real estate sales volume.

         Real estate and payroll taxes increased by $0.5 million, or 37%, in fiscal 1995 compared to fiscal 1994 primarily due to the acquisitions of Attitash/Bear Peak and Sugarbush.

         Utility expense increased by $2.3 million, or 123%, in fiscal 1995 compared to fiscal 1994 primarily due to the acquisitions of Attitash/Bear Peak and Sugarbush.

         Insurance expense increased by $1.0 million, or 83%, due to the acquisitions of Attitash/Bear Peak and Sugarbush.

         Selling, general and administrative expense increased by $3.5 million, or 58%, in fiscal 1995 compared to fiscal 1994 due to the acquisitions of Attitash/Bear Peak and Sugarbush.

         Interest expense increased by $1.2 million, or 115% in fiscal 1995 compared to fiscal 1994 due to increased borrowing to finance the acquisitions of Attitash/Bear Peak and Sugarbush and the Company's capital program, as well as higher average interest rates.

         Depreciation and amortization increased by $1.5 million, or 62%, due to depreciation resulting from the acquisitions of Attitash/Bear Peak and Sugarbush and the Company's capital program.

         Provision for income taxes increased by $0.4 million in fiscal 1995 compared to fiscal 1994 due to income taxes due at Sugarbush.

FISCAL 1994 COMPARED TO FISCAL 1993.

         Ski and lodging revenues increased by $2.9 million, or 12% in fiscal 1994 compared to fiscal 1993, primarily due to lodging revenues attributable to the opening of the South Wing at the Summit Hotel at Sunday River during fiscal 1994, as well as a 5% increase in average lift ticket prices.

         Real estate revenues increased $0.6 million, or 9%, in fiscal 1994 compared to fiscal 1993 due to increased sales and sale prices of quartershare units at the Summit Hotel at Sunday River.

         Cost of operations increased by $1.5 million, or 15% in fiscal 1994 compared to fiscal 1993 due to the expansion of lodging management operations at the Summit Hotel in connection with the opening of the South Wing and the commencement of operations of Sunday River's Silver Bullet Express train service, as well as increased costs of retail and food and concession inventory.

         Real estate and payroll taxes increased by $0.3 million, or 27%, in fiscal 1994 compared to fiscal 1993 due to real estate taxes attributable to unsold quartershare units at the Summit Hotel and tax expense attributable to the opening of the South Wing at the Summit Hotel and the commencement of train service at Sunday River.

         Utility expense decreased by $0.2 million, or 12%, in fiscal 1994 compared to fiscal 1993 due to a new power contract with Central Maine Power as a result of a new, more efficient compressor facility.

         Insurance expense decreased by $0.4 million, or 26%, in fiscal 1994 compared to fiscal 1993, due to the conversion of the Company's workers' compensation insurance to a self-insured program.

         Selling, general and administrative expense increased by $1.2 million, or 26%, in fiscal 1994 compared to fiscal 1993 due primarily to an 18% increase in marketing expenses to try to offset the unseasonably warm weather, as well as additional management expenses in connection with investigating potential acquisitions.

         Interest expense increased by $0.2 million, or 21%, in fiscal 1994 compared to fiscal 1993 due primarily to increased average interest rates.

         Depreciation and amortization expense increased by $0.4 million, or 22%, due to improvements made as part of the Company's capital program.

         In fiscal 1993, the Company recorded an extraordinary gain of $1.6 million as a result of insurance proceeds following a fire at Sunday River's compressor building.

RESULTS OF OPERATIONS OF SKI

         The following table sets forth, for the periods indicated, certain operating data of SKI as a percentage of revenues.


                                                YEAR ENDED JULY 31,                  NINE MONTHS ENDED APRIL 30,
                                  ---------------------------------------------    ------------------------------
                                     1993           1994          1995               1995           1996
                                     ----           ----          ----               ----           ----
Revenue.........................       100.0 %        100.0 %        100.0 %           100.0 %          100.0 %
                                  ----------      ---------      ---------         ---------       ----------
Expenses
    Cost of operations including
      wages, maintenance  and
      supplies....................      41.3           43.0           45.3              42.5             44.9
    Other taxes...................       7.9            8.1            7.5               7.1              7.1
    Utilities.....................       6.9            6.1            7.1               7.1              7.0
    Insurance.....................       5.3            5.6            5.8               5.8              5.3
    Selling, general and
      administrative expenses.....      17.4           15.5           17.1              15.4             16.0
    Depreciation and amortization.      11.3           11.6           12.3              13.0              9.5
    Loss on sale of Bear Mountain.       0.0            0.0            0.0               0.0              4.4
                                  ----------      ---------      ---------         ---------       ----------
                                        90.1           89.9           95.1              90.9             94.2
                                  ----------      ---------      ---------         ---------       ----------
Operating income..................       9.9           10.1            4.9               9.1              5.8
Interest expense..................       2.3            2.2            3.4               2.8              2.4
                                  ----------      ---------      ---------         ---------       ----------
Income before income taxes and
  minority interest...............       7.6            7.9            1.5               6.3              3.4
Income taxes......................       3.0            3.2            0.9               2.5              1.3
                                  ----------      ---------      ---------         ---------       ----------
Income before minority interest...       4.6            4.7            0.6               3.8              2.1
Minority interest.................       0.0            0.0            0.3              (0.2)            (0.5)
                                  ----------      ---------      ---------         ---------       ----------
Net income........................       4.6 %          4.7 %          0.9 %             3.6 %            1.6 %
                                  ==========      =========      =========         =========       ==========

         The following comparative discussions with respect to SKI have been taken from periodic reports filed by SKI with the Securities and Exchange Commission.

NINE MONTHS ENDED APRIL 28, 1996 COMPARED WITH NINE MONTHS ENDED APRIL 30, 1995

         Revenues of $106,752,000 for fiscal 1996 approximated the comparable fiscal 1995 period. After considering the reduction from the sale of Bear Mountain, revenue increased 13% reflecting an overall increase in skier visits resulting in improved revenues from most operational areas including tickets, restaurants and bars, retail, rental, repair and ski school at all of SKI's ski areas.

         Cost of operations increased to $47,885,000 in fiscal 1996, from $45,310,000 in the comparable fiscal 1995 period. After considering the reduction resulting from the sale of Bear Mountain, cost of operations increased 17% in support of increased revenues. Additionally, in fiscal 1996, the Company entered into operating leases for its fleet of snow-grooming vehicles which resulted in incremental lease expense. In turn, SKI's depreciation expense was reduced as a result of having disposed of a majority of its former fleet of owned vehicles in July 1995.

         Other taxes of $7,541,000 were approximately equal to the comparable fiscal 1995 period. After considering the reduction resulting from the sale of Bear Mountain, other taxes increased 10% primarily due to increases in sales and meals and rooms tax resulting from higher revenues.

         Selling, general and administrative expenses increased to $17,061,000 in fiscal 1996 from $16,377,000 in fiscal 1995. After considering the reduction resulting from the sale of Bear Mountain, selling, general and administrative expense increased 17% primarily due to the higher costs of the "Peaks of Excitement" marketing program which was introduced in fiscal 1996. Additionally, SKI incurred certain expenditures for financial advisory and legal services relating to the impending acquisition by ASC.

         Interest decreased 15% due to reduction of debt levels principally relating to the sale of Bear Mountain assets.

         Depreciation and amortization expense decreased to $10,146,000 in fiscal 1996, from $13,843,000 in fiscal 1995. The reduction is principally attributable to the sale of Bear Mountain assets.

YEAR ENDED JULY 31, 1995 COMPARED TO YEAR ENDED JULY 31, 1994

         Revenues on a consolidated basis increased 15% to $113,960,000 in fiscal 1995 over fiscal 1994. Real estate sales revenue for 1995 was $8,000 compared to zero in 1994. The additions of Waterville Valley Ski Area and Sugarloaf Mountain Corporation were the primary cause of increased revenues on a consolidated basis.

         Cost of operations increased 21% over 1994 due to increased operational costs related to the acquisitions of Waterville Valley and Sugarloaf ski areas.

         Other taxes increased 7% in 1995 due to the acquisitions of Waterville Valley and Sugarloaf ski areas.

         Utilities expense increased 34% in 1995 primarily due to the acquisitions of Waterville Valley and Sugarloaf ski areas. Both Killington and Mount Snow had slight increases over 1994 while Bear Mountain enjoyed a 23% decrease due to their abundance of early season natural snow.

         Insurance expense increased 20% in 1995 primarily due to the acquisitions of Waterville Valley and Sugarloaf ski areas. Both Killington and Mount Snow had decreases in their insurance expense while Bear Mountain had an increase of 28%.

         Selling, general and administrative expense increased 27% in 1995 primarily due to the acquisitions of Waterville Valley and Sugarloaf ski areas. Killington and Mount Snow had slight decreases while Bear Mountain increased by 28%.

         Interest expense increased by 72% in 1995 due primarily to the acquisition of Waterville Valley and Sugarloaf ski areas as well as the construction of the Killington Skyeship.

         Depreciation expense increased by 23% due primarily to the acquisitions of Waterville Valley and Sugarloaf ski areas. Killington and Mount Snow had slight increases in depreciation while Bear Mountain had a slight decrease.

         There was a significant increase in SKI's tax rate percentage in fiscal 1995 for two reasons. First, since SKI owns 51% of Sugarloaf, it does not file a consolidated tax return which includes Sugarloaf. SKI will reflect the tax benefit of Sugarloaf's loss only at such time as Sugarloaf actually earns a profit. Second, life insurance premiums are not deductible for tax purposes; and although the amounts of the premiums are relatively small, their effect on tax rates increases in a low profit year. Despite the high tax rate for book purposes, all of the taxes were deferred taxes and, therefore, did not affect cash flow.

         Net income decreased 78% in 1995 primarily due to poor market response both in the northeast as well as California.

YEAR ENDED JULY 31, 1994 COMPARED TO YEAR ENDED JULY 31, 1993

         Revenues on a consolidated basis increased 2% to $98,907,000 in 1994 over 1993. There were no real estate sales revenues for 1994, which compared to $1,858,000 in 1993. Stronger all around operational revenue allowed for the increased revenues offsetting the 1993 real estate sale in the face of virtually equal skier day totals in 1994 and 1993. The average lift ticket price increased 6%.

         Cost of operations increased 7% over 1993 due to increased operational costs related to the increase in revenues.

         Other taxes increased 5% in 1994 due primarily to increases in payroll taxes and sales taxes incurred on increased revenues.

         Utilities expense decreased 9% due primarily to the abundant snowfalls allowing a reduction in snowmaking requirements.

         Insurance expense increased 8% over 1993, principally due to the favorable impact from the close-out of certain general liability years in 1993.

         Selling, general and administrative expense decreased 9% in 1994 due primarily to a bonus declared in 1993.

         Net income increased 5% to $4,646,000 from $4,409,000 in 1993 due to increased revenues and improved expense control. The margin on net revenue increased to 4.70% in 1994 from 4.56% in 1993.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary liquidity needs are to fund capital expenditures, service indebtedness and support seasonal working capital requirements. The Company's primary sources of liquidity will be cash flow from operations and borrowings under the Senior Credit Facility (under which approximately $31.4 million was drawn in connection with the Acquisition and $33.6 million will remain available for future borrowing, subject to compliance by the Company with the provisions thereof, if the Acquisition had occurred on April 28, 1996), as well as additional borrowings as permitted under the Senior Credit Facility, the Indenture and the Subordinated Note Indenture. See "Risk Factors -- Leverage and Debt Service," "Risk Factors
- --Restrictions Under Debt Agreements," "Description of Senior Subordinated Notes," "Description of Subordinated Notes" and "Description of Other Indebtedness -- The Senior Credit Facility." The Company intends to use borrowings under the Senior Credit Facility to meet seasonal fluctuations in working capital requirements, primarily related to off-season operations and maintenance activities in the Company's first and fourth fiscal quarters, to fund capital expenditures for lifts, trail work, grooming equipment and other on-mountain equipment and facilities and to build retail and other inventories prior to the start of the skiing season.

         The Company's capital expenditures for the year ended July 30, 1995 and the nine months ended April 28, 1996 were $12.0 million and $22.2 million, respectively. SKI's capital expenditures for the year ended July 31, 1995 and the nine months ended April 28, 1996 were $19.5 million and $6.0 million, respectively. Management anticipates that total capital expenditures for the last fiscal quarter of 1996 and the first quarter of fiscal 1997 will be approximately $18 million. See "Business -- The Company -- Strategy." Management plans to fund these capital expenditures from available cash, vendor financing to the extent permitted under the Senior Credit Facility, the Indenture and the Subordinated Note Indenture, and borrowings under the Senior Credit Facility. Capital expenditures during the second and third quarters of 1997 are expected to be insignificant because most capital improvements are completed prior to the commencement of the ski season.

         Management expects capital expenditures to total approximately $50 million over the next three years, approximately 70% of which is targeted to be spent upgrading SKI properties. However, this budget will be reviewed annually and revised upward or downward to reflect the previous winter's operating results and available liquidity. Management believes that the minimum maintenance capital expenditure requirement for the Company will be approximately $7 million per year including the Mt. Cranmore and Waterville Valley resorts the Company has agreed to divest.

         Management also plans to undertake hotel and condominium development and construction activities in fiscal 1996 and 1997 at Attitash and Sugarbush (see "Business -- Real Estate Development"), incurring total estimated costs of $24-30 million. It is expected, however, that these activities will be conducted through special purpose subsidiaries with limited guarantees of associated indebtedness being provided by the Company, to the extent permitted by the Senior Credit Facility, the Indenture and the Subordinated Note Indenture. Liquidity will also be affected by the debt service requirements associated with such borrowings, as well as any required equity investments by the Company in such entities.

         Management believes that there is a considerable degree of flexibility in the timing (and, to a lesser degree, the scope) of its capital expenditure program, and even greater flexibility as to its real estate development objectives. While the 1996-97 capital expenditure program described above is regarded by management as important, both as to timing and scope, discretionary capital spending above maintenance levels can be deferred, in some instances for substantial periods of time, in order to address cash flow or other constraints. With respect to the Company's proposed real estate development program, management believes that such efforts will enhance ski revenues and will contribute independently to earnings, as has been the case historically at Sunday River. Nonetheless, existing lodging facilities in the vicinity of each resort are believed to be adequate to support current skier volumes, and a deferral or curtailment of these development efforts is not regarded by management as likely to adversely affect skier visits and ski revenues or profitability. Pursuant to the Consent, the Company has agreed to divest itself of the Mt. Cranmore and Waterville Valley resorts. The overall impact on the Company's liquidity from the loss of the cash flow associated with these resorts measured against the proceeds from the sale of such resorts cannot be quantified at this time. See "The Acquisition; Antitrust Matters; Use of Proceeds"; "Risk Factors--Antitrust" and Note (a) to "Pro Forma Financial Data."

         The Company's liquidity also will be affected by the substantial indebtedness it incurred in connection with the financing of the Acquisition, including the indebtedness evidenced by the Notes and the Senior Credit Facility. Such indebtedness will significantly increase the Company's cash requirements for debt service and will impose various restrictions on additional indebtedness, capital expenditures, creation of liens, sales of assets, permitted investments and mergers or other business reorganizations. See "Description of Senior Subordinated Notes," "Description of Subordinated Notes" and "Description of Other Indebtedness -- The Senior Credit Facility." In addition, upon the occurrence of a Change of Control, the Company may be required to repurchase the Notes and the Subordinated Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. The occurrence of a change of control may also constitute a default under the Senior Credit Facility. See "Risk Factors -- Leverage and Debt Service," "Risk Factors -- Restrictions Under Debt Agreements," "Description of Senior Subordinated Notes
- -- Repurchase at the Option of Holders -- Change of Control" "Description of Senior Subordinated Notes -- Certain Covenants," "Description of Subordinated Notes -- Repurchase at the Option of Holders -- Change of Control," "Description of Subordinated Notes - Certain Covenants" and "Description of Other Indebtedness -- The Senior Credit Facility."

         On a pro forma basis, the Company's ratio of earnings to fixed charges was 1.1 to 1 for the nine months ended April 28, 1996; as a result of the loss incurred on a pro forma basis for the fiscal year ended July 30, 1995, earnings did not cover fixed charges by $8.4 million for such period. However, such results for the two periods include non-cash charges for depreciation and amortization of $17.9 million and $18.8 million, respectively.

         Management believes that the Company's cash flow from operations, combined with borrowings available under the Senior Credit Facility and additional borrowings to the extent permitted under the Senior Credit Facility, the Indenture and the Subordinated Note Indenture, will be sufficient to enable the Company to meet all of its cash operating requirements for the foreseeable future.

         The business of the Company is highly seasonal, with the vast majority of its annual revenues historically being generated in the second and third fiscal quarters, of which a significant portion being produced in two key weeks -- the Christmas and Presidents' Day vacation weeks, during which approximately 20% of annual skier visits are realized. Operating losses can be expected in the first and fourth fiscal quarters, and results of operations in the first quarter of the year typically will not be sufficient to cover fixed charges. See "Risk Factors -- Dependence on Weather Conditions; Seasonality."

                               INDUSTRY OVERVIEW

         The U.S. ski market is a fragmented industry, with 516 ski areas in operation during the 1995-96 season. Over the past 15 years, participation in the sport of skiing has remained relatively stable, averaging approximately 50 million skier visits nationally. No single ski area accounted for more than approximately 3% of 1994-95 skier visits. The market is characterized by both regional and national competition.

                        NATIONAL SKI AREAS ASSOCIATION
                           REGIONS AND SKIER VISITS
                                (IN THOUSANDS)

SEASON              NORTHEAST       SOUTHEAST        MIDWEST         ROCKY MTN      PACIFIC WEST       TOTAL
- ------              ---------       ---------        -------         ---------      ------------       -----
1991/92               12,252          4,425           6,535           17,687            9,936          50,835
1992/93               13,217          4,660           6,978           18,602           10,575          54,032
1993/94               13,718          5,808           7,364           17,503           10,244          54,637
1994/95               11,265          4,746           6,907           18,412           11,346          52,676
1995/96*              13,830          5,274           7,144           18,007            8,861          53,116

Northeast: CT, MA, ME, NH, NY, VT, RI
Midwest: IA, IL, IN, MI, MN, MO, ND, NE, OH, SD, WI
Pacific West: AK, AZ, CA, NV, OR, WA
Southeast: AL, GA, KY, MD, NC, NJ, PA, TN, VA, WV
Rocky Mountain: CO, ID, MT, NM, UT, WY


Source: 1994/95 KOTTKE NATIONAL END OF SEASON SURVEY
         *Preliminarily reported by Kottke National End of Season Survey 1995/96

         The ski industry is presently experiencing a period of consolidation and attrition, which is reflected in a significant decline in the total number of areas over the last ten years. Management believes that the driving forces behind both consolidation and attrition are the need to gain access to capital to maintain state-of-the-art facilities and the need to retain professional management, and the inability of numerous resorts to keep pace with the competition with respect to one or both of these market forces. The trend among leading resorts is toward investing in improving technology and infrastructure so as to deliver a more consistent, high quality product.

         The NSAA defines the Northeast ski resort market as encompassing the New England states and New York, although the Company believes its market extends as far as the Mid-Atlantic states and southeastern Canada. The Northeast market has averaged approximately 12 million annual skier visits over the last fifteen years. Within the Northeast region, skiers can choose from among over 50 major resorts. The region's major resorts are concentrated in the mountainous areas of New England and eastern New York, with the bulk of skiers coming from the population centers located in eastern Massachusetts, southern New Hampshire, Connecticut, eastern New York, New Jersey and the Philadelphia area. Data collected at Sunday River indicate that approximately 43% of its weekend skiers reside in Massachusetts. Similar data collected at Killington and Mt. Snow indicate that approximately 23% and 35% of their weekend skiers, respectively, reside in New York, with high concentrations from Massachusetts, Connecticut, New Jersey and Vermont.

         The Northeast ski market consists of essentially two segments: day skiing and vacationers. The day skiing market is comprised of skiers who live within a four hour driving radius of a particular resort. Day skiers may stay for one to two days in a single trip. Approximately 35 million people live within the Company's day skiing market, which includes the New York and Boston metropolitan areas. The vacation market is a national market for destination resorts. While the Northeast does not draw significant numbers of vacationing skiers from the Western regions of the country, it competes with the Rocky Mountain and Pacific Northwest areas for Eastern vacationing skiers. Over the last several years, the Company has begun to compete in certain international markets, with the U.K. market historically producing the highest levels of international skier visits.

         Management believes that certain demographic trends and trends in the U.S. ski industry will be favorable for the Company's business outlook. The "echo boom" generation is of prime age for introduction to skiing and snowboarding. The trend toward consolidation is expected to permit larger, multiple resort companies to concentrate more of their marketing efforts on attracting new participants to the sport. Improved snowmaking technology and grooming techniques assure visitors better quality and more consistent conditions. High speed chair lifts also increase the quality of the experience by permitting more skiing during a resort visit. As an active family sport, skiing benefits from the social trends toward family vacationing and health consciousness. Finally, management believes its success with the first Summit Hotel program is directly related to the desire for affordable vacation property ownership among a growing population of skiers.

                                   BUSINESS

THE COMPANY

         GENERAL. ASC is the largest mountain resort operator in North America, owning and operating eight ski resorts in the northeastern United States, including seven of the largest resorts measured by annual skier visits, elevation, vertical drop and skiable terrain. ASC's properties include Killington, Mt. Snow/Haystack and Sugarbush ski resorts in Vermont; Waterville Valley, Attitash/Bear Peak and Mt. Cranmore ski resorts in New Hampshire; and Sunday River and Sugarloaf/USA ski resorts in Maine. These resorts recorded over 3.3 million skier visits during the 1995/96 ski season, representing approximately 24% of total skier visits in the northeastern United States and approximately 6% of skier visits nationally. ASC's ski resort properties offer approximately 4,000 acres of skiable terrain (of which approximately 82% are covered by snowmaking capability), 777 trails and 121 lifts. ASC generated approximately $184.9 million in revenues and approximately $2.5 million and $39.5 million in net loss and EBITDA, respectively, for the twelve months ended April 28, 1996, on a pro forma basis reflecting the Acquisition and including the Waterville Valley and Mt. Cranmore resorts, which are to be divested. Excluding Waterville Valley and Mt. Cranmore, such total revenues were $169.2 million, and ASC generated $3.5 million in net loss and $36.4 million in EBITDA over such period after giving pro forma effect to the Acquisition.

         The Consent requires divestiture of the Waterville Valley and Mt. Cranmore resorts not later than December 1, 1996, subject to a 90 day extension at the discretion of DOJ. On a combined basis, these two resorts recorded approximately 382,000 skier visits during the 1995-96 ski season (11.4% of total 1995-96 skier visits for the Company, after giving pro forma effect to the Acquisition) and, during the twelve-month period ended April 28, 1996, generated approximately $15.7 million in total revenues, $1.0 million in net income and $3.1 million in EBITDA (8.5%, 40.0% and 7.8%, respectively, of the Company's revenues, net loss and EBITDA for such period after giving pro forma effect to the Acquisition). The net assets to be divested of these two resorts, as of April 28, 1996, aggregate approximately $15.2 million, or 5.7% of total assets of the Company, as of such date, after giving pro forma effect to the Acquisition, and they represent on a combined basis approximately 445 acres of skiable terrain, 90 trails and 19 lifts. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data."

         The Company has experienced consistent growth since its inception in 1980 when it acquired the Sunday River ski resort. Skier visits at Sunday River have increased from under 50,000 in the 1980/81 ski season to approximately 589,000 for the 1995/96 ski season. The Company acquired Attitash/Bear Peak in fiscal 1994, and Sugarbush and Mt. Cranmore in fiscal 1995. Since their acquisition by the Company, skier visits have increased by 24% at Attitash/Bear Peak, 13% at Sugarbush and 32% at Mt. Cranmore. Management believes that ASC will realize growth in skier visits and profitability from (i) implementation at the SKI resorts of the Company's successful operating strategy and the continued pursuit of that strategy at the Company's recently acquired resorts, (ii) operational synergies and economies of scale available to the Company as a result of the Acquisition, and (iii) coordinated marketing and promotion of eight resorts spanning a single region.

         Management also believes that the Company is well positioned to benefit from certain trends in the North American ski industry, including the emergence of the echo boom generation, continued consolidation, growing interest in snowboarding, and demand among families for vacation property ownership. As the cost of infrastructure to maintain competitiveness in the ski industry has grown, the number of U.S. ski areas has declined. There are currently 516 ski areas in operation in the nation as compared to over 700 in 1986, while skier visits have remained relatively stable over the same period. Management believes that the Company, as the largest ski resort operator in the U.S., is well positioned to continue its growth both internally and through acquisitions. Management also believes that the ski industry is poised for growth through increased participation in the sport, especially among the echo boom generation who will be reaching their teen years, the prime entry age for skiing, over the next decade. The Company and other emerging multiple resort operators are expected to focus more of their marketing efforts on attracting new participants to the sport.

         RESORT PROPERTIES. The Company's multiple properties extend from southern Vermont to central Maine, enabling the Company to market its wide variety of skiing terrain and resort characteristics to residents of the northeastern U.S., including the New York and Boston metropolitan population centers. Management believes that the number and diversity of its resorts and their accessibility to these customer bases will increase the effectiveness of its marketing program and the likelihood of bringing new visitors to its resorts. Management intends to capitalize on this anticipated phenomenon by aggressively cross-marketing and inducing visitors, including those seeking varied resort experiences, to travel to its other resorts. See "-- Marketing." The following table summarizes certain key statistics of each of the Company's properties.

                                               AMERICAN SKIING COMPANY
                                                   RESORT OVERVIEW
- --------------------------------------------------------------------------------------------------------------------
     RESORT     SKIABLE  VERTICAL TRAILS       LIFTS       SNOWMAKING  GROOMERS  LODGES    1994-95      1995-96
                TERRAIN    DROP                             COVERAGE                    SKIER VISITS  SKIER VISITS
                 (ACRES)                                                                   (000S)        (000S)
- --------------------------------------------------------------------------------------------------------------------
Killington         918    3,150     165   1 Gondola            60%        29       7         826          905
Sherburne,                                2 Detachable
Vermont                                   15 Fixed Grip
                                          2 Surface
- --------------------------------------------------------------------------------------------------------------------
Sunday River       640    2,300     120   3 Detachable         92%        11       4         535          589
Newry, Maine                              12 Fixed Grip
                                          1 Surface
- --------------------------------------------------------------------------------------------------------------------
Mount Snow/        751    1,700     130   1 Detachable         84%        13       6         461          553
Haystack Dover,                           20 Fixed Grip
Vermont                                   3 Surface
- --------------------------------------------------------------------------------------------------------------------
Sugarloaf          515    2,820     116   1 Gondola            92%        11       1         312          349
Carrabassett                              1 Detachable
Valley, Maine                             11 Fixed Grip
                                          1 Surface
- --------------------------------------------------------------------------------------------------------------------
Sugarbush          413    2,600     111   4 Detachable         74%         9       5         331          373
Warren, Vermont                           4 Surface
                                          10 Fixed Grip
- --------------------------------------------------------------------------------------------------------------------
Attitash/ Bear     214    1,750     45    1 Detachable        100%         5       2         182          201
Peak Bartlett,                            7 Fixed Grip
New Hampshire                             2 Surface
- --------------------------------------------------------------------------------------------------------------------
Subtotal--       3,451     --      687    2 Gondola            80%        78      25       2,647        2,970
Retained resorts                          12 Detachable
                                          75 Fixed Grip
                                          13 Surface
- --------------------------------------------------------------------------------------------------------------------
Waterville         255    2,020     54    1 Detachable         96%         6       3         207          257
Valley                                    8 Fixed Grip
Waterville                                4 Surface
Valley, New
Hampshire
- --------------------------------------------------------------------------------------------------------------------
Mt. Cranmore       190    1,167     36    1 Detachable        100%         3       2         95           125
North Conway,                             4 Fixed Grip
New Hampshire                             1 Surface
- --------------------------------------------------------------------------------------------------------------------
Subtotal -         445      --      90    2 Detachable         98%         9       5         302          382
Resorts to be                             12 Fixed Grip
divested                                  5 Surface
- --------------------------------------------------------------------------------------------------------------------
Total            3,896      --     777    2 Gondola            82%        87       30      2,949        3,352
                                          14 Detachable
                                          87 Fixed Grip
                                          18 Surface
- --------------------------------------------------------------------------------------------------------------------

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


         STRATEGY. The Company intends to pursue a strategic plan that mirrors the formula successfully employed at Sunday River and its recently acquired resorts.

         Invest in Ski Experience. Management believes that the most efficient way to increase resort visitation is to provide the highest quality skiing available. The Company intends to continuously improve the infrastructure at each resort, emphasizing modernization and introducing at the SKI resorts the snowmaking and grooming successfully implemented at the Company's other ski areas. Management expects to invest approximately $50 million in improvements in lifts, snowmaking, grooming and trail design over the next three years, of which approximately 70% is designated for the SKI resorts.

         Up to half of the Company's three year capital improvement budget is for investment in lifts, with a substantial portion of that amount to be used to replace outmoded equipment at Killington and Mt. Snow. Investment in lifts achieves two goals. First, it provides increased carrying capacity, which is critical to attracting and retaining skiers by reducing or eliminating lift lines and reducing time spent on lifts. Second, lifts are the most visible form of improvement to the skiing public and are one of the Company's centerpieces in promoting new experiences at its resorts.

         Approximately 25% of the three year capital budget will be invested in snowmaking improvements during fiscal 1997 through 1999, targeting over 90% coverage at all of the Company's resorts. Expanded snowmaking reduces the Company's reliance on natural snowfall and increases skiers' confidence that high quality conditions will be available notwithstanding weather conditions. The expansion in water capacity and the improvements in snowmaking equipment at each of the Company's recently acquired resorts are indicative of its strategic commitment to delivering the highest quality skiing experience. Further expansion will be subject to the Company's ability under applicable laws, regulations, policies or contractual arrangements to have access to adequate supplies of water. See "Business--Environmental Matters." Since their acquisition by the Company, the Company has increased snowmaking capacity (measured in gallons per minute) by approximately 300% at Sugarbush, 100% at Attitash/Bear Peak, and 20% at Mt. Cranmore. As with the planned lift improvements, approximately 70% of the anticipated snowmaking investment will be dedicated to upgrading the SKI resorts.

         Grooming is also an essential element in producing a quality skiing surface. Management intends to upgrade surface quality principally through implementation of its unique grooming system at all its resorts. This slow grind process, in which grooming equipment works at half the normal speed and tilling the snow at twice the normal depths, improves the consistency of the snow. This grooming technique takes longer and is, therefore, more expensive; however, the Company believes the cost is justified by increased skier satisfaction.

         Management also plans to modernize the trail configuration at the SKI resorts by eliminating cross over trails and ensuring a higher quality skiing experience. This is particularly true at the older Killington and Mt. Snow resorts where trail design is more outdated. Approximately $2 million in trail improvements are included in the three year capital program. The Company has also identified several opportunities to expand certain of the trail systems at different resorts. Development of additional skiable terrain will be conditioned upon market demand, availability of funds and permitting. See "Business -- Existing Operations" and "Business -- SKI Limited" for a discussion of expansion possibilities.

         The final portion of the on-mountain capital program is an anticipated $6.5 million investment in new and improved base facilities. These improvements will focus on providing additional space for skier development, children's programs and other family oriented activities and services.

         Emphasize Marketing. The Company's marketing program is designed to attract both day skiers and vacationers. Approximately 35 million people live within the Company's day skiing markets, which include the Boston and New York metropolitan areas. With the acquisition of SKI, the Company's marketing program will become even more focused on the population centers located in Massachusetts, Connecticut, New York and New Jersey. The Company employs a two-tiered marketing program in which each resort develops a resort-specific marketing plan, and assists in the development of an integrated corporate marketing program. The individual marketing program for each resort focuses on the unique characteristics of that area and the demographics of its skier base. The corporate marketing program focuses on establishing a corporate identity and expanding the Company's market, both by building the image of New England skiing and by seeking to attract new participants to the sport. Corporate marketing includes specific programs, such as the successful "Perfect Turn" proprietary skier instructional and development program. Increased loyalty among day and overnight skiers is promoted through multi- resort affinity programs like the "Edge Card," which provides free lift tickets to frequent skiers.

         The Company plans to expand upon its existing marketing efforts by focusing on three distinct age groups in order to develop new skiers. The first targeted segment is the emerging echo boom generation, the children of the baby boom generation who are reaching the age at which recreational preferences begin to form. The Company will employ a high-energy multimedia approach tailored to this age group, emphasizing the fun and excitement of skiing and snowboarding. The second demographic segment to be pursued through marketing is the maturing baby boom generation, which is beginning to generate higher levels disposable income. The third segment is the "X" generation. Management believes this age group (15-32) will respond favorably to the high energy levels of skiing and snowboarding.

         The Acquisition provides the Company with expanded marketing opportunities and efficiencies. With resorts reaching from southern Vermont to northern Maine, the Company believes that it is able to reach a wider population, due to its resorts' proximity to Northeastern population centers, and to cross-market its other resorts to visitors at each resort, capitalizing on skiers' interest in experiencing a diversity of skiing terrain and resort accommodations. See "Business -- Marketing."

         Control Multiple Revenue Sources. The Company controls multiple revenue sources at each resort, diversifying its income base and maximizing return from each property. For the nine months ended April 28, 1996, lift ticket revenues constituted approximately 51% of the Company's total ski and lodging revenues, with the balance produced by lodging, retail, food and beverage and other operations. The Company operates its own chain of resort retail ski shops under the name "Crisports," which provide ski rentals and repairs, and a complete line of ski equipment, clothing and accessories. Retail operations accounted for approximately 8% of ski and lodging revenues for the nine months ended April 28, 1996. Management expects to expand marketing of Company-specific private label clothing and accessories lines and increasingly controlling the production of its private label products, thus reducing its cost of goods sold. During that period, other important revenue sources included food and beverage, which accounted for approximately 11% of ski and lodging revenues; skier development, which accounted for approximately 6% of ski and lodging revenues; and summer activities, which contributed approximately 2% of such revenues. Management continuously seeks to maximize contribution by reducing the costs associated with each source and identifying and exploiting opportunities to grow these enterprises.

         Pursue Cost Savings Opportunities. Management has identified approximately $2.5 million of net annual cost savings it believes are achievable following the Acquisition (see "Pro Forma Financial Data"), resulting from management consolidations, reductions in insurance expense, elimination of redundant marketing expense and elimination of shareholder service costs and related expenses. Several areas have been identified by the Company as providing the opportunity for additional cost savings including centralized purchasing of electricity, fuel, and food and retail inventory, and the combined entity's enhanced buying power and desirability as a strategic marketing partner.

         The anticipated savings are based on estimates and assumptions made by the Company that are inherently uncertain, though considered reasonable by the Company, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. There can be no assurance that such savings will be achieved. See "Risk Factors -- Ability to Achieve Anticipated Cost Savings; Integration of SKI."

         Selectively Develop Mountainside Real Estate. In addition to more conventional slopeside condominium projects, the Company has developed a prototype year-round destination slopeside hotel. The hotel is a condominium in which the Company retains ownership of the core hotel properties consisting of restaurants, commercial space, conference facilities and infrastructure facilities. Quartershare interests (13 weeks evenly divided over the year) in the hotel suites are sold to individual owners as residential condominiums. The Company operates the hotel and provides optional management of the quartershare units for individual owners. The first of these hotels, called the "Summit Hotel," was successfully developed in two phases at Sunday River in 1992 and 1993. The project is fully sold, and has generated substantial profits for the Company.

         The Summit Hotel concept is expected to be the prototype for the Company's future real estate development activities, with additional hotels planned for selected resort locations over the next several years. The number, timing, and location of projects will be driven by demand, as determined through an extensive pre-construction marketing and sales program. Current plans provide for the development of one hotel at each resort, except Sugarloaf, during fiscal years 1997 through 2000. Initial cost is expected to be in the range of $12 to $15 million per hotel. In addition, subject to demand, management believes that an additional wing could be added to each hotel approximately two years after the initial construction at a cost of approximately $5-$6 million per hotel.

         Expand Off-Season Activities. Each resort has developed off-season activities in order to improve utilization of facilities, retain quality employees and contribute to coverage of fixed operating costs. Sugarloaf, Killington, Mt. Snow and Sugarbush operate championship golf courses, with the Sugarloaf course, designed by Robert Trent Jones, recently being rated one of the top 25 courses in the country by Golf Digest magazine and Golf magazine. All the resorts offer a variety of other summer outdoor recreational opportunities ranging from tennis and mountain biking to off-site activities such as whitewater rafting, canoeing, fishing and hiking in the surrounding mountains. Each resort has also begun to sponsor cultural programs during the summer. All of these facilities and activities are intended to draw off-season visitors to the resorts' conference and convention facilities.

EXISTING OPERATIONS

         The formation of the businesses comprising the Company began when Leslie B. Otten, ASC's chairman and chief executive officer, acquired Sunday River in fiscal 1981. During the 1980/81 ski season, Sunday River generated fewer than 50,000 annual skier visits. In contrast, the Company generated approximately 589,000 skier visits at Sunday River in the 1995/96 season, ranking second in New England only to Killington. Sunday River has achieved steady increases in skier visits by making significant expansions and improvements to trails, lifts, snowmaking, grooming and base lodge facilities and through aggressive marketing. Sunday River has enhanced profits through strict cost controls, and by maintaining control over multiple revenue sources at the resort. In order to provide a bed base to support the higher levels of skier visits and to generate additional cash flow to fund capital improvements, in the mid-1980s Sunday River began a program of limited condominium development. In 1992 and 1993, the Company constructed the Summit Hotel, its prototype quartershare hotel at the base of the mountain.

         The Company recognized an opportunity to replicate Sunday River's success at other ski resorts, and in 1994 and 1995 acquired the Attitash/Bear Peak, Mt. Cranmore and Sugarbush resorts. Implementing the strategy successfully developed at Sunday River, the Company has invested, since the respective date of acquisition by the Company, approximately $26 million in capital expenditures at these properties.

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


         The capital improvements at those resorts are reflected in the following table:

                                                                  NEW GROOMING    NEW
    RESORT          NEW SNOWMAKING              NEW LIFTS           MACHINES     TRAILS    NEW BASE FACILITIES
    ------          --------------              ---------         ------------ ---------   -------------------
Attitash/Bear 80 million gallon          1 high speed detachable        2      5 trails    Bear Peak Base Lodge
Peak          snowmaking pond            quad                                  w/40 acres

Sugarbush     63 million gallon          7 lifts, including 4 high      6          1       Addition to Gate House
              snowmaking pond; new       speed detachable quads                            Base Lodge; Renovation to
              550-gun snowmaking system                                                    Valley House Base Lodge

Mt. Cranmore  New stream intake &        1 high speed detachable        --         4       New ski shop; Improved
              variable pumping capacity  quad 1 improved lift                              summit restaurant

         Supported by aggressive marketing programs and better overall market conditions for the 1995/96 season, skier visits grew from pre-acquisition levels.

                                                                         SKIER VISITS
                                            ------------------------------------------------------------------------
                                                                                                     % INCREASE
                   RESORT                    PRE-ACQUISITION      FIRST YEAR       SECOND YEAR   SINCE ACQUISITION
                   ------                    ---------------      ----------       -----------   -----------------
Attitash/Bear Peak.........................       162,602         182,449            201,458            24%
Mt. Cranmore...............................        95,000         125,143             N.A.              32%
Sugarbush*.................................       330,922         373,200             N.A.              13%

________________________
*Managed by the Company beginning November, 1994 and acquired May, 1995.

         SUNDAY RIVER. Extending over eight interconnected mountain peaks, Sunday River's facilities consist of 640 acres of skiable terrain and 120 trails. The resort has a 3,100 foot summit and a 2,300 foot vertical drop. Its eight mountains are serviced by 16 lifts, including three high-speed detachable quad lifts, five fixed grip quad lifts, seven triple or double lifts and one surface lift. The mountains are serviced by four base lodges, including one located at the top of North Peak. The resort's on-mountain bed base consists of more than 700 condominium units, the Summit Hotel's 230 quartershare units, and two other hotels providing housing for 5,400 skiers on slope. The off-mountain bed base in greater Bethel, Maine totals 1,500 beds. The resort's transportation network includes the Silver Bullet Express ski train, which provides rail service between Portland, Maine, and Bethel, Maine. The resort operates five ski shops, four full-service restaurants, four cafeteria-style restaurants, and four bars. The Company also owns and operates a 67 unit hotel, and manages the Summit Hotel as well as 704 condominium units.

         Sunday River has focused on producing high quality skiing conditions through emphasizing the quality and coverage of its snowmaking system, its unique grooming techniques, attention to trail design and lift capacity. Sunday River has one of the most modern lift systems in the Northeast, featuring 16 chairlifts with the most quads of any Eastern ski area. Sunday River is widely recognized for its dedication to producing new and different terrain on a regular basis, thus offering skiers a new and different experience each season.

         Management believes that Sunday River has significant growth potential. Over 300 acres of land at the base of the new Jordan Bowl area are earmarked for development of base facilities and a second Summit Hotel. There are approximately 10,000 acres of undeveloped land, either owned by the Company or under option, suitable for development as skiable terrain. The resort's capital improvement program provides for up to approximately $10 million in improvements to on-mountain facilities over fiscal years 1997 through 2001.

         SUGARBUSH RESORT. Extending over six mountain peaks, Sugarbush's facilities consist of 413 acres of skiable terrain and 111 trails. The resort has a 4,135 foot summit and a 2,600 foot vertical drop. Its six mountains are serviced by 18 lifts, including four high-speed detachable quad lifts, two fixed grip quad lifts, seven triple or double lifts and three surface lifts. The mountains are serviced by five base lodges and two summit lodges. The resort's bed base consists of approximately 1,900 beds on-mountain and another 2,200 beds within the greater Warren, Vermont area. The resort operates three ski shops, four full-service restaurants, four cafeteria-style restaurants, and four bars. The Company also owns and operates the 46 unit Sugarbush Inn, manages approximately

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


200 condominium units and owns and operates a championship golf course as well as a sports center and a conference center.

         Sugarbush features the three highest mountain peaks of any single resort in the East (Mount Ellen at 4,135 feet, Lincoln Peak at 3,975 feet and Nancy Hanks at 3,812 feet). Its terrain is extremely diverse, featuring steep expert slopes, both narrow and wide, numerous long intermediate cruising trails, significant novice terrain as well as separate teaching and learning areas. The resort offers picturesque base facilities at both its north and south peaks. Following its acquisition by the Company in 1994, the Company invested $16 million in a major capital improvement program that included four high speed quad chairlifts, a 300% increase in snowmaking capacity and base area improvements.

         Management believes Sugarbush also has substantial growth potential. The Company has identified approximately 250 to 300 acres of its terrain for development as additional intermediate terrain. Future demands will require additional pipeline connections, which are included in the over $8 million in planned capital improvements to the resort's on-mountain facilities over fiscal years 1997 through 2001.

         ATTITASH/BEAR PEAK. Covering two mountain peaks, Attitash/Bear Peak facilities consist of 214 acres of skiable terrain and 45 trails. The resort has a 2,350 foot summit and a 1,750 foot vertical drop. Its two mountains are serviced by ten lifts, including one high-speed detachable quad lift, one fixed grip quad lift, four triple or double lifts and two surface lifts. The mountains are serviced by two base lodges. The resort has limited on-mountain bed base; however, it maintains 3,200 beds in its reservation system and draws from the 16,000 bed Mt. Washington Valley area. The resort operates two ski shops, two full-service restaurants, three cafeteria-style restaurants, and two bars.

         Attitash has been fully developed for some time. Bear Peak is a new area still under development by the Company. The most recent improvements include a new full scale base lodge and high speed quad. The resort is widely recognized as a family-oriented resort presenting a relaxed atmosphere and manageable size believed to be attractive to many families vacationing in the Mt. Washington Valley. Due to its location in the Mt. Washington Valley tourist area, it has developed a significant number of year-round activities including an alpine water slide, horseback riding and features several top level equestrian events.

         Management expects to continue to develop terrain at its new Bear Peak area. A Summit Hotel is scheduled to commence construction at the resort in the next twelve months. Final zoning and financing are in the final stages of approval. The resort's capital improvement program will provide for over $7 million in improvements to on-mountain facilities over fiscal years 1997 through 2001.

         MT. CRANMORE. Mt. Cranmore's facilities consist of 190 acres of skiable terrain, with 36 trails. The resort has a 1,714 foot summit and a 1,167 foot vertical drop. It is serviced by six lifts, including one high-speed detachable quad lift, four triple or double lifts and one surface lift. The mountain is serviced by two base lodges and a gourmet restaurant at the summit. The resort has no on-mountain bed base but is located near the center of Mt. Washington Valley's 16,000 bed base. The resort operates one ski shop, one rental shop, two full-service restaurants, two cafeteria-style restaurants, and one bar. The Company also manages 30 condominium units.

         Mt. Cranmore is one of the oldest continuously operated ski areas in the United States. Located within walking distance of the North Conway shopping district, the mountain offers a unique combination of quality skiing and immediate access to one of New England's largest retail and restaurant centers. Although Mt. Cranmore is the Company's smallest mountain, its location and amenities make it a unique and very attractive skiing alternative.

         The Company owns 800 acres and holds deeded rights to develop approximately 700 additional acres, at its sole discretion that are appropriately zoned for development as skiable terrain.

         The Company has entered into the Consent with DOJ, which requires the sale of Mt. Cranmore.

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


SKI LIMITED

         SKI's operations consist of the Killington, Mt. Snow/Haystack, Waterville Valley and Sugarloaf ski resorts. SKI acquired Mt. Snow in 1977 and Haystack, Waterville Valley and its initial 51% interest in Sugarloaf in 1994, and the balance of the outstanding Sugarloaf stock in August, 1996. SKI's resorts comprise 2,439 acres of skiable terrain (of which approximately 77.6% are covered by snowmaking equipment), 465 trails, and 70 lifts, of which seven are high-speed detachable quads or gondolas. The Company believes that since the late 1980s, SKI's resorts have been characterized by a lack of significant capital investment, resulting in stagnant or declining skier visits, revenues, net income and EBITDA. Nonetheless, the resorts remain some of the finest in the Northeast, and the lack of capital investment over the last half decade presents a unique opportunity for the Company to maximize the value and earnings potential of those resorts through strategic capital investment and rigorous management techniques instituted at the Company's other recently acquired facilities.

         KILLINGTON RESORT. Killington is a six-mountain resort, with a 4,241 foot summit and a 3,150 foot vertical drop. Killington's ski terrain is comprised of 918 acres with 165 trails and 20 lifts consisting of one gondola, seven quad lifts, ten triple or double lifts and two surface lifts. The resort's base facilities include seven full-service base lodges, including one located at the top of Killington Peak. Killington also owns and operates eight retail shops, six rental and repair shops, a travel and reservation agency, an 87-room motor lodge in Killington Village and a low-voltage television station. There is lodging capacity of 3,300 beds at the base of the mountains and approximately 12,000 beds in the greater Sherburne area. Killington is a year-round resort, offering complete golf amenities including an 18-hole golf course, a golf school, a pro shop and a driving range, as well as a tennis school.

         Killington is the largest ski resort in the Northeast. Its size and diversity of skiing terrain make it attractive to all segments of the market. The Killington access road is a highly developed retail, lodging and restaurant center known for its retail shopping, fine dining and night life. Surveys indicate that Killington is the most widely recognized of the Company's resorts.

         Management believes Killington's facilities can be enhanced through updating its snowmaking trail and lift systems and developing the real estate potential at its base area. The Company plans major on-mountain capital improvements over fiscal years 1997 through 2001. Management believes the Killington base area presents superior potential for development of a Summit Hotel. Although water supplies are adequate for current operations, management is negotiating to acquire the additional water supplies needed to accommodate the Company's snowmaking expansion plan. No assurances can be given regarding the results of those negotiations.

         MOUNT SNOW/HAYSTACK RESORT. Mount Snow/Haystack resort covers two mountain peaks and has a 3,580 foot summit and a 1,700 foot vertical drop. The facilities consist of 130 trails and 751 acres of skiable terrain, serviced by 24 lifts. On-mountain facilities include six full-service base lodges, several retail shops, six rental and repair shops, a pro shop, a country club and a nightclub. Mount Snow also headquarters the Company-owned "Original Golf School," and operates an 18-hole golf course, golf schools in Vermont, Ocean City, Maryland and Crystal River, Florida, a mountain bike school, a 92-room hotel, and a low-voltage television station. Its bed base consists of 890 on-mountain beds and 7,821 beds in the greater Dover area.

         Mount Snow is the southernmost of the Company's resorts. Located in the Brattleboro, Vermont area, it is a convenient day drive from both New York City and Boston. A large percentage of Mount Snow's skier base derives from Massachusetts, Connecticut and New York. The resort consists of two separate mountains, separated by approximately six miles, which have been combined under single management. Together, the two mountains are serviced by one of the Northeast's most extensive lift systems.

         Management believes Mt. Snow's development potential includes reconfiguration of lifts and trails to increase the mountains' carrying capacity and interconnecting the Mt. Snow and Haystack areas. Additional property rights and permitting will be required in order to establish that connection, and no assurance can be given that this objective can be achieved. A petition is pending before the Vermont Water Resources Board to reclassify a section of a stream running between the Haystack area and the Mt. Snow area. This reclassification has the potential to restrict or prevent construction activities to connect the two areas. No assurance can be given regarding the outcome of this proceeding. The current capital program provides for substantial expenditures to improve outdated facilities and reconfigure and expand portions of the lift system over the next five years. The Mt. Snow base area has been identified by management as a potential site for construction of a Summit Hotel project. Management considers water supplies to be adequate to meet existing needs. Optimal snowmaking and future development will require additional water sources. The Company has identified potential additional sources of water believed to be adequate for Mt. Snow's anticipated needs; however, there can be no assurance that the requisite permits can be obtained.

         SUGARLOAF RESORT. Sugarloaf is a single mountain with 1,400 acres of terrain, 14 lifts and 116 trails covering 515 acres. There are approximately 895 acres of off-trail skiing terrain. The mountain has a 4,237 foot summit and a 2,820 foot vertical drop. Sugarloaf operates a year-round conference center and nordic ski facility. It leases, on a long term basis from the Town of Carrabassett Valley, an 18-hole golf course designed by Robert Trent Jones, Jr., which is ranked by Golf Digest and Golf magazine as one of the top 25 courses in the United States. The Original Golf School, which was developed at Mount Snow, was expanded during fiscal year 1995 to include Sugarloaf. Sugarloaf's slopeside ski village consists of its base lodge, two hotels, banquet facilities for 800 people, retail, rental and repair shops, a sports and fitness club, 900 condominium units, rental homes, shops, restaurants and an extensive recreational path network.

         Sugarloaf is located in Carrabassett Valley, Maine. Its remote location has driven its development as a self-contained destination resort. The resort offers one of the largest ski-in/ski-out base villages in the Northeast, containing numerous restaurants, retail shops and an abundance of lodging. Aside from its base development, Sugarloaf is widely recognized for its challenging terrain, including its snowfields, which represent the only lift-serviced above treeline skiing in the Northeast. Sugarloaf is a destination resort for many Maine skiers. Although it draws from areas as distant as New York, New Jersey and Pennsylvania, a significant segment of its skiers are Maine-based.

         WATERVILLE VALLEY. Waterville Valley's facilities consist of two mountain peaks with 255 acres of terrain, including a separate 31 acre snowboard mountain, a 4,004 foot summit and 2,020 foot vertical drop, 54 trails and 13 lifts. Waterville operates a planned ski community with three lodges, a retail shop, a rental shop, and a repair shop. The resort has a year-round Base Camp Adventure Center offering mountain bikers, cross country skiers and hikers access to 60 miles of trails in the White Mountain National Forest. Other resort amenities include an ice skating arena, golf course, tennis center, sports and fitness center, and horseback riding. Waterville Valley's Conference Center has 17,000 square feet of meeting space and provides meeting and banquet facilities for up to 1,000.

         Waterville Valley has long been recognized as one of the largest ski resorts in New Hampshire. Its location immediately adjacent to Interstate 93 (a major north-south thoroughfare for skiers) makes it one of the most accessible of the Company's resorts. The area is adjacent to a picturesque New England village which contains most of the area's dining, shopping and entertainment. The village square and resort are serviced by a shuttle, and offer an integrated vacation experience characterized by both challenging skiing at one of New Hampshire's largest resorts and an immediately available off-mountain New England village offering some of the finest amenities in the area.

         Management believes the resort's proximity to the Boston market is a major underdeveloped asset, and that the resort has the potential to develop a larger day skiing base from that market through improved on-mountain facilities and aggressively marketing in the Boston metropolitan area.

         The Company has entered into the Consent with DOJ, which requires the sale of Waterville Valley.

MARKETING

         STAFF. The Company maintains a full-time marketing staff of 117 persons. Each resort has its own marketing director who reports to the Company's vice president of marketing. The staff at each mountain is responsible for development of a resort-specific marketing plan, as well as participating in combining all of the resorts' marketing programs into an overall marketing program designed to develop a corporate branded identity.

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Management regularly sponsors marketing seminars and planning sessions designed to maximize the staff's professionalism and effectiveness.

         STRATEGY. The Company has established a dedicated group within its corporate marketing department, whose objective is to increase participation in the sport by promoting the fun and excitement of skiing and snowboarding. The group is developing an innovative ad campaign targeted to potential skiers and snowboarders in three broad customer profiles. The first two demographics are the emerging echo boom generation, and the "X" generation. Over the next five to ten years, management believes these generations of over 114 million younger Americans are going to be of the prime age for making what often become life-long recreational choices. The Company's marketing initiative is a high energy music and video ad campaign that is coupled with national and regional strategic advertising alliances intended to introduce skiing and snowboarding specifically to these generations by creating an image for skiing and snowboarding that is up-to-date and consistent with the generational mood, style and attitude. The third demographic is an older group (beginning in the early 30s) that is just beginning to earn sufficient disposable income that enables more expensive recreational pursuits. A similar marketing campaign focusing on the fun and excitement of skiing has been developed for this market segment, as well, using images most closely aligned with its demographic profile.

         The Company's resorts are located within manageable drive times from major Eastern metropolitan areas. The Company plans to highlight its close proximity to these population centers through its marketing program.

         The individual resort marketing programs are divided between those for the properties that attract a broader spectrum of skiers and snowboarders and those that appeal to more focused groups. The larger resorts market to all visitor segments, whether defined by skiing ability, affluence, marital status or family size, with each resort marketing its unique attributes. Killington is recognized for its size and diversity; Sunday River emphasizes its snow conditions, lift capacity and consistently new terrain; Mount Snow will promote its proximity to metropolitan New York and Boston; Sugarloaf is known as a destination resort with superior lodging, a relaxed rural Maine image and big mountain skiing; and Sugarbush promotes its classic, challenging terrain combined with its substantial new investment in lifts and snowmaking. Attitash/Bear Peak has distinct market appeal; located in the heart of the Mt. Washington Valley, Attitash/Bear Peak draws from its 16,000 bed lodging base and provides a family orientation, leveraging proximity to the North Conway retail and restaurant district, a prime location for families with non-skiers.

         PROGRAMS. The Company is subject to impulse consumer decisions to visit other resorts and ski areas. The Company has designed and implemented a series of initiatives to create a loyal customer base and increase the number of seasonal visits. Chief among these has been:

        o       Aggressive marketing of the corporate message.

        o       Customer affinity programs.

        o       School, group and business affiliations.

        o       Innovative skier development and services program.

        o       Strategic marketing alliances.

        o       Data based marketing programs.

         Aggressive marketing of the corporate message. The Company consistently focuses marketing messages on snow quality, terrain, on-mountain facilities and excitement. Beginning with midsummer mailings and continuing through seasonal TV and radio advertisements, this message enables the resorts to build a branded image relationship with consumers. An example of the Company's branded image is the "skycam," a unique marketing program that places real-time aerial views of resorts on selected television stations in the market to graphically

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depict quality skiing conditions to potential skiers in the target population centers where weather conditions may not be suggestive of skiing.

         Customer affinity programs. The Company is a leader in the development of "frequent skier" programs. These programs allow skiers to earn points through the purchase of lift tickets which can be exchanged for free lift tickets. The Company will introduce an enhanced affinity program that allows skiers to earn points at all Company resorts. The Company has developed a number of season pass programs allowing individuals, families, seniors and students to purchase passes that provide unlimited access during designated time periods.

         School, group and business affiliations. The Company will maintain a full time staff at each resort dedicated to developing special school, group and business affiliations. The school programs bring thousands of students to the resorts during five week-long programs in January and early February. These programs have proved to be an effective way of building name recognition and brand loyalty among the school-age populations. Surveys suggest that many of these students return to the resort with their families. Ski groups have emerged as the fastest and most profitable way of increasing midweek business. The group sales department provides year-round support to group leaders through the Unites States and Canada. Through an extensive Spring and Fall touring program, the resorts recruit new groups and potential group leaders. The group sales office provides technical support to potential group leaders and helps them develop and support their groups. The Company is developing the European group market by forming contacts with the major group vendors in England. Business affiliations are developed and maintained through corporate tickets programs, whereby participating businesses are given an opportunity to provide their employees with incentive-based pricing.

         Innovative skier development and services programs. Management believes that the Company has been a leader in the development of skier development and services. The Guaranteed Learn to Ski program was one of the first skier development programs to guarantee that a customer would learn to ski in one day. The success of this program led to the development of "Perfect Turn," which management believes is the first combined skier development and marketing program in the industry. Perfect Turn ski professionals receive specialized training in coaching, communication and skiing. The program uses ski pros to build relationships between improved skiing technique, special resort programs and fun. Perfect Turn is currently licensed to five resorts in the United States and Canada. Management believes that it is the only skier educational program in the industry to be licensed to other resorts. In the 1995/1996 season, the program began to develop special hard goods marketing programs designed to allow customers to test ride skis and snowboards with professionals, purchase their equipment from a professional and receive ongoing product and technical support through Perfect Turn. This program will be expanded to all of the Company's resorts.

         Strategic marketing alliances. Management expects to establish advertising sponsorships with several key sponsors, whereby a sponsor in a given product category is designated as the official provider of that product category for the Company's resorts. The Company has been approached by numerous high quality sponsors, and has entered into shared promotional advertising with Jeep/Eagle and Coca Cola, among others. Industries under active consideration for such sponsorships include automobile, sport utility vehicle, soft drink, juice drink, credit card, financial services, fuel dealers, communications, hair care, fast food, cereal manufacturers and film companies.

         Data based marketing programs. The Company maintains a well-developed data base of frequent skiers and lodging consumers. The Company has expanded its management systems for the specific purpose of developing new consumer profiles. Through the use of this technology, management believes that the marketing departments have been able to substantially increase the effectiveness of the Company's marketing programs. The Company has seen immediate cost savings and increased profits through the use of targeted "smart mailings," which are designed to provide the right consumer with the right vacation package offer at the right time.

REAL ESTATE DEVELOPMENT

         STRATEGY. The Company views selective real estate development as a natural outgrowth of the on-mountain development of its resorts. Management believes that there is tremendous opportunity for synergy between real estate development and the ski experience. Development of real estate provides a three-fold benefit to the ski

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resorts. First, successful real estate development generates profits that have been historically reinvested in resort infrastructure. Second, signature properties like the Summit Hotel at Sunday River create an image for the resort that both attracts skiers to the area and provides a valuable marketing opportunity. Finally, real estate development enhances the bed base at the mountain, thereby contributing directly to maintaining, and increasing, skier days.

         The Company has traditionally taken a conservative approach toward real estate development and expects to continue this conservative philosophy. Throughout the 1980s and early 1990s, management required substantial levels of pre-construction sales before commencing construction of any of its projects, whether traditional condominiums or its Summit Hotel interval ownership project at Sunday River, providing a test of the market's appetite for the proposed product, while reducing risk to the Company and facilitating development financing.

         HISTORY. The Company's real estate development efforts to date have focused on Sunday River, and have consisted of the construction of condominiums and the Summit Hotel. Development at the Company's recently acquired resorts is now in the planning and permitting stages.

         Between 1992 and 1993, Sunday River successfully developed the Summit Hotel, a prototype year-round destination slopeside hotel. The hotel is a condominium consisting of six types of space: real estate, commercial, conference facilities, owners' amenities, infrastructure facilities and common space. Sunday River retains ownership of the core commercial and restaurant space, conference facilities and infrastructure facilities. The real estate space consists of the individual hotel condominiums, which are sold in quartershare interests. A quartershare interest is an interval ownership concept providing an owner with the right to use the unit for 13 weeks evenly divided over the year. There are six basic room designs that combine to create over 21 different condominium possibilities. The units can be configured to the desires of each purchaser.

         Quartershare owners participate in the Resort Condominium International ("RCI") exchange program, through which owners can exchange their right to use a Summit quartershare for interval stays at RCI properties located at resorts around the world. Sunday River operates the hotel and provides optional management of the quartershare units for individual owners through a management agreement with Sunday River under which its ski and lodging operations receive up to 45% of the rental revenues.

         There are eight conference facilities of varying sizes ranging from relatively small 500-square foot function rooms to a 5,900 square foot ballroom. Owner amenities consist of membership in the Gold Crown Club, which provides a range of exclusive goods and services to quartershare owners, as well as private owner lounges, a full-size swimming pool, tennis courts and private locker rooms and changing facilities.

         MARKETING. Management uses a unique marketing program in which the hotel is sold in five phases. Each phase relates to a specific level of hotel development and targets a specific level of sales. Inventory of units is controlled and released on an incremental basis over the first four phases. The sales effort targets middle income buyers, with quartershare interests historically being offered at prices ranging from $25,000 to $45,000. Annual common area maintenance charges are approximately $1,500 per quartershare. Management believes that the presence of large numbers of potential buyers at the resort within targeted income categories has allowed the quartershare development to sell with relatively low marketing costs. Management believes that this marketing program can be successfully implemented in connection with real estate development activities at the Company's other resorts.

         FUTURE DEVELOPMENT. The Company is considering developing hotels at its other resorts using the Summit Hotel prototype, based upon its assessment of the market demand. Initial cost is expected to be in the range of $12 to $15 million per hotel. In addition, management believes that an additional wing could be added to each hotel, subject to market demand, approximately two years after the initial construction at a cost of approximately $5-$6 million per hotel.

         The Company is proceeding in the permitting and planning stages for a hotel at the Attitash/Bear Peak resort. All necessary permits and approvals have been received, and a commitment for construction financing has been obtained. Ground breaking on the Attitash/Bear Peak location is anticipated to occur in August 1996. Summit

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Hotels are in various stages of planning at several other resorts. At
Sugarbush, the project is in the pre-construction marketing and sales stage while permits and all land rights are being finalized. Permits are in place for the development of a hotel at the base of Mt. Cranmore. Local approvals have been secured for the new Jordan Bowl Hotel at Sunday River, with final state approvals expected by management during summer 1996. Locations for Summit Hotel projects have been identified at Killington and Mt. Snow resorts. Each of those locations is on property currently owned by the resort. The permit process for hotel facilities and at the base of Mt. Snow is underway. The Company will evaluate whether and when to begin each project based upon market demand. Management believes that the lack of recent real estate development at Killington, Mt. Snow and Sugarbush makes those locations particularly attractive markets for Summit Hotel-type projects.

         Management intends to limit development risk by implementing pre-construction sales programs at each location prior to commencement of construction. The financing for each project is expected to be arranged on a project-by-project basis only after pre-construction sales targets are achieved.

         Other than with respect to Attitash/Bear Peak, the Company has no agreements, arrangements or understandings with respect to financing the development of any of the real estate projects discussed herein. Any future development would be subject to, among other things, the Company's ability to obtain the necessary financing and all necessary permits and approvals. No assurance can be given that the Company will develop successfully any additional properties or, if completed, any such properties will be successful.

         Sunday River is also engaged in the construction of a limited number of townhouse condominium projects. During 1996-1998, the Company's objective is to sell eight condominiums each year at Sunday River. Each condominium is planned to be offered for approximately $225,000.

MOUNTAIN OPERATIONS

         Mountain operations consist of four basic components--snowmaking, grooming, lift operation and base operations. Each of these segments of mountain operations is described in summary fashion below.

         SNOWMAKING. Management believes that the Company operates some of the world's largest snowmaking facilities. The Company intends to introduce to each of its resorts the snowmaking process refined at its Sunday River resort over the past 20 years. The Company has designed, engineered and produces its own snowmaking guns, which it believes adds substantially to the quality of snow made at Sunday River. Through its engineering department, the Company has developed a snowmaking system that combines hardware developed by the Company with a computer control system that monitors weather conditions throughout the resort's eight mountains and automatically programs the pressure and water volume necessary in order to produce consistent, high quality snow. Management believes the snow produced at Sunday River is consistently dry and looks and skis like lightly packed natural snow and is qualitatively different from snow produced at other resorts.

         GROOMING. In addition to producing high quality snow, the Company emphasizes careful grooming in order to maintain a high quality skiing surface. The Company's modern fleet of groomers located at each of its facilities employ a unique "slow tilling" grooming technique in which grooming equipment operates at one-half the normal speed, increasing the depth to which the snow is groomed and thereby replicating the feel of natural snowfall and extending the useful life of the manufactured snow.

         LIFT OPERATION. Each of the Company's resorts employs qualified, well-trained engineers and lift operators to maintain the Company's extensive, modern lift systems. Under the direction of the Company's Senior Vice President of Mountain Operations, the Company's substantial investment in lifts is continually protected by on-ongoing maintenance programs and careful operation.

         BASE OPERATIONS. Under the control of the Director of Base Operations, all of the Company's retail, food and beverage, rental and skier development area operations are administered on a coordinated basis. The Company's philosophy is to provide consistently high-quality service to its customers, while enabling each resort to exercise its own creativity in developing and administering base facilities in a fashion that best suits its needs and its customers'

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desires. Its business objectives with respect to these facilities are to retain full control over them, to impose rigorous cost controls and to creatively and aggressively seek to enhance revenues.

COMPETITION

         The Company faces strong competition from ski areas operating in the Northeast (which consists of Maine, New Hampshire, Vermont, Massachusetts, Connecticut and New York) competing for day and vacationing skiers, destination ski resorts competing on a national basis for vacationing skier visits, and non-ski related leisure and recreation destination resorts.

         On a regional basis, the Company's major markets are the major population centers in the Northeast, particularly eastern Massachusetts, northern Connecticut, New York and northern New Jersey. For example, skier origin data collected at Sunday River indicates that approximately 43% of its weekend skiers reside in Massachusetts. Similar data collected at Killington and Mt. Snow indicate that approximately 23% and 35% of their weekend skiers, respectively, reside in New York, with high concentrations from Massachusetts, Connecticut, New Jersey and Vermont, as well.

         In order to cover the high fixed costs of operation associated with the ski industry, the Company must maintain its regional skier base. The Company's ability to price product is directly impacted by the variety of acceptable alternatives presented to skiers in the Northeast region. The most significant competitors are resorts that have established a niche market or loyal clientele, such as mountains recognized as family-friendly resorts. Also, many resorts have made significant capital improvements, keeping them on the edge of the sport's technology and positioning them as keen competitors. Many of the Company's competitors have exhibited both the desire and ability to make on-mountain capital improvements and to develop real estate, thus sustaining competitive pressure in the region. Although many smaller areas offer fewer amenities and less diversity of terrain, often they are competitively priced and draw from nearby population centers, which form a part of the Company's market as well.

         On a national basis, the Company's resorts compete with well-capitalized, professionally managed resorts offering a variety of amenities. The Company, as well as other nationally-recognized resorts, will be competing on a broader scale for recreational and leisure dollars. These resorts offer a variety of activities and amenities including luxury accommodations, gourmet restaurants, extensive retail shops, spas, skating rinks and a variety of non-skiing activities. For example, many Western resorts are making major investments in non-alpine activities such as snowmobile trails, horseback riding, skating and retail and performing arts centers. Although Eastern skiing draws few skiers from Western regions, the Company competes with Western resorts to attract and retain Mid-Western, Mid-Atlantic and Northeast skiers. The Company also competes with large, well-capitalized Canadian resorts for the over seven million annual Eastern Canadian skier visits.

EMPLOYEES AND LABOR RELATIONS

         The Company employs approximately 7,000 employees at peak season and approximately 2,000 persons full time. None of the Company's employees are covered by any collective bargaining agreements. The Company believes it has good relations with its employees.

ENVIRONMENTAL MATTERS

         The Company's resorts are subject to a wide variety of federal, state and local laws and regulations relating to land use, water resources, sewage disposal, and the use, storage, discharge, emission and disposal of wastes, and other environmental matters. While management believes that the Company's resorts are presently in material compliance with all land use and environmental laws, failure to comply with such laws could result in the imposition of severe penalties or restrictions on operations by government agencies or courts that could adversely affect operations. The Company has recently completed Phase I environmental assessments at all eight resort properties. The reports identified areas of potential environmental concern, including the need to upgrade existing underground storage tanks at several facilities and to remediate potential petroleum releases. The reports did not identify any environmental conditions or non-compliance at any of the resorts, the remediation or correction of

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which management believes would have a material adverse impact on the business or financial condition of the Company or results of operations or cash flows. The Killington resort has been identified by the U.S. Environmental Protection Agency ("EPA") as a potentially responsible party at two sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund"). Killington has entered into a settlement agreement with EPA at one of the sites, the Solvents Recovery Service of New England Superfund site in Southington, Connecticut. Killington recently rejected an offer to enter into a de minimis settlement with EPA for the other site, the PSC Resources Superfund site in Palmer, Massachusetts. The Company believes that its liability for these sites, individually and in the aggregate, will not have a material adverse effect on the business or financial condition of the Company or its results of operations or cash flows.

         The Company believes it has all permits, licenses and approvals from governmental authorities material to the operation of the resorts as currently configured. The Company has not received any notice of material non-compliance with permits, licenses or approvals necessary for the operation of its properties.

         The capital programs at the resorts will require permits and approvals from certain federal, state and local authorities. The Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses or contractual arrangements, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have such an effect, or that important permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Major expansions of any one or more resorts could require the filing of an environmental impact statement with the U.S. Forest Service under NEPA if it is determined that the expansion has a significant impact upon the environment. Although the Company has consistently been successful in implementing its capital expansion plans, no assurance can be given that necessary permits and approvals will be obtained. A petition is pending before the Vermont Water Resources Board to reclassify a section of a stream running between the Haystack area and the Mt. Snow area. This reclassification has the potential to restrict or prevent construction activities to connect the two areas. No assurance can be given regarding the outcome of this proceeding.

LEGAL PROCEEDINGS

         The Company currently and from time to time is involved in litigation arising in the ordinary course of its business. The Company does not believe that it is involved in any litigation that will, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations or cash flows.

         Each of the resort operating companies have pending and are regularly subject to suit with respect to personal injury claims related principally to skiing activities at each resort. Each of the operating companies maintains liability insurance that the Company considers adequate to insure claims related to usual and customary risks associated with the operation of a ski resort. SKI operates a captive insurance company authorized under the laws of the State of Vermont which provides liability and workers' compensation coverage for the SKI resorts located in Vermont. The Company has received confirmation from an internationally recognized actuarial firm that the insurance company's reserves are adequate to cover losses and loss adjustment expenses associated with all claims made through April 30, 1996.

PROPERTIES

         The Company's operations are wholly dependent upon its ownership or control over the real estate constituting each resort. The following summarizes non-owned real estate critical to operations at each resort. Management believes each of the following leases, permits or agreements is in full force and effect and that the Company is entitled to the benefit of such agreements.

         Sunday River leases 1,500 acres, which constitute a substantial portion of its current skiable terrain, under a 50 year lease terminating on October 14, 2030. The lease renews automatically thereafter on a year-to-year basis unless terminated by either the lessor or lessee.

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         The Sugarbush Resort has a license to use 1,915 acres of United
States Forest Service land pursuant to a special use permit dated May 17, 1995. The permit has a 40 year term expiring April 30, 2035.

         Mt. Snow leases 1,315 acres which constitute a substantial portion of its skiable terrain. Of this total, approximately 900 acres is occupied by Mt. Snow pursuant to a special use permit granted by the United States Forest Service dated November 29, 1989. The permit has a 40 year term expiring December 31, 2029.

         Mt. Snow also leases 252 acres which constitute a portion of its skiable terrain from the Town of Wilmington, Vermont. The lease expires November 15, 2030. There are no renewal options. In addition, Mt. Snow leases approximately 200 acres from Sargent Inc. pursuant to a lease expiring March 31, 2025. The lease can be renewed for an additional 30 year term. Mt. Snow also has the option to purchase the leased property and a right of first refusal in the event Sargent Inc. receives a bona fide offer for the leased property.

         Attitash/Bear Peak uses 279 acres of its skiable terrain pursuant to a special use permit from the United States Forest Service dated July 19, 1994. The permit has a 40 year term expiring June 19, 2034. In addition, Attitash/Bear Peak leases its parking facilities under a lease expiring December 31, 2003. Attitash/Bear Peak has the option to purchase this leased property at any time during the lease term. The lease contains no renewal provisions.

         Killington leases 2,500 acres from the State of Vermont. A substantial portion of that property constitutes skiable terrain. The lease is for an initial 10 year term commencing in 1960 and contains nine 10-year renewal options. Killington exercised the renewal option in 1970, 1980 and 1990. Assuming continued exercise of Killington's renewal options, the lease will ultimately expire in the year 2060. The lease is subject to a buy-out option retained by the State of Vermont. At the conclusion of each 10 year term (or extended term), the state has the option to buy out the lease for an amount equal to Killington's adjusted capital outlay plus 10% of the gross receipts from the operation for the preceding three years. "Adjusted Capital Outlay" means total capital expenditures made by the tenant from 1956 to the date of exercise of the option, depreciated at 1% per annum, except that certain non-operable assets depreciate at 2% per annum. This buy-out option will next become exercisable in the year 2000. If exercised today, the exercise price would be approximately $72 million. Although the Company has not had direct confirmation from Vermont state officials, it has no reason to believe that the State intends to exercise the option in 2000.

         The Sugarloaf resort leases the Sugarloaf Golf Course from the Town of Carrabassett Valley, Maine pursuant to a lease dated June 3, 1987. The lease term expires December, 2003. Sugarloaf has an option to renew the lease for an additional 20 year term. In addition, Sugarloaf has an option to purchase the leased property at any time on or prior to June 3, 1997 at a purchase price equal to approximately $1.4 million, plus accrued and unpaid interest at the rate of 8% per year from 1984 (the commencement of Sugarloaf's original lease), plus the capital construction costs of any club house constructed on the premises, less all lease payments made to the Town, for a total estimated price of $2.7 million. Management has made no determination regarding exercising the option or extending the lease.

         Waterville Valley uses approximately 790 acres, which constitute a major portion of its skiable terrain, pursuant to a Special Use Permit granted by the United States Forest Service. The special use permit expires October 31, 2034.

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


                                  MANAGEMENT

         The following table sets forth information with respect to the current director and executive officers of the Company.


NAME                        AGE     POSITION
- ----                        ---     --------
Leslie B. Otten...........  47      Sole Director, President and Chief Executive Officer
Burton R. Mills...........  42      Senior Vice President of Mountain Operations
Thomas M. Richardson......  42      Vice President of Finance
G. Christopher Brink......  42      Vice President of Marketing and Sales
Allen Wilson..............  43      President (Sugarbush)
Philip T. Gravink.........  60      President (Attitash/Mt. Cranmore)
Jolan F. Ippolito.........  49      Vice President of Corporate Affairs (Sunday River)


     LESLIE B. OTTEN, DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER.
Mr. Otten joined Sherburne Corporation, then the parent company of Sunday River, Killington and Mount Snow, in 1970. Mr. Otten joined Sunday River in 1972 as Assistant General Manager and became General Manager of Sunday River in 1974. In 1980, Mr. Otten purchased Sherburne's 90% interest in Sunday River and acquired the remaining 10% interest from the minority shareholders in 1989. He has been the sole director, President and Chief Executive Officer of the Company (or its predecessor) since 1980. Mr. Otten owns 96% of the outstanding stock of the Company. Mr. Otten is a director of the Portland Museum of Art, a director of the Maine Chamber and Alliance, a director of Maine Handicap Skiing, a trustee of Gould Academy and a director of Project Opportunity.

     BURTON R. MILLS, SENIOR VICE PRESIDENT OF MOUNTAIN OPERATIONS.
Mr. Mills has spent his entire 22 year career with the Company (or its predecessor), serving in his present capacities since 1993. Prior thereto, he served as Vice President of Mountain Operations.

     THOMAS M. RICHARDSON, VICE PRESIDENT OF FINANCE. Mr. Richardson joined the Company in the spring of 1993, and has served in his present capacity since then. Prior to joining the Company, from 1992 to 1993, he worked at Loon Mountain Recreation Corporation as treasurer and director of food, beverage and tickets. Prior thereto, Mr. Richardson worked at SKI from 1983 to 1992 as an internal auditor, accounting manager and division controller.

     G. CHRISTOPHER BRINK, VICE PRESIDENT OF MARKETING AND SALES. Mr. Brink has been with the Company in his present capacity since 1993. Prior to joining the Company, Mr. Brink served as Vice President for group sales and conference sales and Vice President of Marketing at Stratton Corp., Stratton, Vermont.

     ALLEN WILSON, PRESIDENT (SUGARBUSH). Mr. Wilson has served as President (Sugarbush) since 1994. Prior to assuming that position, he served in various capacities for SKI, including Vice President and Controller of Killington (1992-94) and as Chief Financial Officer of Bear Mountain, Ltd. (1988-92).

     PHILIP T. GRAVINK, PRESIDENT (ATTITASH/MT. CRANMORE). Mr. Gravink joined the company at the time Attitash was acquired in July of 1994, continuing in the same position he had held for the Mount Attitash Lift Corporation. Prior to joining Mount Attitash Lift Corporation in 1992, he served as Interim Director of skiing for the State of New Hampshire, overseeing the Cannon and Mount Sunapee ski resorts. Prior to that he was President and Chief Executive Officer of Loon Mountain Recreation Corporation for 14 years.

     JOLAN F. IPPOLITO, VICE PRESIDENT OF CORPORATE AFFAIRS OF SUNDAY RIVER. Ms. Ippolito joined Sunday River in January of 1982, serving in her current position since 1993. Ms. Ippolito held various positions at the resort prior thereto.

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EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for the fiscal year ended July 30, 1995 of the Company's President and Chief Executive Officer and its other executive officers who received salary and bonuses in excess of $100,000 for the fiscal year ended July 30, 1995 from the Company. None of the Company's officers is subject to an employment agreement with the Company.
                        1995 SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                                      -------------------
NAME AND PRINCIPAL POSITION                            SALARY       BONUS
- ---------------------------                            ------       -----
Leslie B. Otten,
     President and Chief Executive Officer........... $108,000     $4,000

Burton R. Mills,
     Senior Vice President of Mountain Operations....  155,000      6,000

G. Christopher Brink,
     Vice President of Marketing and Sales...........  120,000      5,000

Allen Wilson,
     President (Sugarbush)...........................  113,000         --

Philip T. Gravink,
     President (Attitash/Mt. Cranmore)...............  101,000         --

         The Company expects to increase Mr. Otten's compensation to a salary of up to $350,000 and an annual performance-based bonus.

         The Company intends to develop and implement, following the Acquisition, an incentive-based compensation plan for selected executive officers and key employees providing both EBITDA-based annual bonuses and equity-based longer term incentives.

REPORT ON EXECUTIVE COMPENSATION

         The Company does not have a compensation committee. Historically, all decisions with respect to the compensation of the Company's executive officers have been made by Mr. Otten, in his capacity as the sole stockholder, sole director and chief executive officer of each of the entities comprising the Company. Decisions with respect to executive compensation have been made on the basis of available information with respect to the compensation of individuals having comparable responsibilities at other major skiing and resort businesses, the recent performance and financial condition of the Company and the performance of the individual executive officers. Mr. Otten's compensation as described above has not, historically, been determined on the basis of such criteria, principally due to the fact that, as the Company's sole stockholder, he was entitled to receive, and has received, dividends in respect of his holdings of Common Stock based on the year-to-year profitability of the Company that more directly reflect its performance and financial condition. In the future, however, due to restrictions on the payment of dividends by the Company, contained in the Indenture, the Subordinated Note Indenture and the Senior Credit Facility, it is anticipated that Mr. Otten's compensation will be determined in a manner similar to that described above with respect to the Company's other executive officers.

                                LESLIE B. OTTEN

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


                            COMMON STOCK OWNERSHIP



                   Name and Address               Amount and Nature
Title of Class     of Beneficial Owner            of Beneficial Ownership      Percent of Class
- ------------------ ----------------------------   ------------------------    ------------------

Common Stock       Leslie B. Otten                939,168 shares direct              96.0%
                   c/o American Skiing Company    ownership
                   Sunday River Access Road
                   Bethel, Maine  04217

CERTAIN TRANSACTIONS WITH MANAGEMENT

         In June, 1996, Sunday River issued to Mr. Otten a demand note obligating Sunday River to pay to Mr. Otten a total of $5.2 million, which amount equals the total amounts expected to become payable during 1996 and 1997 by Mr. Otten as income taxes with respect to Sunday River's pre-Acquisition income as a Subchapter S corporation.

         Christine Otten, Mr. Otten's spouse, is employed by the Company as its director of retail buying, and is principally responsible for its retail sales activities. During the fiscal years 1993, 1994 and 1995, Ms. Otten received total compensation of $49,160, $54,575 and $53,584, respectively.

         Western Maine Leasing Co., a corporation wholly owned by Mr. Otten, presently leases items of heavy equipment to Sunday River under short-term leases on terms believed by management to be comparable to those that could be obtained by Sunday River from unaffiliated lessors of such equipment. In fiscal 1993, 1994 and 1995, payments under such leases totaled $54,000, $43,000 and $34,000, respectively.

         The Company provides lodging management services for Ski Dorm, Inc., a corporation owned by Mr. Otten and his mother which owns a ski dorm located near the Sunday River resort, on terms believed by management to be comparable to those that would be offered by the Company to unaffiliated entities. In fiscal 1993, 1994 and 1995, payments by Ski Dorm, Inc. to Sunday River totaled $61,000, $93,000 and $83,000, respectively.

                   DESCRIPTION OF SENIOR SUBORDINATED NOTES

GENERAL

         The Old Notes were issued and the New Notes are to be issued pursuant to the Indenture between the Company and U.S. Trust Company of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture and the forms of the certificates evidencing the Old Notes and the New Notes, including the definitions therein of certain terms used below, which documents have been filed as exhibits to the Registration Statement and are incorporated herein by reference. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

         All of the Company's Subsidiaries are Restricted Subsidiaries, other than LBO Development Company, Ski Insurance Company, Mountain Water Company and Killington West Ltd., each of which is an Unrestricted Subsidiary. Under certain circumstances, the Company will be able to designate additional current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

         The Old Notes and the New Notes will constitute a single series of debt securities under the Indenture. If the Notes Exchange Offer is consummated, holders of the Old Notes who do not exchange their Old Notes for New Notes will vote together with the holders of the New Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding Notes. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes which remain outstanding after the Notes Exchange Offer will be aggregated with the New Notes and the holders of the Old Notes and New Notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Notes Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and New Notes then outstanding.

         The terms of the New Note are identical in all material respects to the terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Notes will not be entitled to liquidated damages for the Company's failure to register the Old Notes or New Notes under the Registration Rights Agreement, Holders of Old Notes should review the information set forth under "The Exchange Offers -- Certain Consequences of a Failure to Exchange."

         The New Notes and the Old Notes are sometimes referred to as, collectively, the "Notes" and, individually, a "Note."

PRINCIPAL, MATURITY AND INTEREST

         The Notes will be limited in aggregate principal amount to $120.0 million and will mature on July 15, 2006. Interest on the Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1997, to Holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Old Notes were, and the New Notes are to be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

         The payment of principal of, premium, interest and Liquidated Damages, if any, on, and all other Obligations with respect to the Notes (other than the making of the interest payment payable on July 15, 1997 from the Pledge Account) will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

         Upon any distribution of cash, securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except for the interest payment payable on July 15, 1997 from the Pledge Account), and until all Obligations with respect to Senior Debt of the Company are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of such Senior Debt (except that Holders of Notes may receive the interest payment payable on July 15, 1997 from the Pledge Account, securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

         The Company also may not make any payment upon or in respect of the Notes (except such interest payment such subordinated securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of or premium or interest on Senior Debt of the Company occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Senior Agent. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Indenture further requires that the Company promptly notify holders of Senior Debt of the Company if payment of the Notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. As of April 28, 1996, after giving pro forma effect to the Acquisition, the amount of outstanding Senior Debt of the Company would have been approximately $51.0 million. The Indenture limits the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

INTEREST PAYMENT PLEDGE ACCOUNT

         The Indenture provides that the Company's obligations under the Notes to pay interest on January 15, 1997 and July 15, 1997 will be secured by funds held by the Collateral Agent under the Pledge and Disbursement Agreement, subject, in the case of the interest payment payable on January 15, 1997, to the subordination provisions of the Notes. See "-- Subordination." Approximately $15 million, an amount sufficient to pay interest on the Notes through July 15, 1997, has been deposited in the Pledge Account, and has been invested in U.S. Treasury obligations maturing immediately prior to January 15, 1997 and July 15, 1997, pending disbursement. Following the July 15, 1997 interest payment on the Notes, any amounts remaining in the Pledge Account will be released to the Company and will thereafter remain subject to the applicable provisions of the Indenture.

         Subject to the foregoing, the Pledge and Disbursement Agreement provides for the grant by the Company to the Collateral Agent of a first priority security interest in the Pledge Account for the benefit of the Holders of the Notes to secure the payment of interest due with respect to the Notes on or prior to July 15, 1997. In addition to the subordination provisions applicable to the interest payment payable on January 15, 1997, the ability of Holders of Notes to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of a bankruptcy of the Company. Under the terms of the Indenture, the proceeds of the Pledge Account will be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and, second, to the Obligations under the Notes and the Indenture, subject to the subordination provisions described above.

SUBSIDIARY GUARANTEES

         The Company's payment Obligations under the Notes have been jointly and severally guaranteed (the "Subsidiary Guarantees") by the Guarantors. The Obligations of each Guarantor under its Subsidiary Guarantee are subordinated in right of payment to all Senior Debt of such Guarantor pursuant to subordination provisions substantially similar to those described above under "-- Subordination."

         The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all of the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this provision shall not prohibit any merger or consolidation among the Company or one or more wholly owned Guarantors.

         The Indenture provides that, in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at Option of Holders -- Asset Sales." In addition, the Indenture provides that, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

OPTIONAL REDEMPTION

         The Notes are not redeemable at the Company's option prior to July 15, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

          YEAR                                      PERCENTAGE
          ----                                      ----------
          2001....................................    106.250%
          2002....................................    104.688
          2003....................................    103.125
          2004....................................    101.563
          2005 and thereafter.....................    100.000

         Notwithstanding the foregoing, on or prior to July 15, 1999, the Company may redeem up to 25% in aggregate principal amount of the Notes at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least 75% in aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each such redemption shall have been given within 30 days after the date of the closing of such Equity Offering.

SELECTION AND NOTICE

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

         Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

         CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice; provided that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         The occurrence of a Change of Control could result in a default under the Senior Credit Facility or other Senior Debt of the Company. In addition, the Senior Credit Facility or other Senior Debt could restrict the Company's ability to repurchase Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to make a Change of Control Offer or to repurchase Notes tendered in a Change of Control Offer would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under the Senior Credit Facility or other Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "-- Subordination." Finally, the Company's ability to repurchase Notes upon a Change of Control may be limited by the Company's then existing financial resources.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         ASSET SALES

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that (x) the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and (y) Asset Sales pursuant to the DOJ Divestiture shall not be subject to the 75% minimum cash requirement specified in clause (ii) of this paragraph, but such Asset Sales shall otherwise continue to be subject to this covenant and any cash proceeds resulting from the subsequent disposition of such non-cash consideration shall be subject to the provisions of this covenant.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds
(a) to permanently reduce Senior Debt of the Company or such Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or
(b) to the making of capital expenditures or the acquisition of long-term assets in the same line of business as the Company or any Restricted Subsidiary was engaged immediately prior to such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales in excess of $1.0 million in any fiscal year that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the

Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

         RESTRICTED PAYMENTS

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or final maturity date, any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such Restricted Payment, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the date of the Indenture, is less than the sum of (i) $5.0 million, plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 29, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) 100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
         (iv) to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition) (but only to the extent not included in subclause (ii) of this clause (c)); plus (v) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value (as determined in good faith by the Board of Directors) of the Company's Investment in such Subsidiary at the time of such designation (but only to the extent not included in subclause (ii) of this clause (c)); provided, however, that in the case of (1) the declaration or payment of any dividend or the making of any other payment or distribution on account of the Company's Common Stock or to any direct or indirect holder of the Company's Common Stock in its capacity as such or (2) the purchase, redemption or other acquisition or retirement for value of any Common Stock of the Company, (A) the Company may not include the $5.0 million set forth in subclause (i) of this clause (c) and may only include 25% of its Consolidated Net Income for purposes of subclause (ii) of this clause (c) in calculating the amount available pursuant to this clause (c) for the making of any such Restricted Payment if, after giving effect to such Restricted Payment, the Company's Leverage Ratio would exceed 70% and (B) Consolidated Net Income for purposes of this

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         clause (c) shall exclude the first $5.0 million of Consolidated Net
         Income of the Company reported from July 29, 1996.

         The foregoing provisions will not prohibit (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iv) Investments in Real Estate Subsidiaries in an amount not to exceed $10.0 million plus, to the extent that any such Investment is sold for cash or otherwise liquidated or repaid for cash, the net cash proceeds thereof (less the cost of disposition); provided that the amount of any such net cash proceeds shall be excluded from clause (c) of the preceding paragraph; (v) the acquisition of Equity Interests in Sugarloaf Mountain Corporation within six months after the consummation of the Acquisition; (vi) contributions of real estate not used in or essential to ski operations to Real Estate Subsidiaries for Permitted Real Estate Projects; (vii) conveyance of real estate not used in or essential to ski operations to Unrestricted Subsidiaries with an aggregate book value not in excess of $2.0 million; (viii) Guarantees of Indebtedness of Real Estate Subsidiaries to the extent that such Guarantees are permitted to be incurred by the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" (ix) payments of principal of and interest on the Demand Note; (x) Investments received by the Company and its Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; and (xi) the repurchase of Subordinated Notes pursuant to a Subordinated Note Change of Control Offer (as defined).

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value (as determined in good faith by the Board of Directors) of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may not (i) transfer any property or assets that are a material part of the ski operations of the Company and its Restricted Subsidiaries to an Unrestricted Subsidiary or (ii) designate as an Unrestricted Subsidiary any Restricted Subsidiary of the Company that holds any property or assets that are a material part of the ski operations of the Company and its Restricted Subsidiaries.

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         INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness (including Acquired Debt), and its Restricted Subsidiaries that are Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such additional preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the additional preferred stock had been issued at the beginning of such four-quarter period.

         The foregoing provisions will not apply to:

                  (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to the Bank Credit Agreements in an amount not to exceed the greater of (a) $65.0 million and (b)
         1.5 times the Company's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such Indebtedness is incurred, less, in either case, the aggregate amount of all permanent reductions thereto pursuant to the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales";

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

                  (iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes, the Subsidiary Guarantees, the Indenture, the Subordinated Notes, the Subordinated Note Subsidiary Guarantees and the Subordinated Note Indenture;

                  (iv) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries (other than Real Estate Subsidiaries); provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of purchase money Indebtedness to finance the purchase of property or assets to be used in the ski operations of the Company and its Restricted Subsidiaries or a related business in an aggregate amount at any one time outstanding not to exceed the lesser of (a) the purchase price of such property or assets and (b) $15.0 million;

                  (vi) the incurrence by the Company and its Restricted Subsidiaries of Guarantees of Indebtedness of Real Estate Subsidiaries in an amount not to exceed $15.0 million at any one time outstanding in connection with Permitted Real Estate Projects, provided that the total purchase price for the hotel, condominium, interval ownership or other units comprising the development to be constructed, in whole or in part, with the proceeds of the Indebtedness so guaranteed, that have been contracted for sale (evidenced by executed purchase agreements and security deposits from credit-approved purchasers), equals at least 35% of the estimated total cost of construction (as determined in good faith by the Board of Directors) of the Permitted Real Estate Projects (except for the development of the Summit Hotel at the Attitash resort, for which such total purchase price must equal at least 25% of the estimated total cost of construction (as determined in good faith by the Board of Directors));

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                  (vii) the incurrence by the Company or any of its Restricted
         Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred;

                  (viii) the incurrence by Real Estate Subsidiaries of Non-Recourse Real Estate Debt, provided that if any such Indebtedness ceases to be Non-Recourse Real Estate Debt of a Real Estate Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that is not a Real Estate Subsidiary;

                  (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

                  (x) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness in an amount not to exceed $25.0 million at any one time outstanding, provided that such Indebtedness is expressly subordinated in right of payment to the Notes at least to the same extent as the Notes are subordinated in right of payment to Senior Debt of the Company.

         LIENS

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

         DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (a) Existing Indebtedness as in effect on the date of the Indenture; (b) applicable law; (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (f) any instrument governing Non-Recourse Real Estate Indebtedness of a Real Estate Subsidiary, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than such Real Estate Subsidiary or the property or assets of such Real Estate Subsidiary; (g Senior Debt of the Company and Indebtedness of Guarantors, provided that such Indebtedness was permitted to be incurred pursuant to the Indenture; and (h) Permitted Liens.

         MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless (i)

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the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii)immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated
Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

         TRANSACTIONS WITH AFFILIATES

         The Indenture provides the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $0.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any employment agreement or arrangement in existence on the date of the Indenture or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and its Restricted Subsidiaries and (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

         INDEPENDENT BOARD OF DIRECTORS

         The Indenture provides that at least one member of the Board of Directors of the Company shall be a disinterested director. The Indenture further provides that the Company shall use its best efforts to have a disinterested member of the Board of Directors by July 31, 1996.

         LIMITATION ON OTHER SENIOR SUBORDINATED DEBT

         The Indenture provides that neither the Company nor any Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that, in accordance with the terms of the instrument pursuant to which it was created, is subordinate or junior in right of payment to any Senior Debt of the Company or such Guarantor, as the case may be, and senior in any respect in right of payment to the Notes or such Guarantor's Subsidiary Guarantee.

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         ADDITIONAL SUBSIDIARY GUARANTEES

         The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture; provided, that this covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

         PAYMENTS FOR CONSENT

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         REPORTS

         The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

         The Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium or Liquidated Damages, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) a continuing default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a

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period of 60 das; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages on the Notes.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

         No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default

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or Event of Default with respect to the Notes. In the event Covenant
Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default r Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

         A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

         The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes

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may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),
(iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) requires the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of the Notes.

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

         Except as set forth in the next paragraph, the Notes were initially issued in the form of one Global Note (the "Global Note"). The Global Note was deposited on the date of the closing of the sale of the Old Notes (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

         Notes that are issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such

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Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

         The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

         The Company expects that pursuant to procedures established by the Depositary ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

         So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

         Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

         Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

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         Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

         The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expect that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any rights, property or assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory, sales of obsolete or unused equipment and sales by Real Estate Subsidiaries of hotel, condominium, interval ownership or other units, in each case, in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) issuances of Equity Interests by Sugarloaf pursuant to warrants outstanding on the date of the Indenture, and (iv) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" will not be deemed to be Asset Sales.

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         "Bank Credit Agreements" means (i) the Senior Credit Facility, (ii)
any other credit, loan, reimbursement or other similar agreement among the Company, any Subsidiary and any bank, insurance company, finance company or other institutional lender, (iii) each instrument pursuant to which Obligations under any of the agreements described in clause (i) or (ii) above are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iv) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any agreements described in clause (i), (ii) or (iii) above, in each case, as modified, amended, restated or supplemented from time to time.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Permitted Holders cease to be the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of an aggregate of at least 51% of the common stock of the Company and at least 51% of the voting power of the Capital Stock of the Company, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the common stock of the Company or more than 35% of the voting power of the Capital Stock of the Company and (v) the first day on which more than one-third of the members of the board of directors of the Company are not Continuing Directors.

         "Collateral Agent" means U.S. Trust Company of New York, as Collateral Agent for the benefit of Holders of Notes under the Pledge and Disbursement Agreement, or any successor thereto appointed pursuant to such Agreement.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not

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capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of Real Estate Subsidiaries or of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof (other than a Real Estate Subsidiary), (ii) the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and
(iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date plus
(ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends or other distributions unless such dividends or other distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (b) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of the board of directors on the date of the Indenture or (ii) was nominated for election to the board of directors with the approval of at least two-thirds of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Demand Note" means the promissory note of Sunday River Skiway Corporation payable to Leslie B. Otten in the original principal amount of $5.2 million, as in effect on the date of the Indenture.

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         "Designated Senior Debt" of any Person means such Person's
Obligations under the Bank Credit Agreements and any other Senior Debt of such Person permitted to be incurred by such Person under the terms of the Indenture the principal amount of which is $25.0 million or more and that has been designated by the board of directors of such Person as "Designated Senior Debt" by notice to the Trustee from both such Person and the Senior Agent.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "DOJ Divestiture" means the divestiture of the Waterville Valley and Mount Cranmore resorts, whether effected by way of sale, lease, conveyance or other disposition of any rights, property or assets, or by way of a sale of the Capital Stock of Waterville Valley Ski Area, Ltd. or Cranmore, Inc., or a merger, consolidation or other reorganization, effected in compliance with the United States Department of Justice consent decree applicable thereto.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means a public or private sale of common stock of the Company that results in net proceeds of at least $25.0 million to the Company.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be

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deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to Real Estate Subsidiaries, Unrestricted Subsidiaries, discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior to the Calculation Date shall be excluded, and
(iii) the Fixed Charges attributable to Real Estate Subsidiaries, Unrestricted Subsidiaries, discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior o the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries (other than Real Estate Subsidiaries) following the Calculation Date and, in the case of Real Estate Subsidiaries, only to the extent that the obligations giving rise to such Fixed Charges consist of Non-Recourse Real Estate Debt.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantors" means each of (i) Sunday River Skiway Corporation, Sunday River Ltd., Perfect Turn Inc., LBO Holding, Inc., Sunday River Transportation, Inc., Sugarbush Resort Holdings, Inc., Sugarbush Leasing Company, Sugarbush Restaurants, Inc., Cranmore, Inc., S-K-I Limited, Killington Ltd., Mount Snow Ltd., Waterville Valley Ski Area, Ltd., Sugarloaf Mountain Corporation, Killington Restaurants, Inc., Dover Restaurants, Inc., Resort Technologies, Inc., Pico Ski Area Management Company, Mountain Wastewater Treatment, Inc., Deerfield Operating Company and Resort Software Services, Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

         "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) Disqualified Stock of such Person, (iv) preferred stock of any Restricted Subsidiary of such Person (other than Preferred Stock held by such Person or any of its Wholly Owned Restricted Subsidiaries) and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company

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or any of its Restricted Subsidiaries for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

         "Leverage Ratio" means, as of any date of determination, the ratio of
(i) the total indebtedness of the Company as shown on the Company's most recent balance sheet, as adjusted to give effect to any repayment or incurrence of indebtedness subsequent to the balance sheet date through such date of determination, to (ii) the sum of (a) the total indebtedness of the Company, calculated pursuant to clause (i), plus (b) total stockholders' equity of the Company as shown on the Company's most recent balance sheet, as adjusted to give effect to any capital contributions or issuances of Equity Interests of the Company, any dividends or other distributions with respect to any Equity Interests of the Company, or any repurchase or redemption of Equity Interests of the Company, subsequent to the balance sheet date through such date of determination.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-Recourse Real Estate Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries, other than Real Estate Subsidiaries, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Real Estate Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries, other than Real Estate Subsidiaries, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been

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


notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, other than Real Estate Subsidiaries, except, in each case, to the extent permitted by the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

         "Obligations" means, with respect to any instrument or agreement, any and all principal, interest (including post petition interest), penalties, premiums, fees (including without limitation, to the extent provided for in such instrument or agreement, fees and expenses of counsel), indemnifications, reimbursements, damages and other charges, obligations and liabilities existing from time to time under such instrument or agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any Indebtedness under such instrument or agreement, or any obligation to establish a sinking fund for any such purpose.

         "Permitted Holders" means Leslie B. Otten (or, in the event of his incompetence or death, his estate and his and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")) and any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest.

         "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Restricted Subsidiaries in a Person if, as a result of such Investment,
(a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" and (v) Guarantees of Indebtedness permitted to be made pursuant to clause (vi) of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

         "Permitted Liens" means (i) Liens securing Senior Debt of the Company and its Restricted Subsidiaries; (ii) Liens securing Indebtedness that is pari passu in right of payment with the Notes, provided that the Notes are equally and ratably secured, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(vii) Liens to secure Indebtedness permitted by clause (v) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;
(viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Restricted Subsidiary; (xi) Liens on assets of Real Estate Subsidiaries securing Non-Recourse Real Estate Debt; and (xii) Liens on the Pledge Account in favor of the Collateral Agent.

         "Permitted Real Estate Project" means a project relating to one or more of the purposes for which Real Estate Subsidiaries may be formed.

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


         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Pledge Account" means the Pledge Account held by the Collateral Agent for the benefit of Holders of Notes for the initial deposit of U.S. Treasury obligations maturing immediately prior to the January 15, 1997 and the July 15, 1997 interest payment dates under the Notes acquired with approximately $15 million of borrowings under the Senior Credit Facility and net proceeds from the Note Offering which have been pledged by the Company to secure such interest payments under the Pledge and Disbursement Agreement.

         "Pledge and Disbursement Agreement" means the Pledge and Disbursement Agreement, dated as of the date of the Indenture, by and between the Collateral Agent and the Company, governing the establishment and maintenance of, and disbursement from, the Pledge Account.

         "Real Estate Subsidiary" means a Restricted Subsidiary of the Company that was formed for the purpose of developing, constructing and marketing hotel, condominium, interval ownership and other residential real estate projects, together with commercial and other space functionally related or complementary thereto, and that is designated by the Board of Directors as a Real Estate Subsidiary.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

         "Senior Agent" means (i) until all Indebtedness under the Bank Credit Agreements is paid in full, the agent (or the institution performing similar functions) under the Bank Credit Agreement under which the greatest aggregate principal amount of Indebtedness is outstanding and (ii) if all Indebtedness under the Bank Credit Agreements has been paid in full, the Person (or representative thereof) holding the greatest amount of Senior Debt.

         "Senior Debt" of any Person means and includes all principal of, premium and interest on and other Obligations with respect to (i) the Bank Credit Agreements and (ii) any other Indebtedness of such Person (other than as otherwise provided in this definition), whether outstanding on the date of issuance of the Notes or thereafter incurred; provided, however, that Senior Debt shall not include (a) any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment to any other Senior Debt in any respect or (b) that portion of any Indebtedness incurred in violation of the Indenture. Notwithstanding the foregoing, Senior Debt shall not include (1) Indebtedness evidenced by the Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code is without recourse to such Person, (3) any liability for foreign, federal, state, local or other taxes owed or owing by such Person, (4) Indebtedness of such Person to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of such Person or any of such Affiliate's subsidiaries, (5) Indebtedness for the purchase of goods or materials in the ordinary course of business except purchase-money Indebtedness secured by a security interest in or

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


Lien upon the goods or materials purchased or (6) Indebtedness owed by such Person for compensation to employees or for services.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Unrestricted Subsidiary" means any Subsidiary (i) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results (except, in the case of Ski Insurance Company, for the indirect obligation to maintain adequate reserves and capital as required by the State of Vermont), (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (v) has at least one disinterested member of its board of directors. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation; and, provided, further, that such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and the Wholly Owned Restricted Subsidiaries of such Person.


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                       DESCRIPTION OF SUBORDINATED NOTES

GENERAL

         The Old Subordinated Notes were issued and the New Subordinated Notes are to be issued pursuant to the Subordinated Note Indenture between the Company and U.S. Trust Company of New York, as trustee (the "Subordinated Note Trustee"). The terms of the Subordinated Notes include those stated in the Subordinated Note Indenture and those made part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Subordinated Notes are subject to all such terms, and holders of Subordinated Notes are referred to the Subordinated Note Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Subordinated Note Indenture does not purport to be complete and is qualified in its entirety by reference to the Subordinated
Note Indenture and the forms of the certificates evidencing the Old Subordinated Notes and the New Subordinated Notes, including the definitions therein of certain terms used below, which documents have been filed as exhibits to the Registration Statement and are incorporated herein by reference. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

         All of the Company's Subsidiaries are Restricted Subsidiaries, other than LBO Development Company, Ski Insurance Company and Killington West Ltd., each of which is an Unrestricted Subsidiary. Under certain circumstances, the Company will be able to designate additional current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Subordinated Note Indenture.

         The Old Subordinated Notes and the New Subordinated Notes will constitute a single series of debt securities under the Subordinated Note Indenture. If the Subordinated Notes Exchange Offer is consummated, holders of the Old Subordinated Notes who do not exchange their Old Subordinated Notes for New Subordinated Notes will vote together with the holders of the New Subordinated Notes for all relevant purposes under the Subordinated Note Indenture. In that regard, the Subordinated Note Indenture requires that certain actions by holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding Subordinated Notes. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Subordinated Notes which remain outstanding after the Subordinated Notes Exchange Offer will be aggregated with the New Subordinated Notes and the holders of Old Subordinated Notes and New Subordinated Notes will vote together as single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Subordinated Notes shall be deemed to mean, at any time after the Subordinated Notes Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Subordinated Notes and New Subordinated Notes then outstanding.

         The terms of the New Subordinated Notes are identical in all material respects to the terms of the Old Subordinated Notes except that (i) the New Subordinated Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Subordinated Notes will not be entitled to liquidated damages for the Company's failure to register the Old Subordinated Notes or New Subordinated Notes under the Subordinated Notes Registration Rights Agreement. Holders of Old Subordinated Notes should review the information set forth under "The Exchange Offers - Certain Consequences of a Failure to Exchange."

         The New Subordinated Notes and the Old Subordinated Notes are sometimes referred to as, collectively, the "Subordinated Notes" and, individually, a "Subordinated Note."

         PRINCIPAL, MATURITY AND INTEREST

         The Subordinated Notes were issued in a principal amount sufficient to generate approximately $20.0 million of gross proceeds to the Company and will mature on January 15, 2007. Interest on the Subordinated Notes


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will not accrue prior to July 15, 2001. Thereafter, interest will accrue at the rate of 13 3/4 % per annum and will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, commencing on January 15, 2002, to holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Subordinated Notes at their respective addresses set forth in the register of Holders of Subordinated Notes; provided that all payments with respect to Subordinated Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Subordinated Note Trustee maintained for such purpose. The Old Subordinated Notes were, and the New Subordinated Notes are to be, issued in denominations of $1,000 principal amount and integral multiples thereof.

         SUBORDINATION

         The payment of principal of, premium, interest and Liquidated Damages, if any, on, and all other Obligations with respect to the Subordinated Notes will be subordinated in right of payment, as set forth in the Subordinated Note Indenture, to the prior payment in full in cash of all Subordinated Note Senior Debt of the Company (including, without limitation, the Company's obligations with respect to the Senior Credit Facility and the Notes), whether outstanding on the date of the Subordinated Note Indenture or thereafter incurred.

         Upon any distribution of cash, securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Subordinated Note Senior Debt of the Company will be entitled to receive payment in full in cash of all Obligations due in respect of such Subordinated Note Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Subordinated Note Senior Debt) before the Holders of Subordinated Notes will be entitled to receive any payment with respect to the Subordinated Notes, and until all Obligations with respect to Subordinated Note Senior Debt of the Company are paid in full in cash, any distribution to which the Holders of Subordinated Notes would be entitled shall be made to the holders of such Subordinated Note Senior Debt (except that Holders of Subordinated Notes may receive securities that are subordinated at least to the same extent as the Subordinated Notes to Subordinated Note Senior Debt and any securities issued in exchange for Subordinated Note Senior Debt and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

         The Company also may not make any payment upon or in respect of the Subordinated Notes (except in such subordinated securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of or premium or interest on Subordinated Note Senior Debt of the Company occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Subordinated Note Senior Debt of the Company that permits holders of the Designated Subordinated Note Senior Debt as to which such default relates to accelerate its maturity and the Subordinated Note Trustee receives a notice of such default (a "Payment Blockage Notice") from the Subordinated Note Senior Agent. Payments on the Subordinated Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Subordinated Note Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Subordinated Note Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.



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        The Subordinated Note Indenture further requires that the Company promptly notify holders of Subordinated Note Senior Debt of the Company if payment of the Subordinated Notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Subordinated Notes may recover less ratably than creditors of the Company who are holders of Subordinated Note Senior Debt. As of April 28, 1996, after giving pro forma effect to the Acquisition, the amount of outstanding Subordinated Note Senior Debt of the Company would have been approximately $167.6 million. The Subordinated Note Indenture limits the amount of additional Indebtedness, including Subordinated Note Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

         SUBSIDIARY GUARANTEES

         The Company's payment Obligations under the Subordinated Notes have been jointly and severally guaranteed (the "Subordinated Note Subsidiary Guarantees") by the Guarantors. The Obligations of each Guarantor under its Subordinated Note Subsidiary Guarantee are subordinated in right of payment to all Subordinated Note Senior Debt of such Guarantor pursuant to subordination provisions substantially similar to those described above under "--Subordination."

         The Subordinated Note Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all of the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Subordinated Note Trustee, under the Subordinated Notes and the Subordinated Note Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
(iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this provision shall not prohibit any merger or consolidation among the Company or one or more wholly owned Guarantors.

         The Subordinated Note Indenture provides that, in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any Obligations under its Subordinated Note Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Subordinated Note Indenture. See "-- Repurchase at Option of Holders -- Asset Sales." In addition, the Subordinated Note Indenture provides that, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any Obligations under its Subordinated Note Subsidiary Guarantee; provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

         OPTIONAL REDEMPTION

         The Subordinated Notes are not redeemable at the Company's option prior to July 15, 2001. Thereafter, the Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

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YEAR                                    PERCENTAGE
- ----                                    ----------

2001..............................        106.875%
2002..............................        105.156
2003..............................        103.438
2004..............................        101.719
2005 and thereafter...............        100.000

         Notwithstanding the foregoing, on or prior to July 15, 1999, the Company may redeem the Subordinated Notes, in whole or in part, at a redemption price of 113.75% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Equity Offerings; provided that notice of each such redemption shall have been given within 30 days after the date of the closing of such Equity Offering.

         SELECTION AND NOTICE

         If less than all of the Subordinated Notes are to be redeemed at any time, selection of Subordinated Notes for redemption will be made by the Subordinated Note Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Subordinated Notes are listed, or, if the Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Subordinated Note Trustee shall deem fair and appropriate; provided that no Subordinated Notes of $1,000 principal amount or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Subordinated Notes to be redeemed at its registered address. If any Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Subordinated Note. On and after the redemption date, interest ceases to accrue on Subordinated Notes or portions of them called for redemption.

         MANDATORY REDEMPTION

         Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

         REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

         Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Subordinated Note Change of Control Offer") to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of each Holder's Subordinated Notes at an offer price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon (if prior to July 15, 2001), or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (if on or after July 15, 2001), to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase Subordinated Notes pursuant to the procedures required by the Subordinated Note Indenture and described in such notice; provided that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Subordinated Note Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Subordinated Note Senior Debt to permit the repurchase of Subordinated Notes required by this covenant. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Subordinated Notes as a result of a Change of Control.

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         On the Change of Control Payment date, the Company will, to the extent lawful, (i) accept for payment all Subordinated Notes or portions thereof properly tendered pursuant to the Subordinated Note Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Subordinated Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Subordinated Note Trustee the Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Subordinated Notes so tendered the Change of Control Payment for such Subordinated Notes, and the Subordinated Note Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Subordinated Note equal in principal amount to any unpurchased portion of the Subordinated Notes surrendered, if any; provided that each such new Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Subordinated Note Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Except as described above with respect to a Change of Control, the Subordinated Note Indenture does not contain provisions that permit the Holders of the Subordinated Notes to require that the Company repurchase or redeem the Subordinated Notes in the event of a takeover, recapitalization or similar transaction.

         The occurrence of a Change of Control could result in a default under the Senior Credit Facility or other Subordinated Note Senior Debt of the Company. In addition, the Senior Credit Facility or other Subordinated Note Senior Debt could restrict the Company's ability to repurchase Subordinated Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Subordinated Notes, the Company could seek the consent of its lenders to the repurchase of Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Subordinated Notes. In such case, the Company's failure to make a Subordinated Note Change of Control Offer or to repurchase Subordinated Notes tendered in a Subordinated Note Change of Control Offer would constitute an Event of Default under the Subordinated Note Indenture, which could, in turn, constitute a default under the Senior Credit Facility or other Subordinated Note Senior Debt. In such circumstances, the subordination provisions in the Subordinated
Note Indenture would likely restrict payments to the Holders of Subordinated Notes. See "--Subordination." Finally, upon a Change of Control, the Company will be obligated to offer to repurchase the Notes, and the Company's ability to repurchase Subordinated Notes upon a Change of Control may be limited by the Company's then existing financial resources.

         The Company will not be required to make a Subordinated Note Change of Control Offer upon a Change of Control if a third party makes the Subordinated Note Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Subordinated
Note Indenture applicable to a Subordinated Note Change of Control Offer made by the Company and purchases all Subordinated Notes validly tendered and not withdrawn under such Subordinated Note Change of Control Offer.

 Asset Sales

         The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Subordinated Note Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and
(ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that (x) the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Subordinated Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash

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


received) shall be deemed to be cash for purposes of this provision and (y) Asset Sales pursuant to the DOJ Divestiture shall not be subject to the 75% minimum cash requirement specified in clause (ii) of this paragraph, but such Asset Sales shall otherwise continue to be subject to this covenant and any cash proceeds resulting from the subsequent disposition of such non-cash consideration shall be subject to the provisions of this covenant.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds
(a) to permanently reduce Subordinated Note Senior Debt of the Company or such Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or (b) to the making of capital expenditures or the acquisition of long-term assets in the same line of business as the Company or any Restricted Subsidiary was engaged immediately prior to such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Subordinated Note Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Subordinated Note Indenture. Any Net Proceeds from Asset Sales in excess of $1.0 million in any fiscal year that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Subordinated Note Excess Proceeds." When the aggregate amount of Subordinated Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Subordinated Notes (a "Subordinated Note Asset Sale Offer") to purchase the maximum principal amount of Subordinated Notes that may be purchased out of the Subordinated Note Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon (if prior to July 15, 2001), or 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (if on or after July 15, 2001), to the date of purchase, in accordance with the procedures set forth in the Subordinated Note Indenture. To the extent that the aggregate amount of Subordinated Notes tendered pursuant to a Subordinated Note Asset Sale Offer is less than the Subordinated Note Excess Proceeds, the Company may use any remaining Subordinated Note Excess Proceeds for general corporate purposes (subject to the restrictions of the Subordinated Note Indenture). If the aggregate principal amount of Subordinated Notes surrendered by Holders thereof exceeds the amount of Subordinated Note Excess Proceeds, the Subordinated Note Trustee shall select the Subordinated Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Subordinated Note Excess Proceeds shall be reset at zero.

         CERTAIN COVENANTS

 Restricted Payments

         The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or final maturity date, any Indebtedness that is subordinated to the Subordinated Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such Restricted Payment, to incur at least $1.00 of

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         additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the date of the Subordinated Note Indenture, is less than the sum of (i) $5.0 million, plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 29, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) 100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale since the date of the Subordinated Note Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
         (iv) to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition) (but only to the extent not included in subclause (ii) of this clause (c)); plus (v) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value (as determined in good faith by the Board of Directors) of the Company's Investment in such Subsidiary at the time of such designation (but only to the extent not included in subclause (ii) of this clause (c)); provided, however, that in the case of (1) the declaration or payment of any dividend or the making of any other payment or distribution on account of the Company's Common Stock or to any direct or indirect holder of the Company's Common Stock in its capacity as such or (2) the purchase, redemption or other acquisition or retirement for value of any Common Stock of the Company, (A) the Company may not include the $5.0 million set forth in subclause (i) of this clause (c) and may only include 25% of its Consolidated Net Income for purposes of subclause (ii) of this clause (c) in calculating the amount available pursuant to this clause (c) for the making of any such Restricted Payment if, after giving effect to such Restricted Payment, the Company's Leverage Ratio would exceed 70% and (B) Consolidated Net Income for purposes of this clause (c) shall exclude the first $5.0 million of Consolidated Net Income of the Company reported from July 29, 1996.

         The foregoing provisions will not prohibit (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Subordinated Note Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iv) Investments in Real Estate Subsidiaries in an amount not to exceed $10.0 million plus, to the extent that any such Investment is sold for cash or otherwise liquidated or repaid for cash, the net cash proceeds thereof (less the cost of disposition); provided that the amount of any such net cash proceeds shall be excluded from clause (c) of the preceding paragraph; (v) the acquisition of Equity Interests in Sugarloaf Mountain Corporation within the six months following the consummation of the Acquisition; (vi) contributions of real estate not used in or essential to ski operations to Real Estate Subsidiaries for Permitted Real Estate Projects; (vii) conveyance of real estate not used in or essential to ski operations to Unrestricted Subsidiaries with an aggregate book value not in excess of $2.0 million; (viii) Guarantees of Indebtedness of Real Estate Subsidiaries to the extent that such Guarantees are permitted to be incurred by the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" (ix) payments of principal of and interest on the Demand Note; and (x) Investments received by the Company and its Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales."



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         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value (as determined in good faith by the Board of Directors) of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Subordinated Note Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Subordinated Note Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may not (i) transfer any property or assets that are a material part of the ski operations of the Company and its Restricted Subsidiaries to an Unrestricted Subsidiary or (ii) designate as an Unrestricted Subsidiary any Restricted Subsidiary of the Company that holds any property or assets that are a material part of the ski operations of the Company and its Restricted Subsidiaries.

 Incurrence of Indebtedness and Issuance of Preferred Stock

         The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness (including Acquired Debt), and its Restricted Subsidiaries that are Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such additional preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the additional preferred stock had been issued at the beginning of such four-quarter period.

         The foregoing provisions will not apply to:

                  (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to the Bank Credit Agreements in an amount not to exceed the greater of (a) $65.0 million and (b)
         1.5 times the Company's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such Indebtedness is incurred, less, in either case, the aggregate amount of all permanent reductions thereto pursuant to the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales";

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;



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                  (iii) the incurrence by the Company and the Guarantors of
         Indebtedness represented by the Notes, the Subsidiary Guarantees, the Indenture, the Subordinated Notes, the Subordinated Note Subsidiary Guarantees and the Subordinated Note Indenture;

                  (iv) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries (other than Real Estate Subsidiaries); provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of purchase money Indebtedness to finance the purchase of property or assets to be used in the ski operations of the Company and its Restricted Subsidiaries or a related business in an aggregate amount at any one time outstanding not to exceed the lesser of (a) the purchase price of such property or assets and (b) $15.0 million;

                  (vi) the incurrence by the Company and its Restricted Subsidiaries of Guarantees of Indebtedness of Real Estate Subsidiaries in an amount not to exceed $15.0 million at any one time outstanding in connection with Permitted Real Estate Projects, provided that the total purchase price for the hotel, condominium, interval ownership or other units comprising the development to be constructed, in whole or in part, with the proceeds of the Indebtedness so guaranteed, that have been contracted for sale (evidenced by executed purchase agreements and security deposits from credit-approved purchasers), equals at least 35% of the estimated total cost of construction (as determined in good faith by the Board of Directors) of the Permitted Real Estate Projects (except for the development of the Summit Hotel at the Attitash resort, for which such total purchase price must equal at least 25% of the estimated total cost of construction (as determined in good faith by the Board of Directors));

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Subordinated
         Note Indenture to be incurred;

                  (viii) the incurrence by Real Estate Subsidiaries of Non-Recourse Real Estate Debt, provided that if any such Indebtedness ceases to be Non-Recourse Real Estate Debt of a Real Estate Subsidiary, such event shall be deemed to constitute an incurrence of Subordinated Note Indebtedness by a Restricted Subsidiary of the Company that is not a Real Estate Subsidiary;

                  (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

                  (x) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness in an amount not to exceed $25.0 million at any one time outstanding, provided that such Indebtedness is expressly subordinated in right of payment to the Notes at least to the same extent as the Notes are subordinated in right of payment to Senior Debt of the Company.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

         The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of

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its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (a) Existing Indebtedness as in effect on the date of the Subordinated Note Indenture; (b) applicable law; (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (f) any instrument governing Non-Recourse Real Estate Indebtedness of a Real Estate Subsidiary, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than such Real Estate Subsidiary or the property or asset of such Real Estate Subsidiary; (g) Subordinated Note Senior Debt of the Company and Indebtedness of Guarantors, provided that such Indebtedness was permitted to be incurred pursuant to the Subordinated Note Indenture; and (h) Permitted Liens.

 Merger, Consolidation, or Sale of Assets

         The Subordinated Note Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Subordinated Notes and the Subordinated
Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Subordinated Note Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant t the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

 Transactions with Affiliates

         The Subordinated Note Indenture provides the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Subordinated Note Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $0.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting,

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appraisal or investment banking firm of national standing; provided that (1)
any employment agreement or arrangement in existence on the date of the Indenture or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and its Restricted Subsidiaries and (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

 Independent Board of Directors

         The Subordinated Note Indenture provides that at least one member of the Board of Directors of the Company shall be a disinterested director. The Subordinated Note Indenture further provides that the Company shall use its best efforts to have a disinterested member of the Board of Directors by July 31, 1996.

 Additional Subsidiary Guarantees

         The Subordinated Note Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Subordinated Note Indenture, then such newly acquired or created Subsidiary shall execute a Subordinated Note Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture; provided, that this covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Subordinated Note Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

 Payments for Consent

         The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Subordinated Note Indenture or the Subordinated Notes unless such consideration is offered to be paid or is paid to all Holders of the Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

         The Subordinated Note Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Subordinated Notes are outstanding, the Company will furnish to the Holders of Subordinated Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Subordinated Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         EVENTS OF DEFAULT AND REMEDIES

         The Subordinated Note Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Subordinated Notes (whether or not prohibited by the subordination provisions of the Subordinated Note Indenture); (ii) default in payment when due of the principal of

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or premium or Liquidated Damages, if any, on the Subordinated Notes (whether or not prohibited by the subordination provisions of the Subordinated Note Indenture); (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Subordinated Note Indenture or the Subordinated Notes; (v) a continuing default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

         If any Event of Default occurs and is continuing, the Subordinated Notes Trustee or the Holders of at least 25% in principal amount of the then outstanding Subordinated Notes may declare all the Subordinated Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Subordinated Notes will become due and payable without further action or notice. Holders of the Subordinated Notes may not enforce the Subordinated Notes Indenture or the Subordinated Notes except as provided in the Subordinated Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Subordinated Notes may direct the Subordinated Note Trustee in its exercise of any trust or power. The Subordinated Notes Trustee may withhold from Holders of the Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Subordinated Notes pursuant to the optional redemption provisions of the Subordinated Notes Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Subordinated Notes. If an Event of Default occurs prior to July 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Subordinated Notes prior to such date, then the premium specified in the Subordinated Notes Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Subordinated Notes.

         The Holders of a majority in aggregate principal amount of the Subordinated Notes then outstanding by notice to the Subordinated Note Trustee may on behalf of the Holders of all of the Subordinated Notes waive any existing Default or Event of Default and its consequences under the Subordinated Note Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages on the Subordinated Notes.

         The Company is required to deliver to the Subordinated Note Trustee annually a statement regarding compliance with the Subordinated Note Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Subordinated Note Trustee a statement specifying such Default or Event of Default.

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         NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
         AND SHAREHOLDERS

         No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the Subordinated Notes or the Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Subordinated Notes by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Subordinated Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Subordinated Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Subordinated Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Subordinated Notes concerning issuing temporary Subordinated Notes, registration of Subordinated Notes, mutilated, destroyed, lost or stolen Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Subordinated Note Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Subordinated Note Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Subordinated Note Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Subordinated Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Subordinated Note Trustee, in trust, for the benefit of the Holders of the Subordinated Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Subordinated Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Subordinated Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Subordinated Note Trustee an opinion of counsel in the United States reasonably acceptable to the Subordinated Note Trustee confirming that
(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Subordinated
Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Subordinated Note Trustee an opinion of counsel in the United States reasonably acceptable to the Subordinated Note Trustee confirming that the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject t federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Subordinated Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the

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Subordinated Note Trustee an opinion of counsel to the effect that after the
91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Subordinated Note Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Subordinated Note Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         TRANSFER AND EXCHANGE

         A Holder may transfer or exchange Subordinated Notes in accordance with the Subordinated Note Indenture. The Registrar and the Subordinated Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Subordinated Note Indenture. The Company is not required to transfer or exchange any Subordinated Note selected for redemption. Also, the Company is not required to transfer or exchange any Subordinated Note for a period of 15 days before a selection of Subordinated Notes to be redeemed.

         The registered Holder of a Subordinated Note will be treated as the owner of it for all purposes.

         AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the Subordinated Note Indenture or the Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Subordinated Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Subordinated Notes), and any existing default or compliance with any provision of the Subordinated Note Indenture or the Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Subordinated Notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Subordinated Notes held by a non-consenting Holder): (i) reduce the principal amount of Subordinated Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Subordinated Note or alter the provisions with respect to the redemption of the Subordinated Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Subordinated Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages on the Subordinated Notes (except a rescission of acceleration of the Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Subordinated Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Subordinated Note payable in money other than that stated in the Subordinated Notes, (vi) make any change in the provisions of the Subordinated
Note Indenture relating to waivers of past Defaults or the rights of Holders of Subordinated Notes to receive payments of principal of or premium, interest or Liquidated Damages on the Subordinated Notes, (vii) waive a redemption payment with respect to any Subordinated Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination) requires the consent of the Holders of at least 75% in aggregate principal amount of the Subordinated Notes then outstanding if such amendment would adversely affect the rights of Holders of the Subordinated Notes.

         Notwithstanding the foregoing, without the consent of any Holder of Subordinated Notes, the Company and the Subordinated Note Trustee may amend or supplement the Subordinated Note Indenture or the Subordinated Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, to provide for the assumption of the Company's obligations to

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Holders of Subordinated Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Subordinated Note Indenture under the Trust Indenture Act.

         CONCERNING THE SUBORDINATED NOTE TRUSTEE

         The Subordinated Note Indenture contains certain limitations on the rights of the Subordinated Note Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Subordinated Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Subordinated Note Trustee, subject to certain exceptions. The Subordinated
Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Subordinated Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Subordinated Note Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request of any Holder of Subordinated Notes, unless such Holder shall have offered to the Subordinated Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         BOOK-ENTRY, DELIVERY AND FORM

         Except as set forth in the next paragraph, the Subordinated Notes were initially issued in the form of one Global Subordinated Note (the "Global Subordinated Note"). The Global Subordinated Note was deposited on the date of the closing of the sale of the Old Subordinated Notes (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Subordinated Note Holder").

         Subordinated Notes that are issued as described below under "--Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Subordinated Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Subordinated Note representing the principal amount of Notes being transferred.

         The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including Bear Stearns), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

         The Company expects that pursuant to procedures established by the Depositary ownership of the Subordinated Notes evidenced by the Global Subordinated Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Subordinated Notes evidenced by the Global Subordinated Note will be limited to such extent.

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         So long as the Global Subordinated Note Holder is the registered owner of any Subordinated Notes, the Global Subordinated Note Holder will be considered the sole Holder under the Subordinated Note Indenture of any Subordinated Notes evidenced by the Global Subordinated Note. Beneficial owners of Subordinated Notes evidenced by the Global Subordinated Note will not be considered the owners or Holders thereof under the Subordinated Note Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Subordinated Note Trustee thereunder. Neither the Company nor the Subordinated Note Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Subordinated Notes.

         Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Subordinated Notes registered in the name of the Global Subordinated Note Holder on the applicable record date will be payable by the Subordinated Note Trustee to or at the direction of the Global Subordinated Note Holder in its capacity as the registered Holder under the Subordinated Note Indenture. Under the terms of the Subordinated Note Indenture, the Company and the Subordinated Note Trustee may treat the persons in whose names Subordinated Notes, including the Global Subordinated Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Subordinated Note Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Subordinated Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Subordinated Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

         CERTIFICATED SECURITIES

         Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Subordinated Note Trustee, exchange such beneficial interest for Subordinated Notes in the form of Certificated Securities. Upon any such issuance, the Subordinated Note Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Subordinated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Subordinated Note Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Subordinated Note Trustee in writing that it elects to cause the issuance of Subordinated Notes in the form of Certificated Securities under the Subordinated Note Indenture, then, upon surrender by the Global Subordinated Note Holder of its Global Subordinated Note, Subordinated Notes in such form will be issued to each person that the Global Subordinated Note Holder and the Depositary identify as being the beneficial owner of the related Subordinated Notes.

         Neither the Company nor the Subordinated Note Trustee will be liable for any delay by the Global Subordinated Note Holder or the Depositary in identifying the beneficial owners of Subordinated Notes and the Company and the Subordinated Note Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Subordinated Note Holder or the Depositary for all purposes.

         SAME-DAY SETTLEMENT AND PAYMENT

         The Subordinated Note Indenture requires that payments in respect of the Subordinated Notes represented by the Global Subordinated Note (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Subordinated Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Subordinated Notes represented by the Global Subordinated Note are expected to be eligible to trade in the

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Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Subordinated Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expect that secondary trading in the Certificated Securities will also be settled in immediately available funds.

         CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Subordinated
Note Indenture. Reference is made to the Subordinated Note Indenture for a full disclosure of all such terms. Capitalized terms not defined below have the respective meanings assigned to them under "Description of Senior Subordinated Notes -- Certain Definitions."

         "Accreted Value" means, as of any date of determination, the sum of
(a) the initial offering price of each Unit and (b) the portion of the excess of the principal amount of each Subordinated Note over such initial offering price which shall have been accreted thereon through such date of determination, such amount to be so accreted daily on a semi-annual bond equivalent basis on January 15 and July 15 of each year, at the rate of 13 3/4% per annum.

         "Designated Subordinated Note Senior Debt" means (i) Subordinated Note Senior Debt incurred under the Bank Credit Agreements and (ii) any other Subordinated Note Senior Debt designated by the Company as "Designated Subordinated Note Senior Debt" as permitted under the Bank Credit Agreement by written notice to the Trustee signed by both the Company and the Subordinated Note Senior Agent.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Subordinated Notes mature.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Subordinated Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Subordinated Notes on terms at least as favorable to the Holders of Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Subordinated Note Senior Agent" means (i) until all Indebtedness under the Bank Credit Agreements is paid in full, the agent (or the institution performing similar functions) under the Bank Credit Agreement under which the greatest aggregate principal amount of Indebtedness is outstanding and (ii) if all Indebtedness under the Bank Credit Agreements has been paid in full, the Person (or representative thereof) holding the greatest amount of Subordinated Note Senior Debt.

         "Subordinated Note Senior Debt" of any Person means and includes all principal of, premium and interest on and other Obligations with respect to
(i) the Bank Credit Agreements, (ii) the Notes and (iii) any other Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of issuance of the Subordinated Notes or thereafter incurred; provided, however, that Subordinated Note Senior

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Debt shall not include (a) any Indebtedness which by the terms of the instrument creating or evidencing the same is pari passu with or subordinated or junior in right of payment to the Subordinated Notes or the Subordinated Note Subsidiary Guarantees or (b) that portion of any Indebtedness incurred in violation of the Subordinated Note Indenture. Notwithstanding the foregoing, Subordinated Note Senior Debt shall not include (1) Indebtedness evidenced by the Subordinated Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code is without recourse to such Person, (3) any liability for foreign, federal, state, local or other taxes owed or owing by such Person, (4) Indebtedness of such Person to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of such Person or any of such Affiliate's subsidiaries, (5) Indebtedness for the purchase of goods or materials in the ordinary course of business except purchase-money Indebtedness secured by a security interest in or Lien upon the goods or materials purchased or (6) Indebtedness owed by such Person for compensation to employees or for services.

                  DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

         The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock of which 978,300 shares of Common Stock are outstanding, 939,168 shares of which are owned by Leslie B. Otten and 39,132 shares of which are owned by purchasers of the Units. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of Common Stock are fully paid and nonassessable. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting in the election of directors. The Articles of Incorporation and the Bylaws of the Company may be amended by the vote of the holders of a majority of the outstanding Common Stock.

                       DESCRIPTION OF OTHER INDEBTEDNESS

         In addition to the Notes and the Subordinated Notes, the Company and its subsidiaries, after giving effect to the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent, at April 28, 1996 will have outstanding indebtedness totaling approximately $65.7 million. See "Pro Forma Capitalization." This indebtedness includes (i) $31.4 million in borrowings under the Senior Credit Facility (under which approximately $33.6 million is available for future borrowing),
(ii) an estimated $15.8 million of pre-existing indebtedness of SKI and its subsidiaries, and (iii) $13.2 million of pre-existing indebtedness of the Company. See Note 3 to Consolidated Financial Statements of SKI and Note 8 to Financial Statements of the Company. In addition to such senior indebtedness, Sunday River has outstanding a demand note in an original principal amount of $5.2 million payable to Mr. Otten. This obligation is more fully described under "Management -- Certain Transactions with Management."

         THE SENIOR CREDIT FACILITY

         The following is a summary of the Senior Credit Facility, which does not purport to be complete and is qualified in its entirety by reference to such Senior Credit Facility, which document has been filed as an exhibit to the Registration Statement and is incorporated hereby by reference.

         On the closing of the Acquisition, the Company entered into the Senior Credit Facility with financial institutions for whom Fleet National Bank ("Fleet") is acting as agent. The Senior Credit Facility provides for a $65.0 million revolving credit facility (which includes a $3.5 million sub-facility for letters of credit) under which approximately $31.4 million would have been drawn in connection with the Acquisition had it occurred on April 28, 1996.

         The initial advances under the Senior Credit Facility, proceeds from the issuance of the Notes and available cash were used to pay the cash purchase price payable in the Acquisition, to retire existing indebtedness of the Company and SKI, to acquire the minority interest in Sugarloaf, to fund the Pledge Account and to pay fees and

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expenses in connection with the Acquisition. See "The Acquisition; Antitrust
Matters; Use of Proceeds." Subsequent advances may be applied to fund capital expenditures and the Company's seasonal working capital needs. Amounts available for borrowing under the Senior Credit Facility will incrementally decline to $50.0 million over the period ending July 1, 2000. The Senior Credit Facility will mature on or about December 31, 2001.

         The Company's obligations under the Senior Credit Facility are guaranteed by the Guarantors, and substantially all of the assets of the Guarantors have been pledged to secure such guarantee obligations.

         Borrowings under the Senior Credit Facility will bear interest at a rate equal to Fleet's LIBOR Rate (as defined) plus a margin of 1.5% to 2.5% per annum (dependent upon the Company's Applicable Leverage Ratio) or Fleet's Base Rate (as defined) plus a margin of up to 1.5% per annum (dependent upon the Company's Applicable Leverage Ratio (as defined)), in each case as selected by the Company. Applicable interest rates will be increased by 2.0% per annum during the continuance of any specified event of default under the Senior Credit Facility. In addition to customary fronting and other fees, the Company will pay a commitment fee of 0.5% per annum on unused availability under the Senior Credit Facility.

         The Company is required to pay down the amounts outstanding under the Revolving Credit Facility each year, commencing in 1997, for a 45-day period which must include March 31, to an amount declining from $25 million in 1997 to $10 million in 2000 and 2001. The Company also may make optional prepayments, in full or in part, on the Senior Credit Facility, upon up to three business days' notice.

         The obligation of the lenders under the Senior Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company is subject to certain customary affirmative and negative covenants contained in the Senior Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions, (i) incurrence of additional indebtedness and other obligations; (ii) a merger or consolidation with any other person (other than pursuant to the Acquisition Agreement); (iii) asset sales; (iv) granting of liens to secure any other indebtedness (including the Notes); (v) prepayment or modification of the terms of other indebtedness (including the Notes); (vi) engaging in transactions with affiliates; (vii) giving a negative pledge in favor of any person other than the lenders; (viii) engaging in sale and leaseback transactions; (ix) amending leases, licenses and similar agreements or instruments; (x) investing funds of the Company; and (xi) making capital expenditures. Many of these covenants are more restrictive than those in favor of holders of the Notes as described herein and as set forth in the Indenture and those in favor of holders of Subordinated Notes as described herein and as set forth in the Subordinated Note Indenture. In addition, the Senior Credit Facility requires that the Company adhere to certain specified financial covenants, including minimum interest and fixed charge coverage ratios, maximum leverage ratio, minimum net worth levels and ceilings tied to the Company's Leverage Ratio (as defined) on real estate investments and real estate financing guarantees, expenditures on ski resort acquisitions and capital expenditures.

         The Senior Credit Facility also provides for customary events of default. Occurrence of any of such events of default could result in acceleration of the Company's obligations under the Senior Credit Facility and foreclosure on the collateral securing such obligations, with material adverse results to holders of the Notes. See "Risk Factors--Subordination of the Notes and the Subordinated Notes."

         The Senior Credit Facility provides for the DOJ Divestiture by requiring that all or a specified portion of the cash proceeds of the sale, including cash realized from any non-cash consideration received from the sale, be applied to permanently reduce the availability under the Senior Credit Facility. In the event the proceeds from the sale do not total an amount specified in the Senior Credit Facility, Mr. Otten will be required to contribute up to a specified amount of cash equity to the Company to be applied to reduce the amounts outstanding and available under the Senior Credit Facility.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of the material federal income tax considerations relevant to the purchase, ownership and disposition of the Notes and the Subordinated Notes (collectively, the "Offered Notes") by

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holders acquiring Offered Notes on original issue for cash, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the Offered Notes. The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, foreign corporations, nonresident alien individuals and persons holding the Offered Notes as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Offered Notes held as "capital assets" within the meaning of section 1221 of the Code.

         The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Offered Notes or that any such position would not be sustained.

         PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

STATED INTEREST ON THE OFFERED NOTES

         Stated interest on the Notes will be taxable to a holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes. As discussed below, stated interest on the Subordinated Notes will be treated as original issue discount and will be included in income as such.

ORIGINAL ISSUE DISCOUNT

         The Offered Notes will be issued with original issue discount for federal income tax purposes. A holder generally is required to include original issue discount, if any, in gross income as it accrues, regardless of the holder's method of accounting for federal income tax purposes. Accordingly, each holder will be required to include amounts in gross income in advance of the receipt of the cash to which such income is attributable.

         The amount of original issue discount with respect to each Offered
Note is equal to the excess of the "stated redemption price at maturity" of such Offered Note over the "issue price" of the Offered Note. The stated redemption price at maturity of each Offered Note will include all cash payments required to be made thereunder until maturity, other than payments of "qualified stated interest," which is defined generally as interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because there will be no periodic payments of cash interest on the Subordinated Notes prior to January 15, 2002, none of the interest paid on the Subordinated Notes will constitute qualified stated interest. The issue price of a Note will be equal to the first price at which a substantial amount of Notes is sold to the public for money (excluding sales to underwriters, placement agents or wholesalers, etc.). The issue price of a Subordinated Note will be equal to that portion of the issue price of the Unit of which such Subordinated Note is a part that is allocable to the Subordinated Note as described in the next paragraph. Accordingly, each Subordinated Note will be issued subject to a substantial amount of original issue discount.

         Because the original purchasers of the Subordinated Notes also acquired Unit Shares, each Subordinated Note is likely to be treated for federal income tax purposes as having been issued as part of an "investment unit" consisting of the Subordinated Note and associated Unit Share. The issue price of an investment unit consisting of the Subordinated Note and associated Unit Share will be the first price at which a substantial amount of Units are sold to the public for money (excluding sales to underwriters, placement agents or wholesalers, etc.). The "issue

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price" of an investment unit is allocated between its component parts based on their relative fair market values. The Company will allocate the issue price of the Units between the Subordinated Notes and the Unit Shares in accordance with their relative fair market values on the issue date; that allocation is not, however, binding on the IRS. A holder of a Unit must use the Company's allocation unless the holder discloses on its federal income tax return that it plans to use an allocation that is inconsistent with the issuer's allocation.

         Taxation of Original Issue Discount

         Each holder of an Offered Note will be required to include in gross income an amount equal to the sum of the "daily portions" of the original issue discount of the Offered Note for all days during each taxable year in which the holder holds the Offered Note. The daily portions of original issue discount will be determined on a constant interest rate basis by allocating to each day during the taxable year in which the holder holds the Offered Note a pro rata portion of the original issue discount thereon that is attributable to the "accrual period" in which such day is included. The amount of the original issue discount attributable to each full accrual period will be the product of the "adjusted issue price" of the Offered Note at the beginning of such accrual period and the "yield to maturity" of the Offered Note (adjusted to reflect the length of the accrual period), less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of an Offered Note at the beginning of an accrual period is the original issue price of the Offered Note plus the aggregate amount of original issue discount that has accrued in all prior accrual periods, less any cash payments on the Offered Note on or before the first day of such accrual period (other than payments of qualified stated interest). The yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the Offered Note, produces an amount equal to its issue price.

         The accrual period generally is the six-month period ending on the day in each calendar year corresponding to the day before the maturity date of the Offered Note or the date six months before such date. The initial accrual period of an Offered Note is the short period beginning on the issue date and ending on the day before the first day of the first full accrual period. The amount of original issue discount attributable to an initial short accrual period may be computed under any reasonable method.

         Sale or Retirement of an Offered Note

         In general, a holder of an Offered Note will recognize gain or loss upon the sale, retirement or other taxable disposition of such Offered Note in an amount equal to the difference between (a) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest or original issue discount, which generally will be taxable to a holder as ordinary income) and (b) the holder's adjusted tax basis in such Offered Note.

         A holder's tax basis in an Offered Note generally will be equal to the price paid for such Offered Note, increased by the amount of original issue discount included in gross income prior to the date of disposition, and decreased by the amount of any payments on such Offered Note (other than payments of qualified stated interest) prior to disposition.

         Any gain or loss recognized on the sale, retirement, or other taxable disposition of an Offered Note generally will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the Offered Note had been held for more than one year.

         Holders should be aware that the resale of an Offered Note may be affected by the "market discount" rules of the Code under which a subsequent purchaser of an Offered Note acquiring the Offered Note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such Offered Note to the extent of the market discount that has accrued while the debt instrument was held by such subsequent purchaser.

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BACKUP WITHHOLDING AND INFORMATION REPORTING

         A holder of an Offered Note may be subject to backup withholding at a rate of 31% with respect to interest and original issue discount on and gross proceeds upon sale or retirement of an Offered Note unless such holder (i) is a corporation or other exempt recipient and, when required, demonstrates that fact, or (ii) provides, when required, a correct taxpayer identification number, certifies that backup withholding is not in effect and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld are creditable against the holder's federal income tax, provided the required information is provided to the IRS.

         The Company is required to furnish certain information to the IRS, and will furnish annually to record holders of Offered Notes, information with respect to interest and original issue discount accruing during the calendar year. That information will be based upon the adjusted issue price of the Offered Note as if the holder were the original holder of the Offered Note. Holders who purchase Offered Notes for an amount other than the adjusted issue price and/or on a date other than the end of an accrual period will be required to determine for themselves the amount of original issue discount, if any, they are required to include in gross income for federal income tax purposes.

DEDUCTIBILITY OF ORIGINAL ISSUE DISCOUNT

         The deduction by the Company in respect of original issue discount accrued with respect to the Subordinated Notes will be limited in part and deferred in part because the Subordinated Notes will be "applicable high yield discount obligations." The Subordinated Notes are applicable high yield discount obligations because, among other things, the yield to maturity of the Subordinated Notes exceeds the sum of the applicable federal long-term rate (a rate published by the IRS each month for application during the following calendar month) in effect at the time of issuance of the Subordinated Notes (the "AFR") plus five percentage points. Accordingly, (i) if the yield to maturity of the Subordinated Notes exceeds the sum of the AFR plus six percentage points (such excess referred to below as the "Disqualified Yield"), the deduction for interest (including original issue discount) accrued on the Subordinated Notes will be permanently disallowed to the extent such interest or original issue discount is attributable to the Disqualified Yield, and such interest (including original issue discount) will be treated as dividends to corporate holders of the Subordinated Notes for purposes of the dividends-received deduction (to the extent that such amounts would have been treated as dividends had they been distributions made by the Company with respect to its stock) and (ii) the remainder of the original issue discount on the Subordinated Notes will not be deductible by the Company until paid.

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFERS

         In the opinion of Pierce Atwood, counsel to the Company ("Counsel"), the following sets forth the material anticipated federal income tax consequences of the Exchange Offers. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. Holders should note that Counsel's opinion is not binding on the Internal Revenue Service (the "Service") and there can be no assurance that the Service will take a similar view with respect to the tax-consequences described below. No ruling has been or will be requested by the Company from the Service on any tax matters relating to the New Notes or the New Subordinated Notes. This summary is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. ALL HOLDERS OF NOTES AND/OR SUBORDINATED NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES AND/OR OLD SUBORDINATED NOTES FOR NEW SUBORDINATED NOTES.

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         The exchange of the New Notes for the Old Notes and the exchange of the New Subordinated Notes for the Old Subordinated Notes pursuant to the Exchange Offers should not be taxable to the respective Holders thereof for federal income tax purposes.

         For a summary of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Subordinated Notes, see "Certain Federal Income Tax Considerations."

                             PLAN OF DISTRIBUTION

         Each broker-deal that receives New Notes or New Subordinated Notes for its own account in connection with either of the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes or New Subordinated Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes or New Subordinated Notes received in exchange for Old Notes or Old Subordinated Notes, as applicable, if such Old Notes or Old Subordinated Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes or New Subordinated Notes for the lesser of (i) a period of 180 days from the date on which the Registration Statement of which this Prospectus is a part is declared effective or (ii) such period of time as such Participating Broker-Dealers must comply with the prospectus delivery requirements of the Securities Act in order to resell such New Notes or New Subordinated Notes received in exchange for Old Notes or Old Subordinated Notes acquired for their own accounts as a result of such market-making or other trading activities (subject to extension under certain limited exceptions described herein). See "The Exchange Offers - Resales of New Notes and New Subordinated Notes."

         The Company will not receive any cash proceeds from the issuance of the New Notes and New Subordinated Notes offered hereby. New Notes and New Subordinated Notes received by broker-dealers for their own accounts in connection with either of the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or New Subordinated Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes or New Subordinated Notes. Any broker-dealer that resells New Notes or New Subordinated Notes that were received by it for its own account in connection with either of the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes or New Subordinated Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Noes or New Subordinated Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each of the Notes Letter of Transmittal and the Subordinated Notes Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

         The legality under state law of the New Notes and the New Subordinated Notes (if and when issued) will be passed upon for the Company by Pierce Atwood, Portland, Maine. The legality of the Guarantees being issued in connection with the Exchange Offers will be passed upon for the Guarantors as follows: as to matters of Maine law and Delaware law, by Pierce Atwood, Portland, Maine; as to matters of New Hampshire law, by Wadleigh, Starr, Peters, Dunn & Chiesa, and as to matters of Vermont law, by Reiber, Kenlan, Schwiebert, Hall & Facey.

                                    EXPERTS

         The combined balance sheet of the Company as of July 30, 1995 and the combined statements of income, stockholder's equity and cash flows of the Company for the year ended July 30, 1995 included herein have been so

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included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The combined balance sheet of the Company as of July 31, 1994 and the combined statements of income, stockholder's equity and cash flows of the Company for the years ended July 25, 1993 and July 31, 1994 included herein have been so included in reliance on the report of Berry, Dunn, McNeil & Parker, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated balance sheet of SKI as of July 31, 1994 and 1995, and the consolidated statements of income, stockholders' equity and cash flows of SKI for each of the three years in the period ended July 31, 1995 included herein have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated statements of operations, stockholder's equity and cash flows of Sugarbush Resort Corporation for the period from June 1, 1994 through May 15, 1995 and for the years ended May 31, 1994 and 1993 included herein have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         As of September 1, 1995, the Company and its independent accountants, Berry, Dunn, McNeil & Parker, mutually agreed that the engagement of such accounting firm would be terminated, based on their shared views as to the Company's rapidly expanding needs for accounting, tax and related services. Such firm's reports on the Company's financial statements for the two years preceding such decision did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years of the Company immediately preceding such decision and during the subsequent interim period prior to such decision, there were no disagreements with such firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Price Waterhouse LLP was engaged as the Company's independent accountants on September 1, 1995.

                                INDEMNIFICATION

         The Company is a Maine corporation. Section 719 of the Maine Business Corporation Act (13-A M.R.S.A. Section 101, et seq.) authorizes the indemnification by a Maine corporation of any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of that person's status as a director, officer, employee or agent of the corporation; provided that no such indemnification may be provided for any person if he or she shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) in any criminal proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or on behalf of the corporation, indemnification may only be provided if the court determines that such person is fairly and reasonably entitled to the requested indemnification. Indemnification must be provided to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in defense of an action of the type described in the second sentence of this paragraph.

         The Bylaws of the Company provide that it shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, and may indemnify any employee or agent of the Company in such circumstances, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. No indemnification may be provided for any person who shall have been finally adjudicated not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or who had reasonable cause to believe that his or her conduct was unlawful. Indemnification must be provided to any director, officer, employee or agent of the Company to the extent such person has been successful, on the merits or otherwise, in defense of any action or claim described above. Any indemnification under this provision of the Bylaws, unless required under the Bylaws or ordered by a court, can be made only as authorized in each specific case upon a determination by a majority of disinterested directors or by independent legal counsel or by the shareholders that such indemnification is appropriate under the standard set forth in the preceding sentence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 OTHER MATTERS

         No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus. If given or made, such information or representation may not be relied upon as having been authorized by the Company. The Company is not aware of any jurisdiction in which the making of the Exchange Offers is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Exchange Offers would not be in compliance with applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with any such law, the Notes Exchange Offer or the Subordinated Notes Exchange Offer, as applicable, will not be made to (nor will tenders be accepted from or on behalf of) holders of the Old Notes or Old Subordinated Notes, as applicable, residing in such jurisdictions. Neither the delivery of this Prospectus nor any distribution of securities hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent not the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

                                EXCHANGE AGENT

         Holders of Old Notes or Old Subordinated Notes who qualify to participate in the Exchange Offers and who wish to accept the applicable Exchange Offer should either (a) request their broker, dealer, commercial bank, trust company or nominee to effect the transaction for them or (b) complete and sign the applicable Letter of Transmittal, having their signatures guaranteed if required by the applicable Letter of Transmittal, and forward such Letter of Transmittal together with such Old Notes or Old Subordinated Notes, as the case may be, and all other documents required by the applicable Letter of Transmittal to the Exchange Agent at the following address:

               BY MAIL:
 (insured or registered recommended)             BY OVERNIGHT EXPRESS:
United States Trust Company of New York  United States Trust Company of New York
           P.O. Box 843                          770 Broadway, 13th Floor
        Peter Cooper Station                   New York, New York 10003
      New York, New York 10276        Attention: Corporate Trust Services Window
    Attention: Corporate Trust

                                    BY HAND:
                     United States Trust Company of New York
                            111 Broadway/Lower Level
                            New York, New York 10005
                           Attention: Corporate Trust

                   TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (800) 548-6565

                             FACSIMILE TRANSMISSION:
                        (for eligible institutions only)
                                 (212) 420-6152

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- --------------------------------------------------------------------------------

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE
AMERICAN SKIING COMPANY
    Report of Independent Accountants -- July 30, 1995 and for the year then ended.....................     F-2
    Report of Independent Accountants -- July 31, 1994 and for the two years then ended................     F-3
    Combined Balance Sheet -- July 31, 1994 and July 30, 1995 and April 28, 1996
      (unaudited) and Pro Forma........................................................................     F-4
    Combined Statement of Income -- For the years ended July 25, 1993, July 31, 1994 and
      July 30, 1995, and the nine months ended April 30, 1995 and April 28, 1996 (unaudited)...........     F-5
    Combined Statement of Stockholder's Equity -- For the three years ended July 30, 1995,
      and the nine months ended April 28, 1996 (unaudited).............................................     F-6
    Combined Statement of Cash Flows -- For the years ended July 25, 1993, July 31, 1994
      and July 30, 1995, and the nine months ended April 30, 1995 and April 28, 1996 (unaudited).......     F-7
    Notes to Combined Financial Statements.............................................................     F-8
S-K-I LTD.
    Report of Independent Accountants..................................................................     F-21
    Consolidated Balance Sheet -- July 31, 1994 and 1995...............................................     F-22
    Consolidated Statement of Income -- For the years ended July 31, 1993, 1994, and 1995..............     F-23
    Consolidated Statement of Changes in Stockholders' Equity --
    For the three years ended July 31, 1995,...........................................................     F-24
    Consolidated Statement of Cash Flows -- For the years ended July 31, 1993, 1994, and 1995..........     F-25
    Notes to Consolidated Financial Statements.........................................................     F-26
    Condensed Balance Sheets...........................................................................     F-34
    Condensed Statements of Income.....................................................................     F-35
    Statements of Cash Flows...........................................................................     F-36
    Consolidated Balance Sheet -- April 28, 1996 (unaudited)...........................................     F-38
    Consolidated Statement of Income -- For the nine months ended April 30, 1995
    and April 28, 1996 (unaudited).....................................................................     F-39
    Consolidated Statement of Cash Flows -- For the nine months ended April 30, 1995
    and April 28, 1996 (unaudited).....................................................................     F-40
    Notes to (Unaudited) Condensed Consolidated Financial Statements...................................     F-41
SUGARBUSH RESORT CORPORATION
    Report of Independent Accountants..................................................................     F-44
    Consolidated Statement of Income - For the two years ended May 31, 1994
    and the period from June 1, 1994 through May 15, 1995..............................................     F-45
    Consolidated Statement of Stockholder's Equity.....................................................     F-46
    Consolidated Statement of Cash Flows - For the two years ended May 31, 1994
    and the period from June 1, 1994 through May 15, 1995..............................................     F-47
    Notes to Consolidated Financial Statements.........................................................     F-48

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Stockholder of American Skiing Company

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of American Skiing Company at July 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Boston, MA
December 22, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Stockholder of American Skiing Company

We have audited the accompanying combined balance sheet of American Skiing Company as of July 31, 1994 and the related combined statements of income, stockholder's equity and cash flows for the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of American Skiing Company as of July 31, 1994 and the results of its operations and its cash flows for the two years in the period then ended in conformity with generally accepted accounting principles.

BERRY, DUNN, McNEIL & PARKER
Portland, Maine
December 22, 1995

                            AMERICAN SKIING COMPANY
                             COMBINED BALANCE SHEET


                                                                                                     PRO FORMA
                                                           JULY 31,     JULY 30,     APRIL 28,       APRIL 28,
                                                            1994         1995          1996           1996
                                                           --------      -------    -----------     -----------
                                                                                    (UNAUDITED)      (NOTE 2,
                                                                                                    UNAUDITED)
ASSETS
Current assets

  Cash..................................................      $213,000   $1,362,000     $569,000       $569,000
  Restricted cash.......................................        91,000      309,000      522,000        522,000
  Accounts receivable...................................       630,000    1,314,000    1,651,000      1,651,000
  Inventory.............................................       505,000    1,381,000    1,600,000      1,600,000
  Prepaid expenses......................................       246,000      570,000      679,000        679,000
  Property developed for resale.........................     7,231,000    3,854,000    1,250,000      1,250,000
  Deferred tax assets...................................        26,000       95,000      125,000        332,000
                                                          ------------ ------------ ------------ --------------
    Total current assets................................     8,942,000    8,885,000    6,396,000      6,603,000
Property and equipment, net.............................    41,871,000   62,213,000   80,005,000     80,005,000
Other assets............................................        81,000           --    8,044,000      8,044,000
Note receivable, affiliate..............................       360,000      387,000      402,000        402,000
Deferred tax assets.....................................       530,000      949,000      264,000        264,000
                                                          ------------ ------------ ------------ --------------
    Total assets........................................   $51,784,000  $72,434,000  $95,111,000    $95,318,000
                                                          ============ ============ ============ ==============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Line of credit and current portion of long-term debt..    $3,621,000   $7,887,000   $3,359,000     $3,359,000
  Accounts payable and accrued expenses.................     1,857,000    4,010,000    4,071,000      4,071,000
  Accrued leasehold.....................................       486,000      490,000      529,000        529,000
  Other liabilities.....................................            --    1,350,000           --             --
  Due to stockholder....................................       231,000      186,000      176,000        176,000
  Deposits and deferred revenue.........................       274,000      537,000    1,063,000      1,063,000
  Income taxes payable..................................            --      303,000      652,000        652,000
  Demand note, stockholder..............................            --           --           --      5,200,000
                                                          ------------ ------------ ------------ --------------
    Total current liabilities...........................     6,469,000   14,763,000    9,850,000     15,050,000
Deferred income taxes...................................            --           --           --      5,148,000
Long-term debt, excluding current  portion..............    19,103,000   27,169,000   46,286,000     46,286,000
                                                          ------------ ------------ ------------ --------------
    Total liabilities...................................    25,572,000   41,932,000   56,136,000     66,484,000
STOCKHOLDER'S EQUITY
Common stock............................................       116,000      116,000      116,000        116,000
Additional paid-in capital..............................     1,635,000    1,660,000    2,230,000      2,230,000
Retained earnings.......................................    24,461,000   28,726,000   36,629,000     26,488,000
                                                          ------------ ------------ ------------ --------------
    Total stockholder's equity..........................    26,212,000   30,502,000   38,975,000     28,834,000
                                                          ------------ ------------ ------------ --------------
      Total liabilities and stockholder's equity........   $51,784,000  $72,434,000  $95,111,000    $95,318,000
                                                          ============ ============ ============ ==============


The accompanying notes are an integral part of these financial statements.


                            AMERICAN SKIING COMPANY
                          COMBINED STATEMENT OF INCOME

                                                     YEAR ENDED                            NINE MONTHS ENDED
                                      ----------------------------------------  --------------------------------
                                      JULY 25,        JULY 31,        JULY 30,         APRIL 30,       APRIL 28,
                                        1993            1994            1995              1995           1996
                                        ----            ----            ----              ----           ----
                                                                                              (UNAUDITED)
 Revenues:
   Ski and lodging...............      $23,645,000    $26,544,000      46,794,000       $43,777,000     $57,283,000
   Real estate...................        6,103,000      6,682,000       7,953,000         6,623,000       9,482,000
                                   ---------------- ------------- ---------------   --------------- ---------------
                                        29,748,000     33,226,000      54,747,000        50,400,000      66,765,000
                                   ---------------- ------------- ---------------   --------------- ---------------
 Expenses:
   Cost of operations including
     wages, maintenance and
     supplies....................       10,045,000     11,505,000      21,730,000        18,419,000      24,047,000
   Cost of real estate sold......        3,245,000      3,179,000       3,994,000         3,611,000       4,806,000
   Real estate and payroll taxes.          993,000      1,265,000       1,736,000         1,364,000       1,773,000
   Utilities.....................        2,097,000      1,854,000       4,132,000         3,725,000       5,083,000
   Insurance.....................        1,570,000      1,163,000       2,127,000         1,830,000       1,758,000
   Selling, general and
     administrative..............        4,718,000      5,940,000       9,394,000         8,509,000      10,383,000
   Interest......................          849,000      1,026,000       2,205,000         1,412,000       2,307,000
   Depreciation and amortization         1,984,000      2,421,000       3,910,000         3,640,000       5,615,000
                                   ---------------- ------------- ---------------   --------------- ---------------
                                        25,501,000     28,353,000      49,228,000        42,510,000      55,772,000
                                   ---------------- ------------- ---------------   --------------- ---------------
   Income before income taxes....        4,247,000      4,873,000       5,519,000         7,890,000      10,993,000
     Provision for income taxes..               --             --         400,000           938,000       1,004,000
                                   ----------------- ------------ ---------------   --------------- ---------------
   Income before extraordinary
     gain from insurance claim.....      4,247,000      4,873,000       5,119,000         6,952,000       9,989,000
   Extraordinary gain from
     insurance claim...............      1,592,000             --              --                --              --
                                   ----------------- ------------ ---------------   --------------- ---------------
   Net income....................       $5,839,000     $4,873,000      $5,119,000        $6,952,000      $9,989,000
                                   ================= ============ ===============   =============== ===============
   Pro forma information
     (unaudited, Note 2):
     Net income as reported......                                      $5,119,000        $6,952,000      $9,989,000
                                                                  ---------------   --------------- ---------------
     Interest expense............                                         281,000           211,000         211,000
                                                                  ---------------   --------------- ---------------
     Provision for income taxes..                                       1,852,000         2,293,000       3,371,000
                                                                  ---------------   --------------- ---------------
     Pro forma net income........                                      $2,986,000        $4,448,000      $6,407,000
                                                                  ===============   =============== ===============

The accompanying notes are an integral part of these financial statements.


                            AMERICAN SKIING COMPANY
                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY

                                                                  ADDITIONAL           RETAINED
                                               COMMON STOCK    PAID-IN CAPITAL         EARNINGS         TOTAL
                                               ------------    ---------------         --------         -----


Balance at July 26, 1992                            $116,000  $             --       $18,236,000      $18,352,000
    Net income.............................               --                --         5,839,000        5,839,000
    Distributions to stockholder...........               --                --        (1,759,000)      (1,759,000)
    Contributions..........................               --           722,000                --          722,000
                                            ----------------  ----------------  ---------------- ----------------
Balance at July 25, 1993                             116,000           722,000        22,316,000       23,154,000
    Net income.............................               --                --         4,873,000        4,873,000
    Distributions to stockholder...........               --                --        (2,728,000)      (2,728,000)
    Contributions..........................               --           913,000                --          913,000
                                            ----------------  ----------------  ---------------- ----------------
Balance at July 31, 1994                             116,000         1,635,000        24,461,000       26,212,000
    Net income.............................               --                --         5,119,000        5,119,000
    Distributions to stockholder...........               --                --          (854,000)        (854,000)
    Contributions..........................               --            25,000                --           25,000
                                            ----------------  ----------------  ---------------- ----------------
Balance at July 30, 1995                             116,000         1,660,000        28,726,000       30,502,000
    Net income (unaudited).................               --                --         9,989,000        9,989,000
    Distributions to stockholder
     (unaudited)...........................               --                --        (2,086,000)      (2,086,000)
    Contributions (unaudited)..............               --           570,000                --          570,000
                                            ----------------  ----------------  ---------------- ----------------
Balance at April 28, 1996  (unaudited)              $116,000        $2,230,000       $36,629,000      $38,975,000
                                            ================  ================  ================ ================

The accompanying notes are an integral part of these financial statements.



                                                                            AMERICAN SKIING COMPANY
                                                                        COMBINED STATEMENT OF CASH FLOWS

                                                               YEAR ENDED                     NINE MONTHS ENDED
                                                 ---------------------------------------- ---------------------------
                                                   JULY 25,     JULY 31,     JULY 30,       APRIL 30,    APRIL 28,
                                                     1993          1994         1995           1995         1996
                                                     ----          ----         ----           ----         ----
                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.................................... $ 5,839,000  $ 4,873,000  $ 5,119,000    $ 6,952,000  $ 9,989,000
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation and amortization.................   2,118,000    2,543,000    3,910,000      3,640,000    5,615,000
  Gain on insurance claim.......................  (1,592,000)          --           --             --           --
  Loss on disposal of fixed assets..............      28,000           --           --             --           --
  Deferred income taxes.........................          --           --     (488,000)            --      655,000
  Decrease (increase) in assets:
    Accounts receivable.........................     (55,000)    (202,000)    (684,000)      (928,000)    (337,000)
    Inventory...................................     (75,000)    (226,000)    (876,000)      (660,000)    (219,000)
    Prepaid expenses............................     (98,000)      65,000     (324,000)      (154,000)    (109,000)
    Properties developed for resale.............  (4,490,000)    (662,000)   3,377,000      2,766,000    2,604,000
    Note receivable and other assets............      30,000        2,000       54,000         54,000   (8,059,000)
  Increase (decrease) in liabilities:
    Accounts payable and accrued expenses.......   1,215,000     (847,000)   2,157,000        552,000      100,000
    Other liabilities...........................          --           --           --             --   (1,350,000)
    Deposits and deferred revenue...............    (253,000)    (108,000)      45,000        251,000      313,000
    Income taxes payable........................          --           --      303,000        938,000      349,000
                                                 -----------  -----------  ------------   -----------  -----------
  Net cash provided by operating
    activities..................................   2,667,000    5,438,000   12,593,000     13,411,000    9,551,000
                                                 -----------  -----------  -----------    -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Payments for purchases of businesses,
    net of cash acquired........................          --   (3,060,000)   (1,819,000)             --         --
  Proceeds from insurance settlement............     750,000    1,817,000           --             --           --
  Capital expenditures..........................  (5,182,000)  (7,798,000)  (12,024,000)   (7,151,000)  (22,232,000)
                                                 -----------  -----------  ------------   -----------  ------------
  Net cash used by investing  activities........  (4,432,000)  (9,041,000)  (13,843,000)   (7,151,000)  (22,232,000)
                                                 -----------  -----------  ------------   -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from (payments of) line of credit     337,000   (6,961,000)    2,820,000    (2,225,000)   (4,395,000)
  Net proceeds from (payments of) revolving               --   15,915,000     1,150,000    (2,472,000)   16,985,000
    credit loan.................................
  Proceeds from long-term debt..................   2,525,000      671,000       84,000         84,000    2,316,000
  Payments of long-term debt....................    (204,000)  (3,758,000)    (765,000)      (684,000)  (1,439,000)
  Payments to former stockholder................     (62,000)     (57,000)     (61,000)       (45,000)     (63,000)
  Distributions to Stockholder..................  (1,037,000)  (2,277,000)    (854,000)      (557,000)  (2,086,000)
  Capital contribution from Stockholder.........          --      231,000       25,000         25,000      570,000
                                                 -----------  -----------  -----------    -----------  -----------
  Net cash provided (used) by financing
    activities..................................   1,559,000    3,764,000    2,399,000     (5,874,000)  11,888,000
                                                 -----------  -----------  -----------    -----------  -----------
    Net (decrease) increase in cash.............    (206,000)      161,000    1,149,000       386,000     (793,000)
Cash, beginning of year.........................     258,000       52,000      213,000        213,000    1,362,000
                                                 -----------  -----------  -----------    -----------  -----------
Cash, end of year............................... $    52,000  $   213,000  $ 1,362,000    $   599,000  $   569,000
                                                 ===========  ===========  ===========    ===========  ===========
Cash paid for interest.......................... $ 1,006,000  $ 1,192,000  $ 1,056,000    $ 1,577,000  $ 2,443,000
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:
  Property purchased under capitalized leases... $   388,000  $   646,000  $ 1,050,000    $ 1,050,000  $ 1,011,000
  Liabilities assumed associated with
    purchased companies......................... $        --  $ 2,616,000  $ 9,254,000    $        --  $        --
  Land contributed by the stockholder........... $   722,000  $   682,000  $        --    $        --  $        --

The accompanying notes are an integral part of these financial statements.

                                      F-7






                            AMERICAN SKIING COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

     American Skiing Company (the "Company") is a group of companies whose primary function is to develop and operate ski areas. Each of the companies in this group is wholly owned by the same individual (the "Stockholder"). The Company operates predominantly in a single industry segment, which is the development and operation of ski areas. American Skiing Company provides ski recreation and related services to skiers, a single customer group. As of July 30, 1995 the group includes the following companies:

     * SUNDAY RIVER SKIWAY CORPORATION ("SRSC", a Maine Subchapter S corporation), operates the Sunday River Ski Resort in Newry, Maine. SRSC also engages in real estate development at the ski resort as a means of establishing the necessary lodging amenities required in a destination resort, as well as to generate supplemental income.

     * SUNDAY RIVER LTD. ("SRL", a Maine Subchapter S corporation), operates the Summit Hotel at Sunday River.

     * PERFECT TURN, INC. ("PT", a Maine Subchapter S corporation), operates the skier development programs at each of the LBO Resort Enterprises ski resorts and franchises the program to other non-affiliated resorts.

     * SUNDAY RIVER TRANSPORTATION CO. ("SRTC", a Maine Subchapter S corporation), operates the Silver Bullet train.

     * SUGARBUSH RESORT HOLDINGS, INC. ("SRHI", a Vermont C corporation), operates the ski resort, golf course and inn at the Sugarbush Resort in Warren, Vermont.

     * CLUB SUGARBUSH, INC. ("CS", a Vermont C corporation), operates a health club at the Sugarbush Resort. CS is a wholly owned subsidiary of SRHI.

     * SUGARBUSH LEASING COMPANY (a Vermont C corporation), is an inactive wholly owned subsidiary of SRHI.

     * SUGARBUSH RESTAURANTS, INC. (a Vermont C corporation), owns various operating licenses for Sugarbush operations and is a wholly owned subsidiary of SRHI.

     * MOUNTAIN WATER CO. ("MWC", a Vermont C corporation), operates a water utility at the Sugarbush Resort. MWC is a wholly owned subsidiary of SRHI.

     * MOUNTAIN WASTE WATER CO. ("MWWC", a Vermont C corporation), operates a sewage treatment plant at the Sugarbush Resort. MWWC is a wholly owned subsidiary of SRHI.

     * LBO HOLDING, INC. ("LBO", a Maine C corporation) operates the Attitash/Bear Peak Ski Resort in Bartlett, New Hampshire.

     * CRANMORE, INC. ("Cranmore", a Maine C corporation) operates the Mt. Cranmore Ski Resort in North Conway, New Hampshire. Cranmore is a wholly owned subsidiary of LBO.

2.   UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma balance sheet at April 28, 1996 reflects the historical consolidated balance sheet of American Skiing Company, adjusted for the following effects of the assumed termination of the S corporation status of SRSC, SRL, PT, and SRTC (the "S corporations"):

                            AMERICAN SKIING COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

2.   UNAUDITED PRO FORMA FINANCIAL DATA (CONTINUED)

     (A) The cumulative effect of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which consists of deferred income taxes resulting from the change from S corporation status to C corporation status; and

     (B) The assumed distribution of a $5,200,000 demand note to the Stockholder, representing a portion of S corporation retained earnings earned through April 28, 1996 and not previously distributed. The note will bear interest at the Applicable Federal Rate, which currently approximates 5.4% annually. The pro forma balance sheet does not give effect to distributions that may be paid from earnings generated subsequent to April 28, 1996.

     The following provides a summary reconciliation of the effects of the pro forma adjustments to retained earnings of the Company at April 28, 1996:


          Balance at April 28, 1996.........................     $36,629,000
          Pro forma income tax provision....................      (4,941,000)
          Pro forma stockholder distribution................      (5,200,000)
                                                                -------------

          Pro forma balance at April 28, 1996...............     $26,488,000
                                                                =============

     The pro forma income tax provision consists of the following:

                                                      NINE MONTHS ENDED
                                          ------------------------------------
                             JULY 30, 1995    APRIL 30, 1995    APRIL 28, 1996
                             -------------    --------------    --------------
     Current:
        Federal............       $826,000        $1,974,000        $2,277,000
        State..............        231,000           319,000           637,000
                           ---------------   ---------------  ----------------
                                 1,057,000         2,293,000         2,914,000
                           ---------------   ---------------  ----------------
     Deferred:
        Federal............        682,000                --           392,000
        State..............        113,000                --            65,000
                           ---------------   ---------------  ----------------
                                   795,000                --           457,000
                           ---------------   ---------------  ----------------
                                $1,852,000        $2,293,000        $3,371,000
                           ===============   ===============  ================

     The reconciliations of pro forma income taxes computed at the federal statutory income tax rate to the pro forma income taxes reported in the combined statements of income are as follows:


                                                                NINE MONTHS ENDED
                                                       ----------------------------------
                                                       JULY 30,    APRIL 30,    APRIL 28,
                                                         1995        1995         1996
                                                         ----        ----         ----

                                                      C>
     Income tax provision at the statutory rate.....  $1,581,000   $2,032,000  $2,885,000
     State taxes, net...............................     265,000      255,000     480,000
     Non-deductible items...........................       6,000        6,000       6,000
                                                      ----------   ----------  ----------
     Income tax provision at the effective tax rate.  $1,852,000   $2,293,000  $3,371,000
                                                      ==========   ==========  ==========


     The following presents the pro forma deferred tax (assets) and liabilities of the Company assuming that SRSC, SRL, PT, and SRTC ceased to be treated as S corporations on April 28, 1996.

                            AMERICAN SKIING COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

2.   UNAUDITED PRO FORMA FINANCIAL DATA (CONTINUED)

     Property, plant and equipment basis differential.......   $7,326,000
     Other..................................................      266,000
                                                              -----------
     Gross deferred tax liabilities.........................    7,592,000
                                                              -----------
     Net operating losses...................................   (1,235,000)
     Capital leases.........................................     (682,000)
     Tax credit carryforwards...............................     (525,000)
     Inventory..............................................     (365,000)
     Other..................................................     (233,000)
                                                              -----------
     Gross deferred tax assets..............................   (3,040,000)
                                                              -----------
                                                               $4,552,000
                                                              ===========

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies followed in preparing these combined financial statements are presented below.

     PRINCIPLES OF COMBINATION

     The accompanying combined financial statements include the accounts of American Skiing Company (see Note 1 - Basis of Presentation). All significant intergroup accounts and transactions have been eliminated.

     FISCAL YEAR

     The Company's fiscal year is a fifty-two week or fifty-three week period ending on the Sunday nearest the end of July. The periods for 1993, 1994 and 1995 consisted of fifty-two, fifty-three and fifty-two weeks, respectively.

     INTERIM FINANCIAL STATEMENTS

     The interim financial statements included herein are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements have been included. The interim financial results of operations are not necessarily indicative of the results to be expected for a fiscal year.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the 1993 and 1994 financial statements to conform to the 1995 presentation. These reclassifications have no effect on net income for 1993 and 1994.

     RESTRICTED CASH

     Restricted cash represents amounts held in escrow for the buyers of properties developed for resale. The cash will be available to the Company when the properties are sold.

     INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market, and consist primarily of retail goods, food and beverage products and mountain operating supplies.

                            AMERICAN SKIING COMPANY
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost and is depreciated by the straight-line method over the assets' estimated useful lives which generally range from 9 to 40 years for buildings, 3 to 12 years for machinery and equipment and 10 to 50 years for leasehold improvements, lifts, lift lines and trails. Assets under capital lease are depreciated over the shorter of their useful lives or the respective lease life.

     REVENUE RECOGNITION

     The Company recognizes revenue at the point of service, except for real property sales (Note 5). Revenue includes sales of lift tickets, tuition from ski schools, sales from restaurants, bars and retail shops, and real estate rentals and sales of real property.

     INTEREST

     Interest is expensed as incurred except when it is capitalized in conjunction with major capital additions and development of properties for resale. The amounts of interest capitalized are determined by applying current interest rates to the funds required to finance the construction.

     EMPLOYEE BENEFITS

     SRSC has a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation. SRSC will match ten percent of participant contributions up to one percent of participant compensation and may also make profit-sharing contributions to the plan at the discretion of the Board of Directors. LBO temporarily assumed a defined contribution plan of the former Mt. Attitash Lift Corporation. Subsequent to July 31, 1995 the plan was terminated. Former employees were paid out and existing employee benefits were rolled into a separate savings plan pursuant to Section 401(k) of the Internal Revenue Code which the employees of SRHI were already able to participate in. Pursuant to this plan, which LBO and SRHI employees are now both eligible to participate in, the employer will match twenty-five percent of employee contributions up to 4% of annual salary. The plans' 1993, 1994 and 1995 contribution expenses of $16,000, $16,000 and $107,000 are included in "cost of operations including wages, maintenance, and supplies."

     ADVERTISING COSTS

     Advertising costs are expensed the first time the advertising takes place. The amount charged to advertising expense for the years ended July 25, 1993, July 31, 1994, and July 30, 1995 was $530,000, $1,042,000 and
     $4,518,000, respectively.

     USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the financial statements. Actual results could differ from those estimates.

     EARNINGS PER SHARE

     Earnings per share has not been presented for the Company as all of the Company's outstanding common stock is owned by the same individual.

                            AMERICAN SKIING COMPANY
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     RECENT ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", was recently issued and its adoption is required for fiscal years beginning after December 15, 1995. SFAS No. 121 mandates specific methodologies to be used for identifying and measuring the impairment of long-lived assets. Adoption of SFAS No. 121 is not expected to materially impact the Company's financial statements.

4.   BUSINESS DEVELOPMENTS AND ACQUISITIONS

     In June of 1994, LBO Holding, Inc. acquired substantially all of the outstanding common stock of Mt. Attitash Lift Corporation. Subsequent to this transaction, LBO merged Mt. Attitash Lift Corporation into itself, resulting in LBO's assumption of all of the assets and liabilities at the ski resort known as Attitash Bear Peak. The purchase price of the stock was approximately $6,139,000, including direct costs of the acquisition.

     In May of 1995, Sugarbush Resort Holding, Inc. acquired the operating assets of the Sugarbush Resort from its former owner, Claneil Enterprises Incorporated (Claneil). In connection with this transaction, SRHI also acquired the issued and outstanding shares of stock of MWC, MWWC and CS. The purchase price of the assets acquired and liabilities assumed was approximately $8,670,000, including direct costs of the acquisition. From November of 1994 through the closing date, SRHI operated the resort and the related supporting functions pursuant to an operating lease with the seller. In connection with the SRHI acquisition, Sugarbush Land Corp. (an affiliate of American Skiing Company) acquired certain developmental land parcels adjacent to the resort from Claneil for $2,973,000. No development or sales of these parcels have occurred.

     On June 30, 1995, LBO acquired the assets of Mt. Cranmore from Cranmore Country Corp. (a wholly owned subsidiary of BayBank (a Massachusetts Trust Company)). The purchase price of the assets acquired and liabilities assumed was approximately $2,403,000, including direct costs of the acquisition. The purchase price included an amount of $1,350,000 which was not paid as of July 30, 1995, and is included in other liabilities in the accompanying financial statements.

     Each acquisition was accounted for using the purchase accounting method, and in each case virtually all of the purchase price was allocated to property and equipment. The combined financial statements contained herein reflect the operations of each acquired business subsequent to its respective acquisition date.

     The following unaudited pro forma summary presents the combined results of operations as if the acquisitions of Sugarbush Resort Holdings, Inc., Mt. Cranmore and Mt. Attitash Lift Corporation occurred on July 26, 1993.

                                                        YEAR ENDED
                                            --------------------------------
                                               JULY 31,            JULY 30,
                                                 1994                1995
                                                 ----                ----
     Revenues..............................  $56,177,000         $58,527,000
     Expenses..............................   53,036,000          55,900,000
                                              ----------          ----------
     Net income............................   $3,141,000          $2,627,000
                                              ==========          ==========

     The following unaudited pro forma summary gives effect to the acquisition of Sugarbush Resort Holdings, Inc., Mt. Cranmore, and Mt. Attitash Lift Corporation, and the termination of the S corporation status of the S corporations (Note 2):

                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

4.   BUSINESS DEVELOPMENTS AND ACQUISITIONS (CONTINUED)

                                                                YEAR ENDED
                                                              JULY 30, 1995
                                                            ----------------
     Revenues............................................      $58,527,000
                                                               -----------
     Expenses............................................       57,752,000
                                                               -----------
     Net income..........................................         $775,000
                                                               -----------

     The pro forma financial information is not intended to be indicative of the results of operations that actually would have occurred had the transactions taken place at the beginning of the years presented or of future results of operations.


5.   REAL ESTATE OPERATIONS

     Incidental to its ski operations, the Company engages in various real estate activities including rental services and the development of property for resale. During development, real estate taxes, insurance, interest, planning and permitting costs are capitalized. Such costs were determined based upon an allocation methodology and are relieved on a specific identification methodology as sales occur. Profit is recognized from the sale of such property at the time of closing, when the Company has no ongoing involvement in the specific property sold. The carrying value of the property developed for resale is reduced to net realizable value, if the asset carrying value is determined not to be recoverable through expected undiscounted future cash flows.

     Properties developed for resale consist of the following:

                                                       JULY 31,      JULY 30,
                                                         1994          1995
                                                         ----          ----
     Summit hotel units.............................  $5,949,000    $2,848,000
     Other condominiums.............................   1,282,000     1,006,000
                                                     -----------   -----------
                                                      $7,231,000    $3,854,000
                                                     ===========   ===========
6.   PROPERTY AND EQUIPMENT

     The following reflects the combination of both owned property and equipment as well as such assets acquired pursuant to capital leases.

                                                JULY 31, 1994    JULY 30, 1995
                                                -------------    -------------
     Buildings and grounds.....................  $13,014,000       $16,904,000
     Machinery and equipment...................   15,526,000        21,749,000
     Lifts and lift lines......................   11,954,000        16,858,000
     Trails....................................    4,177,000         7,441,000
     Land improvements.........................      725,000         2,427,000
                                               -------------    --------------
                                                  45,396,000        65,379,000
     Less -- accumulated depreciation
       and amortization........................   12,102,000        14,756,000
                                               -------------    --------------
                                                  33,294,000        50,623,000
     Land......................................    5,751,000         6,729,000
     Construction-in-process...................    2,826,000         4,861,000
                                               -------------    --------------
     Net property and equipment................  $41,871,000       $62,213,000
                                               =============    ==============

     Property and equipment include approximately $1,372,000 and $2,422,000 of machinery and equipment held under capital leases at July 31, 1994 and July 30, 1995, respectively. Related accumulated amortization at July 31, 1994 and July 30, 1995 on property and equipment under capital leases was approximately $193,000 and $599,000, respectively. Amortization expense for property and equipment under capital leases was

                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

6.   PROPERTY AND EQUIPMENT (CONTINUED)

     approximately $59,000, $82,000, and $406,000 for 1993, 1994 and 1995,
     respectively. Depreciation expense was $1,984,000, $2,421,000 and $3,805,000 for 1993, 1994 and 1995, respectively.

7.   NOTE RECEIVABLE, AFFILIATE

     The note receivable in the amount of $250,000 is from Ski Dorms, Inc., a company which is principally owned by the Stockholder of the Company, and is secured by a mortgage on land and building. Interest is charged at the bank's prime rate plus 1-1/2% and principal and any unpaid interest are due in December, 1999. Accrued interest receivable on this note at July 31, 1994 and July 30, 1995 was $110,000 and $137,000, respectively.

8.   LONG-TERM DEBT

     Long-term debt consists of:

                                                         JULY 31, 1994        JULY 30, 1995
                                                         -------------        -------------
     SUNDAY RIVER SKIWAY CORPORATION

     Note payable to bank with interest at bank's
     base rate plus 1/2%, 7.75% and 9.25% at July
     31, 1994 and July 30, 1995, respectively; the
     loan is a revolving credit loan with a
     maximum amount available of $17,250,000;
     maximum amounts available decline by an
     annual amount of $2,437,500 beginning March 1,
     1997 until July 31, 2001, at which time
     the balance will be due in full;
     collateralized by a first mortgage on all
     corporate assets, including the assets of
     affiliates who are borrowers on this note
     (Note 12); assignment of all land leases; and
     assignment of the $4,000,000 life insurance
     policy on the life of the                           $15,951,000          $17,101,000
     Stockholder....................................

     LBO HOLDING, INC.

     Subordinated debentures issued to the former
     shareholders in Mt. Attitash Lift Corporation
     by LBO, with an original face value of
     $2,151,000 (a discount has been reflected
     based on the Group's incremental borrowing
     rate at the time). The initial coupon rate is
     6% per annum, to be adjusted annually based
     on the revenues of LBO, as defined in the
     agreement. Interest is payable annually on
     May 1st, beginning in 1995. LBO may prepay
     the outstanding principal balance from time
     to time. Any prepayment prior to April 30,
     1999 is subject to a discount, as described
     in the agreement. Holders of the debentures
     have certain redemption rights prior to May 1
     of each year,subject to limitation and                1,599,000            1,636,000
     discount as described in the agreement.........

     Coupons redeemable for single day ski passes
     at Attitash and Sunday River issued to former
     shareholders of Mt. Attitash Lift Corporation
     by LBO, with a face value of $777,000 (a
     discount has been reflected based upon the
     coupons' cash equivalent basis at the date of
     issuance). The coupons expire at various dates,         583,000              567,000
     beginning July 31, 1996 through July 31, 2001..

                    F-14








                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)


8.   LONG-TERM DEBT (CONTINUED)

     SUGARBUSH RESORT HOLDINGS, INC.

     Promissory note payable to Snowridge, Inc.
     by SRHI, with a face value of $6,120,000 (a
     discount has been reflected based on an
     imputed interest rate of 9.5%) and an interest
     rate of 6.25%. Interest is payable quarterly
     beginning June 30, 1995. A principal payment
     of $620,000 is due November 1, 1995 and the
     remaining principal and all accrued interest
     outstanding are due on December 31, 1999. The
     note is collateralized by certain assets (as
     defined in the loan agreement) of                         --               5,482,000
     Sugarbush.....................................

     Promissory note in the amount of $2,311,000
     issued to LHC Corporation (an affiliate of
     Snowridge, Inc.) by MWWC, which is secured by
     the stock of MWC and MWWC as well as letters
     of credit in the amount of $100,000. The note
     bears interest at 9% or prime plus 1%, which
     is due June 1 of each year beginning in 1995.
     Principal payments of $154,000 are due each
     June 1, beginning in 1997, with the balance               --               2,311,000
     due on June 1, 2003.........................

     A bank mortgage payable to Chittenden Bank by
     MWC in the amount of $135,000. Principal and
     interest at 6.25% are payable monthly, and
     the final payment is due in the year 2000.
     The loan is collateralized by equipment .....             --                 105,000

     A bank mortgage payable to the Howard Bank by
     SRHI in the amount of $96,000. Principal and
     adjustable rate interest are payable monthly
     for thirty years, with the balance due in
     December of 2024. The loan is collateralized
     by a residential condominium in Warren,                   --                  83,000
     Vermont..... ................................


     OTHER
       Obligations under capital lease............           960,000            1,431,000
       Other notes payable........................           446,000              336,000
                                                         -----------          -----------
                                                          19,539,000           29,052,000
       Less: current portion......................           436,000            1,883,000
                                                         -----------          -----------

       Long-term debt, excluding current portion..       $19,103,000          $27,169,000
                                                         ===========          ===========

     The non-current portion of long-term debt matures as follows:

             1997...........................................  $3,332,000
             1998...........................................   2,926,000
             1999...........................................   2,732,000
             2000...........................................   8,161,000
             2001 and thereafter............................  11,231,000
             Interest related to capitalized leases.........    (103,000)
             Debt discount..................................  (1,110,000)
                                                             $27,169,000
                                                             ===========

     During 1993, 1994 and 1995, American Skiing Company incurred total interest cost of $1,007,000, $1,208,000 and $2,429,000, respectively, of which
     $158,000, $182,000 and $224,000, respectively, has been capitalized to property and equipment and properties held for sale.

                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)



8.   LONG-TERM DEBT (CONTINUED)

     At July 30, 1995, SRSC had letters of credit outstanding totaling $400,000. SRHI had letters of credit outstanding totaling $100,000, while LBO had letters of credit outstanding totaling approximately $1,379,000, all of which were issued in connection with the Sugarbush and Cranmore acquisitions, respectively.

9.   LINE OF CREDIT

     SRSC has a line of credit payable to bank with interest at the bank's base rate which has a maximum amount available of $10,000,000. At July 31, 1994 and July 30, 1995, $3,185,000 and $6,004,000 was outstanding associated with this arrangement. At July 31, 1994 and July 30, 1995, the interest rate was 7.25% and 8.75%, respectively. Annual renewal of the agreement is required on the termination date at which time the loan is payable in full. This line of credit is collateralized by a second mortgage on all corporate assets, including the assets of affiliates who are borrowers on this note (Note 12), assignment of all land leases, and assignment of a $4,000,000 life insurance policy on the life of the Stockholder. The outstanding balance on the line of credit is required to be reduced to $3,000,000 or less for a period of thirty consecutive days, which include April 15.

10.  COMBINED STOCKHOLDER'S EQUITY

     The Company's combined stockholder's equity at July 31, 1994 may be summarized as follows:


                                            SHARES                 ADDITIONAL
                                          AUTHORIZED/  CAPITAL       PAID IN     RETAINED   STOCKHOLDER'S
                                          OUTSTANDING   STOCK        CAPITAL     EARNINGS     EQUITY
                                          -----------   -----        -------     --------     ------
>                                                                               C>

     Sunday River Skiway Corp...........    250,000/   $116,000           --  $24,111,000   $24,227,000
                                            115,434
     Sunday River Ltd...................      2,000/         --    1,404,000      413,000     1,817,000
                                                  1
     Perfect Turn, Inc..................      2,000/         --           --      (47,000)      (47,000)
                                                  1
     Sunday River Trans. Co.............      2,000/         --      231,000      (16,000)      215,000
                                                  1
     LBO Holding, Inc...................     10,000/         --           --           --            --
                                              1,000
                                                       --------   ----------  -----------   -----------
                                                       $116,000   $1,635,000  $24,461,000   $26,212,000
                                                       ========   ==========  ===========   ===========

                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

10.  COMBINED STOCKHOLDER'S EQUITY (CONTINUED)

     The Company's combined stockholder's equity at July 30, 1995 may be summarized as follows:


                                           SHARES                  ADDITIONAL
                                         AUTHORIZED/   CAPITAL      PAID IN     RETAINED    STOCKHOLDER'S
                                         OUTSTANDING    STOCK       CAPITAL     EARNINGS       EQUITY
                                         -----------    -----       -------     --------       ------
                                                                                <C

     Sunday River Skiway Corp......      250,000/       $116,000   $       --   $27,750,000   $27,866,000
                                         115,434
     Sunday River Ltd..............        2,000/             --    1,404,000     1,009,000     2,413,000
                                               1
     Perfect Turn, Inc.............        2,000/             --           --       (55,000)      (55,000)
                                               1
     Sunday River Trans. Co........        2,000/             --      231,000      (302,000)      (71,000)
                                               1
     LBO Holding, Inc..............       10,000/             --           --      (112,000)     (112,000)
                                           1,000
     Sugarbush Resort..............       10,000/
          Holdings, Inc............          100              --       25,000       436,000       461,000
                                                        --------   ----------   -----------   -----------
                                                        $116,000   $1,660,000   $28,726,000   $30,502,000
                                                        ========   ==========   ===========   ===========

11.  INCOME TAXES

     The provision for income taxes charged to continuing operations was as follows:

                                                      YEAR ENDED
                                         ----------------------------------
                                          JULY 25,    JULY 31,      JULY 30,
                                           1993         1994          1995
                                           ----         ----          ----
     Current tax expense
         Federal.....................  $      --      $      --       $248,000
         State.......................         --             --         55,000
                                       ---------      ---------    -----------
                                              --             --        303,000
     Deferred tax expense
         Federal.....................         --             --         77,000
                                       ---------      ---------    -----------
         State.......................                                   20,000
                                                                   -----------
                                              --             --         97,000
                                       ---------      ---------    -----------
     Total provision.................  $      --      $      --       $400,000
                                       =========      =========    ===========

     Deferred tax liabilities (assets) are comprised of the following at July 31, 1994 and July 30, 1995:

                                                         JULY 31,      JULY 30,
                                                           1994          1995
                                                           ----          ----
     Property, plant and equipment basis differential. $   881,000  $   623,000
     Other............................................       6,000       23,000
                                                       -----------  -----------
     Gross deferred tax liabilities...................     887,000      646,000
                                                       -----------  -----------
     Net operating losses.............................  (1,197,000)  (1,358,000)
     Tax credit carryforwards.........................    (214,000)    (214,000)
     Other............................................     (32,000)    (118,000)
                                                       -----------  -----------
     Gross deferred tax assets........................  (1,443,000)  (1,690,000)
                                                       -----------  -----------
                                                       $  (556,000) $(1,044,000)
                                                       ===========  ===========

                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)


11.  INCOME TAXES (CONTINUED)

     The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate of 35% to pretax income from continuing operations as a result of the following differences:

                                                                        YEAR ENDED
                                                          --------------------------------------------
                                                            JULY 25,       JULY 31,        JULY 30,
                                                              1993           1994            1995
                                                              ----           ----            ----
     Income tax provision at the statutory U.S. tax rates  $1,486,000     $1,706,000      $1,932,000
     Increase (decrease) in rates resulting from:

     No tax on earnings of S corporations................  (1,486,000)    (1,706,000)     (1,679,000)
     State taxes, net....................................          --             --         115,000
     Nondeductible items.................................          --             --          32,000
     Other...............................................          --             --              --
                                                          -----------    -----------   -------------
     Income tax provision at the effective tax rates..... $        --    $        --   $     400,000
                                                          ===========    ===========   =============


     In assessing the value of the deferred tax assets at July 31, 1994 and July 30, 1995, management has analyzed the Company's forecast for future taxable earnings (and losses) and other relevant factors and concluded that recoverability of the net deferred tax assets of $556,000 and $1,044,000 at July 31, 1994 and July 30, 1995, respectively, is more likely than not.

     Certain companies comprising the American Skiing Company (SRSC, SRL, PT and SRTC) have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended. Accordingly, no income tax provision or liability has been made for these companies for any of the years ended July 25, 1993, July 31, 1994 and July 30, 1995. For federal and state income tax purposes, taxable income, losses and tax credits are passed through to the Stockholder, who is individually responsible for reporting his share of such items. The Company intends to distribute to the Stockholder amounts sufficient to pay his personal income taxes based on the S corporations' current earnings.

     At July 31, 1994 and July 30, 1995, LBO had net operating loss carryforwards of approximately $3,320,000 and $3,747,000 for federal income tax purposes and approximately $778,000 and $1,028,000 for state income tax purposes. The net operating loss carryforwards expire in varying amounts through the year 2009. In addition, LBO had $214,000 of investment tax credit carryforwards which expire through the year 2000.

     Ownership changes, as defined by the Internal Revenue Code, resulting from the acquisition by LBO of Mt. Attitash Lift Corporation, limit the amount of net operating loss carryforwards and investment tax credit carryforwards that can be utilized to offset future taxable income or tax liabilities. Subsequent changes in ownership could further affect the limitation in future years.

12.  RELATED PARTY TRANSACTIONS

     Under SRSC's bank loan agreements, all of the companies comprising the American Skiing Company are liable for the amounts due and the loans are collateralized by virtually all of their assets. The following companies are considered borrowers on note agreements: Sunday River Skiway Corporation; Sunday River Ltd.; LBO Holding, Inc.; Perfect Turn, Inc.; and Sugarbush Resort Holdings, Inc.

     Sunday River Skiway Corporation has guaranteed amounts outstanding under subordinated debentures due in 2002 that were issued by LBO Holding, Inc., as part of the acquisition of Mt. Attitash Lift Corporation. Payments under the guarantee are subordinated to all secured indebtedness of SRSC to any bank, thrift institution or other institutional lender.

                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)


12.  RELATED PARTY TRANSACTIONS (CONTINUED)

     American Skiing Company collects receipts and advances amounts on behalf of its affiliates within and outside of the combined group during its normal operations.

     During 1993, 1994 and 1995, SRSC paid Western Maine Leasing, Inc., (a Maine corporation owned by the Stockholder) $54,000, $43,000 and $34,000 for the use of construction equipment.

13.  COMMITMENTS, LEASE CONTINGENCIES AND CONTINGENT LIABILITIES

     SRSC leases substantially all of the land presently used for skiing terrain at Sunday River under a lease expiring in 2030. Charges to operations for this lease were $459,000, $486,000 and $490,000 in 1993, 1994 and 1995, respectively. Lease payments are computed as a percentage of gross profits from property sales and as a percentage of other revenues.

     LBO Holding, Inc. leases 264.5 acres of the approximately 600 acres it uses to operate the Attitash Bear Peak Ski Resort area from the U. S. Forest Service. A Term Special Use Permit covering 44.5 acres expires in 2010 and may be renewed by mutual agreement. A revocable permit, covering approximately 220 acres, is terminable at any time at the discretion of the U.S. Forest Service. LBO does not feel this permit will be revoked in the near future. The leases call for annual rental payments based on a percentage of gross revenue. Total rent expense under these operating leases was $20,000 in 1995.

     LBO also leases a water slide for use under an operating lease during the summer months at Attitash Bear Peak. The rental payment, a percentage of gross receipts, was $51,000 in 1995.

     SRHI leases approximately 262 of the approximately 413 skiable acres it uses to operate the Sugarbush Ski Resort area from the U.S. Forest Service. The Special Use Permit expires in 2035 and may be renewed by mutual agreement. Annual rental payments are based on a percentage of gross revenue. Total rent expense under this lease was $58,000 in 1995.

     Charges for these leases and permits are included in cost of operations.

     In addition to the leases described above, the companies comprising American Skiing Company are committed under several operating and capital leases for various equipment. Rent expense under all operating leases was $630,000, $803,000 and $1,007,000 for the years ended 1993, 1994 and
     1995, respectively.

     Future minimum lease payments for lease obligations at July 30, 1995 are as follows:

                                                    CAPITAL       OPERATING
                                                    LEASES          LEASES
                                                  ----------      ---------
          1996..................................    $617,000       $128,000
          1997..................................     548,000        128,000
          1998..................................     311,000         73,000
          1999..................................     117,000         17,000
          2000..................................      45,000             --
                                                  ----------      ---------
             Total payments.....................   1,638,000       $346,000
                                                                  =========
          Less interest.........................     207,000
                                                  ----------
          Present value of net minimum payments.   1,431,000
          Less current portion..................     512,000
                                                  ----------
          Long-term obligations.................    $919,000
                                                  ==========

                            AMERICAN SKIING COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS (continued)


13.  COMMITMENTS, LEASE CONTINGENCIES AND CONTINGENT LIABILITIES (CONTINUED)

     Certain claims, suits and complaints associated with the ordinary course of business are pending or may arise against the companies comprising American Skiing Company. In the opinion of management, all matters are adequately covered by insurance or, if not covered, are without merit or are of such kind, or involve such amounts as would not have a material effect on the financial position, results of operations or cash flows of the combined group if disposed of unfavorably.

14.  GAIN FROM INSURANCE CLAIM

     In February 1993, the Company experienced a fire which destroyed compressors and other snowmaking equipment at Sunday River Skiway Corporation with a net book value of $975,000. These assets were insured for replacement cost which amounted to $2,567,000. The difference between the insurance proceeds and the net book value of the destroyed equipment was recorded as an extraordinary gain during 1993 of $1,592,000.

15.  SUBSEQUENT EVENT

     On October 24, 1995, American Skiing Company entered into a new $6 million Seasonal Line of Credit and $35 million Revolving Note. The initial proceeds of these new credit facilities retired the existing line of credit and revolving note. The initial commitment fee for the new revolver is $128,000 and for the line of credit is $23,000. The revolver has scheduled paydowns beginning in April of 1996 when $2 million is due, while the line of credit is due on the first anniversary of the agreement. In addition, the line of credit is required to be reduced to $0 for a period of thirty days beginning after March 31. Each arrangement accrues interest at one of the various interest rate options available to the borrower. The facility contains a number of covenants, representations and events of default typical of a credit facility of this size and nature, including financial covenants related to the level and nature of total debt outstanding. The debt is collateralized by a first mortgage on virtually all of the corporate assets of American Skiing Company, with the exception of certain "non-skiing" assets of SRHI, assignment of various land leases and assignment of $7.5 million in life insurance policies on the life of the Stockholder.

     In connection with the Merger (see Note 16), certain subordinated notes were issued which are fully and unconditionally guaranteed by each of the companies within the group comprising the Company.

16.  SUBSEQUENT EVENTS (UNAUDITED)

     On June 28, 1996, the Company consummated a transaction (the "Merger") with S-K-I Limited ("S-K-I") in which the Company purchased all of the approximately 6,000,000 shares of outstanding S-K-I common stock for $18.00 per share. In conjunction with the Merger, the Company was returned the $5,000,000 deposit it had placed in an escrow account according to certain provisions of the Merger. The deposit is included in other assets on the unaudited combined balance sheet as of April 28, 1996.

     The Company has entered into a consent decree with the U.S. Department of Justice in which the Company has agreed to divest the assets constituting the Waterville Valley (a S-K-I subsidiary) and Mt. Cranmore resorts. The divestitures are expected to be consummated no later than December 1, 1996. The unaudited carrying value of the Mt. Cranmore resort assets to be divested included in the accompanying unaudited combined balance sheet as of April 28, 1996, is approximately $4.6 million and the unaudited net income for the nine months ended April 28, 1996, of the Mt. Cranmore resort included in the accompanying unaudited combined statement of income for the nine months ended April 28, 1996, is approximately $364,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors of S-K-I Ltd.

         In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of S-K-I Ltd. and its subsidiaries at July 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Hartford, Connecticut
August 31, 1995

                                  S-K-I LTD.
                          CONSOLIDATED BALANCE SHEET

                                                                                    JULY 31,          JULY 31,
                                                                                      1994              1995
                                                                                      ----              ----
                                     ASSETS
Current assets:
    Cash and short-term investments
        (at cost, which approximates market value)............................      $2,704,302       $2,790,645
    Accounts receivable, net (Note 1).........................................       1,423,430        2,677,434
    Notes receivable..........................................................         371,739          244,775
    Inventories...............................................................       3,472,492        3,955,722
    Prepaid expenses..........................................................       1,456,222        1,360,460
                                                                                --------------   --------------
        TOTAL CURRENT ASSETS..................................................       9,428,185       11,029,036
                                                                                --------------   --------------
Property and equipment, at cost:
    Buildings and grounds.....................................................      32,730,561       41,557,838
    Machinery and equipment...................................................      71,690,813       73,123,058
    Leasehold improvements....................................................      39,066,623       48,082,570
    Lifts, liftlines and trails on corporate property.........................      16,162,939       33,787,212
                                                                                --------------   --------------
                                                                                   159,650,936      196,550,678
Less--accumulated depreciation and amortization...............................      86,638,454       89,929,914
                                                                                --------------   --------------
                                                                                    73,012,482      106,620,764
Construction in progress......................................................       8,996,570        1,684,442
Land and development costs....................................................      12,762,352       13,469,642
                                                                                --------------   --------------
        NET PROPERTY AND EQUIPMENT............................................      94,771,404      121,774,848
                                                                                --------------   --------------
Long-term investments (Note 1)................................................         464,663        1,628,477
Other assets (Note 1).........................................................       2,125,756        2,289,152
                                                                                --------------   --------------
        TOTAL ASSETS..........................................................    $106,790,008     $136,721,513
                                                                                ==============   ==============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt and subordinated debentures
        (Note 3)..............................................................        $955,746       $3,858,184
    Accounts payable..........................................................       1,741,131        1,617,621
    Income taxes payable (Note 5).............................................         257,684          272,252
    Accrued lease payments--Vermont (Note 4)..................................       1,171,865        1,039,366
    Accrued wages, profit sharing and incentive compensation (Note 8).........         464,907          529,874
    Deposits and other unearned revenue.......................................         695,328        1,706,017
    Other accrued expenses (Note 1)...........................................       4,184,664        5,157,743
                                                                                --------------   --------------
        TOTAL CURRENT LIABILITIES.............................................       9,471,325       14,181,057
Long-term debt (Note 3).......................................................      17,766,857       38,790,032
Subordinated debentures (Note 3)..............................................      11,400,000       11,400,000
Deferred income taxes (Note 5)................................................       7,478,492        8,479,956
Other long-term liabilities (Note 1)..........................................       3,487,042        4,432,027
Minority interest.............................................................              --        1,876,188
                                                                                --------------   --------------
        TOTAL LIABILITIES.....................................................      49,603,716       79,159,260
                                                                                --------------   --------------
Commitments (Notes 3 and 4)
Stockholders' equity (Notes 3, 6 and 7):
    Common stock $.10 par value (12,500,000 shares authorized,
        5,785,932 shares in 1995, 5,781,432 shares in 1994)...................         578,144          578,594
Paid-in capital...............................................................       6,577,440        6,617,551
Retained earnings.............................................................      50,030,708       50,366,108
                                                                                --------------   --------------
        TOTAL STOCKHOLDERS' EQUITY............................................      57,186,292       57,562,253
                                                                                --------------   --------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............................    $106,790,008     $136,721,513
                                                                                ==============   ==============

         See accompanying notes to consolidated financial statements.

                                   S-K-I LTD
                       CONSOLIDATED STATEMENT OF INCOME


                                                                               YEAR ENDED JULY 31
                                                              ------------------------------------------------------
                                                                     1993             1994              1995
                                                                     ----             ----              ----
Revenues (Note 1):

Resort services.............................................     $60,441,799       $62,532,813      $74,252,723
Sale of goods...............................................      19,832,479        21,008,869       23,648,797
Rental and other income.....................................      16,434,113        15,365,537       16,058,192
                                                              --------------    --------------   --------------
                                                                  96,708,391        98,907,219      113,959,712
                                                              --------------    --------------   --------------
Expenses:
    Cost of operations including wages, maintenance and supplies:

    Resort services.........................................      21,070,994        22,483,982       29,611,497
    Sale of goods...........................................      11,658,737        12,729,442       15,146,037
    Rental and other expense................................       7,173,101         7,346,163        6,799,809
    Other taxes.............................................       7,632,343         8,015,487        8,599,706
    Utilities...............................................       6,655,016         6,044,889        8,070,911
    Insurance...............................................       5,115,333         5,518,243        6,634,837
    Selling, general and administrative expenses............      16,871,496        15,298,138       19,494,655
    Interest................................................       2,228,385         2,214,309        3,818,893
    Depreciation and amortization (Note 1)..................      10,941,869        11,440,122       14,055,796
                                                              --------------    --------------   --------------
                                                                  89,347,274        91,090,775      112,232,141
                                                              --------------    --------------   --------------
Income before income taxes and minority interest............       7,361,117         7,816,444        1,727,571
Income taxes (Note 5).......................................       2,952,310         3,169,956          997,123
                                                              --------------    --------------   --------------
Net income before minority interest.........................       4,408,807         4,646,488          730,448
                                                              --------------    --------------   --------------
Minority interest in loss of subsidiary.....................              --                --          298,949
                                                              --------------    --------------   --------------
Net Income..................................................      $4,408,807        $4,646,488       $1,029,397
                                                              ==============    ==============   ==============
Net income per common and common equivalent
    share: 5,783,480 in 1995, 5,764,663 in 1994,
    5,728,908 in 1993 (Note 6)..............................           $0.77             $0.81            $0.18
                                                              ==============    ==============   ==============


         See accompanying notes to consolidated financial statements.

                                  S-K-I LTD.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                        COMMON STOCK
                                                 ---------------------------
                                                   NUMBER OF                  PAID-IN     RETAINED
                                                    SHARES      PAR VALUE     CAPITAL     EARNINGS       TOTAL
                                                    ------      ---------     -------     ---------      -----
BALANCE AT JULY 31, 1992........................   5,724,856     $572,486   $6,433,263  $42,183,973  $49,189,722
    Common stock options exercised..............       6,251          625       20,751                    21,376
    Net income..................................                                          4,408,807    4,408,807
    Dividends ($.10 per share)..................                                           (573,015)    (573,015)
                                                 -----------  -----------  -----------  -----------  -----------
BALANCE AT JULY 31, 1993........................   5,731,107      573,111    6,454,014   46,019,765   53,046,890
    Common stock options exercised..............      50,325        5,033      123,426                   128,459
    Net income..................................                                          4,646,488    4,646,488
    Dividends ($.11 per share)..................                                           (635,545)    (635,545)
                                                 -----------  -----------  -----------  -----------  -----------
BALANCE AT JULY 31, 1994........................   5,781,432      578,144    6,577,440   50,030,708   57,186,292
    Common stock options exercised..............       4,500          450       40,111                    40,561
    Net income..................................                                          1,029,397    1,029,397
    Dividends ($.12 per share)..................                                           (693,997)    (693,997)
                                                 -----------  -----------  -----------  -----------  -----------
BALANCE AT JULY 31, 1995........................   5,785,932     $578,594   $6,617,551  $50,366,108  $57,562,253
                                                 ===========  ===========  ===========  ===========  ===========

         See accompanying notes to consolidated financial statements.

                                  S-K-I LTD.
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                 YEAR ENDED JULY 31,
                                                                                     -----------------------------------------
                                                                                      1993              1994              1995
                                                                                      ----              ----              ----
Cash flows from operating activities:
   Net income ...........................................................      $  4,408,807       $  4,646,488       $  1,029,397
   Non-cash items included in net income:
   Depreciation and amortization ........................................        10,941,869         11,440,122         14,055,796
   Deferred income taxes ................................................           613,451            154,084          1,001,464
   Minority interest in net income of subsidiary ........................              --                 --             (298,949)
                                                                               ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES BEFORE CHANGES IN
   ASSETS AND LIABILITIES ...............................................        15,964,127         16,240,694         15,787,708
                                                                               ------------       ------------       ------------
Changes in assets and liabilities:
   (Increase) decrease in accounts receivable ...........................           398,318           (429,547)        (1,027,240)
   Decrease (increase) in notes receivable ..............................            (9,458)           363,442            126,964
   (Increase) in inventories ............................................          (154,437)          (214,208)           (33,885)
   Decrease (increase) in non-current note receivable ...................        (1,847,480)           303,976              3,615
   Decrease (increase) in prepaid expenses ..............................          (537,397)          (543,475)           573,785
   (Decrease) increase in accounts payable ..............................        (1,191,930)           974,380           (776,700)
   Increase (decrease) in income taxes payable ..........................          (124,032)           (63,132)            10,238
   (Decrease) increase in accrued lease payments-Vermont ................           120,378             49,837           (132,499)
   Increase (decrease) in accrued wages, profit sharing and
     incentive compensation .............................................           517,897           (608,404)            64,967
   Increase (decrease) in deposits and other unearned
     revenue ............................................................          (118,908)           186,707            264,499
   (Decrease) increase in other accrued expenses ........................           585,544            761,857           (858,029)
   Increase (decrease) in other long-term liabilities....................          (128,174)           441,669            944,985
                                                                               ------------       ------------       ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES ...............................        13,474,448         17,463,796         14,948,408
                                                                               ------------       ------------       ------------
Cash flows from investing activities:
   Purchases of property and equipment ..................................       (12,306,683)       (22,682,582)       (19,479,985)
   Net book value of property and equipment sold ........................            79,036            178,177          2,377,685
   Purchase of long-term investments ....................................              --             (464,663)        (1,163,814)
   Business acquired less cash on hand from business acquired ...........              --                 --          (12,552,020)
   Other, net ...........................................................            47,136           (138,772)          (106,561)
                                                                               ------------       ------------       ------------
NET CASH USED IN INVESTING ACTIVITIES ...................................       (12,180,511)       (23,107,840)       (30,924,695)
                                                                               ------------       ------------       ------------
Cash flows from financing activities:
   Proceeds from issuance of long-term debt -- and
     subordinated debentures ............................................        12,123,500               --              592,804
   Net proceeds from revolving credit agreement .........................              --            2,000,000         15,500,000
   Reductions in long-term debt and subordinated
     debentures .........................................................       (10,807,391)          (952,052)        (2,279,178)
   Increase in current portion of long-term debt and
     subordinated debentures ............................................            77,391            129,451          2,902,438
   Proceeds from issuance of common stock ...............................            21,376            128,459             40,563
   Payment of dividends .................................................          (573,015)          (635,545)          (693,997)
   Other ................................................................           125,910            177,648               --
                                                                               ------------       ------------       ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ...............................           967,771            847,961         16,062,630
                                                                               ------------       ------------       ------------
   Net increase (decrease) in cash and
     short-term investments .............................................         2,261,708         (4,796,083)            86,343
Cash and short-term investments at beginning of year ....................         5,238,677          7,500,385          2,704,302
                                                                               ------------       ------------       ------------
CASH AND SHORT-TERM INVESTMENTS AT END OF YEAR ..........................      $  7,500,385       $  2,704,302       $  2,790,645
                                                                               ============       ============       ============
Interest paid ...........................................................      $  2,443,456       $  2,124,392       $  3,096,486
Taxes paid, net of refunds ..............................................      $  2,438,100       $  3,636,581       $  1,060,150


         See accompanying notes to consolidated financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The consolidated statements include the accounts of S-K-I Ltd. and its subsidiaries, the most significant of which include Killington Ltd., Mount Snow Ltd., Bear Mountain Ltd., Waterville Valley Ski Area Ltd., Sugarloaf Mountain Corporation and Ski Insurance Company, collectively referred to as S-K-I. All subsidiaries are wholly-owned, except for Sugarloaf Mountain Corporation which is 51% owned. Sugarloaf's results since acquisition are consolidated in the accompanying financial statements.
All significant intercompany transactions have been eliminated in consolidation.

         In the consolidated statement of income, revenues from the sale of lift tickets, ski schools, repair shops, golf and tennis fees have been included under the heading of Resort services. Revenues from the sale from restaurants, bars, retail shops and personal property have been included under the heading Sale of goods. Revenues from ski, locker and real estate rentals, as well as sales of real property have been included under the heading of Rental and other income. Related costs, including property costs, are included in the respective Cost of operations categories.

         For financial reporting purposes, S-K-I provides for depreciation and amortization of property, equipment and capital leases by the straight-line method over estimated useful lives of the assets which generally range from 10 to 30 years for buildings, 3 to 20 years for machinery and equipment and 3 to 50 years for leasehold improvements, lifts, liftlines and trails. Accelerated cost recovery and accelerated depreciation methods are used for tax purposes.

         Management's intentions are to hold marketable securities, consisting of U.S. Government and Agency obligations and corporate obligations, until maturity, which does not exceed three years. These securities are carried at net amortized cost, which approximates quoted market values at July 31, 1995 and 1994.

         As part of its cash management policy, S-K-I invests cash in excess of immediate requirements in highly liquid short-term investments having original maturities of three months or less. Such investments are intended to minimize exposure to principal fluctuation.

         Profit on the sales of real estate are recognized in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 66 "Accounting for the Sales of Real Estate". Revenues recognized amounted to $8,000, $-0-, and $1,857,954, in 1995, 1994, and 1993,
respectively. Included in other assets at July 31, 1995 is a note receivable of $1,531,298, relating to a sale of real estate. The note bears interest at the prime rate plus 1.875%, payable in monthly installments through year 2007. The maturities are as follows:

1996..............................................      $   10,141
1997..............................................          11,300
1998..............................................          12,592
1999..............................................          14,033
2000..............................................          15,636
2001 and thereafter...............................       1,467,596
                                                         ---------
                                                        $1,531,298

         Inventories are valued at the lower of cost (first-in, first-out method) or market.

         Allowances for doubtful accounts of $1,402 and $38,702 have been applied as a reduction of current accounts receivable at July 31, 1994 and 1995, respectively.

         Provision is made for the estimated costs under the deductible portion of S-K-I's insurance policies, primarily general liability and workers' compensation. The balance of such reserves at July 31, 1994 and 1995 were $4,707,558 and $5,765,878, respectively. Of such amounts, $3,487,042 and $4,454,728 are included in other long-term liabilities at July 31, 1994 and 1995, respectively, with the remaining balance included in other accrued expenses. In fiscal 1993, S-K-I formed a wholly-owned Vermont captive insurance company, Ski Insurance Company, to manage a portion of its insurance costs.

         Advertising costs are expensed the first time the advertising takes place. The total amount charged to advertising expense for the year ended July 31, 1995, 1994 and 1993 was $9,249,984, $7,809,332 and $7,607,704,
respectively.

         Bear Mountain Ltd.'s costs in excess of values assigned to the underlying net assets, net of amortization, totaled $233,774 and $99,255 at July 31, 1995 and 1994, respectively, and are being amortized over 20 years. The 1995 and 1994 amortization totaled $19,481 and $7,635, respectively. The accumulated amortization at July 31, 1995 and 1994 totaled $320,279 and $300,798, respectively.

NOTE 2--BUSINESS DEVELOPMENT

         In August 1994, the company acquired 51% of the outstanding shares of Sugarloaf Mountain Corporation ("Sugarloaf"), a ski resort in Western Maine. Also, additional cash consideration is due, not to exceed $1,500,000, if certain profit objectives are achieved during the two years following acquisition. No such amounts were paid relating to fiscal 1995.

         The shareholders of Sugarloaf shall have the option to require S-K-I to purchase their shares during the month of November in the years 1997 through 2002 in return for a cash payment, the amount of which is computed by applying a formula to Sugarloaf Mountain Corporation's earnings per share over the previous three year period. S-K-I has the option to purchase the minority shares of Sugarloaf based upon the same exchange formula during the month of November in any year beginning in 1999, subject to a minimum value of $2,000,000 less 49% of any decline in the book value of Sugarloaf between the purchase date and the date of acquisition.

         The acquisition has been accounted for using the purchase method of accounting. The fair value of the assets acquired was approximately $13,597,000 and the fair value of liabilities was $9,425,000. There is no recourse to S-K-I for the Sugarloaf liabilities. The amounts in minority interest at July 31, 1995 represent the 49% ownership of Sugarloaf's outstanding capital stock held by the minority shareholders.

         In October 1994, the company acquired the ski-related assets only of the Waterville Valley Ski Area ("Waterville") for approximately $10,038,000. The acquisition was accounted for using the purchase method of accounting. The results of operations of Waterville are included in the company's consolidated financial statements since acquisition.

         The following unaudited pro forma summary presents the consolidated results of operations as if the acquisitions of Sugarloaf and Waterville occurred at the beginning of the years presented:

                                                     1994              1995
                                                     ----              ----
Revenues.....................................    $126,797,000     $114,554,000
Net income...................................       4,279,000          782,000
Net income per common and common
  equivalent share...........................    $        .74     $        .14


         The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transaction taken place at the beginning of the periods presented or of future results of operations.

NOTE 3--LONG-TERM DEBT AND SUBORDINATED DEBENTURES

LONG-TERM DEBT AT JULY 31, 1995 AND 1994 SUMMARY:

                                                                                      1994              1995
                                                                                      ----              ----
Company, excluding Sugarloaf:
    Revolving Credit Agreement                                                      $2,000,000      $17,500,000
    Teachers Insurance and Annuity Association of America, 8.12% senior
      promissory notes due in varying installments through January 14, 2003...      12,000,000       12,000,000
    Vermont Industrial Development Bonds, fluctuating interest rates,
      1995--3.89% to 4.66%; 1994--3.13% to 3.73%; due in varying installments through 1999, secured by certain machinery and equipment
      and real estate.........................................................       3,265,000        2,695,000
    Deferred obligation in connection with acquisition of Bear Mountain Ltd.,
      interest of 5%, due in 1995.............................................       1,000,000        1,000,000
    Obligation under capital lease............................................         103,789          310,346
    Other.....................................................................           7,314          180,356
                                                                                --------------   --------------
                                                                                    18,376,103       33,685,702
                                                                                --------------   --------------
Sugarloaf (non-recourse to the Company):
    Town of Carrabassett Valley, Maine, note, $3,700,000, due in varying installments through 2013, interest rates ranging from 4.5% to 8.5%,
       secured by Sugarloaf's property, plant and equipment...................              --        3,610,000
    Sugarloaf Revolving Credit Agreement, $2,000,000, annual reduction of
       $200,000 beginning March 1995, due March 1998, interest at lender's base rate plus .5% (9.25% at July 31, 1995), secured by Sugarloaf's
       property, plant and equipment..........................................              --        1,800,000
    Sugarloaf Line of Credit, $2,000,000 due May 1996, interest at lender's base rate plus 2% (10.75% at July 31, 1995), secured by Sugarloaf's
       property, plant and equipment..........................................              --        1,338,482
    Sugarloaf Subordinated Notes, due July 1997, interest at 7.25%............              --          584,934
    Obligation under capital lease............................................              --          549,989
    Other.....................................................................              --        1,079,109
                                                                                --------------   --------------
                                                                                            --        8,962,514
                                                                                --------------   --------------
Total  .......................................................................      18,376,103       42,648,216
Less: current portion.........................................................         609,246        3,858,184
                                                                                --------------   --------------
                                                                                   $17,766,857      $38,790,032
                                                                                --------------   --------------

The non-current portion of long-term debt matures as follows:

1997.................................  $   1,968,908
1998.................................      4,591,625
1999.................................      3,484,751
2000.................................      5,637,317
2001 and thereafter..................     23,107,431
                                      --------------
                                        $ 38,790,032

         S-K-I maintains an unsecured revolving credit loan which allows S-K-I to borrow funds up to the amount of the commitment. At July 31, 1995, the revolving credit loan amount available was $30,600,000 with $17,500,000 outstanding. The loan commitment is scheduled to be reduced annually by $3,400,000 on March 31 of each consecutive year through March 31, 2000 with a final reduction of $13,600,000 on March 30, 2001. Under the terms of the revolving credit agreement, S-K-I may request that the interest rate, subject to certain limitations, be at the adjusted prime rate or at an applicable margin above the Eurodollar rate. The Eurodollar applicable margin was 1 1/4 % at July 31, 1995. The applicable margin varies between 3/4 % to 1 1/4 % based on specific financial ratios on the previous July 31. The Agreement requires S-K-I to pay a commitment fee of 3/8 % of the average daily unused portion of the loan. Commitment fees assessed on unused portions of the revolving credit loan were approximately $38,000, $63,000, and $48,000 in 1995, 1994, and 1993,
respectively.

         The following table summarizes the financial data relating to the revolving credit loan agreement for 1995 and 1994:

                                                               1994              1995
                                                               ----              ----
Weighted average annual interest rate.................            4.61%            6.93%
Average amount outstanding during the year............      $2,224,038      $16,274,038
Highest balance outstanding...........................     $13,500,000      $24,750,000
Amount available at year end..........................     $14,000,000      $13,100,000

         In addition to the unsecured revolving credit loan agreement, S-K-I maintained an unsecured short-term line of credit. Such line of credit allows for borrowings of up to $12,000,000 and expires January 15, 1996. Under the terms of the agreement S-K-I may request that the interest rate, subject to certain limitations, be at the adjusted prime rate or at an applicable margin above the Eurodollar rate. The Eurodollar applicable margin was 1 1/4 % at July 31, 1995. The applicable margin varies between 3/4 % to 1 1/4 % based on specific financial ratios on the previous July 31. During 1995, S-K-I borrowed a maximum of $9,250,000 under this line of credit and did not borrow against the line of credit during 1994. At July 31, 1995 and 1994, there were no borrowings under the credit line.

         Additionally, at July 31, 1995, S-K-I had outstanding a $1,000,000 letter of credit relating to Ski Insurance, expiring December 3, 1995. The letter of credit fee on this line was $6,250 for the year ended July 31, 1995.

         Subordinated debentures of $11,400,000 at July 31, 1995 are due as follows:

YEAR                                            INTEREST          AMOUNT
- -----                                           --------          -------
1997.........................................      6%              $450,000
1999.........................................      6%               455,000
2000.........................................      6%               672,500
2001.........................................      8%               525,000
2002.........................................      8%               549,000
2003.........................................      8%             1,074,000
2004.........................................      8%             1,466,500
2010.........................................      8%             1,292,000
2012.........................................      6%             1,155,000
2013.........................................      6%             1,065,000
2015.........................................      6%             1,500,000
2016.........................................      6%             1,196,000
                                                                  ---------
                                                                $11,400,000

         The company's long-term debt and subordinated debenture agreements require that the company satisfy various covenants including financial ratios, limitations on payment of dividends and repurchase of stock. Included in other accrued expenses is $687,414 and $703,656 of accrued interest at July 31, 1995 and 1994, respectively.

CAPITAL LEASES

         The company leases certain machinery and equipment under long-term capital leases. Obligations under machinery and equipment capital leases are due as follows:

1996...................................................        $407,000
1997...................................................         308,000
1998...................................................         246,000
1999...................................................          16,000
                                                         --------------
                                                                977,000
Less: amounts representing interest....................         117,000
                                                         --------------
                                                               $860,000

         At July 31, 1995, the gross amount of machinery and equipment under capital leases and related accumulated amortization was $1,409,000 and $486,000, respectively.

NOTE 4--OPERATING LEASES AND PERMITS

         Killington Ltd. leases from the State of Vermont certain portions of land and facilities it uses known as the Killington section of the Calvin Coolidge State Forest. The leases together with extensions run to the year 2060. All installations affixed to the land become the property of the State.

         Mount Snow Ltd., Bear Mountain Ltd. and Waterville Valley operate certain portions of the skiing terrain under special use permits granted by the U.S. Forest Service.

         Amounts payable under these leases and permits are measured in terms of percentages of revenues from certain activities. Charges for these leases and permits are included in cost of operations.

         In addition to the leases described above, the company was committed under operating leases for certain machinery and equipment which expire at various dates through 2018. Total rent expense under operating leases for 1995, 1994 and 1993 was $2,775,912, $2,526,991, and $2,485,435, respectively.

         Minimum lease payments under non-cancelable operating leases are as follows:

1996...............................................     $3,433,832
1997...............................................      3,314,063
1998...............................................      3,004,033
1999...............................................      2,948,224
Beyond 2000........................................      1,889,827
                                                         ---------
Total minimum obligations..........................    $14,589,979
                                                       ===========

NOTE 5--INCOME TAXES
         In 1994 the company adopted, effective August 1, 1993, Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the liability method for recording differences in financial and taxable income.

         Income taxes consist of the following:

                                                                     1993             1994              1995
                                                                     ----             ----              ----
Current:
    Federal.................................................      $1,803,884        $2,347,943         $(1,210)
    State...................................................         534,975           667,929          (3,131)
                                                              --------------    --------------   --------------
                                                                   2,338,859         3,015,872          (4,341)
                                                              --------------    --------------   --------------
Deferred....................................................         613,451           154,084        1,001,464
                                                              --------------    --------------   --------------
Total provision for income taxes............................      $2,952,310        $3,169,956         $997,123
                                                              ==============    ==============   ==============


         Differences between S-K-I's effective income tax rate and the statutory federal income tax rate are as follows:

                                                                     1993             1994              1995
                                                                     ----             ----              ----
Statutory federal income tax rate...........................         34.0%              34.0%            34.0%
State income taxes net of federal tax benefit...............          4.8                5.6              5.7
Sugarloaf loss with no benefit..............................          ---               ---              12.0
Life insurance premiums.....................................          ---               ---               4.0
Other.......................................................          1.3                0.9              2.0
Effective rate..............................................         40.1%              40.5%            57.7%
                                                                     =====              =====            =====

         At July 31, 1995, Bear Mountain Ltd. had net operating loss carryforwards for federal income tax purposes of approximately $1,439,000, which expire in the years 2000 through 2002. At July 31, 1995, Bear Mountain Ltd. had net operating loss carryforwards for California income tax purposes of approximately $1,214,000 which expire in the years 1996 through 1999. As of July 31, 1995, Bear Mountain Ltd. had investment tax credit carryforwards of approximately $225,000 which expire in the years 1997 through 2000. The federal tax loss and tax credit carryforwards relate to the operations of Bear Mountain Ltd. prior to the acquisition by S-K-I and can only be realized against future taxable income from the operations of Bear Mountain Ltd. The tax effect of these carryforwards and credits, when realized, will be recognized as an adjustment of the purchase cost.

         At July 31, 1995, Sugarloaf had net operating loss carryforwards for federal and Maine income tax purposes of approximately $17,426,000, which expire in the years 1999 through 2010. As of July 31, 1995, Sugarloaf had investment tax credit carryforwards of approximately $209,000, which expire in the years 1997 through 2000. Approximately $16,442,000 of the federal and Maine net operating loss carryforwards and all of the investment tax credit carryforwards relate to the operation of Sugarloaf prior to the S-K-I acquisition. Such carryforwards can only be realized against future taxable income from the operations of Sugarloaf and will be limited as a result of certain ownership changes pursuant to Section 382 of the Internal Revenue Code.

         At July 31, 1995, the company had additional federal net operating loss carryforwards of approximately $527,000 and additional state net operating loss carryforwards of $1,010,000 which expire in the year 2010.

         As of July 31, 1995, the company's gross deferred tax assets and liabilities were comprised of the following:

Gross deferred tax assets:

Accrued liabilities and reserves............................. $1,495,000
Operating loss carryforwards.................................  7,638,000
Alternative minimum and investment tax credits...............    860,000
                                                              ----------
                                                              $9,993,000
                                                              ==========

Gross deferred tax liabilities:

Depreciation......................................     $10,516,000
Installment sales.................................         659,000
                                                    --------------
                                                       $11,175,000
                                                    ===============

         At July 31, 1995, a valuation allowance of $7,298,000 has been recorded which relates primarily to Sugarloaf's net operating loss and tax credit carryforwards for which a tax benefit is not likely to be received. The net change in the valuation allowance for deferred tax assets was an increase of $7,056,000, primarily attributable to Sugarloaf net operating loss carryforwards. Current and non-current deferred tax assets and liabilities within the same tax jurisdiction are offset for presentation in the consolidated balance sheet.

NOTE 6 -- EARNINGS PER SHARE

         The computation of net income per common and common equivalent share amounts are based on the weighted average of shares outstanding during the year. Shares issuable upon the exercise of stock option grants (Note 7) have not been included in the per share computation because they would not have a material effect on earnings per share.

NOTE 7--STOCK OPTIONS

         The company's 1988 Stock Option Plan for officers and key employees authorized the granting of a maximum of 168,750 shares of common stock options. On November 18, 1994, the stockholders approved an additional 100,000 shares to be optioned. The Plan permits the grant of incentive stock options (as defined in the Internal Revenue Code) and nonstatutory stock options. In the case of an incentive stock option, the per share option price cannot be less than the fair market value on the date on which the option is granted. There is no such requirement in the case of a nonstatutory stock option.

         The options become exercisable ratably over a 3-year period and expire in April 1997, October 1999, July 2000, April 2002, July 2002, March 2004, October 2004, and January 2005.

1988 PLAN                                                           SHARES           EXERCISE PRICE PER OPTION
- ---------                                                           ------           -------------------------
Outstanding at July 31, 1992................................         154,417                   $8.625 to $10.45
Exercised...................................................           1,042                             $8.625
Canceled or expired.........................................          10,625                    $8.625 to $9.50
Outstanding at July 31, 1993................................         142,750                   $8.625 to $10.45
Granted.....................................................           2,500                             $12.00
Exercised...................................................           4,950                    $8.625 to $9.50
Canceled or expired.........................................          10,000                             $8.625
Outstanding at July 31, 1994................................         130,300                   $8.625 to $12.00
Granted.....................................................          48,250                 $11.8125 to $15.25
Exercised...................................................           4,500                    $8.625 to $9.50
Canceled or expired.........................................           2,500                              $9.50
Outstanding at July 31, 1995................................         171,550                   $8.625 to $15.25
Exercisable at July 31, 1995................................         138,550                   $8.625 to $15.25

        The company's 1982 Incentive Stock Option Plan authorized the granting to key employees of similar options to purchase a maximum of 187,500 shares of common stock. The options granted in 1992 become exercisable ratably over a 3-year period and expire in April 2002 and July 2002.

1982 PLAN                                                           SHARES           EXERCISE PRICE PER OPTION
- ---------                                                           ------           -------------------------
Outstanding at July 31, 1992................................          80,625                     $1.89 to $9.50
Exercised...................................................           5,209                     $1.89 to $9.50
Canceled or expired.........................................           1,000                    $8.625 to $9.50
Outstanding at July 31, 1993................................          74,416                     $1.89 to $9.50
Exercised...................................................          45,375                              $1.89
Canceled or expired.........................................           6,166                              $9.50
Outstanding at July 31, 1994 and 1995.......................          22,875                              $9.50
Exercisable at July 31, 1995................................          22,875                              $9.50

NOTE 8--EMPLOYEE BENEFIT PLANS

         S-K-I has a trusteed noncontributory profit sharing retirement plan covering substantially all of its full-time employees. There have been no contributions made to the Plan and charged to income for 1995, 1994, and 1993.

         S-K-I has a savings plan under Section 401(k) of the Internal Revenue Code. The plan allows all full-time employees to defer up to 15% of their income up to $9,240 on a pretax basis. The company made a matching contribution of 15% on the first $1,500 deferred by each participating employee in 1995 and 1994. In addition, S-K-I made a one time fully vested contribution to each eligible participant as of February 1, 1995. The cost of this contribution was $294,300.

         Effective July 31, 1995, the profit-sharing portion of the S-K-I Ltd. retirement plan was merged into the S-K-I Ltd. 401(k) savings plan. The name of the newly merged plan is changed to the S-K-I Ltd. 401(k) Retirement Plan.

NOTE 9--BUSINESS OPERATIONS

         S-K-I operates predominantly in a single industry segment--the development and operation of ski areas. S-K-I provides ski recreation and related services to skiers, a single customer group.

NOTE 10--SUBSEQUENT EVENT

         On June 28, 1996, the company consummated a transaction with American Skiing Company ("ASC") in which ASC purchased all of the approximately
6,000,000 shares of outstanding S-K-I common stock for $18,00 per share. In connection with the Merger, ASC issued certain subordinated notes which are fully and unconditionally guaranteed by S-K-I and all of its subsidiaries with the exception of Ski Insurance Company and Killington West, Ltd. After the year ended July 31, 1995, Killington West, Ltd. was established to hold the assets of Bear Mountain which were not part of the sale on October 23, 1995. (see
Note 11).

         The following is summarized condensed consolidating financial information for S-K-I, segregating the non-guarantor subsidiary (Ski Insurance Company) from S-K-I and the guarantor subsidiaries. The guarantor subsidiaries are, with the exception of Sugarloaf Mountain Corporation, Sugartech and Mountainside, wholly-owned subsidiaries of S-K-I and the guarantees are full, unconditional, and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management believes that these financial statements would not be material to investors.

CONDENSED BALANCE SHEETS

                                                                         JULY 31, 1994
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Assets
Current Assets:
   Cash and short-term investments.........      $1,757,716           $946,586                        $2,704,302
   Accounts and notes receivable, net......       1,795,169                                            1,795,169
   Prepaid expenses........................       1,456,222                                            1,456,222
   Other current assets....................       1,916,598          1,809,342       $(253,448)        3,472,492
                                            ---------------   ----------------  ---------------  ---------------
     Total current assets..................      $6,925,705          2,755,928        (253,448)        9,428,185
                                            ---------------   ----------------  ---------------  ---------------
Property and equipment, at cost............     181,409,858                                          181,409,858
   Less-accumulated depreciation
     and amortization......................      86,638,454                                           86,638,454
                                            ---------------   ----------------  ---------------  ---------------
Net property and equipment.................      94,771,404                 --               --       94,771,404
                                            ---------------   ----------------  ---------------  ---------------
Long-term investments......................              --            464,663                           464,663
Other assets...............................       1,830,480            295,276                         2,125,756
                                            ---------------   ----------------  ---------------  ---------------
   Total assets............................    $103,527,589         $3,515,867       $(253,448)     $106,790,008
                                            ===============   ================  ===============  ===============
Liabilities and Stockholders' Equity
Accounts payable...........................      $1,741,131                                           $1,741,131
Other current liabilities..................       7,730,194                                            7,730,194
Long-term debt and subordinated
   debentures..............................      29,166,857                                           29,166,857
Other long-term liabilities................       7,938,559         $3,280,423        (253,448)       10,965,534
Stockholders' equity.......................      56,950,848            235,444                        57,186,292
                                            ---------------   ----------------  ---------------  ---------------
   Total Liabilities and
     Stockholders' Equity..................    $103,527,589         $3,515,867       $(253,448)     $106,790,008
                                            ===============   ================  ===============  ===============

                                                                         JULY 31, 1995
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Assets
Current Assets:
   Cash and short-term investments.........        $478,636         $2,312,009                        $2,790,645
   Accounts and notes receivable, net......       2,922,209                                            2,922,209
   Prepaid expenses........................       1,360,460                                            1,360,460
   Other current assets....................       3,205,783            943,804       $(193,865)        3,955,722
                                            ---------------   ----------------  ---------------  ---------------
     Total current assets..................       7,967,088          3,255,813        (193,865)       11,029,036
                                            ---------------   ----------------  ---------------  ---------------
Property and equipment, at cost............     211,704,762                                          211,704,762
   Less-accumulated depreciation
     and amortization......................      89,929,914                                           89,929,914
                                            ---------------   ----------------  ---------------  ---------------
Net property and equipment.................     121,774,848                 --               --      121,774,848
                                            ---------------   ----------------  ---------------  ---------------
Long-term investments......................         199,906          1,428,571                         1,628,477
Other assets...............................       1,755,687            533,465                         2,289,152
                                            ---------------   ----------------  ---------------  ---------------
   Total assets............................    $131,697,529         $5,217,849       $(193,865)     $136,721,513
                                            ===============   ================  ===============  ===============
Liabilities and Stockholders' Equity
Accounts payable...........................      $1,617,621                                           $1,617,621
Other current liabilities..................      12,563,436                                           12,563,436
Long-term debt and subordinated
   debentures..............................      50,190,032                                           50,190,032
Other long-term liabilities................       8,247,049         $4,858,799       $(193,865)       12,911,983
Minority Interest..........................       1,876,188                                            1,876,188
Stockholders' equity.......................      57,203,203            359,050                        57,562,253
                                            ---------------   ----------------  ---------------  ---------------
   Total Liabilities and
     Stockholders' Equity..................    $131,697,529         $5,217,849       $(193,865)     $136,721,513
                                            ===============   ================  ===============  ===============

CONDENSED STATEMENTS OF INCOME

                                                                   YEAR ENDED JULY 31, 1993
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Revenues...................................     $96,676,035         $1,282,356     $(1,250,000)      $96,708,391
                                            ---------------   ----------------  ---------------  ---------------
Cost of operations including wages,........
     maintenance and supplies..............      39,902,832          1,250,000      (1,250,000)       39,902,832
Other operating costs......................      19,402,692                                           19,402,692
Selling, general and administrative
     expenses..............................      16,819,732             51,764                        16,871,496
Interest...................................       2,228,385                                            2,228,385
Depreciation and amortization..............      10,941,869                                           10,941,869
                                            ---------------   ----------------  ---------------  ---------------
                                                 89,295,510          1,301,764      (1,250,000)       89,347,274
                                            ---------------   ----------------  ---------------  ---------------
Income taxes...............................       2,952,310             (6,598)          6,598         2,952,310
                                            ---------------   ----------------  ---------------  ---------------
Net income (loss)..........................      $4,428,215           $(12,810)        $(6,598)       $4,408,807
                                            ===============   ================  ===============  ===============


                                                                   YEAR ENDED JULY 31, 1994
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Revenues...................................     $98,815,763         $2,432,081     $(2,340,625)      $98,907,219
                                            ---------------   ----------------  ---------------  ---------------
Cost of operations including wages,........
     maintenance and supplies..............      42,559,587          1,990,885      (1,990,885)       42,559,587
Other operating costs......................      19,578,619                                           19,578,619
Selling, general and administrative
     expenses..............................      15,219,441             78,697                        15,298,138
Interest...................................       2,214,309                                            2,214,309
Depreciation and amortization..............      11,440,122                                          $11,440,122
                                            ---------------   ----------------  ---------------  ---------------
                                                 91,012,078          2,069,582      (1,990,885)       91,090,775
                                            ---------------   ----------------  ---------------  ---------------
Income taxes...............................       3,169,956            115,245        (115,245)        3,169,956
                                            ---------------   ----------------  ---------------  ---------------
Net income (loss)..........................      $4,633,729           $247,254       $(234,495)       $4,646,488
                                            ===============   ================  ===============  ===============


                                                                   YEAR ENDED JULY 31, 1995
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Revenues...................................    $113,748,085         $2,643,807     $(2,432,180)     $113,959,712
                                            ---------------   ----------------  ---------------  ---------------
Cost of operations including wages,........
     maintenance and supplies..............      51,557,343          2,268,193      (2,268,193)       51,557,343
Other operating costs......................      23,305,454                                           23,305,454
Selling, general and administrative
     expenses..............................      19,330,668            163,987                        19,494,655
Interest...................................       3,818,893                                            3,818,893
Depreciation and amortization..............      14,055,796                                           14,055,796
                                            ---------------   ----------------  ---------------  ---------------
                                                112,068,154          2,432,180      (2,268,193)      112,232,141
                                            ---------------   ----------------  ---------------  ---------------
Income taxes...............................         997,123             88,021         (88,021)          997,123
Minority interest in loss of subsidiary....         298,929                                              298,929
                                            ---------------   ----------------  ---------------  ---------------
Net income (loss)..........................        $981,737           $123,606        $(75,966)       $1,029,377
                                            ===============   ================  ===============  ===============


STATEMENTS OF CASH FLOWS


                                                                   YEAR ENDED JULY 31, 1993
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Net cash provided by operating
     activities............................     $13,460,683         $1,445,229      $(1,431,464)     $13,474,448
                                            ---------------   ----------------  ---------------  ---------------
Cash flows from investing activities
     Purchase of property and equipment....     (12,306,683)                                         (12,306,683)
     Other items...........................       1,444,879         (1,318,707)                          126,172)
                                            ---------------   ----------------  ---------------  ---------------
       Net cash used in investing
        activities..........................    (10,861,804)        (1,318,707)           --         (12,180,511)
                                            ---------------   ----------------  ---------------  ---------------

Cash flows from financing activities
     Proceeds from issuance of long-term
       debt and subordinated debentures....      12,123,500                                           12,123,500
     Reductions in long-term debt and
       subordinated debentures.............     (10,807,391)                                         (10,807,391)
     Other items...........................        (359,838)            11,500                         (348,338)
                                            ---------------   ----------------  ---------------  ---------------
       Net cash provided by
         financing activities..............         956,271             11,500            --             967,771
                                            ---------------   ----------------  ---------------  ---------------
Net increase in cash and short-term
  investments..............................       3,555,150            138,022       (1,431,464)       2,261,708
Cash and short-term investments at
  beginning of year........................       5,238,677              --               --           5,238,677
                                            ---------------   ----------------  ---------------  ---------------
Cash and short-term investments
     at end of year........................      $8,793,827           $138,022     $(1,431,464)       $7,500,385
                                            ===============   ================  ===============  ===============




                                                                   YEAR ENDED JULY 31, 1994
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Net cash provided by operating
     activities............................     $17,383,908         $1,733,524      $(1,653,636)     $17,463,796
                                            ---------------   ----------------  ---------------  ---------------
Cash flows from investing activities
     Purchase of property and equipment....     (22,682,582)                                         (22,682,582)
     Other items...........................         489,202           (914,460)                         (425,258)
                                            ---------------   ----------------                   ---------------
       Net cash used in investing
       activities..........................     (22,193,380)          (914,460)           --         (23,107,840)
                                            ---------------   ----------------  ---------------  ---------------
Cash flows from financing activities
     Net proceeds from revolving
       credit agreement....................       2,000,000                                            2,000,000
     Other items...........................      (1,141,539)           (10,500)           --          (1,152,039)
                                            ---------------   ----------------  ---------------  ---------------
       Net cash provided by
         financing activities..............         858,461            (10,500)           --             847,961
                                            ---------------   ----------------  ---------------  ---------------
Net increase in cash and short-term
  investments..............................      (3,951,011)           808,564       (1,653,636)      (4,796,083)
Cash and short-term investments at
  beginning of year........................       7,362,363            138,022                         7,500,385
                                            ---------------   ----------------  ---------------  ---------------
Cash and short-term investments
     at end of year........................      $3,411,352           $946,586     $(1,653,636)       $2,704,302
                                            ===============   ================  ===============  ===============


                                                                   YEAR ENDED JULY 31, 1995
                                            ------------------------------------------------------------------------
                                             GUARANTOR PARENT
                                                   AND            NON-GUARANTOR      ELIMINATING      CONSOLIDATED
                                               SUBSIDIARIES        SUBSIDIARY         ENTRIES           TOTAL
                                            ------------------------------------------------------------------------
Net cash provided by operating
     activities............................     $14,872,923         $1,493,348     $(1,417,863)      $14,948,408
                                            ---------------   ----------------  ---------------  ---------------
Cash flows from investing activities
     Purchase of property and equipment....     (19,479,985)                                         (19,479,985)
     Net book value of property and
     equipment sold........................       2,377,685                                            2,377,685
     Business acquired less cash on hand
     from business acquired................     (12,552,020)                                         (12,552,020)
     Other items...........................      (1,142,450)          (127,925)                       (1,270,375)
                                            ---------------   ----------------  ---------------  ---------------
       Net cash used in investing
       activities..........................     (30,796,770)          (127,925)           --         (30,924,695)
                                            ---------------   ----------------  ---------------  ---------------
Cash flows from financing activities
     Net proceeds from revolving
       credit agreement....................      15,500,000                                           15,500,000
     Reductions in long-term debt and
       subordinated debentures.............      (2,279,178)                                          (2,279,178)
     Increase in current portion of
       long-term debt and subordinated
       debentures..........................       2,902,438                                            2,902,438
     Other items...........................         (60,630)                                             (60,630)
                                            ---------------   ----------------  ---------------  ---------------
       Net cash provided by
         financing activities..............      16,062,630              --               --          16,062,630
                                            ---------------   ----------------  ---------------  ---------------
Net increase in cash and short-term
  investments..............................         138,783          1,365,423      (1,417,863)           86,343
Cash and short-term investments at
  beginning of year........................       1,757,716            946,586                         2,704,302
                                            ---------------   ----------------  ---------------  ---------------
Cash and short-term investments
     at end of year........................      $1,896,499         $2,312,009      (1,417,863)       $2,790,645
                                            ===============   ================  ===============  ===============

NOTE 11--SUBSEQUENT EVENTS

         On October 23, 1995 the Company sold a majority of the ski resort related and golf course assets of Bear Mountain to Fibreboard Corporation for approximately
$20,370,000.

                                  S-K-I LTD.
                          CONSOLIDATED BALANCE SHEET
                                APRIL 28, 1996
                                  (UNAUDITED)

ASSETS
Current assets:
    Cash and short-term investments (at cost, which approximates market value).................     $12,027,556
    Accounts receivable........................................................................       2,068,022
    Notes receivable...........................................................................         242,128
    Inventories................................................................................       3,281,908
    Prepaid expenses...........................................................................       1,134,816
                                                                                                 --------------
        TOTAL CURRENT ASSETS...................................................................      18,754,430
                                                                                                 --------------
Property and equipment, at cost:
    Buildings and grounds                                                                            36,335,433
    Machinery and equipment....................................................................      60,313,773
    Leasehold improvements.....................................................................      39,794,570
    Lifts/liftlines and trails on corporate property...........................................      32,085,284
                                                                                                 --------------
                                                                                                    168,529,060
Less--accumulated depreciation and amortization................................................      83,933,510
                                                                                                 --------------
                                                                                                     84,595,550
Construction in progress.......................................................................         772,749
Land and development costs.....................................................................       8,359,837
                                                                                                 --------------
        NET PROPERTY AND EQUIPMENT.............................................................      93,728,136
                                                                                                 --------------
Long-term investments..........................................................................       3,588,798
Other assets...................................................................................       2,382,298
                                                                                                 --------------
        TOTAL ASSETS...........................................................................    $118,453,662
                                                                                                 ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
        Current portion of long-term debt......................................................      $1,566,927
        Accounts payable.......................................................................       1,714,241
        Income tax payable (Note 3)............................................................       1,256,500
        Accrued lease payments--Vermont........................................................       1,108,254
        Accrued wages..........................................................................         717,329
        Deposits and other unearned revenue....................................................       1,044,614
        Other accrued expenses (Note 7)........................................................       6,512,619
                                                                                                 --------------
        TOTAL CURRENT LIABILITIES..............................................................      13,920,484
                                                                                                 --------------
Long-term debt.................................................................................      19,821,979
Subordinated debentures........................................................................      11,400,000
Deferred income taxes (Note 3).................................................................       7,238,102
Other long-term liabilities (Note 7)...........................................................       5,107,358
Minority interest in consolidated subsidiary...................................................       2,402,716
                                                                                                 --------------
        TOTAL LIABILITIES......................................................................      59,890,639
                                                                                                 --------------
Stockholders' equity:
    Common stock...............................................................................         579,087
    Paid-in capital............................................................................       6,661,895
    Retained earnings..........................................................................      51,322,041
                                                                                                 --------------
        TOTAL STOCKHOLDERS' EQUITY.............................................................      58,563,023
                                                                                                 --------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............................................    $118,453,662
                                                                                                 ==============


                See accompanying Notes to (Unaudited) Condensed
                      Consolidated Financial Statements.

                                  S-K-I LTD.

                       CONSOLIDATED STATEMENT OF INCOME

                                                                                     FOR THE NINE MONTHS ENDED
                                                                                    APRIL 30,        APRIL 28,
                                                                                      1995              1996
                                                                                   (UNAUDITED)      (UNAUDITED)
Revenues......................................................................    $106,681,987     $106,751,742
                                                                                --------------   --------------
Expenses:
    Cost of operations including wages, maintenance and supplies..............      45,309,840       47,885,150
    Other taxes...............................................................       7,544,162        7,540,537
    Utilities.................................................................       7,623,646        7,465,058
    Insurance.................................................................       6,220,257        5,692,399
    Selling, general and administrative expenses..............................      16,376,818       17,060,771
    Interest..................................................................       3,017,626        2,561,289
    Depreciation and amortization (Note 3)....................................      13,842,977       10,146,199
    Loss on sale of Bear Mountain (Note 2)....................................              --        4,736,646
                                                                                --------------   --------------
         Total expenses.......................................................      99,935,326      103,088,049
                                                                                --------------   --------------
Income before provision for income taxes......................................       6,746,661        3,663,693
Provision for income taxes (Note 3)...........................................       2,724,258        1,428,840
                                                                                --------------   --------------
Net income before minority interest...........................................       4,022,403        2,234,853
Minority interest in net income of consolidated subsidiary....................       (193,486)        (526,528)
                                                                                --------------   --------------
Net income....................................................................      $3,828,917       $1,708,325
                                                                                ==============   ==============
Net income per common share (Note 5)..........................................            $.66             $.30
                                                                                ==============   ==============
Retained earnings, beginning of period........................................     $50,030,708      $50,366,108
Add: net income...............................................................       3,828,917        1,708,325
Less: Dividends paid on common stock (Note 9).................................         693,997          752,392
                                                                                --------------   --------------
Retained earnings, end of period..............................................     $53,165,628      $51,322,041
                                                                                ==============   ==============

               See accompanying Notes to (Unaudited) Condensed
                      Consolidated Financial Statements.

                                  S-K-I LTD.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                     FOR THE NINE MONTHS ENDED
                                                                                ------------------------------------
                                                                                    APRIL 30,        APRIL 28,
                                                                                      1995              1996
                                                                                   (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
    Net income................................................................      $3,828,917       $1,708,325
    Non-cash items included in net income:
         Loss on disposition of net assets of Bear Mountain Ltd. (Note 2).....              --        4,736,646
    Minority interest in net income of subsidiary.............................         193,486          526,528
    Depreciation and amortization.............................................      13,539,407       10,146,199
    Deferred income taxes.....................................................              --       (1,241,854)
                                                                                --------------   --------------
CASH FLOW FROM OPERATING ACTIVITIES BEFORE CHANGES
    IN ASSETS AND LIABILITIES.................................................      17,561,810       15,875,844
                                                                                --------------   --------------
    Changes in assets and liabilities:
    Decrease (increase) in accounts receivable................................        (724,565)         579,712
    Decrease in notes receivable..............................................         127,323            2,647
    Decrease (increase) in inventories........................................        (540,996)          99,611
    Decrease in prepaid expenses..............................................         402,399          107,643
    Increase (decrease) in accounts payable...................................        (256,947)          96,620
    Increase in income taxes payable..........................................       2,517,977          984,248
    Increase (decrease) in accrued lease payments-Vermont.....................        (144,963)          68,888
    Increase in accrued wages, profit sharing and incentive compensation......         151,435          187,455
    (Decrease) in deposits and other unearned revenue.........................        (383,618)        (544,347)
    Increase in other accrued expenses........................................         296,736          954,876
    Increase in other long-term liabilities...................................         934,010          675,332
                                                                                --------------   --------------
CASH FLOW PROVIDED BY OPERATING ACTIVITIES AFTER
    CHANGES IN ASSETS AND LIABILITIES.........................................      19,940,601       19,088,529
                                                                                --------------   --------------
Cash flows from investing activities:
    Additions to property and equipment.......................................     (18,981,721)      (6,019,657)
    Net book value of property and equipment sold.............................          41,067           86,899
    Purchase of long-term investments.........................................      (1,778,704)      (1,960,321)
    Proceeds from disposition of net assets of Bear Mountain Ltd. (Note 2)....              --       20,000,247
    Businesses acquired less cash on hand from businesses acquired............     (12,552,020)               --
    Other, net................................................................        (230,632)            8,079
                                                                                --------------   --------------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES..........................     (33,502,010)       12,115,247
                                                                                --------------   --------------
Cash flows from financing activities:
    Net (reductions) proceeds in revolving credit agreement...................      12,250,000      (17,500,000)
    Reductions in long-term debt..............................................      (1,949,327)      (1,468,050)
    (Decrease) increase in current portion of long-term debt..................       2,560,405       (2,291,258)
    Proceeds from issuance of common stock....................................          16,172           44,837
    Payment of dividends......................................................        (693,997)        (752,392)
                                                                                --------------   --------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES...........................      12,183,253      (21,966,863)
                                                                                --------------   --------------
Net increase (decrease) in cash and short-term investments....................      (1,378,156)       9,236,913
Cash and short-term investments at beginning of year..........................       2,704,302        2,790,645
                                                                                --------------   --------------
CASH AND SHORT-TERM INVESTMENTS AT END OF PERIOD..............................      $1,326,146      $12,027,558
                                                                                ==============   ==============

Interest paid.................................................................      $2,229,834       $1,998,601
Income taxes paid, net of refunds.............................................        $281,350       $1,686,523



               See accompanying Notes to (Unaudited) Condensed
                      Consolidated Financial Statements.

                                  S-K-I LTD.
                  NOTES TO (UNAUDITED) CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

1. In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position as of April 28, 1996, the results of operations for the nine months ended April 28, 1996 and April 30, 1995 and cash flows for the nine months ended April 28, 1996 and April 30, 1995. All such adjustments are of a normal recurring nature with the exception of the sale of the majority of Bear Mountain assets. The unaudited condensed consolidated financial statements should be read in conjunction with the following notes and the consolidated financial statements in the 1995 Annual Report to the Securities and Exchange Commission on Form 10-K.

2.   BEAR MOUNTAIN SALE

     On October 23, 1995 the Company sold a majority of the ski resort related and golf course assets of Bear Mountain to Fibreboard Corporation for approximately $20,370,000. The transaction had the following non-cash impact on the balance sheet:

Increase in current assets...........................        $234,000
Decrease in property and equipment, net..............     (23,833,000)
Decrease in other assets, net........................        (269,000)
Increase in current liabilities......................         400,000

3.   INCOME TAXES

     The provision for taxes on income is based on a projected annual effective tax rate. The Company has reflected an effective tax rate through the third quarter of approximately 39%.

     Deferred income taxes include the cumulative reduction in current taxes payable resulting principally from the excess of depreciation reported for tax purposes over that reported for financial purposes. The reduction in the April 28, 1996 deferred income tax liability from July 31, 1995 is primarily attributable to the October 1995 sale of Bear Mountain and other book-tax differences, principally accelerated depreciation.

4.   SEASONAL BUSINESS

     Results for interim periods are not indicative of results to be expected for the year, due to the seasonal nature of the business (skiing resorts).

5.   NET INCOME PER COMMON SHARE

     Net income per common share figures are based on the average shares outstanding during year to date Fiscal 1996 of 5,788,592 (5,782,745 year to date Fiscal 1995). Shares issuable upon the exercise of stock options grants have not been included in the per share computation because they would not have a material effect on earnings per share.

6.   STOCK OPTIONS

     The 1988 Stock Option Plan authorized 168,750 shares of common stock to be optioned. On November 18, 1994 the stockholders approved an additional
100,000 shares. For the nine months ended April 28, 1996, 4,950 shares were exercised and 5,550 shares were forfeited.

    The 1982 Incentive Stock Option Plan authorized 187,500 shares of common stock to be optioned. No shares were granted, exercised or forfeited under this plan during Fiscal 1996.

                                  S-K-I LTD.
                  NOTES TO (UNAUDITED) CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


7.   GENERAL LIABILITY

     Provision is made for the estimated costs under the deductible portion of S-K-I's general liability insurance policies. The balance of such reserves at April 28, 1996 was $5,594,666. Of such amount, $4,795,428 is included in other long-term liabilities, with the remaining balance included in other accrued expenses.

8.   POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     The Company does not provide health care and life insurance benefits for retired employees who reach normal retirement age. The adoption of SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, has no effect on the Company's financial position or results of operations.

9.   DIVIDEND PAID

     During November 1995, the Board of Directors declared a $.13 per share dividend on Common Stock payable to stockholders of record on December 8, 1995. The dividend was paid on January 17, 1996.

10.  AGREEMENT AND PLAN OF MERGER

     S-K-I Ltd. announced that it has received, through its investment financial advisor Schroder Wertheim & Co., an offer by LBO Resort Enterprises of Newry, Maine, to purchase all of the approximately 6,000,000 shares of outstanding stock of S-K-I Ltd. for $18.00 per share. The S-K-I Ltd. Board of Directors has approved a definitive merger agreement with LBO Resort Enterprises. A meeting of S-K-I Ltd. shareholders will be held on June 10, 1996 to consider the offer as recommended by the S-K-I Ltd. Board of Directors. The total value of the offer for the equity approximates $107,000,000. The transaction is subject to, among other things, shareholder and regulatory approvals.

11.  NEW ACCOUNTING PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (FAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The standard identifies indicators to determine whether an impairment of long-lived assets has been incurred and provides guidance in determining the amount of the impairment. The Company will adopt SFAS No. 121 in Fiscal 1997. The Company expects that there will not be a material impact to the Company's financial position or results of operations as a result of adopting this standard.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (FAS 123), "Accounting for Stock-Based Compensation". The Company does not intend to adopt the new compensation expense provisions of FAS 123 but will adopt the disclosure provisions in Fiscal 1997.

12.  SUBSEQUENT EVENTS (UNAUDITED)

     On June 28, 1996, the Company consummated a transaction with American Skiing Company in which the Company sold all of its approximately 6,000,000 shares of outstanding common stock for $18.00 per share.

     American Skiing Company has entered into a consent decree with the U.S. Department of Justice in which American Skiing Company has agreed to divest the assets constituting the Waterville Valley ski resort. The divestiture is expected to be consummated no later than December 1, 1996. The unaudited carrying value of the Waterville Valley ski resort assets to be divested included in the accompanying S-K-I unaudited consolidated balance sheet as of April 28, 1996, is approximately $11.1 million and the unaudited net income for the nine months

                                  S-K-I LTD.
                  NOTES TO (UNAUDITED) CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


 12. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

ended April 28, 1996 of the Waterville Valley ski resort included in the accompanying S-K-I unaudited consolidated statement of income for the nine months ended April 28, 1996, is approximately $863,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholder of Sugarbush Resort Corporation

In our opinion, the accompanying consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the results of Sugarbush Resort Corporation's operations and its cash flows for the period from June 1, 1994 through May 15, 1995 and for the years ended May 31, 1994 and 1993 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Boston, MA
June 11, 1996

                         SUGARBUSH RESORT CORPORATION
                     CONSOLIDATED STATEMENT OF OPERATIONS

                                                                              YEAR ENDED
                                  PERIOD FROM JUNE 1, 1994        ---------------------------------------
                                      THROUGH MAY 15,                   MAY 31,                 MAY 31,
                                            1995                         1994                    1993
                                       -------------                -------------           --------------


REVENUES:
  Ski related....................     $        82,000             $    8,688,000        $        7,685,000
  Property management and lodging           1,779,000                  4,524,000                 4,180,000
  Utility fees and services......             265,000                    751,000                   783,000
  Other..........................             412,000                    942,000                   870,000
                                      ---------------            ---------------        ------------------
  Total revenues.................           2,538,000                 14,905,000                13,518,000
                                      ---------------            ---------------        ------------------
EXPENSES:
  Cost of operations including
     wages, maintenance and
     supplies....................           2,015,000                 10,210,000                 8,956,000
  Selling, general and
     administrative..............           2,550,000                  5,635,000                 6,121,000
  Interest.......................             128,000                    356,000                   281,000
  Depreciation...................             822,000                    764,000                   522,000
                                      ---------------         ------------------        ------------------
  Total expenses.................           5,515,000                 16,965,000                15,880,000
                                      ---------------         ------------------        ------------------
Net loss.........................      $   (2,997,000)           $    (2,060,000)        $      (2,362,000)
                                     ================          ==================        =================

          The accompanying notes are an integral part of these financial statements.

                                     SUGARBUSH RESORT CORPORATION
                            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY



                                                                  ADDITIONAL
                                                                   PAID IN         ACCUMULATED
                                SHARES            AMOUNT           CAPITAL           DEFICIT            TOTAL
                             -----------      --------------     -------------     ------------     ------------


Balance May 31, 1992......         100      $             --  $     60,000,000  $   (56,635,000) $      3,365,000
Advances from Parent......                                           3,350,000                          3,350,000
Net loss for the year
 ended May 31, 1993.......                                                           (2,362,000)       (2,362,000)
                           -----------      ----------------  ----------------  ---------------- ----------------
Balance May 31, 1993......         100                    --        63,350,000      (58,997,000)        4,353,000
Advances from Parent......                                           4,050,000                          4,050,000
Net loss for the year
 ended May 31, 1994.......                                                           (2,060,000)       (2,060,000)
                           -----------      ----------------  ----------------  ---------------- ----------------
Balance May 31, 1994......         100                    --        67,400,000      (61,057,000)        6,343,000
Advances from Parent......                                           2,025,000                          2,025,000
Net loss for the
 period May 15, 1995......                                                           (2,977,000)       (2,977,000)
                           -----------      ----------------  ----------------  ---------------- ----------------
Balance May 15, 1995......         100      $             --  $     69,425,000  $   (64,034,000) $      5,391,000
                           ===========       ===============  -===============  -=============== -===============

           The accompanying notes are an integral part of these financial statements.

                                    SUGARBUSH RESORT CORPORATION
                                CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                 PERIOD FROM
                                                                JUNE  1, 1994
                                                               THROUGH MAY 15,         MAY 31,           MAY 31,
                                                                     1995               1994              1993
                                                                ---------------    ------------        -----------



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................   $    (2,977,000)  $     (2,060,000)   $  (2,362,000)
  Adjustments to reconcile net loss to net
      cash provided by operating activities:
  Depreciation and amortization.............................           844,000            816,000          723,000
  Gain on disposal of assets, net...........................                --             (8,000)         (71,000)
  (Increase) decrease in accounts receivable................           713,000            (45,000)          26,000
  (Increase) decrease in inventory..........................           152,000            (14,000)         (23,000)
  (Increase) decrease in prepaid expenses...................           901,000           (167,000)         418,000
  Increase (decrease) in accounts payable and accrued
    expenses................................................          (961,900)           101,000         (526,000)
  Increase (decrease) in deferred income....................          (174,000)            45,000           54,000
                                                              ----------------  -----------------  ---------------
  Net cash used in operating activities.....................        (1,502,900)        (1,332,000)      (1,761,000)
                                                              ----------------  -----------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................          (893,000)        (3,265,000)      (1,555,000)
  Proceeds from disposal of assets..........................                --            101,000          139,000
  Purchase of other assets..................................                --            (18,000)             --
                                                              ----------------  ------------------  --------------
  Net cash used in investing activities.....................          (893,000)        (3,182,000)      (1,416,000)
                                                              ----------------  ------------------  --------------
CASH PROVIDED BY FINANCING ACTIVITIES:
  Increase in notes payable and long-term debt..............               --             754,000               --
  Repayment of long-term debt...............................           (17,100)          (365,000)        (245,000)
  Advances from parent......................................         2,025,000          4,050,000        3,350,000
                                                              ----------------  -----------------  ---------------
  Net cash provided by financing activities.................         2,007,900          4,439,000        3,105,000
                                                              ----------------  -----------------  ---------------
Net decrease in cash........................................          (388,000)           (75,000)         (72,000)
Cash at beginning of year...................................           388,000            463,000          535,000
                                                              ----------------  -----------------  ---------------
Cash at end of year.........................................  $          --     $         388,000  $       463,000
                                                               ===============   ================ ================
Cash paid for interest amounted to $139,100, $300,000 and $289,000 in 1995, 1994 and 1993, respectively.


                   The accompanying notes are an integral part of these financial statements.

                         SUGARBUSH RESORT CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF CONSOLIDATION
     The accompanying consolidated financial statements include the accounts of Sugarbush Resort Corporation (a Delaware corporation) and its wholly-owned subsidiaries, Snowridge, Inc., Sugar Ridge, Inc., The Sugarbush Inn Corporation, and their respective subsidiaries, all of which are Vermont corporations (collectively referred to as the "Company"). The Company was a wholly owned subsidiary of Claneil Enterprises, Inc. (the "Parent"). The Company operates predominantly in a single industry segment, which is the development and operation of the Sugarbush Ski Resort in Warren, Vermont providing ski recreation and related services to skiers, a single customer group. All significant intercompany balances and transactions have been eliminated.

     FISCAL YEAR
     The accompanying consolidated financial statements are presented based on the Company's fiscal year ended May 31, which differs from the Company's tax year-end of February 28.

     PROPERTY AND EQUIPMENT
     Property and equipment is recorded at cost and is depreciated by the straight-line method over the assets' estimated useful lives which generally range from 9 to 40 years for buildings, 3 to 12 years for machinery and equipment and 10 to 50 years for leasehold improvements, lifts, lift lines and trails. Expenditures for maintenance and repairs are expensed as incurred. Depreciation expense for 1995, 1994 and 1993 amounted to $822,000, $764,000 and $522,000, respectively.

     INTANGIBLE ASSETS
     Intangible assets relate to organizational fees and are amortized by the straight-line method over sixty months. Amortization expense related to these assets was approximately $22,000, $52,000 and $201,000 during 1995, 1994 and 1993, respectively.

     REVENUE RECOGNITION
     The Company recognizes revenue at the point of service, except for brokerage commissions which are recognized as income upon the consummation of the sale. Revenue includes sales of lift tickets, tuition from ski schools, sales from restaurants, bars and retail shops, real estate rentals and sales of real property.

     INTEREST
     Interest is expensed as incurred except when it is capitalized in conjunction with major capital additions. The amount of interest capitalized is determined by applying current interest rates to the funds required to finance the construction.

     EMPLOYEE BENEFITS
     The Company participates in a savings plan (the "Plan") administered by an affiliate. To qualify for the Plan, employees must work for one year and have attained the age of twenty-one. Company contributions to the Plan are based on employee contributions and compensation. The Company contributed $17,200, $34,000 and $31,000 for 1995, 1994 and 1993,
     respectively.

     ADVERTISING COSTS
     Advertising costs are expensed the first time the advertising takes place. The amount charged to advertising expense during 1995, 1994, and 1993 was $656,000, $1,019,000 and $520,000, respectively.

     USE OF ESTIMATES
     The preparation of financial statements requires management to make estimates and assumptions that affect the financial statements. Actual results could differ from those estimates.

                          SUGARBUSH RESORT CORPORATION
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INCOME TAXES
     The operations of the Company were included in the consolidated income tax return of its ultimate parent (Claneil Enterprises, Inc.). It is the parent's policy not to allocate income tax amounts to the Company. Accordingly, no provision or benefit for income taxes has been recorded in the accompanying consolidated financial statements.

     RECENT ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards
     (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was recently issued and its adoption is required for fiscal years beginning after December 15, 1995. SFAS No. 121 mandates specific methodologies to be used for identifying and measuring the impairment of long-lived assets. Adoption of SFAS No. 121 is not expected to materially impact the Company's consolidated financial statements.

2.   RELATED PARTY TRANSACTIONS

     The Company received cash advances in the form of contributions of capital of $2,025,000, $4,050,000 and $3,350,000 during 1995, 1994 and
     1993, respectively, from its Parent to meet its operating and capital needs. Such advances are non-interest bearing.

3.   COMMITMENTS, LEASE CONTINGENCIES AND CONTINGENT LIABILITIES

     The Company leases air compression, automotive and other equipment and certain office facilities under operating leases with terms ranging from less than one year to five years. Future minimum lease payments for lease obligations at May 15, 1995 are as follows:

         1996                                        $     163,000
         1997                                              123,000
         1998                                               74,000
         1999                                               29,000
                                                     -------------

                                                     $     389,000

     Total rent expense for all operating leases was $82,700, $263,000 and $173,000 during 1995, 1994 and 1993, respectively.

     Certain portions of the skiing terrain are operated under a ten year Special Use Permit granted by the U.S. Forest Service which expires in 1998. Annual rental payments are based on a percentage of gross revenue from certain activities. Total rent expense under this permit was $10,000, $66,000 and $48,000 during 1995, 1994 and 1993, respectively.

     The Company maintains employment agreements with three officers. The employment agreements contain change in control provisions that would entitle each of the officers to receive an amount equal to their annual salary if there is a change in control of the Company as defined in the agreement. In addition, there is a termination provision which provides for one times the annual salary if an officer is terminated without cause. During 1993, the Company paid $150,000 upon termination of employment of two such officers.

     During fiscal year 1994, litigation against the Company relating to respective parties rights on utility improvements resulted in charges to operations of $703,000, which includes legal fees, payments to customers and interest.

                          SUGARBUSH RESORT CORPORATION
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.   COMMITMENTS, LEASE CONTINGENCIES AND CONTINGENT LIABILITIES (CONTINUED)

     The Company is a co-defendant in a $3 million civil suit alleging violations of the anti-trust and trademark laws of the United States, and Vermont statutory and common law. Management believes the allegations are without merit and that the outcome of this matter will not have a material effect on its financial position, results of operations or cash flows.

     Certain claims, suits and complaints associated with the ordinary course of business are pending or may arise against the companies comprising Sugarbush Resort Corporation. In the opinion of management, all matters are adequately covered by insurance or, if not covered, are without merit or are of such kind, or involve such amounts as would not have a material effect on the financial position, results of operations or cash flows of the Company if disposed of unfavorably.

4.   SUBSEQUENT EVENT

     On May 16, 1995, the Company's Parent sold substantially all of the assets of the Company. Effective October 15, 1994 through May 15, 1995, the buyer of the Company operated the ski resort under a lease agreement with the Company's ultimate parent. The accompanying financial statements do not reflect any adjustments that might arise as a result of this transaction.

- ------------------------------------------------------------------------------
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR
MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE EXCHANGE OFFERS ARE NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES OR OLD SUBORDINATED NOTES IN ANY JURISDICTION IN WHICH THE RELEVANT EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                 ------------------------
                                                    PAGE
Summary                                               1
The Acquisition; Antitrust Matters; Use of Proceeds  21
Risk Factors                                         24
The Exchange Offers                                  32
Pro Forma Capitalization                             43
Pro Forma Financial Data                             44
Selected Historical Financial Data                   54
Management's Discussion and Analysis of Financial
 Condition and Results of Operations                 58
Industry Overview                                    66
Business                                             67
Management                                           83
Description of Senior Subordinated Notes             85
Description of Subordinated Notes                   110
Description of the Company's Capital Stock          127
Description of Other Indebtedness                   127
Certain Federal Income Tax Considerations           128
Certain Federal Income Tax Consequences of the
 Exchange Offers                                    131
Plan of Distribution                                132
Legal Matters                                       132
Experts                                             132
Indemnification                                     133
Other Matters                                       134
Exchange Agent                                      134
Index to Financial Statements                       F-1

- -------------------------------------------------------------------------------




                           AMERICAN SKIING COMPANY


                 OFFER TO EXCHANGE ITS 12% SERIES B SERIES B
                 SUBORDINATED NOTES DUE 2006 WHICH HAVE BEEN
              REGISTERED UNDER THE SECURITIES ACT (GUARANTEED BY
        SUBSTANTIALLY ALL OF ITS SUBSIDIARIES) FOR ANY AND ALL OF ITS
                   12% SERIES A SUBORDINATED NOTES DUE 2006
            (GUARANTEED BY SUBSTANTIALY ALL OF ITS SUBSIDIARIES)

               OFFER TO EXCHANGE ITS 13 % SERIES B SUBORDINATED
              DISCOUNT NOTES DUE 2007 WHICH HAVE BEEN REGISTERED
            UNDER THE SECURITIES ACT (GUARANTEED BY SUBSTANTIALLY
         ALL OF ITS SUBSIDIARIES) FOR ANY AND ALL OF ITS 13 % SERIES
              A SUBORDINATED DISCOUNT NOTES DUE 2007 (GUARANTEED
                  BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES)





                    --------------------------------

                               PROSPECTUS

                   ---------------------------------








                        --------------, 1996



- ------------------------------------------------------------------









                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

The Company is a Maine corporation. Section 719 of the Maine Business Corporation Act (13-A M.R.S.A. ss. 101, et seq.) authorizes the indemnification by a Maine corporation of any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of that person's status as a director, officer, employee or agent of the corporation; provided that no such indemnification may be provided for any person if he or she shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) in any criminal proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or on behalf of the corporation, indemnification may only be provided if the court determines that such person is fairly and reasonably entitled to the requested indemnification. Indemnification must be provided to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in defense of an action of the type described in the second sentence of this paragraph.

         The Bylaws of the Company provide that it shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, and may indemnify any employee or agent of the Company in such circumstances, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. No indemnification may be provided for any person who shall have been finally adjudicated not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or who had reasonable cause to believe that his or her conduct was unlawful. Indemnification must be provided to any director, officer, employee or agent of the Company to the extent such person has been successful, on the merits or otherwise, in defense of any action or claim described above. Any indemnification under this provision of the Bylaws, unless required under the Bylaws or ordered by a court, can be made only as authorized in each specific case upon a determination by a majority of disinterested directors or by independent legal counsel or by the shareholders that such indemnification is appropriate under the standard set forth in the preceding sentence.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(A)  EXHIBITS

EXHIBIT NO.                                          DESCRIPTION
- -----------                                          -----------
2.1(1) Agreement and Plan of Merger, dated as of February 13, 1996, by and among LBO Resort Enterprises (the predecessor of the Company), LBO Acquisition Co. and S-K-I Limited

3.1(1)(CE)        Articles of Incorporation of the Company
3.2(1)(CE)        Bylaws of the Company
3.3(1)(CE)        Articles of Incorporation of Sunday River Skiway Corporation
3.4(1)(CE)        Bylaws of Sunday River Skiway Corporation
3.5(1)(CE)        Articles of Incorporation of Sunday River Ltd.
3.6(1)(CE)        Bylaws of Sunday River Ltd.
3.7(1)(CE)        Articles of Incorporation of Perfect Turn, Inc.
3.8(1)(CE)        Bylaws of Perfect Turn, Inc.
3.9(1)(CE)        Articles of Incorporation of LBO Holding, Inc.
3.10(1)(CE)       Bylaws of LBO Holding, Inc.
3.11(1)(CE)       Articles of Incorporation of Sunday River Transportation, Inc.
3.12(1)(CE)       Bylaws of Sunday River Transportation, Inc.
3.13(1)(CE)       Articles of Incorporation of Sugarbush Resort Holdings, Inc.
3.14(1)(CE)       Bylaws of Sugarbush Resort Holdings, Inc.
3.15(1)(CE)       Articles of Incorporation of Sugarbush Leasing Company
3.16(1)(CE)       Bylaws of Sugarbush Leasing Company
3.17(1)(CE)       Articles of Incorporation of Sugarbush Restaurants, Inc.
3.18(1)(CE)       Bylaws of Sugarbush Restaurants, Inc.
3.19(1)(CE)       Articles of Incorporation of Cranmore, Inc.
3.20(1)(CE)       Bylaws of Cranmore, Inc.
3.21(1)(CE)       Certificate of Incorporation of S-K-I Ltd.
3.22(1)(CE)       Bylaws of S-K-I Ltd.
3.23(1)(CE)       Articles of Association of Killington Ltd.
3.24(1)(CE)       Bylaws of Killington Ltd.
3.25(1)(CE)       Articles of Association of Mount Snow Ltd.
3.26(1)(CE)       Bylaws of Mount Snow Ltd.
3.27(1)(CE)       Articles of Incorporation of Waterville Valley Ski Area, Ltd.
3.28(1)(CE)       Bylaws of Waterville Valley Ski Area, Ltd.
3.29(1)(CE)       Articles of Incorporation of Sugarloaf Mountain Corporation
3.30(1)(CE)       Bylaws of Sugarloaf Mountain Corporation
3.31(1)(CE)       Articles of Association of Killington Restaurants, Inc.
3.32(1)(CE)       Bylaws of Killington Restaurants, Inc.
3.33(1)(CE)       Articles of Association of Dover Restaurants, Inc.
3.34(1)(CE)       Bylaws of Dover Restaurants, Inc.
3.35(1)(CE)       Articles of Association of Resort Technologies, Inc.
3.36(1)(CE)       Bylaws of Resort Technologies, Inc.
3.37(1)(CE)       Articles of Association of Resort Software Services, Inc.
3.38(1)(CE)       Bylaws of Resort Software Services, Inc.
3.39(1)(CE)       Articles of Incorporatoin of LBO Hotel Co.
3.40(1)(CE)       Bylaws of LBO Hotel Co.
3.41(1)(CE)       Articles of Association of Mountain Wastewater Treatment, Inc.
3.42(1)(CE)       Bylaws of Mountain Wastewater Treatment, Inc.
3.43(1)(CE)       Articles of Incorporation of Mountainside
3.44(1)(CE)       Bylaws of Mountainside
3.45(1)(CE)       Articles of Incorporation Sugartech
3.46(1)(CE)       Bylaws of Sugartech

3.47(1)(CE)       Articles of Incorporation of Deerfield Operating Company
3.48(1)(CE)       Bylaws of Deerfield Operating Company
3.49(1)(CE)       Articles of Association of Pico Ski Area Management Company
3.50(1)(CE)       Bylaws of Pico Ski Area Management Company

4.1(1)(CE)        Indenture among the Company, the Guarantors and United States
                  Trust Company of New York, relating to the Old Notes and the New Notes, dated as of June 28, 1996.

4.2(1)(CE)        Indenture among the Company, the Guarantors and United
                  States Trust Company of New York, relating to the Old
                  Subordinated Notes and the New Subordinated Notes, dated as of June 28, 1996.

4.3(1)(CE)        Registration Rights Agreement dated June 28, 1996 among the
                  Company, the Guarantors and the Initial Purchasers.

4.4(1)(CE)        Purchase Agreement dated June 25, 1996 among the Company,
                  certain of the Guarantors and the Initial Purchasers.

4.5(1)(CE)        Registration Rights Agreement dated June 28, 1996 among the
                  Company, the Guarantors and Bear Stearns.

4.6(1)(CE)        Pledge and Disbursement Agreement, dated as of June 28,
                  1996, by and among the Company, the Guarantors and United
                  States Trust Company of New York, as collateral agent.

4.7(1)(CE)        Shareholders' Agreement dated June 28, 1996, among Leslie B.
                  Otten, the Company and Bear Stearns

5.1(2)(CE)        Opinion of Pierce Atwood, including consent

5.2(2)(CE)        Opinion of Reiber, Kenlan, Schwiebert, Hall & Facey,
                  including consent

5.3(2)(CE)        Opinion of Wadleigh, Starr, Peters, Dunn & Chiesa, including consent

8.1(2)(CE)        Opinion of Pierce Atwood with regard to federal income tax consequences of the Exchange Offers.

10.1(1)(P)        Credit Agreement dated as of June 28, 1996, among the
                  Company, its Subsidiaries, parties thereto and Fleet.

10.2(1)(P)        Security Agreement dated June 28, 1996, among the Company, its Subsidiaries, parties thereto and Fleet.

10.3(1)(P)        Revolving Credit Notes dated June 28, 1996, issued by the
                  Company and certain Subsidiaries to Fleet in the aggregate principal amount of $65,000,000.

10.4(1)(P)        Swing Line Note dated June 28, 1996, issued by the Company and certain Subsidiaries to Fleet in the aggregate principal amount of $5,000,000.

10.5(1)(P)        Fee and Leasehold Mortgage, Assignment of Leases and Rents
                  and Security Agreement, each dated as of June 28, 1996, by and between each of Sunday River Skiway Corporation, Sunday
                  River, Ltd., LBO Holding, Inc., Cranmore, Inc., Sugarbush
                  Resort Holdings, Inc., Mountain Water Company, Mountain
                  Wastewater Treatment, Inc., Killington, Ltd., Mount Snow
                  Ltd. and Waterville Valley Ski Area Ltd. and Fleet.

10.6(1)(P)        Collateral Assignments of Leases and Rents, each dated as of
                  June 28, 1996, by and between each of Sunday River Skiway
                  Corporation, Sunday River, Ltd., LBO Holding, Inc.,
                  Cranmore, Inc., Sugarbush Resort Holdings, Inc., Mountain
                  Water Company, Mountain Wastewater Treatment, Inc.,
                  Killington, Ltd., Mount Snow Ltd. and Waterville Valley Ski
                  Area Ltd. and Fleet.

10.7(1)(P)        Assignment in Trust, dated as of June 28, 1996, between
                  Waterville Valley Ski Area, Ltd. and Fleet

10.8(1)(P)        Assignment in Trust, dated as of June 28, 1996, between LBO
                  Holding, Inc. and Fleet.

10.9(1)(P)        Assignment of Agreements, Permits and Contracts, among the
                  Company, certain Subsidiaries and Fleet

10.10(1)(P)       Assignment of Trademarks and Service Marks (U.S.), dated
                  June 28, 1996, among the Company, certain Subsidiaries and
                  Fleet.

10.11(1)(P)       Hazardous Materials Indemnification Agreement, dated June
                  28, 1996, among the Company, certain Subsidiaries and Fleet.

10.12(1)(P)       Guaranty Agreement dated June 28, 1996, by LBO Hotel Co., in favor of Fleet.

10.13(1)(P)       Guaranty Agreement dated June 28, 1996, by Sugarloaf
                  Mountain Corporation in favor of Fleet.

10.14(1)(P)       Intercreditor Agreement dated as of June 20, 1996, among the
                  Company, certain Subsidiaries, Doppelmayr USA, Inc. and
                  Fleet.

10.15(1)(P)       Intercreditor Agreement, dated as of June 28, 1996, among
                  the Company, certain Subsidiaries, Snowridge, Inc. (for itself and as agent for Innacq Corporation) and Fleet.

10.16(1)(P)       Loan and Security Agreement, dated as of October 1, 1984,
                  among the State of Vermont, acting by and through the Vermont Industrial Development Authority, Sherburne
                  Corporation (predecessor to Killington, Ltd.), Proctor Bank and The First National Bank of Boston

10.17(1)(P)       Loan and Security Agreement, dated as of October 1, 1984,
                  among the State of Vermont, acting by and through the Vermont Industrial Development Authority, Mt. Snow, Proctor
                  Bank and The First National Bank of Boston

10.18(1)(P)       Form of Subordinated Note, dated as of June 30, 1992, from
                  Sugarloaf Mountain Corporation to certain note holders

10.19(1)(P)       Indenture, dated October 24, 1990, among Killington, Ltd.
                  and The Howard Bank, as trustee (representative of indentures with respect to similar indebtedness aggregating approximately
                  $2,995,000 in original principal amount and maturing at various times from 2015 to 2016)

10.20(1)(P)       Indenture, dated September 25, 1986, among Killington, Ltd.
                  and The Howard Bank, as trustee (representative of indentures with respect to similar indebtedness aggregating approximately
                  $10,873,500 in original principal amount and maturing at various times from 1977 to 2013)

10.21(1)(P)       Restated Concession Agreement, dated April 30, 1992, between
                  Sugarloaf Mountain Corporation and Boston Concessions Group,
                  Inc., together with Amendment thereto, Loan Agreement, and $150,000 Promissory Notes, each dated July 31, 1995

10.22(1)(P)       $500,000 Note, dated August 27, 1993, from Sugarloaf
                  Mountain Corporation and Warren Cook to Fleet Bank of Maine

10.23(1)(P)       Doppelmayr Ski Lift Supply and Installation Agreement, dated
                  July 7, 1995, by and between Doppelmayr USA, Inc., and
                  Sunday River Skiway Corporation

10.24(1)(P)       Doppelmayr Ski Lift Supply and Installation Agreement, dated
                  September 4, 1995, by and between Doppelmayr USA, Inc., and
                  Sugarbush Holdings, Inc. (Gate House Chair)

10.25(1)(P)       Doppelmayr Ski Lift Supply and Installation Agreement, dated
                  September 26, 1995, by and between Doppelmayr USA, Inc., and
                  Sugarbush Holdings, Inc.

10.26(1)(P)       Doppelmayr Ski Lift Supply and Installation Agreement, dated
                  September 4, 1995, by and between Doppelmayr USA, Inc., and
                  Sugarbush Resort Holdings, Inc. (Sugar Bravo Lift)

10.27(1)(P)       Lift Relocation Agreement, dated September 4, 1995, by and between Doppelmayr USA, Inc., and Sugarbush Resort Holdings,
                  Inc. (North Link Chair)

10.28(1)(P)       Lift Relocation Agreement, dated September 4, 1995, by and between Doppelmayr USA, Inc., and Sugarbush Resort Holdings,
                  Inc. (North Ridge Chair)

10.29(1)(P)       Doppelmayr Ski Lift Supply and Installation Agreement, dated
                  September 4, 1995, by and between Doppelmayr USA, Inc., and
                  Sugarbush Resort Holdings, Inc.
                  (Green Mountain Chair)

10.30(1)(P)       Doppelmayr Ski Lift Supply and Installation Agreement, dated
                  July 14, 1995, by and between Doppelmayr USA, Inc., and LBO
                  Holding, Inc., d/b/a Attitash/Bear Peak.

10.31(1)(P)       Doppelmayr Ski Lift Supply and Installation Agreement, dated
                  July 14, 1995, by and between Doppelmayr USA, Inc., and LBO
                  Holding, Inc., d/b/a Cranmore, Inc.

10.32(1)(P)       $2,311,838 Promissory Note from Mountain Wastewater
                  Treatment, Inc. to LHC Corporation dated May 16, 1995.

10.33(1)(P)       $6,120,000 Promissory Note, Senior Mortgage, and Junior
                  Mortgage from Sugarbush Resort Holdings, Inc. to Snowridge,
                  Inc. and Sugarbush, Inc. dated May 16, 1995

10.34(1)(P)       Form of Subordinated Debenture due 2002 from LBO Holding,
                  Inc. to former shareholders of Mt. Attitash Lift Corporation

10.35(1)(P)       Purchase and Sale Agreement, dated April 13, 1994, among Mt.
                  Attitash Lift Corporation and LBO Holding, Inc. for purchase of Attitash/Bear Peak Ski Resort

10.36(1)(P)       Stock Purchase Agreement, dated August 16, 1994, for
                  purchase of 51% interest in Sugarloaf Ski Resort, among Sugarloaf Mountain Corporation and S-K-I, Ltd.

10.37(1)(P)       Purchase and Sale Agreement, dated August 30, 1994, among
                  Waterville Company, Inc., and S-K-I, Ltd. for purchase of
                  Waterville Valley Ski Resort

10.38(1)(P)       Purchase and Sale Agreement, dated May 16, 1995, among
                  Sugarbush Resort Holdings, Inc., Sugarbush Resort
                  Corporation, Snowridge, Inc., Sugar Ridge, Inc., Sugarbush
                  Inn Corporation and Bev Ridge, Inc. for purchase of
                  Sugarbush Ski Resort

10.39(1)(P)       Purchase and Sale Agreement among Cranmore Country Corp. and
                  Sunday River Skiway Corporation for purchase of Cranmore Ski
                  Resort

10.40(1)(P)       Lease, dated October 15, 1980, among H. Donald Penley,
                  Joseph Penley, Albert Penley and Sunday River Skiway
                  Corporation

10.41(1)(P)       Lease, dated July 19, 1984, between John Blake and LBO
                  Holding, Inc.

10.42(1)(P)       Lease, dated July 1, 1993, between Snowridge, Inc. and
                  Mountain Water Company

10.43(1)(P)       Lease, dated March 1, 1988, between Snowridge, Inc. and
                  Mountain Wastewater Treatment, Inc.

10.44(1)(P)       Lease, dated November 10, 1960, between the State of Vermont and Sherburne Corporation (predecessor to Killington, Ltd.)

10.45(1)(P)       Lease, dated February 20, 1990, between Pico Pond Associates and Killington, Ltd.

10.46(1)(P)       Lease, dated June 21, 1994, between the Town of Wilmington and Mt. Snow, Ltd.

10.47(1)(P)       Lease, dated April 24, 1995, between Sargent, Inc. and Mt.
                  Snow, Ltd.

10.48(1)(P)       United States Forest Service Special Use Permit No. 4040/01
                  issued November 29, 1989, to Mt. Snow, Ltd.

10.49(1)(P)       United States Forest Service Special Use Permit No. 4059/01
                  issued July 19, 1994, to LBO Holding, Inc.

10.50(1)(P)       United States Forest Service Special Use Permit No. 4002/01
                  issued October 31, 1994, to Waterville Valley Ski Area, Ltd.

10.51(1)(P)       United States Forest Service Special Use Permit No. 4041
                  issued May 15, 1995, to Sugarbush Resort Holdings, Inc.

10.52(1)(P)       Lease, dated September 10, 1984, between the Inhabitants of the Town of Carrabassett Valley and Mountain Greenery

10.53(1)(P)       Turnkey Sales Agreement, dated June 5, 1992, between POMA of
                  America and Killington, Ltd.

10.54(1)(P)       Agreement, between S-K-I, Ltd., and Henry B. Lunde

10.55(1)(P)       Agreement, dated July 26, 1995, between Bombardier
                  Corporation, Killington, Ltd., Mt. Snow, Ltd., Waterville
                  Valley Ski Area, Ltd., Bear Mountain, Ltd., and Sugarloaf
                  Mountain Corporation

10.56(1)(P)       Agreement, dated June 3, 1996, between the Company and
                  Eastern Resorts Company, LLC

10.57(1)(P)       Warren Cook Employment Agreement

10.58(1)(P)       Partnership Agreement, dated March 1993 relating to
                  Sugarloaf Land Partners I

10.59(1)(P)       Partnership Agreement, dated March 1993 relating to
                  Sugarloaf Land Partners II

12.1(1)(CE)       Statement re Computation of Ratio of Earnings to Fixed Charges

16.1(1)(CE)       Letter from Berry, Dunn, McNeil & Parker re change in
                  certifying accountants

21.1(1)(CE)       Subsidiaries of the Company

23.1(1)(CE)       Consent of Price Waterhouse LLP
23.2(1)(CE)       Consent of Berry, Dunn, McNeil & Parker
23.3(2)(CE)       Consents of Pierce Atwood (included in Exhibits 5.1 and 8.1)
23.4(2)(CE)       Consent of Reiber, Kenlan, Schwiebert, Hall & Facey
                  (included in Exhibit 5.2)
23.5(2)(CE)       Consent of Wadleigh, Starr, Peters, Dunn & Chiesa
                  (included in Exhibit 5.3)

24.1(1)(CE)       Powers of Attorney (see pages II-9 through II-34 of this
                  Registration Statement)

25.1(CE) Statement of Eligibility of United States Trust Company of New York, as trustee under the Indenture filed as Exhibit 4.1, on Form T-1 (filed under separate cover).

25.2(CE) Statement of Eligibility of United States Trust Company of New York, as trustee under the Indenture filed as Exhibit 4.2, on Form T-1 (filed under separate cover).

99.1(2)           Form of Notes Letter of Transmittal to be used in connection with the Notes Exchange Offer.
99.2(2)           Form of Subordinated Notes Letter of Transmittal to be used in connection with the Subordinated Notes Exchange Offer.
99.3(2)           Notice of Guaranteed Delivery regarding Old Notes
99.4(2)           Notice of Guaranteed Delivery regarding Old Subordinated Notes

- ---------------------------------------
(1)               Filed herewith
(2)               To be filed by amendment

Item 22.  Undertakings

         The undersigned registrants hereby undertake with respect to the securities offered by them:

         1. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted as to directors, officers and controlling persons of any Registrant pursuant to the provisions described in Item 20 or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         2. The Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         3. The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.


                                   AMERICAN SKIING COMPANY, a Maine corporation

                                   By:/s/ Leslie B. Otten
                                      ---------------------------------
                                          Leslie B. Otten
                                          Chief Executive Officer and
                                          President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                  SUNDAY RIVER SKIWAY CORPORATION,
                                  a Maine corporation

                                  By:/s/ Leslie B. Otten
                                     ---------------------------------
                                         Leslie B. Otten
                                         Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                         SUNDAY RIVER LTD., a Maine corporation

                                         By:/s/ Leslie B. Otten
                                          ---------------------------------
                                                Leslie B. Otten
                                                Chief Executive Officer and
                                                President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                        PERFECT TURN INC., a Maine corporation

                                        By:/s/ Leslie B. Otten
                                           ---------------------------------
                                               Leslie B. Otten
                                               Chief Executive Officer and
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                       LBO HOLDING, INC., a Maine corporation

                                       By:/s/ Leslie B. Otten
                                          ---------------------------------
                                               Leslie B. Otten
                                               Chief Executive Officer and
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                 SUNDAY RIVER TRANSPORTATION, INC.,
                                 a Maine corporation

                                 By:/s/ Leslie B. Otten
                                    ---------------------------------
                                        Leslie B. Otten
                                        Chief Executive Officer and
                                        President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                       SUGARBUSH RESORT HOLDINGS, INC.,
                                       a Vermont corporation

                                       By:/s/ Leslie B. Otten
                                          ---------------------------------
                                              Leslie B. Otten
                                              Chief Executive Officer and
                                              President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

/s/ Roger Amidon            Director                           August 7, 1996
- --------------------------                                            -
Roger Amidon

/s/ Allen Wilson            Director                           August 7, 1996
- --------------------------                                            -
Allen Wilson

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                       SUGARBUSH LEASING COMANY,
                                       a Vermont corporation

                                   By:/s/ Leslie B. Otten
                                      ---------------------------------
                                          Leslie B. Otten
                                          Chief Executive Officer and
                                          President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                           SUGARBUSH RESTAURANTS, INC.,
                                           a Vermont corporation

                                           By:/s/ Leslie B. Otten
                                              ---------------------------------
                                                  Leslie B. Otten
                                                  Chief Executive Officer and
                                                  President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                            CRANMORE, INC., a Maine corporation

                                            By:/s/ Leslie B. Otten
                                               ---------------------------------
                                                   Leslie B. Otten
                                                   Chief Executive Officer and
                                                   President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                        S-K-I LIMITED, a Delaware corporation

                                        By:/s/ Leslie B. Otten
                                           ---------------------------------
                                               Leslie B. Otten
                                               Chief Executive Officer and
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                        KILLINGTON LTD., a Vermont corporation

                                        By:/s/ Leslie B. Otten
                                           ---------------------------------
                                               Leslie B. Otten
                                               Chief Executive Officer and
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                         MOUNT SNOW LTD., a Vermont corporation

                                         By:/s/ Leslie B. Otten
                                            ---------------------------------
                                                Leslie B. Otten
                                                Chief Executive Officer and
                                                President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                      WATERVILLE VALLEY SKI AREA, LTD.,
                                      a New Hampshire corporation

                                      By:/s/ Leslie B. Otten
                                         ---------------------------------
                                             Leslie B. Otten
                                             Chief Executive Officer and
                                             President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                      SUGARLOAF MOUNTAIN CORPORATION,
                                      a Maine corporation

                                      By:/s/ Leslie B. Otten
                                         ---------------------------------
                                             Leslie B. Otten
                                             Chief Executive Officer and
                                             President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

/s/ Burton Mills            Director                           August 7, 1996
- --------------------------
Burton Mills

/s/ Christopher Brink       Director                           August 7, 1996
- --------------------------
Christopher Brink

- --------------------------  Director                           August _, 1996
Warren C. Cook

- --------------------------  Director                           August ____, 1996
William Haggett
- --------------------------  Director                           August ____, 1996
Joseph O'Donnell

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                         KILLINGTON RESTAURANTS, INC.,
                                         a Vermont corporation

                                         By:/s/ Leslie B. Otten
                                            ---------------------------------
                                                Leslie B. Otten
                                                Chief Executive Officer and
                                                President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

/s/ Roger Amidon            Director                           August 7, 1996
- --------------------------
Roger Amidon

/s/ Allen Wilson            Director                           August 7, 1996
- --------------------------
Allen Wilson

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                      DOVER RESTAURANTS, INC.,
                                      a Vermont corporation

                                      By:/s/ Leslie B. Otten
                                         ---------------------------------
                                             Leslie B. Otten
                                             Chief Executive Officer and
                                             President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

/s/ Roger Amidon            Director                           August 7, 1996
- --------------------------
Roger Amidon

/s/ Allen Wilson            Director                           August 7, 1996
- --------------------------
Allen Wilson

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                       RESORT TECHNOLOGIES, INC.,
                                       a Vermont corporation

                                       By:/s/ Leslie B. Otten
                                          ---------------------------------
                                              Leslie B. Otten
                                              Chief Executive Officer and
                                              President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                  PICO SKI AREA MANAGEMENT COMPANY,
                                  a Vermont corporation

                                  By:/s/ Leslie B. Otten
                                     ---------------------------------
                                         Leslie B. Otten
                                         Chief Executive Officer and
                                         President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                   MOUNTAIN WASTEWATER TREATMENT, INC.,
                                   a Vermont corporation

                                   By:/s/ Leslie B. Otten
                                      ---------------------------------
                                          Leslie B. Otten
                                          Chief Executive Officer and
                                          President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                        DEERFIELD OPERATING COMPANY,
                                        a Vermont corporation

                                        By:/s/ Leslie B. Otten
                                           ---------------------------------
                                               Leslie B. Otten
                                               Chief Executive Officer and
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                      RESORT SOFTWARE SERVICES, INC.,
                                      a Vermont corporation

                                      By:/s/ Leslie B. Otten
                                         ---------------------------------
                                             Leslie B. Otten
                                             Chief Executive Officer and
                                             President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B. Otten         Director, Chief Executive Officer  August 7, 1996
- --------------------------  and President
Leslie B. Otten

/s/ Thomas M. Richardson    Chief Financial Officer and        August 7, 1996
- --------------------------  Treasurer (Principal Financial
Thomas M. Richardson        and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                       LBO HOTEL CO., a Maine corporation

                                       By:/s/ Leslie B. Otten
                                          ---------------------------------
                                              Leslie B. Otten
                                              Chief Executive Officer and
                                              President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B.Otten          Director, Chief Executive Officer,   August 7, 1996
- --------------------------  President, Chief Financial
Leslie B. Otten             Officer and Treasurer (Principal
                            Financial and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                      MOUNTAINSIDE, a Maine corporation

                                      By:/s/ Leslie B. Otten
                                         ---------------------------------
                                             Leslie B. Otten
                                             Chief Executive Officer and
                                             President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----

/s/ Leslie B.Otten          Director, Chief Executive Officer,   August 7, 1996
- --------------------------  President, Chief Financial
Leslie B. Otten             Officer and Treasurer (Principal
                            Financial and Accounting Officer)

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Leslie B. Otten and Thomas M. Richardson, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 7th day of August, 1996.

                                         SUGARTECH, a Maine corporation

                                         By:/s/ Leslie B. Otten
                                            ---------------------------------
                                                Leslie B. Otten
                                                Chief Executive Officer and
                                                President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ Leslie B.Otten          Director, Chief Executive Officer,   August 7, 1996
- --------------------------  President, Chief Financial
Leslie B. Otten             Officer and Treasurer (Principal
                            Financial and Accounting Officer)

                                            Registration No. 33-______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549





                           -------------------------





                                   EXHIBITS

                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933



                           -------------------------





                            AMERICAN SKIING COMPANY

                                 EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION
- -----------                                 -----------


2.1(1)           Agreement and Plan of Merger, dated as of February 13, 1996, by and among LBO Resort Enterprises (the predecessor of the
                 Company), LBO Acquisition Co. and S-K-I Limited
3.1(1)(CE)       Articles of Incorporation of the Company
3.2(1)(CE)       Bylaws of the Company

3.3(1)(CE)       Articles of Incorporation of Sunday River Skiway Corporation
3.4(1)(CE)       Bylaws of Sunday River Skiway Corporation
3.5(1)(CE)       Articles of Incorporation of Sunday River Ltd.
3.6(1)(CE)       Bylaws of Sunday River Ltd.
3.7(1)(CE)       Articles of Incorporation of Perfect Turn, Inc.
3.8(1)(CE)       Bylaws of Perfect Turn, Inc.
3.9(1)(CE)       Articles of Incorporation of LBO Holding, Inc.
3.10(1)(CE)      Bylaws of LBO Holding, Inc.

3.11(1)(CE)      Articles of Incorporation of Sunday River Transportation, Inc.
3.12(1)(CE)      Bylaws of Sunday River Transportation, Inc.
3.13(1)(CE)      Articles of Incorporation of Sugarbush Resort Holdings, Inc.
3.14(1)(CE)      Bylaws of Sugarbush Resort Holdings, Inc.
3.15(1)(CE)      Articles of Incorporation of Sugarbush Leasing Company
3.16(1)(CE)      Bylaws of Sugarbush Leasing Company
3.17(1)(CE)      Articles of Incorporation of Sugarbush Restaurants, Inc.
3.18(1)(CE)      Bylaws of Sugarbush Restaurants, Inc.
3.19(1)(CE)      Articles of Incorporation of Cranmore, Inc.
3.20(1)(CE)      Bylaws of Cranmore, Inc.
3.21(1)(CE)      Certificate of Incorporation of S-K-I Ltd.
3.22(1)(CE)      Bylaws of S-K-I Ltd.
3.23(1)(CE)      Articles of Association of Killington Ltd.
3.24(1)(CE)      Bylaws of Killington Ltd.
3.25(1)(CE)      Articles of Association of Mount Snow Ltd.
3.26(1)(CE)      Bylaws of Mount Snow Ltd.
3.27(1)(CE)      Articles of Incorporation of Waterville Valley Ski Area, Ltd.
3.28(1)(CE)      Bylaws of Waterville Valley Ski Area, Ltd.
3.29(1)(CE)      Articles of Incorporation of Sugarloaf Mountain Corporation
3.30(1)(CE)      Bylaws of Sugarloaf Mountain Corporation
3.31(1)(CE)      Articles of Association of Killington Restaurants, Inc.
3.32(1)(CE)      Bylaws of Killington Restaurants, Inc.
3.33(1)(CE)      Articles of Association of Dover Restaurants, Inc.
3.34(1)(CE)      Bylaws of Dover Restaurants, Inc.
3.35(1)(CE)      Articles of Association of Resort Technologies, Inc.
3.36(1)(CE)      Bylaws of Resort Technologies, Inc.
3.37(1)(CE)      Articles of Association of Resort Software Services, Inc.
3.38(1)(CE)      Bylaws of Resort Software Services, Inc.
3.39(1)(CE)      Articles of Incorporatoin of LBO Hotel Co.
3.40(1)(CE)      Bylaws of LBO Hotel Co.
3.41(1)(CE)      Articles of Association of Mountain Wastewater Treatment, Inc.
3.42(1)(CE)      Bylaws of Mountain Wastewater Treatment, Inc.
3.43(1)(CE)      Articles of Incorporation of Mountainside
3.44(1)(CE)      Bylaws of Mountainside
3.45(1)(CE)      Articles of Incorporation Sugartech
3.46(1)(CE)      Bylaws of Sugartech
3.47(1)(CE)      Articles of Incorporation Deerfield Operating Company
3.48(1)(CE)      Bylaws of Deerfield Operating Company
3.49(1)(CE)      Articles of Association Pico Ski Area Management Company
3.50(1)(CE)      Bylaws of Pico Ski Area Management Company

4.1(1)(CE)       Indenture among the Company, the Guarantors and United States
                 Trust Company of New York, relating to the Old Notes and the New Notes, dated as of June 28, 1996.

4.2(1)(CE)       Indenture among the Company, the Guarantors and United States
                 Trust Company of New York, relating to the Old Subordinated
                 Notes and the New Subordinated Notes, dated as of June 28,
                 1996.

4.3(1)(CE)       Registration Rights Agreement dated June 28, 1996 among the
                 Company, the Guarantors and the Initial Purchasers.

4.4(1)(CE)       Purchase Agreement dated June 25, 1996 among the Company,
                 certain of the Guarantors and the Initial Purchasers.

4.5(1)(CE)       Registration Rights Agreement dated June 28, 1996 among the
                 Company, the Guarantors and Bear Stearns.

4.6(1)(CE)       Pledge and Disbursement Agreement, dated as of June 28, 1996, by and among the Company, the Guarantors and United States
                 Trust Company of New York, as collateral agent.

4.7(1)(CE)       Shareholders' Agreement dated June 28, 1996, among Leslie B.
                 Otten, the Company and Bear Stearns

5.1(2)(CE)       Opinion of Pierce Atwood, including consent

5.2(2)(CE)       Opinion of Reiber, Kenlan, Schwiebert, Hall & Facey,
                 including consent

5.3(2)(CE)       Opinion of Wadleigh, Starr, Peters, Dunn & Chiesa, including consent

8.1(2)(CE)       Opinion of Pierce Atwood with regard to federal income tax consequences of the Exchange Offers.

10.1(1)(P)       Credit Agreement dated as of June 28, 1996, among the
                 Company, its Subsidiaries, parties thereto and Fleet.

10.2(1)(P)       Security Agreement dated June 28, 1996, among the Company, its Subsidiaries, parties thereto and Fleet.

10.3(1)(P)       Revolving Credit Notes dated June 28, 1996, issued by the
                 Company and certain Subsidiaries to Fleet in the aggregate principal amount of $65,000,000.

10.4(1)(P)       Swing Line Note dated June 28, 1996, issued by the Company and certain Subsidiaries to Fleet in the aggregate principal amount of $5,000,000.

10.5(1)(P)       Fee and Leasehold Mortgage, Assignment of Leases and Rents
                 and Security Agreement, each dated as of June 28, 1996, by and between each of Sunday River Skiway Corporation, Sunday
                 River, Ltd., LBO Holding, Inc., Cranmore, Inc., Sugarbush
                 Resort Holdings, Inc., Mountain Water Company, Mountain
                 Wastewater Treatment, Inc., Killington, Ltd., Mount Snow Ltd.
                 and Waterville Valley Ski Area Ltd. and Fleet.

10.6(1)(P)       Collateral Assignments of Leases and Rents, each dated as of
                 June 28, 1996, by and between each of Sunday River Skiway
                 Corporation, Sunday River, Ltd., LBO Holding, Inc., Cranmore,
                 Inc., Sugarbush Resort Holdings, Inc., Mountain Water
                 Company, Mountain Wastewater

                 Treatment, Inc., Killington, Ltd., Mount Snow Ltd. and Waterville Valley Ski Area Ltd. and Fleet.

10.7(1)(P)       Assignment in Trust, dated as of June 28, 1996, between
                 Waterville Valley Ski Area, Ltd. and Fleet

10.8(1)(P)       Assignment in Trust, dated as of June 28, 1996, between LBO
                 Holding, Inc. and Fleet.

10.9(1)(P)       Assignment of Agreements, Permits and Contracts, among the
                 Company, certain Subsidiaries and Fleet

10.10(1)(P)      Assignment of Trademarks and Service Marks (U.S.), dated June
                 28, 1996, among the Company, certain Subsidiaries and Fleet.

10.11(1)(P)      Hazardous Materials Indemnification Agreement, dated June 28,
                 1996, among the Company, certain Subsidiaries and Fleet.

10.12(1)(P)      Guaranty Agreement dated June 28, 1996, by LBO Hotel Co., in favor of Fleet.

10.13(1)(P)      Guaranty Agreement dated June 28, 1996, by Sugarloaf Mountain
                 Corporation in favor of Fleet.

10.14(1)(P)      Intercreditor Agreement dated as of June 20, 1996, among the
                 Company, certain Subsidiaries, Doppelmayr USA, Inc. and
                 Fleet.

10.15(1)(P)      Intercreditor Agreement, dated as of June 28, 1996, among the
                 Company, certain Subsidiaries, Snowridge, Inc. (for itself and as agent for Innacq Corporation) and Fleet.

10.16(1)(P)      Loan and Security Agreement, dated as of October 1, 1984,
                 among the State of Vermont, acting by and through the Vermont
                 Industrial Development Authority, Sherburne Corporation
                 (predecessor to Killington, Ltd.), Proctor Bank and The First
                 National Bank of Boston

10.17(1)(P)      Loan and Security Agreement, dated as of October 1, 1984,
                 among the State of Vermont, acting by and through the Vermont
                 Industrial Development Authority, Mt. Snow, Proctor Bank and
                 The First National Bank of Boston

10.18(1)(P)      Form of Subordinated Note, dated as of June 30, 1992, from
                 Sugarloaf Mountain Corporation to certain note holders

10.19(1)(P)      Indenture, dated October 24, 1990, among Killington, Ltd. and
                 The Howard Bank, as trustee (representative of indentures with respect to similar indebtedness aggregating approximately
                 $2,995,000 in original principal amount and maturing at various times from 2015 to 2016)

10.20(1)(P)      Indenture, dated September 25, 1986, among Killington, Ltd.
                 and The Howard Bank, as trustee (representative of indentures with respect to similar indebtedness aggregating approximately
                 $10,873,500 in original principal amount and maturing at various times from 1977 to 2013)

10.21(1)(P)      Restated Concession Agreement, dated April 30, 1992, between
                 Sugarloaf Mountain Corporation and Boston Concessions Group,
                 Inc., together with Amendment thereto, Loan Agreement, and $150,000 Promissory Notes, each dated July 31, 1995

10.22(1)(P)      $500,000 Note, dated August 27, 1993, from Sugarloaf Mountain
                 Corporation and Warren Cook to Fleet Bank of Maine

10.23(1)(P)      Doppelmayr Ski Lift Supply and Installation Agreement, dated
                 July 7, 1995, by and between Doppelmayr USA, Inc., and Sunday
                 River Skiway Corporation

10.24(1)(P)      Doppelmayr Ski Lift Supply and Installation Agreement, dated
                 September 4, 1995, by and between Doppelmayr USA, Inc., and
                 Sugarbush Holdings, Inc. (Gate House Chair)

10.25(1)(P)      Doppelmayr Ski Lift Supply and Installation Agreement, dated
                 September 26, 1995, by and between Doppelmayr USA, Inc., and
                 Sugarbush Holdings, Inc.

10.26(1)(P)      Doppelmayr Ski Lift Supply and Installation Agreement, dated
                 September 4, 1995, by and between Doppelmayr USA, Inc., and
                 Sugarbush Resort Holdings, Inc. (Sugar Bravo Lift)

10.27(1)(P)      Lift Relocation Agreement, dated September 4, 1995, by and between Doppelmayr USA, Inc., and Sugarbush Resort Holdings,
                 Inc. (North Link Chair)

10.28(1)(P)      Lift Relocation Agreement, dated September 4, 1995, by and between Doppelmayr USA, Inc., and Sugarbush Resort Holdings,
                 Inc. (North Ridge Chair)

10.29(1)(P)      Doppelmayr Ski Lift Supply and Installation Agreement, dated
                 September 4, 1995, by and between Doppelmayr USA, Inc., and
                 Sugarbush Resort Holdings, Inc. (Green Mountain Chair)

10.30(1)(P)      Doppelmayr Ski Lift Supply and Installation Agreement, dated
                 July 14, 1995, by and between Doppelmayr USA, Inc., and LBO
                 Holding, Inc., d/b/a Attitash/Bear Peak.

10.31(1)(P)      Doppelmayr Ski Lift Supply and Installation Agreement, dated
                 July 14, 1995, by and between Doppelmayr USA, Inc., and LBO
                 Holding, Inc., d/b/a Cranmore, Inc.

10.32(1)(P)      $2,311,838 Promissory Note from Mountain Wastewater
                 Treatment, Inc. to LHC Corporation dated May 16, 1995.

10.33(1)(P)      $6,120,000 Promissory Note, Senior Mortgage, and Junior
                 Mortgage from Sugarbush Resort Holdings, Inc. to Snowridge,
                 Inc. and Sugarbush, Inc. dated May 16, 1995

10.34(1)(P)      Form of Subordinated Debenture due 2002 from LBO Holding,
                 Inc. to former shareholders of Mt. Attitash Lift Corporation

10.35(1)(P)      Purchase and Sale Agreement, dated April 13, 1994, among Mt.
                 Attitash Lift Corporation and LBO Holding, Inc. for purchase of Attitash/Bear Peak Ski Resort

10.36(1)(P)      Stock Purchase Agreement, dated August 16, 1994, for purchase of 51% interest in Sugarloaf Ski Resort, among Sugarloaf
                 Mountain Corporation and S-K-I, Ltd.

10.37(1)(P)      Purchase and Sale Agreement, dated August 30, 1994, among
                 Waterville Company, Inc., and S-K-I, Ltd. for purchase of
                 Waterville Valley Ski Resort

10.38(1)(P)      Purchase and Sale Agreement, dated May 16, 1995, among
                 Sugarbush Resort Holdings, Inc., Sugarbush Resort
                 Corporation, Snowridge, Inc., Sugar Ridge, Inc., Sugarbush
                 Inn Corporation and Bev Ridge, Inc. for purchase of Sugarbush
                 Ski Resort

10.39(1)(P)      Purchase and Sale Agreement among Cranmore Country Corp. and
                 Sunday River Skiway Corporation for purchase of Cranmore Ski
                 Resort

10.40(1)(P)      Lease, dated October 15, 1980, among H. Donald Penley, Joseph
                 Penley, Albert Penley and Sunday River Skiway Corporation

10.41(1)(P)      Lease, dated July 19, 1984, between John Blake and LBO
                 Holding, Inc.

10.42(1)(P)      Lease, dated July 1, 1993, between Snowridge, Inc. and
                 Mountain Water Company

10.43(1)(P)      Lease, dated March 1, 1988, between Snowridge, Inc. and
                 Mountain Wastewater Treatment, Inc.

10.44(1)(P)      Lease, dated November 10, 1960, between the State of Vermont and Sherburne Corporation (predecessor to Killington, Ltd.)

10.45(1)(P)      Lease, dated February 20, 1990, between Pico Pond Associates and Killington, Ltd.

10.46(1)(P)      Lease, dated June 21, 1994, between the Town of Wilmington and Mt. Snow, Ltd.

10.47(1)(P)      Lease, dated April 24, 1995, between Sargent, Inc. and Mt.
                 Snow, Ltd.

10.48(1)(P)      United States Forest Service Special Use Permit No. 4040/01
                 issued November 29, 1989, to Mt. Snow, Ltd.

10.49(1)(P)      United States Forest Service Special Use Permit No. 4059/01
                 issued July 19, 1994, to LBO Holding, Inc.

10.50(1)(P)      United States Forest Service Special Use Permit No. 4002/01
                 issued October 31, 1994, to Waterville Valley Ski Area, Ltd.

10.51(1)(P)      United States Forest Service Special Use Permit No. 4041
                 issued May 15, 1995, to Sugarbush Resort Holdings, Inc.

10.52(1)(P)      Lease, dated September 10, 1984, between the Inhabitants of the Town of Carrabassett Valley and Mountain Greenery

10.53(1)(P)      Turnkey Sales Agreement, dated June 5, 1992, between POMA of
                 America and Killington, Ltd.

10.54(1)(P)      Agreement, between S-K-I, Ltd., and Henry B. Lunde

10.55(1)(P)      Agreement, dated July 26, 1995, between Bombardier
                 Corporation, Killington, Ltd., Mt. Snow, Ltd., Waterville
                 Valley Ski Area, Ltd., Bear Mountain, Ltd., and Sugarloaf
                 Mountain Corporation

10.56(1)(P)      Agreement, dated June 3, 1996, between the Company and
                 Eastern Resorts Company, LLC

10.57(1)(P)      Warren Cook Employment Agreement

10.58(1)(P)      Partnership Agreement, dated March 1993 relating to Sugarloaf
                 Land Partners I

10.59(1)(P)      Partnership Agreement, dated March 1993 relating to Sugarloaf
                 Land Partners II

12.1(P)          Statement re Computation of Ratio of Earnings to Fixed
                 Charges

16.1(1)(CE)      Letter from Berry, Dunn, McNeil & Parker re change in
                 certifying accountants

21.1(1)(CE)      Subsidiaries of the Company

23.1(1)(CE)      Consent of Price Waterhouse LLP
23.2(1)(CE)      Consent of Berry, Dunn, McNeil & Parker
23.3(2)(CE)      Consents of Pierce Atwood (included in Exhibits 5.1 and 8.1)

23.4(2)(CE)      Consent of Reiber, Kenlan, Schwiebert, Hall & Facey (included in Exhibit 5.2)

23.5(2)(CE)      Consent of Wadleigh, Starr, Peters, Dunn & Chiesa (included in Exhibit 5.3)

24.1(1)(CE)      Powers of Attorney (see pages II-__ through II-__ of this
                 Registration Statement)

25.1(CE) Statement of Eligibility of United States Trust Company of New York, as trustee under the Indenture filed as Exhibit 4.1, on Form T-1 (filed under separate cover).

25.2(CE) Statement of Eligibility of United States Trust Company of New York, as trustee under the Indenture filed as Exhibit 4.2, on Form T-1 (filed under separate cover).

99.1(2)          Form of Notes Letter of Transmittal to be used in connection with the Notes Exchange Offer.
99.2(2)          Form of Subordinated Notes Letter of Transmittal to be used in connection with the Subordinated Notes Exchange Offer.
99.3(2)          Notice of Guaranteed Delivery regarding Old Notes
99.4(2)          Notice of Guaranteed Delivery regarding Old Subordinated
                 Notes

- ---------------------------------------
(1)              Filed herewith
(2)              To be filed by amendment